As filed with the Securities and Exchange Commission on August 5, 2005

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSET BACKED SECURITIES CORPORATION

(Exact name of Registrant as specified in its charter)

on behalf of itself and trusts with respect to which

it is the settlor, sponsor or depositor

Delaware	13-3354848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

______________________________________

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

____

_____________

Greg Richter

Vice President

Asset Backed Securities Corporation

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

__________________

Copy to:

Michael P. Braun

McKee Nelson LLP

5 Times Square, 35th Floor

New York, New York 10036

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Asset Backed Notes and Asset Backed Certificates	$1,000,000	100%	$1,000,000	$117.70
(1) The securities are also being registered for the purpose of market making.
(2) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

INTRODUCTORY NOTE

This Registration Statement contains three base Prospectuses (each, a “Prospectus”) relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

The first Prospectus (the “Automobile Prospectus”) contemplates the securitization of assets which may include one or more pools of (1) motor vehicle installment loans secured by certain new and used automobile, recreational vehicle, including motor homes, campers, motorcycles, all terrain vehicles, and snow mobiles, van, truck, bus and trailers and (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

The second Prospectus (the “Mortgage Prospectus”) contemplates the securitization of assets which may include one or more pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties, (B) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and (C) manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

The third Prospectus (the “Floorplan Prospectus”) contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of wholesale consumer receivables and asset-backed securities consisting of notes secured by receivables arising in certain designated portfolios of wholesale consumer receivables.

This Registration Statement also contains three forms of prospectus supplement with respect to the Automobile Prospectus, two forms of prospectus supplement with respect to the Mortgage Prospectus and one form of prospectus supplement with respect to the Floorplan.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated __________

PROSPECTUS SUPPLEMENT (to prospectus dated __________)

$__________ (Approximate)

__________ Auto Grantor Trust ____-____

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

__________

Servicer

Consider carefully the risk factors beginning on page S-___	Certificates Offered $____, ____% Class A certificates
in this prospectus supplement	$____,____% Class B certificates
and on page ___ of the
prospectus.	Assets
For a list of capitalized	Retail automobile receivables
terms used in this prospectus
supplement and the prospectus	Credit Enhancement
see the index of defined terms	Class A certificates
beginning on page S-___ of this	subordination of Class B certificates
prospectus supplement and on	reserve account
page ___ of the prospectus.
The certificates will represent	Class B certificates
interests in the trust fund only	reserve account
and will not represent interests
in or obligations of any other	Expected Ratings
entity. This prospectus supplement	AAA from S&P and Aaa from Moody's for the Class A certificates may be used to offer and sell
the certificates only if	AA from S&P and A3 from Moody's for the
accompanied by the prospectus	Class B certificates

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Depositor(1)(2)
Per Class A Certificates	%	%	%
Per Class B Certificates	%	%	%
Total	$	$	$

_____________

(1) Plus accrued interest from __________.

(2) Before deducting expenses, estimated to be $__________.

CREDIT SUISSE FIRST BOSTON

The date of this prospectus supplement is __________

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

___________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

___________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Caption

Page

Risk Factors

S-7

Formation of the Trust

S-11

The Trust Property

S-11

The Receivables Pool

S-13

The Servicer

S-18

Use of Proceeds

S-25

Description of the Certificates

S-25

State and Local Tax Consequences

S-42

ERISA Considerations

S-42

Ratings

S-45

Legal Matters

S-45

Prospectus

Caption

Page

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and The Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the Securities

Description of the Transfer and Servicing Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the Receivables

Material Federal Income Tax Consequences

State and Local Tax Considerations

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents by Reference

Index of Terms

Global Clearance, Settlement and Tax Documentation Procedures

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer	____ Auto Grantor Trust ____-____.
Depositor	Asset Backed Securities Corporation
Servicer	__________
Seller	__________
Trustee	__________
Collateral Agent	__________
Closing Date	On or about __________.
Cutoff Date	The opening of business on __________
Distribution Dates	The ____th day of each month or the next business day if the ____th day is not a business day, beginning in __________.
Record Dates	The business day immediately prior to a distribution date or, if definitive certificates are issued, the last day of the month prior to a distribution date.
Minimum Denominations	$25,000 except for one Class B certificate.
Form	Book-entry.
Interest Accrual Method	30/360.
Final Scheduled Distribution Date	.

The Receivables

The receivables are amounts owed by individuals under fixed rate simple interest or actuarial retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks, substantially all of which were purchased from motor vehicle dealers.

The receivables had the following characteristics as of __________. As of the closing date, no more than ___% of the receivables will have characteristics that differ from those described in this prospectus supplement as of __________.

Number of receivables
Principal amount	$
Annual percentage rates	% to %
Weighted average annual percentage rate	%
Original term	months to months
Weighted average original term	months
Remaining term	months to months
Weighted average remaining term	months
New by principal	%
Used by principal	%
Simple interest by principal	%
Actuarial by principal	%
States
___ by principal	%
___ by principal	%
___ by principal	%

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period.  The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period begins on __________ and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

Principal Distributions

The Class A certificates and Class B certificates will be entitled to a pro rata share of the principal collections.  However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

Reserve Account

There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $_____. On each distribution date the trustee will deposit amounts remaining after distribution of the servicing fee and amounts to be paid to the certificateholders in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables.  You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

Federal Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation.  Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees.  However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences -- Grantor Trusts" in the prospectus.

ERISA Considerations

The Class A certificates and Class B Certificates may be purchased by ERISA and other retirement plans subject to the conditions of an administrative exemption. See "ERISA Considerations" in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

You May Have Difficulty Selling Your Certificates

The certificates will not be listed on any securities exchange.  As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates.  Each underwriter intends to make a secondary market for the certificates purchased by it.  The underwriters will do so by offering to buy the certificates from investors that wish to sell.  However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future where there will be very few buyers of asset backed securities.  As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain Features Of The Receivables Pool May Result In Losses Or Cash Flow Shortfalls	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:
[The Concentration of Receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cutoff date, with respect to approximately ____%, ____% and ____% of the principal amount of the receivables, obligors took initial title to the motor vehicles relating to the receivables in __________, __________ and __________, respectively. Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.  We are not aware of any adverse economic conditions that are peculiar to __________, __________ or __________ as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle financing and the rights of lenders are more burdensome than those in other states.]

Newly originated loans may be more likely to default which may cause losses.

Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. A substantial majority of the automobile loans will have been originated within 12 months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of  time.

Class B certificates will absorb cash shortfalls before the Class A certificates

The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date.  The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates.  Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

Your yield to maturity may be reduced by prepayments, delinquencies and defaults	The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:
The rate of return of principal is uncertain.

The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer's optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for certificates

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed.  Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

Class B certificateholders may have to pay taxes on amounts not actually received

For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty.  Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences – Grantor Trusts" in the prospectus.

The certificates are not suitable investments for all investors

The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation of the Trust

Pursuant to a pooling and servicing agreement (as amended and supplemented, the "Agreement"), to be dated as of __________ (the "Cutoff Date"), among Asset Backed Securities Corporation, as depositor (the "Depositor"), __________, as seller (in this capacity, the "Seller") and as servicer (in this capacity, the "Servicer"), __________, as trustee (the "Trustee"), and __________, as collateral agent (the "Collateral Agent"), the Depositor will establish __________ Auto Grantor Trust __________ (the "Trust").  Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest and actuarial motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper (the "Receivables") secured by new and used automobiles, including passenger cars, minivans, sport utility vehicles, and light trucks (the "Financed Vehicles") and the other Trust Property, as described below under "The Trust Property" to the Trust in exchange for the $_____, ____% Class A certificates (the "Class A Certificates") and the $_____, ____% Class B certificates (the "Class B Certificates," and, together with the Class A Certificates, the "Certificates").  The Depositor will sell the Certificates to __________ and Credit Suisse First Boston LLC, (the "Underwriters") in exchange for cash. All references in this prospectus supplement to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the "Certificateholders").

The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated.  See "Risk Factors" and "Certain Legal Aspects of the Receivables" in the Prospectus.  See "Risk Factors—The trust's security interest in the financed vehicles will not be noted on the certificates of title which may cause losses" and "Certain Legal Aspects of the Receivables" in the Prospectus.

The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on these Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included in this prospectus supplement.

The Trust Property

Each Certificate represents a fractional undivided interest in the Trust.  The "Trust Property" will include the Receivables, which, except as provided below, were originated by motor vehicle dealers (the "Dealers") and purchased by the Seller pursuant to agreements with Dealers ("Dealer Agreements").   Approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the "Initial Pool Balance") were directly originated by the Seller in connection with referrals from an insurance company.  On the date of the issuance of the Certificates (the "Closing Date"), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Trust Property also includes:

•

all monies received under the Receivables on and after the Cutoff Date and, with respect to Actuarial Receivables, monies received under the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date;

•

amounts as from time to time may be held in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

•

security interests in the Financed Vehicles;

•

the rights of the Seller to receive proceeds from claims under particular insurance policies;

•

the rights of the Trustee on behalf of the Certificateholders under the Agreement;

•

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

•

all right, title and interest of the Seller, other than with respect to any Dealer commission, with respect to the Receivables under the related Dealer Agreements;

•

rights with respect to any repossessed Financed Vehicles; and

•

all proceeds (within the meaning of the Uniform Commercial Code) of the foregoing.

The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:

1.

each Receivable was originated in the United States of America;

2.

each Receivable was originated by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that approximately ____% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

3.

each Receivable is either a Simple Interest Receivable or an Actuarial Receivable;

4.

each Receivable has an original term to maturity of not more than ____ months and a remaining term to maturity of ____ months or less as of the Cutoff Date;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment;

6.

each Receivable is not more than ____ days contractually past due as of the Cutoff Date and is not more than ____ months paid ahead; and

7.

each Receivable has an APR of no less than ____%.

As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than __________ (the "Final Scheduled Maturity Date").  The Receivables were selected from the motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("Motor Vehicle Loans") in the portfolio of the Seller that met the above criteria.  The Depositor and the Seller believe that these selection procedures are not materially adverse to Certificateholders.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cutoff Date

	New Financed Vehicles	Used Financed Vehicles	Total

Aggregate Principal Balance	$_____	$_____	$_____
Number of Receivables	_____	_____	_____
Average Principal Balance	$_____	$_____	$_____
Average Original Balance	$_____	$_____	$_____
Weighted Average APR	_____%	_____%	_____%
APR (Range)	____%- ____%	____%- ____%	____%- ____%
Weighted Average Original Term	____ months	____ months	____ months
Original Term (Range)	____ to ___ months	____ to ___ months	___ to __ months
Weighted Average Remaining Term	____ months	____ months	____ months
Remaining Term (Range)	____ to ___ months	____ to ___ months	___ to __ months

Distribution by Remaining Term of the Receivables as of the Cutoff Date

Remaining Term (range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool balance
1 - 12 months	_____	$ _____	_____%
13 - 24 months	_____	_____	_____
25 - 36 months	_____	_____	_____
37 - 48 months	_____	_____	_____
49 - 60 months	_____	_____	_____
61 - 72 months	_____	_____
Total	_____		$100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cutoff Date

Annual Percentage Rate (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool balance
7.75% - 7.99%	_____	$ _____	_____%
8.00% - 8.99%	_____	_____	_____
9.00% - 9.99%	_____	_____	_____
10.00% - 10.99%	_____	_____	_____
11.00% - 11.99%	_____	_____	_____
12.00% - 12.99%	_____	_____	_____
13.00% - 13.99%	_____	_____	_____
14.00% - 14.99%	_____	_____	_____
15.00% - 15.99%	_____	_____	_____
16.00%	_____	______
Total	_____	$_____	100.00%

Geographic Distribution of the Receivables as of the Cutoff Date

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool balance
Pennsylvania	_____	$_____	_____%
Delaware	_____	_____	_____
New Jersey	_____	_____	_____
Maryland	_____	_____	_____
New York	_____	_____	_____
West Virginia	_____	_____	_____
Others(2)		______
Total	_____	$100.00%

_______________

(1)

Based on the state where the Obligors took initial title to the motor vehicles, which may differ from the state of origination of the Receivable and/or the billing addresses of the Obligors.

(2)

Includes _____ other states and the District of Columbia, none of which have a concentration of Receivables in excess of _____% of the Initial Pool Balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cutoff Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool balance
Below $1,000	_____	_____	_____%
$1,000 to below $5,000	_____	_____	_____
$5,000 to below $10,000	_____	_____	_____
$10,000 to below $15,000	_____	_____	_____
$15,000 to below $20,000	_____	_____	_____
$20,000 to below $25,000	_____	_____	_____
$25,000 to below $30,000	_____	_____	_____
$30,000 to below $35,000	_____	_____	_____
$35,000 to below $40,000	_____	_____	_____
$40,000 to below $45,000	____	_____	____
$45,000 to below $50,000	____	_____	____
$50,000 to below $55,000		_____
Total	_____	$100.00%

As of the Cutoff Date, approximately _____% of the aggregate principal balance of the Simple Interest Receivables, constituting _____% of the number of Simple Interest Receivables, were between _____ payment and _____ payments paid-ahead.  See "Maturity and Prepayment Assumptions -- Paid-Ahead Receivables" in the Prospectus.

As of the Cutoff Date, approximately ____% of the aggregate principal balance of the Receivables are Simple Interest Receivables.  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments.  Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate ("APR") and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.  As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

As of the Cutoff Date, approximately ____% of the aggregate principal balance of the Receivables are Actuarial Receivables.  "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on a Receivable, consists of an amount of interest equal to 1/12 of the APR of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" (which may be netted from the prepayment) will be made to the borrower of the portion of the total amount of payments then due and payable under this contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally may be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.  The "Collection Period" with respect to a Distribution Date will be the calendar month preceding the calendar month in which that Distribution Date occurs.  See "Maturity and Prepayment Assumptions" in the Prospectus.

The Servicer

The Servicer is __________.  [Insert description of the Servicer, if different from the Seller.]

Delinquency Experience
(Dollars in Thousands)

At December 31,
	____________		____________		____________		____________		____________
	NUMBER OF LOANS	DOLLARS	NUMBER OF LOANS	DOLLARS	NUMBER OF LOANS	DOLLARS	NUMBER OF LOANS	DOLLARS	NUMBER OF LOANS	DOLLARS
Principal Amount Outstanding (1)	_____	$_____	_____	$_____	_____	$_____	_____	$_____	_____	$_____
Delinquencies (2)
30-59 Days	_____	_____	_____	_____	_____	_____	_____	_____	_____	_____
60-89 Days	_____	_____	_____	_____	_____	_____	_____	_____	_____	_____
90-119 Days	_____	_____	_____	_____	_____	_____	_____	_____	_____	_____
over 120 days	_____	_____	_____	_____	_____	_____	_____	_____	_____	_____
Total Delinquencies		$		$		$		$		$

____________

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

(3)

As a percent of Principal Amount Outstanding in dollars

(4)

Percentages representing Total Delinquencies may not equal the sum of the components thereof due to rounding.

Historical Loss Experience
(Dollars in Thousands)

For Year Ended December 31,
	_____	_____	_____	_____	_____
Period End Principal Amount Outstanding (1)	$_____	$_____	$_____	$_____	$_____
Average Principal Amount Outstanding (2)	$_____	$_____	$_____	$_____	$_____
Number of Loans Outstanding (as of period end)	_____	_____	_____	_____	_____
Average Number of Loans Outstanding (2)	_____	_____	_____	_____	_____
Gross Losses (3)	$ _____	$ _____	$ _____	$ _____	$ _____
Recoveries (4)	_____	_____	_____	_____	_____
Net Losses (Gains) (5)	_____	_____	_____	_____	_____
Gross Losses as a Percentage of Principal Amount Outstanding	_____%	_____%	_____%	_____%	_____%
Gross Losses as a Percentage of Average Principal Amount Outstanding	_____%	_____%	_____%	_____%	_____%
Net Losses (Gains) as a Percentage of Principal Amount Outstanding	_____%	_____%	_____%	_____%	_____%
Net Losses (Gains) as a Percentage of Average Principal Amount Outstanding	_____%	_____%	_____%	_____%	_____%

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)

Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related vehicle, other than sales reflected in footnote (4), adjusted for all costs of repossession and sale.

(4)

Recoveries generally include amounts received on contracts following the time at which the contract is charged off.

(5)

Net Losses (Gains) is equal to Gross Losses less Recoveries. Net Losses (Gains) may not equal the difference of the components thereof due to rounding.

Weighted Average Life of the Certificates

Prepayments on automotive receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

All the Receivables are prepayable at any time.  For this purpose the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement.  The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable.  In addition, under some circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of uncured breaches of representations and warranties in the case of the Seller and uncured breaches of covenants in the case of the Servicer.  In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Initial Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest.  Accordingly, under some circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth in this prospectus supplement under "Summary of Terms -- Final Scheduled Distribution Date." Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

The table captioned "Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables.  The ABS Table assumes that:

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

(3)

distributions on the Certificates are made on each Distribution Date, and each Distribution Date is assumed to be the fifteenth day of each applicable month,

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.

The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into six hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the six pools, which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term To Maturity (in Months)	Weighted Average Remaining Term To Maturity (in Months)
1	$ ______	______%	______	______
2	______	______	______	______
3	______	______	______	______1
4	______	______	______	______
5	______	______	______	______
6	______	______	______	______

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.

Certificates
Assumed ABS Percentage
Distribution Dates	_____	_____	_____	_____

Closing Date
_____
_____
_____
_____
_____
_____
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_____
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_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____

Weighted Average Life (years) (1)
Weighted Average Life to Optional Clean-Up Call (years) (1)
Optional Clean-Up Call Date	_____	_____	_____	_____

(1)

The weighted average life of a Certificate is determined by (a) multiplying the amount of each principal payment of the Certificate by the number of years from the date of the issuance of the Certificate to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the Certificate.

*

Less than 0.5% but greater than 0.0%.

The ABS table has been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the receivables, and should be read in conjunction with these assumptions.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit $_____ into the Reserve Account and second, to purchase the Receivables and the other Trust Property from the Seller.

Description of the Certificates

The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is made by this prospectus supplement.

Overview of the Certificates

The Class A Certificates will be issued in an initial aggregate principal amount of $_____ (the "Initial Class A Principal Balance") and the Class B Certificates will be issued in an initial aggregate principal amount of $_____ (the "Initial Class B Principal Balance").  The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement.  The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately _____% of the Trust (the "Class A Percentage") and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately _____% of the Trust (the "Class B Percentage").

The Certificates will constitute Fixed Rate Securities, as this term is defined under "Certain Information Regarding the Securities—Fixed Rate Securities" in the Prospectus.  Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a "Pass-Through Rate").  Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including _____, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period").  Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Distributions of principal and interest will be made on the _____th day of each month, or if the 15th day is not a business day on the next succeeding Business Day (each, a "Distribution Date"), commencing _____.  Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each date, a "Record Date").  A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, _____ or _____ are authorized by law, regulation, executive order or governmental decree to be closed.

The Certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe.  See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities" in the Prospectus and Annex I to the Prospectus.

The Pooling and Servicing Agreement

Sale and Assignment of the Receivables

Information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Primary Assets."

Accounts

The Servicer will establish one or more segregated accounts (the "Collection Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited.  The Servicer will also establish a segregated account (the "Class A Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the "Class B Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made.  The Servicer will establish a segregated account (the "Reserve Account"), in the name of _____, as collateral agent, on behalf of the Certificateholders.  The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until the time the payment becomes due.  Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Certificateholders.  The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account and the Reserve Account are sometimes referred to as the "Trust Accounts."  The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

Servicing Compensation

The Servicer will be entitled to receive a fee (the "Base Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period.  The "Base Servicing Fee" will also include any late fees, other administrative fees or similar charges allowed by applicable law with respect to the Receivables.  The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the "Servicing Fee"), will be paid on each Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders.  If _____ or an affiliate of _____ is no longer the Servicer, a non-affiliated Servicer will also be entitled to receive an additional fee (the "Non-Affiliated Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum and the Pool Balance as of the first day of the Collection Period.  The Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid in the order of priority described herein.  See "Description of the Transfer and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions on Certificates

Deposits to the Collection Account.  On or before the earlier of the tenth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding that Distribution Date (the "Determination Date"), the Servicer will provide the Trustee with information with respect to the preceding Collection Period, including the aggregate amounts of the following:

•

Collections on the Receivables

•

Advances to be remitted by the Servicer

•

Liquidated Receivables, if any

•

Purchase Amounts of the Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the Distribution Date

On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for the Distribution Date to be deposited into the Collection Account.

"Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

"Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the related Collection Period;

•

all proceeds, other than any proceeds from any Dealer commission ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the Obligor on the Liquidated Receivables, to the extent attributable to interest due on the Liquidated Receivables, which became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures;

•

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest on that Receivable;

•

all monies collected, from whatever source, other than any proceeds from any Dealer commission, in respect to Liquidated Receivables during any Collection Period following the Collection Period in which the Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

•

all Advances with respect to interest for the related Distribution Date.

In calculating the Interest Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

"Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

•

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during the related Collection Period, including with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case in respect of the related Collection Period;

•

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to the Liquidated Receivables;

•

all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

•

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if these costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Principal Collections, all payments and proceeds, including Liquidation Proceeds, of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

Withdrawals from the Payahead Account.  On or before the Business Day preceding each Distribution Date, the Servicer will or will cause the Trustee to (x) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (y) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  Monthly Withdrawals from the Collection Account.  Except as set forth under

"—Collections on Actuarial Receivables" below, on each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, after payment to the Servicer from the Collection Account of amounts in reimbursement of Advances previously made by the Servicer (as described below under "—Advances"), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

(1)

to the Servicer, the Servicing Fee and if the Servicer is an entity other than _____, or _____ or one of their affiliates, the Non-Affiliated Servicing Fee;

(2)

to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

(3)

to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

On each Distribution Date, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:

(4)

to the Class A Distribution Account, the Class A Principal Distribution;

(5)

to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

(6)

to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); these amounts to be distributed as described below under "Credit Enhancement—Reserve Account."

To the extent necessary to satisfy the distributions described in clauses (1) through (5) above, the Servicer shall calculate the amounts set forth below and shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

(1)

an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

(2)

an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

(3)

an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

(4)

an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the Servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

Related Definitions

For purposes of this prospectus supplement, the following terms have the following meanings:

"Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:

(1)

the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

(2)

if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.

A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of the court order.

"Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding Distribution Date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Pass-Through Rate.

"Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for the Distribution Date and the Class A Interest Carryover Shortfall for the Distribution Date.

"Class A Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

"Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for the Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

"Class A Pass-Through Rate" means, with respect to the Class A Certificates, _____% per annum.

"Class A Principal Balance" equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

"Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding Distribution Date.

"Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for that Distribution Date and the Class A Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class A Distribution Account on the applicable Distribution Date and allocable to principal, to reduce the Class A Principal Balance to zero.

"Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on the preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding Distribution Date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Pass-Through Rate.

"Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for that Distribution Date and the Class B Interest Carryover Shortfall for that Distribution Date.

"Class B Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date, after giving effect to any payments made on that Distribution Date, or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

"Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for that Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

"Class B Pass-Through Rate" means, with respect to the Class B Certificates, _____% per annum.

"Class B Principal Balance" equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

"Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding Distribution Date.

"Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for that Distribution Date and the Class B Principal Carryover Shortfall for that Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that Distribution Date.  In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of:

(a)

any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date; or

(b)

the portion of the amount required to be deposited under clause (a) above that is necessary, after giving effect to the other amounts to be deposited in the Class B Distribution Account on the Distribution Date and allocable to principal, to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

"Liquidated Receivables" means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.  A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.

The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

"Realized Losses" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

Advances

With respect to any Distribution Date, the Servicer may, in its sole discretion, make a payment (an "Advance") with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its APR, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received.  The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the Servicer on the related Distribution Date to reimburse the Servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable.  Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the Obligor under that Receivable.  Collections on an Actuarial Receivable made during a Collection Period shall be applied first to repay any unreimbursed Advances on that Actuarial Receivable.

In addition, on the Business Day before each Distribution Date the Trustee shall withdraw from the Reserve Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds.

The Servicer will deposit all Advances with respect to any Distribution Date into the Collection Account on the Business Day before each Distribution Date.

Collections on Actuarial Receivables

To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on the Actuarial Receivable, the collections shall then first be applied to the scheduled payment on that Receivable.  If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, the remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until a later Collection Period where the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.  The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance of that Actuarial Receivable under the actuarial method over the term of the Actuarial Receivable and to provide interest at the APR of that Actuarial Receivable.  Notwithstanding the foregoing, so long as the Servicer is not required to remit collections to the Collection Account within two Business Days of receipt, the Servicer will not be required to deposit Payaheads to the Payahead Account but shall be required to deposit Payaheads to the Collection Account as described above.

Credit Enhancement

Subordination of the Class B Certificates.  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below.  This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders.  No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively.  Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

Reserve Account.  In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "-- Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account.  Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates.  The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

On the Closing Date, the Depositor will deposit $_____ (_____% of the Initial Pool Balance) (the "Reserve Account Initial Deposit") into the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "—Distributions on Certificates."  To the extent that amounts on deposit in the Reserve Account after distributions on a Distribution Date exceed the Specified Reserve Account Balance, such excess will be released first, to the Servicer (if the Servicer is _____), in an amount equal to the Non-Affiliated Servicing Fee, together with any portion of the Non-Affiliated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor.  Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

"Specified Reserve Account Balance" with respect to any Distribution Date will equal _____% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:

(1)

_____(_____% of the Initial Pool Balance), and

(2)

the Pool Balance;

provided, that if the Average Net Loss Ratio exceeds _____% or the Average Delinquency Percentage exceeds _____% on a Distribution Date, beginning with the _____ Distribution Date, the Specified Reserve Account Balance for the Distribution Date shall be calculated using a percentage of _____%.

"Aggregate Net Losses" means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.

"Average Delinquency Percentage" means, for any Distribution Date, the average of the Delinquency Percentages for the Distribution Date and the preceding two Distribution Dates.

"Average Net Loss Ratio" means, for any Distribution Date, the average of the Net Loss Ratios for the Distribution Date and the preceding two Distribution Dates.

"Delinquency Percentage" means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the Distribution Date, determined in accordance with the Servicer's normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.

"Liquidation Proceeds" means with respect to any Receivable,

(1)

insurance proceeds,

(2)

the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

(3)

proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

"Net Loss Ratio" means, for any Distribution Date, an amount expressed as a percentage, equal to the product of (A) twelve and (B) (1) the Aggregate Net Losses for the Distribution Date, divided by (2) the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.

The Specified Reserve Account Balance may be reduced to a lesser amount; provided, that the reduction may not adversely affect any rating of the Certificates by a Rating Agency.

In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments.  Any loss on an investment will be charged to the Reserve Account.  Any investment earnings, net of losses, will be paid to the Depositor.

The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables.  If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

Termination

The Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Pass-Through Rates.  The exercise of this right will effect an early retirement of the Certificates.  See "Description of the Transfer and Servicing Agreements—Termination" in the Prospectus.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates, other than the execution and authentication of the Certificates, the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before the monies are deposited into the Collection Account.  The Trustee will not independently verify the Receivables.  If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement.  Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement.  The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of the failure as specified in the Agreement.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the Trustee's rights or powers or an investigation.  No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless the holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any proceedings.

The Trustee

_____, a national banking association, will act as Trustee under the Agreement.  The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee.  In addition, for the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly, or in some instances, the Trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee.  The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings.  In these circumstances, the Servicer will be obligated to appoint a successor trustee.  However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Agreement will provide that the Servicer will pay the Trustee's fees.  The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence.  Indemnification will be unavailable to the Trustee to the extent that any loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

The Trustee's Corporate Trust Office is located at _____.  The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

In the Agreement, _____ will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the Trustee and to act as successor servicer if _____ is removed as servicer.  In performing these functions, _____ will be entitled to all of the rights, powers and indemnities afforded to the Trustee under the Agreement.

Federal Income Tax Consequences

Upon the issuance of the Certificates, McKee Nelson LLP, special tax counsel to the Trust ("Federal Tax Counsel"), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.  Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust.  Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust.  See "Material Federal Income Tax Consequences" in the Prospectus for a discussion of those limits.

For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the "Spread").  The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code").  The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable.  In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a "stripped coupon" purchased by the Class B Certificateholders.  Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.  Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

Class A Certificateholders

Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code.  Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.  See "Material Federal Income Tax Consequences  -- Grantor Trusts--Stripped Certificates" for a discussion regarding the calculation of OID, if any, on stripped bonds.

If the amount of OID is de minimis under the OID provisions of the Code, the Class A Certificates would not be treated as having OID.  Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as "stripped coupons" as described above that are treated as owned by other parties).  Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate.  As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships.  Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace.  A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting.  Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders.  The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

If OID relating to a Class A Certificate is not de minimis, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers.  Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

Class B Certificateholders

In General.  Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders.  However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue.  In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

Each Class B Certificateholder will be treated as owning (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread).  Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation.  In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

Effect Of Subordination

If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had:

(1)

received as distributions their full share of such receipts,

(2)

paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

(3)

retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

However, Federal Tax Counsel cannot opine to such treatment.

Under this treatment,

(x)

Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders,

(y)

a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and

(z)

reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income.

Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

All Certificateholders should see "Material Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

State and Local Tax Consequences

The discussion under "Federal Income Tax Consequences" above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i)whether the investment is for the exclusive benefit of plan participants and their beneficiaries;(ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest" and "Disqualified Persons").  Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term "plan assets."  Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply.  The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

The DOL has issued an individual exemption, Prohibited Transaction Exemption ("PTE") 89-90 to Credit Suisse First Boston and its affiliates, as most recently amended and restated by PTE 2002-41 (the "Exemption").  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption.  The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables.  The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

All Certificateholders should refer to "ERISA Considerations" in the Prospectus for a detailed discussion of the general and specific conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For purposes of the Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to _____ and Credit Suisse First Boston LLC (together, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A Certificates	Principal Amount of Class B Certificates
_____	$_____	$_____
Credit Suisse First Boston LLC	$_____	$_____
Total	$_____	$_____

The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at these prices less a concession of _____% per Class A Certificate and _____% per Class B Certificate; that the Underwriters and these dealers may allow a discount of ____% per Class A Certificate and _____% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Certificates.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.

Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates.  In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Credit Suisse First Boston LLC is an affiliate of the Depositor and the Seller.

This Prospectus Supplement may be used by Credit Suisse First Boston LLC, an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Credit Suisse First Boston LLC acts as principal.  Credit Suisse First Boston may also act as agent in such transactions.  Sales will be made at prices related to the prevailing prices at the time of sale.

The Depositor has agreed to indemnify the Underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of these liabilities.  In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

Ratings

It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") (each, a "Rating Agency").  It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least "AA" by S&P and "A3" by Moody's.  The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates.  The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account.  The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities.  The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to these certificates.  There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any other rating agency.  A security rating is not a recommendation to buy, sell or hold securities.

Legal Matters

Some legal matters relating to the Certificates and some related federal income tax and other matters will be passed upon for the Seller by _____.  Some legal matters relating to the Certificates will be passed upon for the Underwriter and the Company by McKee Nelson LLP, New York, New York.

Subject to Completion, Dated __________

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED ______, _____

$__________

____ AUTO RECEIVABLES OWNER TRUST ____-_

$_________ _____% ASSET BACKED NOTES, CLASS A-1

$_________ _____% ASSET BACKED NOTES, CLASS A-2

_____________________

Seller and Servicer

Asset Backed Securities Corporation

Company

The notes will be issued by a trust.  The sources for payment of the notes are a pool of non-prime auto loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by ___________________.

We are only offering to you the class A-1 notes and class A-2 notes.  The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement.  Interest and principal on the notes are scheduled to be paid monthly, on the __th day of the month.  The first scheduled payment date is ______, _____.

Credit Suisse First Boston LLC is purchasing the class A-1 notes from the issuing trust at approximately __% of the principal amount of the class A-1 notes plus accrued interest from ______, _____ and the class A-2 notes at approximately _____% of the principal amount of the class A-2 notes plus accrued interest from ______, _____.  Credit Suisse First Boston LLC is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale.  The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $_____, will be $__________.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.  The notes are not interests in or obligations of _____________________, Asset Backed Securities Corporation or any of their affiliates.

Consider carefully the risk factors beginning on page S-__ of this prospectus supplement and page __ of the prospectus.

Credit Suisse First Boston

Prospectus Supplement dated ________, ___

PROSPECTUS SUPPLEMENT	PROSPECTUS

Summary

S-4

Risk Factors

S-8

The Seller And The Servicer

S-11

THE TRUST

S-11

Trust Property

S-12

The Seller’s Automobile Financing

Program

S-14

The Backup Servicer

S-17

The Receivables

S-17

PERCENT OF INITIAL NOTE PRINCIPAL

BALANCE AT VARIOUS ABS

PERCENTAGES(1)

S-27

Yield Considerations

S-28

Use Of Proceeds

S-28

The Insurer

S-28

Incorporation Of Certain Documents

By Reference

S-29

The Notes

S-30

The Policy

S-54

Material Federal Income Tax

Consequences

S-57

ERISA Considerations

S-60

Ratings

S-61

Underwriting

S-61

Experts

S-62

Legal Matters

S-62

Glossary

S-63

Index of Terms

S-67

Risk Factors

The Trust

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and The Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the

Securities

Description of the Transfer and Servicing

Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the Receivables

Material Federal Income Tax

Consequences

State and Local Tax Considerations

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents

by Reference

Index of Terms

Global Clearance, Settlement and Tax

Documentation Procedures

You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

We provide information to you about the class A-1 notes and class A-2 notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your class A-1 notes and class A-2 notes and (b) this prospectus supplement, which describes the specific terms of your class A-1 notes and class A-2 notes.

If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

[We have filed preliminary information regarding the trust’s assets and the class A-1 notes and class A-2 notes with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.]

Until _________, _____ all dealers that effect transactions in the class A-1 notes and class A-2 notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer’s obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the class A-1 notes and class A-2 notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Summary

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•

You can find a listing of the pages where capitalized terms used in this summary are defined under the caption “Index of Terms” beginning on page S-__ in this prospectus supplement.

Parties

The Trust

___ Auto Receivables Owner Trust ____-_ is a Delaware business trust.  The trust will issue the notes and be liable for their payment.  The issuing trust’s principal asset will be a pool of auto loans.

Seller and Servicer

_____________________ is a ______ corporation.  It will sell the auto loans to Asset Backed Securities Corporation.  _____________________ will also service the auto loans held by the issuing trust.

Company

Asset Backed Securities Corporation is a special purpose Delaware corporation.  Asset Backed Securities Corporation is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc.  Asset Backed Securities Corporation will sell the auto loans to the issuing trust.  Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

The Insurer

___________________ is a ________ financial guaranty insurance company. ___________ will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled “The Policy.”

The Owner Trustee

____________________ is a ________. ____________________ will be the owner trustee.

The Indenture Trustee

____________________ is a _______________.  _____________ will be the indenture trustee and the backup servicer.

Dates

Initial Cutoff Date

•

________, _______.  The issuing trust will receive payments due on, or received with respect to, the auto loans after this date.

Closing Date

•

On or about ________, ___.

Description of the Securities

The issuing trust will issue three classes of asset backed notes.  The class A-1 notes will be designated as the “Class A-1 Notes” and the class A-2 notes will be designated as the “Class A-2 Notes”.  The Class A-1 Notes together with the Class A-2 Notes will be designated as the “Class A Notes”. The class B notes will be designated as the “Class B Notes.” Only the Class A Notes are offered to you pursuant to this prospectus supplement.  Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

Class	Initial Note Principal Balance	Interest Rate	FinalSchedulePaymentDate

A-1	$ _________	_____%	__________
A-2	$ _________	_____%	__________

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime auto loans and the other assets of the issuing trust which are described under the section entitled “The Trust Property.”

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full.  On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

Payment Dates

•

The payment date will be the __th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be ______, _____.

•

The record date for all payment dates is the __th day of each month, or, if that day is not a business day, on the prior business day.

Interest

•

In the case of the first payment date, interest will accrue from ______, _____ through and excluding the first payment date of ______, _____. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a “30/360” basis.

Principal

•

Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month and (2) a specified amount of excess interest received on the auto loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

•

Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month less (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date.  Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

•

Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

•

In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

The Trust Assets

The issuing trust’s assets will include:

•

non-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•

monies due on, or received under the receivables, after ________, _____;

•

an assignment of the security interests in the vehicles securing the auto loan pool;

•

the related files;

•

all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

•

all rights to liquidation proceeds with respect to the auto loan pool;

•

an assignment of the rights of Asset Backed Securities Corporation under a receivables purchase agreement with _____________;

•

an assignment of the rights of ____________ against dealers under agreements between ________________ and these dealers;

•

specific bank accounts;

•

all proceeds of the foregoing; and

•

particular rights under the principal transaction documents for this offering.

The Auto Loan Pool

The auto loans consist of non-prime motor vehicle retail installment sale contracts originated by dealers and then acquired by _____________________ pursuant to its contract acquisition program. [The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

Statistical Information

The statistical information in this prospectus supplement is based on the auto loans in the pool as of ________, _______.  It is expected that the composition and characteristics of the pool of auto loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some auto loans in the pool may be excluded on the closing date as a result of administrative considerations.  _____________________ does not believe that the characteristics of the auto loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

As of ________, _______ the auto loans in the pool have:

-

an aggregate principal balance of $___________;

-

a weighted average annual percentage rate of approximately _____%;

-

a weighted average original term to scheduled maturity of approximately 60 months;

-

a weighted average remaining term to scheduled maturity of approximately ___ months; and

-

a remaining term to scheduled maturity of not more than 72 months and not less than ___ months.

Pre-Funding Feature

Approximately $___________ of the proceeds of the notes will be held by _______________ in an account which is formed solely to hold this money, and used to purchase additional auto loans with the prior written consent of ___________________ in each case. The issuing trust will purchase from Asset Backed Securities Corporation additional non-prime auto loans from time to time on or before ______, _____, from funds on deposit in this account. The obligation of Asset Backed Securities Corporation to sell additional auto loans to the trust is conditioned on these loans having been sold to Asset Backed Securities Corporation from _____________________.

The auto loans acquired by the issuing trust during the period between the day of the closing and ______, _____, will also be originated or acquired by _____________________. The characteristics of the subsequently-acquired auto loans are not expected to differ to any great extent from the auto loans acquired by the issuing trust on the day of the closing.

The Insurance Policy

On the day of the closing, ___________________ will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, ___________________ will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

Optional Redemption

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which _____________________ exercises its “clean-up call” option to purchase the auto loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. _____________________’s exercise of the “clean-up call” is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of ___________________ The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

Mandatory Redemption

If Pre-Funding Account Is Not Depleted

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $___________ deposited in a segregated pre-funding account with ____________________ remains on deposit in that account on ______, _____, or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

Upon Event Of Default

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as ___________________ is not in default, the power to declare an event of default will be held by ___________________.  In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by ___________________ does not guarantee payment of any amounts that become due on an accelerated basis, unless ___________________ elects, in its sole discretion, to pay the amounts in whole or in part.

Rating Of The Notes

The Class A Notes must receive at least the following ratings from ________ and ___________ in order to be issued.

Rating
Class	___	______

A-1
A-2

Tax Status

McKee Nelson LLP, special federal tax counsel to the trust, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA Consideration

Subject to particular considerations discussed in this prospectus supplement under “ERISA Considerations,” the Class A Notes are eligible for purchase by employee benefit plans.

Risk Factors

You should consider, in addition to the factors described under “Risk Factors” in the prospectus, the following risk factors in connection with the purchase of the Class A Notes:

The information relating to the auto loans may not reflect actual experience.

There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by _____________________ with respect to its portfolio of serviced contracts will reflect actual experience with respect to the auto loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth in this prospectus supplement with respect to _____________________’s servicing portfolio.

The _____________________ finance program and the nature of obligors may increase the risk of delinquencies and losses.

_____________________ purchases loans generally originated by automobile dealers for sale and assignment to _____________________. _____________________ purchases retail automobile installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by _____________________ are not as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions. The _____________________ finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if ___________________, as the security insurer, defaults under the policy, you will bear the risk of loss on the auto loans. You are urged to consider the credit quality of the auto loans when analyzing an investment in the notes.

A change in servicer may adversely affect collections on the auto loans.

_____________________ believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and _____________________ is removed as servicer, or if _____________________ resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

The issuing trust has only limited assets.

The sole sources for repayment of the notes are payments on the auto loans, amounts on deposit in the pre-funding account, other cash accounts held by ____________________, proceeds from the repossession and sale of related financed vehicles that secure defaulted auto loans and payments made under the insurance policy.  The receivables are not insured or guaranteed by any person.  The notes represent obligations of the trust and will not be insured or guaranteed by any entity.  The money in the pre-funding account will be used solely to purchase additional auto loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the auto loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in auto loans and is not designed to provide protection against losses on the auto loan pool. Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the auto loan pool, including amounts otherwise payable to the Class B Notes, and amounts, if any, available in specific collateral accounts maintained for the benefit of ___________________ to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured or guaranteed by _____________________, Asset Backed Securities Corporation, ____________________ or any other person or entity. If ____________________ has not perfected security interests in the related financed vehicles, its ability to realize on the collateral securing the auto loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

Geographic concentration of auto loans may increase concentration risks.

Obligors with respect to approximately ____% of the auto loans were located in _______ as of ________, _______, based on current principal balance as of the Initial Cutoff Date and the address of the Obligor. Adverse economic conditions or other factors affecting _______ could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the auto loans.

Limited ability to resell Class A Notes.

The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

The rate at which the Class A Notes will amortize cannot be predicted.

Interest on the auto loans will be payable to the holders of the Class A-1 Notes and Class A-2 Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The auto loans have different APRs.

All of the auto loans are prepayable at any time. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto loan without the consent of _____________________ unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the auto loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances, _____________________ is obligated to purchase auto loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase auto loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

_____________________ is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment contracts similar to the auto loans. None of the issuing trust, Asset Backed Securities Corporation or _____________________ make any representation as to the actual prepayment rates on the auto loans. _____________________, however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the auto loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Effect of litigation on _____________________’s financial condition.

Due to the consumer-oriented nature of _____________________’s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against _____________________ or others within the industry could have a material adverse effect on _____________________. It could affect _____________________’s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

Ratings of the Class A Notes are not guaranteed to remain in place.

A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of ___________________, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Events of default under the indenture may result in an acceleration.

Upon the occurrence of an event of default under the indenture, so long as ___________________ shall not have defaulted and the default is not continuing, ____________________ as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date. However, following the occurrence of an event of default, ___________________ may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

If the issuing trust does not use all of the money in the pre-funding account a mandatory redemption of a portion of the Class A Notes could result.

If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional auto loans by ______, _____, then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

_____________________ may not be able to originate sufficient auto loans to use all moneys in the pre-funding account.

The ability of _____________________ to acquire or originate sufficient additional auto loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If _____________________ does not originate sufficient additional auto loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

The Seller And The Servicer

[To be inserted]

THE TRUST

The issuing trust, ___ Auto Receivables Owner Trust ____-_ (the “Trust” or the “Issuer”), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about ________, ___ (the “Closing Date”), the Trust will issue Class A-1 _____% Asset Backed Notes (the “Class A-1 Notes”), Class A-2 _____% Asset Backed Notes (the “Class A-2 Notes”, and together with the Class A-1 Notes, the “Class A Notes”) and Class B _______% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes.”) The Class A-1 Notes will have an aggregate original principal amount of $_________, the Class A-2 Notes will have an aggregate original principal amount of $_________ and the Class B Notes will have an aggregate original principal amount of $________. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the “Certificate”) which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

After its formation, the Trust will not engage in any activity other than

•

acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks financed by  these motor vehicle retail installment sales contracts (the “Receivables”) and the other assets of the Trust and proceeds from the Trust,

•

issuing the Notes and the Certificate,

•

making payments on the Notes, and

•

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement.

The Trust’s principal offices are located in Wilmington, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under “—The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

Class A-1 Notes	$
Class A-2 Notes	$
Class B Notes	$
Total	$

The Owner Trustee

____________________, the Owner Trustee (the “Owner Trustee”) under the Trust Agreement dated as of ______, _____, as amended as of ______, _____ among the Seller, the Company and the Owner Trustee (the “Trust Agreement”) is a ________ and its principal offices are located at ______________________________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

____________________ will be the Indenture Trustee under the Indenture dated as of ______, _____, among the Trust and the Indenture Trustee (the “Indenture”). ____________________ is a ____________________, the corporate trust office of which is located at __________________________.

Trust Property

Each Note represents a limited obligation of the Trust secured by the property of the Trust (the “Trust Property “). The Trust Property will include, among other things, the following:

•

non-prime motor vehicle retail installment sale contracts (the “Initial Receivables”) secured by new and used automobiles and light-duty trucks (the “Initial Financed Vehicles”);

•

monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after ________, _______ (the “Initial Cutoff Date”), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a “Subsequent Cutoff Date”);

•

amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see “Description of the Transaction Documents—Accounts”);

•

security interests in the Financed Vehicles granted by the obligors (the “Obligors”) pursuant to the Receivables and any accessions;

•

the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

•

specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

•

amounts payable to the Seller under all Dealer Recourse obligations;

•

all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

•

property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

•

any and all payments on and proceeds of the foregoing.

Additional non-prime motor vehicle retail installment sale contracts (the “Subsequent Receivables”) secured by new and used automobiles and light-duty trucks (the “Subsequent Financed Vehicles”) and related property are intended to be purchased by the Trust from the Seller from time to time on or before ______, _____, from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a “Subsequent Purchase Agreement”) between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the “Receivables,” and the Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the “Financed Vehicles.”

Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as “Dealer Recourse”). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller’s obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

The Receivables were generally originated by Dealers in accordance with the Seller’s requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than ______, _____ (each, a “Subsequent Transfer Date”). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the “Receivables File”).

Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the ___________________ (the “Insurer”) in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of ______, _____, between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under “The Notes—Priority of Distribution Amounts.” The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

The Seller’s Automobile Financing Program

[To Be Inserted]

Delinquency and Loss Experience

The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated.  The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller’s automobile, light-duty truck and sports utility vehicle installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light-duty trucks and sports utility vehicles.  The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of automobile loans for which the servicer is the primary servicer. See “Risk Factors—The information relating to the auto loans may not reflect actual experience.”

Historical Delinquency Experience

	As of ______________			As of ____________
	No. of Receivables	Principal Balance	% of Principal Balance	No. of Receivables	Principal Balance	% of Principal Balance

Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of ______________
No. of Receivables	Principal Balance	% of Principal Balance

As of ______________
	No. of Receivables	Principal Balance	% of Principal Balance
Aggregate Principal Balance at Period End(1), (2)
Delinquencies
31-60 Days
61-90 Days
91+ Days
Total Delinquencies
Amount in Repossession(3)
Total Delinquencies and Amount in Repossession

As of ______________
No. of Receivables	Principal Balance	% of Principal Balance

__________________________

(1)

The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)

Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

(3)

Represents the aggregate principal balance as of the repossession date.

Historical Net Loss Experience

During the Period Ended
	________	________	________
Average Aggregate Principal Balance(1)
Gross Charge-Offs(2)
Recoveries(3)
Net Losses
Net Losses as a Percentage of Average Aggregate Principal Balance

During the Period Ended
_______	________	_______

_________________________

(1)

The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2)

Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(3)

Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

The Backup Servicer

If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, ____________________, a ____________________, will serve as Backup Servicer.

The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of _____ basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to (a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

The Receivables

Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See “The Seller’s Automobile Financing Program.”

No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller’s portfolio according to several criteria. Among the criteria, each Receivable:

(1)

arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

(2)

arises from the normal course of the Dealer’s business,

(3)

is not in default,

(4)

the Obligor of which is a natural person residing in any state or the District of Columbia,

(5)

the Obligor of which is not a government or a governmental subdivision or agency,

(6)

met the Seller’s underwriting criteria at the time of purchase,

(7)

is denominated and payable in Dollars in the United States,

(8)

is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,

(9)

is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

(10)

is not more than ___ days past due,

(11)

has an original term to scheduled maturity of not less than ___ or more than 72 months,

(12)

has a remaining term to scheduled maturity of not less than ___ months or greater than 72 months,

(13)

provides for equal monthly payments which will cause the Receivable to fully amortize during its term,

(14)

has a remaining principal balance of not less than $_____ or more than $_______,

(15)

has an APR of not less than ____% and

(16)

the model year of the related Financed Vehicle is not earlier than ______.

Payments on the Receivables

All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

•

the Rule of 78’s (a “Rule of 78’s Receivables”),

•

the actuarial method (an “Actuarial Receivable” and together with Rule of 78’s Receivables, the “Precomputed Receivables”) or

•

the simple interest method (a “Simple Interest Receivable”).

Under a Rule of 78’s Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the “Rule of 78’s”. Under the Rule of 78’s, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

“Simple Interest Receivables” provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a “rebate” in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to “unearned” finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a “rebate” will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

The amount of a rebate under a Rule of 78’s Receivable calculated in accordance with the Rule of 78’s generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78’s rebates under the Rule of 78’s Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78’s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

Purchase or Replacement Obligations

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See “Description of the Transaction Documents—Sale and Assignment of Receivables” and “Trust Property” in this prospectus supplement.

The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

Composition of the Pool of Initial Receivables

The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

Composition of the Initial Receivables

Aggregate Principal Balance	$_______
Number of Receivables	_______
Average Amount Financed	$_______
Range of Amounts Financed	$_______ to $______
Average Current Principal Balance	$_______
Range of Current Principal Balances	$______ to $_______
Weighted Average APR	_____%
Range of APRs	_______% to _____%
Weighted Average Original Term to Scheduled Maturity(1)	____ months
Range of Original Terms to Scheduled Maturity	____ to ____ months
Weighted Average Remaining Term to Scheduled Maturity(1)	___ months
Range of Remaining Terms to Scheduled Maturity	___ to 72 months

(1)

Rounded to the nearest month.

Distribution of Receivables by Current Principal Balance
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
Current Principal	Number of	Total Number of	Principal	Principal
Balance	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
TOTAL		100.00%		$100.00%

Distribution of Receivables by Amount Financed
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
	Number of	Total Number of	Principal	Principal
Amount Financed	Receivables	Receivables(1)	Balance	Balance(1)

$ 5,000.00 to 9,999.99
10,000.00 to 14,999.99
15,000.00 to 19,999.99
20,000.00 to 24,999.99
25,000.00 to 29,999.99
30,000.00 to 34,999.99
35,000.00 to 39,999.99
TOTAL		100.00%		$100.00%

(1)

Percentages may not add to 100.00% due to rounding.

Distribution of Receivables by APR
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
	Number of	Total Number of	Principal	Principal
Range of APRs (%)	Receivables	Receivables(1)	Balance	Balance(1)

10.00 to 10.99
11.00 to 11.99
12.00 to 12.99
13.00 to 13.99
14.00 to 14.99
15.00 to 15.99
16.00 to 16.99
17.00 to 17.99
18.00 to 18.99
19.00 to 19.99
20.99 to 20.99
21.00 to 21.99
22.00 to 22.99
23.00 to 23.99
24.00 to 24.99
25.00 to 25.99
TOTAL		100.00%	$___________	100.00%

Distribution of Receivables by Model Year of Financed Vehicle
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
	Number of	Total Number of	Principal	Principal
Model Year	Receivables	Receivables(1)	Balance	Balance(1)

1999
1998
1997
1996
1995
1994
1993
1992
1991
TOTAL		100.00%	$ ___________	100.00%

(1)

Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Remaining Term to Scheduled Maturity
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
Range of Remaining	Number of	Total Number of	Principal	Principal
Terms	Receivables	Receivables(1)	Balance	Balance(1)

24 to 29 months
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$___________	100.00%

Distribution of Receivables by Original Term to Scheduled Maturity
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
Range of Original	Number of	Total Number of	Principal	Principal
Terms	Receivables	Receivables(1)	Balance	Balance(1)

30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 months
TOTAL		100.00%	$___________	100.00%

(1)

Percentages may not add up to 100.00% due to rounding.

Distribution of Receivables by Address of Obligor
(as of the Initial Cutoff Date)

Percentage of
		Percentage of	Current	Aggregate
	Number of	Total Number of	Principal	Principal
State	Receivables	Receivables(1)	Balance	Balance(1)

________
_________
_________
____________
__________
___________
____________
_________
___________
___________
_________
__________
__________
_________
__________
_________
___________
___________
_________
___________
__________
__________
________
__________
___________
___________
_________
_______
__________
TOTAL		100.00%	$___________	100.00%

(1)

Percentages may not add up to 100.00% due to rounding.

Maturity and Prepayment Considerations

All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer.  For this purpose the term “prepayments” includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons.  The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. “Weighted Average Life” means the average amount of time during which each dollar of principal on a Receivable is outstanding.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also “The Notes—Optional Purchase of Receivables” regarding the Servicer’s right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” (“ABS Tables“) have been prepared on the basis of the following assumptions:

•

the Trust includes two pools of Receivables with the characteristics set forth in the following table;

•

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•

the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

•

interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, _____% and Class A-2 Notes, _____%;

•

payments on the notes are made on the ___(th) of each month whether or not a Business Day;

•

the Class A Notes are purchased on ________, ___;

•

the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

•

the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

•

the entire Pre-Funded Amount is used to purchase Subsequent Receivables;

•

the Servicer does exercise its option to purchase the Receivables; and

•

the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

Remaining
				Original	Term to
	Aggregate			Term to	Scheduled
	Principal	Gross	Assumed	Maturity (in	Maturity (in
Pool	Balance	APR%	Cutoff Date	Months)	Months)

1	$ ___________	_____	________	______	___
2	___________	_____	________	______	___

Total	$ ___________

The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
AT VARIOUS ABS PERCENTAGES(1)

PAYMENT	CLASS A-1 NOTES				CLASS A-2 NOTES
DATE	___%	___%	___%	___%	___%	___%	___%	___%
INITIAL
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
_________
Weighted Average Life in Years(2)

_____________________

(1)

The percentages in this table have been rounded to nearest whole number.

(2)

The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Yield Considerations

Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also “The Receivables—Payments on the Receivables” in this prospectus supplement.

Use Of Proceeds

The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller’s general funds and used for its general corporate purposes.

The Insurer

The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

Incorporation Of Certain Documents By Reference

In addition to the documents described in the prospectus under “Incorporation of Certain Documents by Reference,” the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

•

Annual Report on Form 10-K for the year ended ______________,

•

Quarterly Report on Form 10-Q for the period ended ____________,

•

Quarterly Report on Form 10-Q for the period ended __________, and

•

Quarterly Report on Form 10-Q for the period ended _______________.

All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to: _____________________, _________________________________________.

The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The Notes

The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to “Holders” or “Noteholders” and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See “Certain Information Regarding the Securities—Book-Entry Regulation” in the prospectus supplement and Annex I to the prospectus.

In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in “—Priority of Distribution Amounts.” Payments on the Notes will be made from the Note Distribution Account.

Mandatory Redemption

The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the “Class A Mandatory Redemption Amount”). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

Optional Purchase of Receivables

As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the “Original Pool Balance”). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to “—Priority of Distribution Amounts” below. See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.

This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days’ prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the “Redemption Price”). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the “Priority of Distribution Amounts” below.

Distributions from the Trust

No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

For purposes of this prospectus supplement, the following terms shall have the following meanings:

“Additional Funds Available” means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

“Class A Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

“Class A Interest Payment Amount” means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

“Class A Mandatory Redemption Amount” means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

“Class A Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of:

(1)

the sum of,

(a)

the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

(b)

all amounts, if any, in the Pre-Funding Account, over

(2)

the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under “—Priority of Distribution Amounts” on the Payment Date.

“Class A Principal Payment Amount” means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

“Class A Target Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to the product of (1) _____%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of (a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

“Class A-1 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-1 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including ______, _____, to but excluding ______, _____, at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Mandatory Redemption Amount” means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

“Class A-1 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

“Class A-2 Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including ______, _____, to but excluding ______, _____, at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

“Class A-1 Principal Payment Amount” means:

(a)

with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

(1)

the Class A-1 Note Balance immediately prior to the Payment Date and

(2)

the sum of

(A)

the Principal Payment Amount and

(B)

the Class A-1 Mandatory Redemption Amount and

(b)

with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

“Class A-2 Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Mandatory Redemption Amount” means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

“Class A-2 Principal Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

“Class A-2 Principal Payment Amount” means:

(a)

with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

(1)

the Class A-2 Note Balance immediately prior to the Payment Date, and

(2)

the difference between

(A)

the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and

(B)

the Class A-1 Principal Payment Amount and

(b)

with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

“Class B Interest Carryover Shortfall” means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

“Class B Interest Payment Amount” means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a “30/360” basis) from and including ______, _____ to but excluding ______, _____, at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

“Class B Principal Payment Amount” means:

(a)

with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

(x)

the Class B Note Balance immediately prior to the Payment Date, and

(y)

amounts remaining from the sum of,

(A)

Available Funds and

(B)

amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under “—Priority of Distribution Amounts,” and

(b)

with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

“Contract Scheduled Payment” means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

“Defaulted Receivable” means any Receivable with respect to which any of the following shall have occurred:

•

for which the related Financed Vehicle has been repossessed by the Servicer;

•

for which all or more than 10% of any payment is 120 days or more past due; or

•

a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

“Draw Date” means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

“Excess Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of

(1)

the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Payment Amount” is distributed as principal on the Class A Notes) over

(2)

the Class A Target Overcollateralization Amount on the Payment Date.

“Insurer Optional Deposit” means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

(1)

to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

(2)

to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

“Liquidated Receivable” means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

•

the sale of the Financed Vehicle;

•

for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,

•

the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

•

90 days have elapsed since the Servicer repossessed the Financed Vehicle.

“OC Stabilization Date” means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

“Policy Claim Amount” means, for any Payment Date, the excess, if any, of

(1)

the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

(2)

the sum of

(a)

the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

(b)

the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

“Principal Balance” of a Receivable:

•

as of the Cutoff Date, means the Amount Financed minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

•

as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

(1)

in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

(2)

in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

(3)

any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

“Principal Payment Amount” means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

•

the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

•

the principal portion of all prepayments received during the related Collection Period;

•

the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

•

the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and

•

the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

•

the Excess Overcollateralization Amount, if any, for the Payment Date.

“Purchase Amount” means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

Calculation of Payment Amounts.  The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in “—Priority of Distribution Amounts”. The “Class A-1 Note Balance” will initially represent $___________, and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The “Class A-2 Note Balance” will initially represent $_________, and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

Priority of Distribution Amounts

On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer’s Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

(1)

first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

(2)

second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

(3)

third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

(4)

fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

(5)

fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

(6)

sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

(7)

seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

(8)

eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

(9)

ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

(10)

tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

(11)

eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

Payment Date Calculations and Payments

In the event that any Servicer’s Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in “—Priority of Distribution Amounts”, the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of “—Priority of Distributions” in accordance with the priority of payment. Further, in the event that any Servicer’s Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

Statements to Noteholders

On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer’s Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

(1)

the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

(2)

the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

(3)

the amount of the payment pursuant to a claim on the Policy;

(4)

the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

(5)

the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

(6)

the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

(7)

the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

(8)

for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

(9)

the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

(10)

the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

(11)

the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

(12)

the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

(13)

the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

(14)

the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

(15)

 the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

(16)

the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

(17)

the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See “Reports to Securityholders” and “Description of the Notes” in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns.  See “Material Federal Income Tax Consequences.”

Credit Support

The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the “Class A Reserve Account”)), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or “step down”, over time without the consent of Noteholders.

Overcollaterization.  Overcollaterization for the Class A Notes is created as a result of the application of “excess interest” and “excess principal” to the payment of principal on the Class A Notes. The “excess interest” is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The “excess principal” is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the “excess principal” results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

Subordination.  As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

Class A Reserve Account.  The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under “The Notes—Priority of Distribution Amounts” above to the extent that the balance on deposit tin this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

The Indenture

The Indenture Trustee.  ____________________ is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time after 60 days’ written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee’s own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee’s representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

Modification of Indenture Without Noteholder Consent.  The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

•

to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

•

to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

•

to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

•

to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

•

to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

•

to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

Modification of Indenture With Noteholder Consent.  With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

•

impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

•

reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

•

modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an “Outstanding” Note;

•

reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

•

modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

•

modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

•

become effective if the Rating Agency Condition has not been satisfied with respect to it.

Events of Default; Rights Upon Event of Default.  Unless an Insurer Default shall have occurred and be continuing, “Events of Default” under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. “Insurance Agreement Indenture Cross Defaults” consist of:

(1)

any payment being made under the Policy;

(2)

some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

(3)

the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

(4)

the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization’s having a material adverse effect on the Trust and the Noteholders or the Insurer;

(5)

the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under “The Notes—Priority of Distribution Amounts” in this prospectus supplement; and

(6)

any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See “The Policy” in this prospectus supplement.

If an Insurer Default has occurred and is continuing, “Events of Default” under the Indenture will consist of the Events of Default described in the accompanying prospectus under “Description of the Notes—Provisions of the Indenture” and “—Events of Default; Rights Upon Events of Default”; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

Note Factors; Statement to Noteholders; Servicer Reports to the Indenture Trustee

The “Class A-1 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder’s pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

The “Class A-2 Note Factor” will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder’s pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer’s Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder’s preparation of federal income tax returns.

Description Of The Transaction Documents

The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” in the prospectus. See also “The Receivables” in this prospectus supplement and “The Receivables Pools” in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller’s entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company’s entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

(1)

each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

(2)

the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

(3)

the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

(4)

as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

(a)

the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

(b)

the remaining term of the Receivables will not be greater than 72 months nor less than ____ months;

(c)

not more than ____% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

(d)

the APR is not less than ____% nor more than ____%; and

(e)

no vehicle is older than a _____ model year, and the Trust, the Indenture Trustee, the Owner Trustee

(f)

and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above;

(5)

the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

(6)

the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

(7)

the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated ______ by ___ and _____ by ______.

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

•

as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

•

at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

•

at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

•

each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller’s accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See “Certain Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in the accompanying prospectus.

Accounts

Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by _________________ (the “Lockbox Bank”). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the “Lockbox Account”) acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the “Collection Account”) in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee’s deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the “Note Distribution Account”).

On the Closing Date, a cash amount equal to approximately $___________ (the “Initial Pre-Funded Amount“) will be deposited in an account (the “Pre-Funding Account”) which will be established with the Indenture Trustee. The “Funding Period” is the period from the Closing Date until the earliest of the date on which:

(1)

the amount on deposit in the Pre-Funding Account is less than $100,000,

(2)

a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

(3)

the Payment Date in __________.

The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the “Pre-Funded Amount” The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in _______. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The “Mandatory Redemption Date” is the earlier of (1) the Payment Date in _______ and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in ________, then the _______ Payment Date.

On the Closing Date, a cash amount shall be deposited in an account (the “Capitalized Interest Account”) which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in ___________, _________ and __________, and to fund an amount (the “Monthly Capitalized Interest Amount”) equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) _____%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See “Description of the Transaction Documents—Accounts.”

All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

Servicing Procedures

The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

Collections

The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

Servicing Compensation

The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the “Servicer Fee”) equal to the sum of (a) the product of one-twelfth and ______% (the “Servicing Fee Rate”) and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the “Servicer Expenses”). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under “The Notes—Priority of Distribution Amounts”.

The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for some of the taxes, independent accountants’ fees and other costs incurred in connection with administering the Receivables.

Backup Servicing and Backup Servicing Compensation

Pursuant to the Sale and Servicing Agreement, ____________________ will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the “Backup Servicer Fee“) equal to one-twelfth the product of _______ basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the “Servicer Transition Expenses”).

The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer’s performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer’s servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer’s obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer’s obligations.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before ______ of each year, commencing ____ _____, a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding _____. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before ______ of each year, commencing ______, ______, of a certificate signed by an officer of the Servicer stating that, to the officer’s knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer’s performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer’s servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer’s material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

Servicer Termination Events; Rights Upon Servicer Termination Event

A “Servicer Termination Event” under the Sale and Servicing Agreement will include:

•

the Servicer’s failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

•

the Servicer’s failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which (a) it obtains actual knowledge of the failure or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

•

particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

•

so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

•

so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

•

claim is made under the Policy; or

•

any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

“Insurer Default” shall mean the occurrence and continuance of any of the following events:

(a)

the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

(b)

the Insurer shall have

●

filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

●

made a general assignment for the benefit of its creditors, or

●

had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)

a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or (y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

Waiver of Past Defaults

As set forth under “Certain Matters Regarding Servicer—Waiver of Past Defaults” in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Amendment

The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; provided, however, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;

•

reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or

•

result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Class A Reserve Account.

List of Noteholders; Voting of Notes

Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

Termination

The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

•

the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;

•

the expiration of the Policy in accordance with its terms; or

•

the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

The Policy

The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

“Scheduled Payments” means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which “Scheduled Payments”, are

(1)

the Class A Interest Payment Amount, with respect to a Payment Date and

(2)

the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

●

a default by the Trust,

●

an election by the Trust to pay principal on an accelerated basis,

●

the occurrence of an Event of Default under the Indenture or

●

any other cause,

unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

(1)

any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

(2)

any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

(3)

any Class A Mandatory Redemption Amounts,

unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

(a)

the date when due to be paid pursuant to the Order referred to below or

(b)

the first to occur of

(1)

the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

●

a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

●

a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and

●

an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

(2)

the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

The terms “Receipt” and “Received” with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The Insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

It is a condition to issuance that the Class A Notes be rated ________ by ___ and _____ by ______. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See “Ratings” in this prospectus supplement.

Material Federal Income Tax Consequences

The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuer

McKee Nelson LLP will deliver its opinion that the Issuer will not be classified as an association, or publicly traded partnership, taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, and possibly Class A Noteholders, could be liable for any tax that is not paid by the Trust.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness.  The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Class A Notes were not properly classified as debt and Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables.  This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

Interest Income on the Class A Notes.  It is not anticipated that the Class A Notes will be issued with original issue discount (“OID”) within the meaning of Section 1273 of the Code. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder’s method of tax accounting. If the Class A Notes were treated as being issued with OID, the excess of the “stated redemption price at maturity” of the Class A Notes over their issue price would constitute OID. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A subsequent purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.  If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder’s cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.  Except as discussed below, a Class A Noteholder that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Class A Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust or the equity in the Seller or the Company, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust or equity in the Seller or the Company, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to Federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Class A Note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States Federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration.  A “Foreign Person” is any person that is not a United States person.  Each Class A Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Person generally will be exempt from United States Federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a Foreign Person might be required to file a United States Federal income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax, and could be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a “publicly traded partnership” taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

Backup Withholding.  Distributions made on the Class A Notes and proceeds from the sale of Class A Notes to or through certain brokers may be subject to a “backup” withholding tax of up to 31 percent of “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the Class A Notes fails to comply with certain identification procedures, unless the Class A Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the Class A Notes would be refunded by the IRS or allowable as a credit against the Class A Noteholder’s Federal income tax.

Certain State Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a “Benefit Plan”), from engaging in particular transactions involving “plan assets” with persons that are “parties in interest “ under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An “equity interest” is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.

Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, Underwriters, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by “in-house asset managers”; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by “qualified professional asset managers.” By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Ratings

It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated _____ by ___ and ____ by ______. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated March 16, 1999 (the “Underwriting Agreement”), the Company has agreed to cause the Trust to sell to Credit Suisse First Boston LLC (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Class A Notes.

Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

An affiliate of the underwriter provides a warehouse facility to the Seller.

The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

Experts

The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, ______ and ______ and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, _____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ______________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Matters

Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by ____________________________________________. Some relevant legal matters relating to the Class A Notes will be passed upon for the Underwriter by  and the Company McKee Nelson LLP, New York, New York.

Glossary

Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

Amount Financed: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

Available Funds: With respect to any Determination Date, the sum of

(1)

the “Collected Funds” received by the Servicer during the related Collection Period,

(2)

all Purchase Amounts deposited in the Collection Account for the related Collection Period,

(3)

all income received from investments of funds in the Collection Account during the related Collection Period,

(4)

the Monthly Capitalized Interest Amount with respect to the Payment Date,

(5)

the Insurer Optional Deposit, if any, and

(6)

any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

Certificateholder: The holder of a Certificate

Class: A class of Notes.

Class A Note Balance: The sum of (1) the Class A-1 Note Balance and (2) the Class A-2 Note Balance.

Class A-1 Final Scheduled Payment Date: ______________, or, if this day is not a Business Day, the next succeeding Business Day.

Class A-2 Final Scheduled Payment Date: _________________, or, if this day is not a Business Day, the next succeeding Business Day.

Class B Note Balance: An amount equal to $____________ on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

Collection Period: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

Controlling Party: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

Corporate Trust Office: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at ______________________________.

Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

Cutoff Date: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

Dealer Agreement: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

Dealer Assignment: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

Deficiency Claim Amount: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading “The Notes—Priority of Distribution Amounts” minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

Determination Date: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

Holder or Noteholder: The Person in whose name a Note is registered in the Note Register.

Liquidation Proceeds: With respect to a Liquidated Receivable,

•

proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,

•

any insurance proceeds or rebates, or

•

other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

Managed Receivable: Any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

Note Balance: The sum of the Class A Note Balance and Class B Note Balance.

Note Majority: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

Payment Amount: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

Purchased Receivable: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer’s obligations.

Rating Agency Condition: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

Sale and Servicing Agreement: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, Asset Backed Securities Corporation, as Company, ___ Auto Receivables Owner Trust ____-_ as purchaser, and ____________________, as Indenture Trustee and Backup Servicer.

Servicer’s Certificate: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

Servicer Receivables Files: The following documents or instruments in the Servicer’s possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

State: Any state of the United States or the District of Columbia.

Transaction Documents: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

Trust Agreement: The Trust Agreement between Asset Backed Securities Corporation, the Certificateholder, the Seller, and ____________________, as Owner Trustee.

Index of Terms

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

ABS

S-25

ABS Tables

S-25

Actuarial Receivable

S-18

Additional Funds Available

S-31

Aggregate Principal Balance

S-64

Amount Financed

S-64

Available Funds

S-64

Backup Servicer Fee

S-50

Benefit Plan

S-61

Business Day

S-56

capital assets

S-57

Capitalized Interest Account

S-48

Certificate

S-11

Certificateholder

S-64

Class

S-64

Class A Interest Carryover Shortfall

S-31

Class A Interest Payment Amount

S-31

Class A Mandatory Redemption Amount

S-31

Class A Note Balance

S-64

Class A Notes

S-11

Class A Overcollateralization Amount

S-31

Class A Principal Payment Amount

S-32

Class A Reserve Account

S-40

Class A Target Overcollateralization Amount

S-32

Class A-1 Final Scheduled Payment Date

S-64

Class A-1 Interest Carryover Shortfall

S-32

Class A-1 Interest Payment Amount

S-32

Class A-1 Mandatory Redemption Amount

S-32

Class A-1 Note Balance

S-37

Class A-1 Note Factor

S-44

Class A-1 Notes

S-11

Class A-1 Principal Carryover Shortfall

S-32

Class A-1 Principal Payment Amount

S-32

Class A-2 Final Scheduled Payment Date

S-64

Class A-2 Interest Carryover Shortfall

S-33

Class A-2 Interest Payment Amount

S-32

Class A-2 Mandatory Redemption Amount

S-33

Class A-2 Note Balance

S-37

Class A-2 Note Factor

S-45

Class A-2 Notes

S-11

Class A-2 Principal Carryover Shortfall

S-33

Class A-2 Principal Payment Amount

S-33

Class B Interest Carryover Shortfall

S-34

Class B Interest Payment Amount

S-34

Class B Note Balance

S-64

Class B Notes

S-11

Class B Principal Payment Amount

S-34

Closing Date

S-11

Code

S-57

Collected Funds

S-64

Collection Account

S-48

Collection Period

S-65

Contract Scheduled Payment

S-34

Controlling Party

S-65

Corporate Trust Office

S-65

Cram Down Loss

S-65

Cutoff Date

S-65

Dealer Agreement

S-65

Dealer Assignment

S-65

Dealer Recourse

S-13

Defaulted Receivable

S-34

Deficiency Claim Amount

S-65

Determination Date

S-65

disqualified persons

S-61

Draw Date

S-34

DTC

S-30

equity interest

S-61

Events of Default

S-43

excess interest

S-40

Excess Overcollateralization Amount

S-35

excess principal

S-40

Exchange Act

S-29

Financed Vehicles

S-13

Funding Period

S-48

Holder

S-65

Holders

S-30

Indenture

S-12

in-house asset managers

S-61

Initial Cutoff Date

S-12

Initial Financed Vehicles

S-12

Initial Pre-Funded Amount

S-48

Initial Receivables

S-12

Insurance Agreement Indenture Cross Defaults

S-43

Insurer

S-14

Insurer Default

S-52

Insurer Optional Deposit

S-35

IRS

S-57

Issuer

S-11

Liquidated Receivable

S-35

Liquidation Proceeds

S-65

Lockbox Account

S-47

Lockbox Bank

S-47

Managed Receivable

S-66

Mandatory Redemption Date

S-48

Monthly Capitalized Interest Amount

S-48

Note Balance

S-66

Note Distribution Account

S-48

Note Majority

S-66

Noteholder

S-65

Noteholders

S-30

Notes

S-11

Obligors

S-13

OC Stabilization Date

S-35

OID

S-59

Order

S-56

Original Pool Balance

S-30

Owner Trustee

S-12

parties in interest

S-61

Payment Amount

S-66

Person

S-66

plan assets

S-61

Plan Assets Regulation

S-61

Policy Claim Amount

S-35

Precomputed Receivables

S-18

Pre-Funded Amount

S-48

Pre-Funding Account

S-48

Principal Balance

S-35

Principal Payment Amount

S-35

publicly traded partnership

S-60

Purchase Amount

S-36

Purchased Receivable

S-66

qualified professional asset managers

S-62

Rating Agency Condition

S-66

Receipt

S-56

Receivables

S-11

Receivables File

S-14

Received

S-56

Redemption Price

S-31

Rule of 78's Receivables

S-18

Sale and Servicing Agreement

S-66

Scheduled Payments

S-54

Securities Act

S-62

Servicer Expenses

S-49

Servicer Fee

S-49

Servicer Receivables Files

S-66

Servicer Termination Event

S-51

Servicer Transition Expenses

S-50

Servicer's Certificate

S-66

Servicing Fee Rate

S-49

Simple Interest Receivable

S-18

State

S-66

stated redemption price at maturity

S-59

Subsequent Cutoff Date

S-12

Subsequent Financed Vehicles

S-13

Subsequent Purchase Agreement

S-13

Subsequent Receivables

S-13

Subsequent Transfer Date

S-14

Transaction Documents

S-67

Trust

S-11

Trust Agreement

S-12, 67

Trust Property

S-12

Underwriter

S-62

Underwriting Agreement

S-62

United States person

S-59

Weighted Average Life

S-25

Subject to Completion, Dated __________ PROSPECTUS SUPPLEMENT (to prospectus dated ) $____________ ___ Auto Trust ___-___ Issuer ASSET BACKED SECURITIES CORPORATION Depositor ___ Servicer

  Securities Offered

$_______, ___% asset backed notes

$_______, ___% asset backed certificates

  Assets

Retail automobile receivables

  Credit Enhancement

Subordination of the certificates

Reserve account

  Expected Ratings

____ or equivalent for the notes

____ or equivalent for the certificates

Consider carefully the risk factors beginning on page S-   of this prospectus supplement and on page    of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-   of this prospectus supplement and on page    of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below is offering the notes and certificates at the price to public shown.  The securities will be delivered in book entry form only on or about         .

	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Depositor(1)
Per Note	%	%	%
Per Certificate	%	%	%
Total	$	$	$
_____________________
(1) Before deducting expenses, estimated to be $ .

CREDIT SUISSE FIRST BOSTON

The date of this prospectus supplement is          .

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

__________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

__________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Caption

Page

Summary Of Terms

S-4

Risk Factors

S-7

Formation Of The Trust

S-11

The Trust Property

S-12

The Receivables Pool

S-13

The Servicer

S-19

Weighted Average Life Of The Securities

S-21

Use Of Proceeds

S-25

Description Of The Notes

S-25

Description Of The Certificates

S-26

Description Of The Transfer And Servicing
Agreements

S-27

Federal Income Tax Consequences

S-37

State And Local Tax Consequences

S-38

ERISA Considerations

S-38

Underwriting

S-39

Legal Matters

S-40

Prospectus

Caption

Page

Risk Factors

The Trusts

The Trustee

The Receivables Pools

The Collateral Certificates

The Government Securities

Weighted Average Life of the Securities

Pool Factors and Trading Information

The Seller and The Servicer

Use of Proceeds

Description of the Notes

Description of the Certificates

Certain Information Regarding the Securities

Description of the Transfer and Servicing
Agreements

Certain Matters Regarding the Servicer

Certain Legal Aspects of the Receivables

Material Federal Income Tax Consequences

State and Local Tax Considerations

ERISA Considerations

Plan of Distribution

Legal Matters

Prospectus Supplement

Reports to Securityholders

Available Information

Incorporation of Certain Documents by Reference

Index of Terms

Global Clearance, Settlement and Tax Documentation Procedures

Summary Of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuer	_____ Auto Trust _____-_____, a limited purpose Delaware business trust.
Depositor	Asset Backed Securities Corporation.
Servicer	_____.
Seller	_____.
Owner Trustee	_____.
Indenture Trustee	_____.
Closing Date	On or about_____.
Cut-off Date	The [close] [opening] of business on_____.
Distribution Dates	_____ of each month or the next business day if the_____ day is not a business day, beginning in_____.
Record Dates	Last day of the month prior to a distribution date.
Minimum Denominations	$25,000.
Form	Book-entry.
Interest Accrual Method	30/360.
Final Scheduled Distribution Date	_____ for the notes and_____ for the certificates.

The Receivables

The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks, purchased from motor vehicle dealers.

The depositor expects that the receivables will have the following characteristics as of_____.  As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of_____.

Number of contracts
Principal Amount	$
Annual Percentage Rates	% to %
Weighted Average Annual Percentage Rate	%
Original term _____ months	months to
Weighted Average original term	months
Remaining term _____ months	months to
Weighted Average remaining term	months
New	%
Used	%
States
%
%
Balloon Loans	___%

[For approximately ___% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle at the time the loan was made.]

Interest Distributions

On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your securities during the related interest period.  Interest periods begin on the prior distribution date and run through the day before the current distribution date.  The first interest period, however, begins on the closing date and runs through the day before the first distribution date.  We will assume that each year has 360 days.

Principal Distributions

The trust will pay all principal collections to the noteholders until the notes are paid in full.  The trust will not pay any principal collections to the certificateholders until the notes are paid in full.

Reserve Account

There will be a reserve account to help cover cash flow shortfalls.  Initially, the account will be $_____.  On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders and certificateholders will be deposited in the reserve account until the amount equals a specified amount.

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cut-off date, the servicer may buy the receivables.  If the servicer does not do so, the indenture trustee will try to sell the receivables to another buyer.  In either case, you must receive the principal amount of your securities and all accrued but unpaid interest or the receivables will not be sold.

Tax Consequences

McKee Nelson LLP, special federal tax counsel to the trust, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness and the certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation The trust and holders of the certificates will agree by their purchase of certificates, if there is more than one holder of the certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the holders of the certificates as partners of the partnership and the notes as debt of the partnership, and if there is one holder of certificates, to treat that holder as the owner of the assets of the trust and to treat the trust as a disregarded entity.

The tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and under the caption "Material Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

The notes may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. The certificates may not be purchased by ERISA or other retirement plans.  See "ERISA Considerations" in this prospectus supplement and the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

You may have difficulty selling your securities

The securities will not be listed on any securities exchange.  As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities.  The underwriter intends to make a secondary market for the securities.  The underwriter will do so by offering to buy the securities from investors that wish to sell.  However, the underwriter will not be obligated to make offers to buy the securities and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future.  As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

Certain features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:
Certain obligors have little equity in their financed vehicles which may result in more severe losses.

For approximately ___% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related vehicle.  Although each such obligor was required to make a downpayment from the obligor's own funds, those obligors have no equity in their vehicles.  While those borrowers had excellent credit histories at the time, the lack of any equity in the vehicle may make it more likely that those obligors will default if their personal financial conditions change.  In addition, if such an obligor defaults and the vehicle is repossessed, the trust is likely to suffer a loss.

The concentration of the receivables in specific geographic areas may increase the risk of loss.

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  As of the cut-off date, the billing addresses of the obligors with respect to approximately ___%, ___%, and ___% of the principal amount of the receivables were located in _____, _____ and _____, respectively.  Economic conditions in any state or region may decline over time and from time to time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

Newly originated loans may be more likely to default which may cause losses.

Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans.  Substantially all of the automobile loans will have been originated within _____ months prior to the sale to the trust.  As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

Balloon loans may have a higher rates of default which may cause losses.

A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date.  As a result the borrower usually will have to refinance the balloon loan in order to pay the amount due.  The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available interest rates, the age or condition of the vehicle, or the borrower's payment or credit history.  The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.

Certificates will absorb cash shortfalls and losses before the notes.

The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date.  The certificateholders will not receive any distributions of principal until the notes have been repaid in full.  Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account.  If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the securities.  Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes.  Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:
The rate of return of principal is uncertain.

The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

You may be unable to reinvest distributions in comparable investments.

Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities.  You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

An early termination will shorten the life of your investment which may reduce your yield to maturity.

If the receivables are sold upon exercise of the servicer's optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period.  Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding.  If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

Withdrawal or downgrading of initial ratings will reduce the prices for securities

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  You are encouraged to analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed.  Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Formation Of The Trust

The Trust

_____ Auto Trust __-__ is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in the Prospectus.  After its formation, the Trust will not engage in any activity other than

(1)

acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom,

(2)

issuing the Certificates and the Notes,

(3)

making payments on the Certificates and the Notes and

(4)

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust will initially be capitalized with equity of $     , excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates.  The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables.  The Certificates and the Notes will be sold to the Underwriter for cash.  The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of _____ (the "Sale and Servicing Agreement"), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer.  See "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "--Servicing Compensation and Payment of Expenses" in the Prospectus.  To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Vehicles.

If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables.  In such event, there may not be sufficient funds to make distributions with respect to the Securities.

The Trust's principal offices are in _____,in care of _____,as Owner Trustee, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes	$___
Certificates	$___
Total	$___

The Owner Trustee

_____ is the Owner Trustee under the Trust Agreement. _____ is a _____ and its principal offices are located at _____, _____.  The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Trust Property

The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements").  On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust.  The Servicer will, directly or through subservicers, service the Receivables.  The Trust Property also includes:

●

all monies received under the Receivables on and after the Cut-off Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cut-off Date that are due on or after the Cut-off Date;

●

such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below;

●

security interests in the Financed Vehicles;

●

the rights of the Seller to receive proceeds from claims under certain insurance policies;

●

the rights of the Trust under the Sale and Servicing Agreement;

●

the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

●

all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

●

rights with respect to any repossessed Financed Vehicles; and

●

all proceeds (within the meaning of the UCC) of the foregoing.

The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

The Receivables Pool

Pool Composition

The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cut-off Date, the following:

1.

each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date;

2.

each Receivable was originated in the United States of America;

3.

each Receivable has an original term to maturity of not more than _____ months and a remaining term to maturity of _____ months or less as of the Cut-off Date;

4.

approximately ___% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately ___% of the Initial Pool Balance was secured by used Financed Vehicles;

5.

each Receivable provides for level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment;

6.

each Receivable is not more than _____ days contractually past due as of the Cut-off Date and is not more than _____ months paid ahead;

7.

each Receivable has an outstanding principal balance between $ _____ and $_____;

8.

and each Receivable has an APR of no less than ___%.

As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than _____.  No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case,  as of the Cut-off Date are set forth in the tables below.  The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cut-off Date

	New Financed Vehicles	Used Financed Vehicles	Total

Aggregate Principal Balance	$	$	$
Number of Receivables
Average Principal Balance	$	$	$
Average Original Balance	$	$	$
Weighted Average Contract Rate	%
Contract Rate (Range)	%- %	%- %	%- %
Weighted Average Original Term	months	months	months
Original Term (Range)	to months	to months	to months
Weighted Average Remaining Term	months	months	months
Remaining Term (Range)	to months	to months	to months

Distribution by Remaining Term of the Receivables as of the Cut-off Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
Less than 30 months		$	%
30 to 35 months
36 to 41 months
42 to 47 months
48 to 53 months
54 to 59 months
60 to 65 months
66 to 71 months
72 to 77 months
78 t o 89 months
Total			$100.00%

Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date

Annual Percentage Rate Range	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
8.00% to below		$	%
8.00% to 8.99%
9.00% to 9.99%
10.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% and above
Total			$100.00%

Geographic Distribution of the Receivables as of the Cut-off Date

State(1)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Pool Balance
____________		$	%
____________
____________
____________
____________
____________
____________
____________
Others (2)
Total			$100.00%

__________

(1)

Based on billing addresses of the Obligors as of the Cut-off Date, which may differ from the state of origination of the Receivable.

(2)

Includes _____other states and _____ none of which have a concentration of Receivables in excess of    % of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Receivables as of the Cut-off  Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Original Balance

$ 2,500 to $ 4,999		$	%
$ 5,000 to $ 7,499
$ 7,500 to $ 9,999
$10,000 to $12,499
$12,500 to $14,999
$15,000 to $17,499
$17,500 to $19,999
$20,000 to $22,499
$22,500 to $24,999
$25,000 to $27,499
$27,500 to $29,999
$30,000 to $32,499
$32,500 to $34,999
$35,000 to $37,499
$37,500 to $39,999
$40,000 to $41,499
$42,500 to $44,999
$45,000 to $47,499
$47,500 to $49,999
$50,000 to $52,499
$52,500 to $54,999
Total			$100.00%

As of the Cut-off Date, approximately __% of the aggregate principal balance of the Receivables, constituting     % of the number of Receivables, were between 1 payment and      payments paid-ahead.

As of the Cut-off Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables.  "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments.  Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

As of the Cut-off Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Simple Interest Receivables.  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate.  If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment.  The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due.  The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made.

The Servicer

The Servicer is ___.  [Insert description of the Servicer.]

Delinquency Experience

(Dollars in Thousands)

At December 31,

	Number			Number			Number			Number			Number
	of			of			of			of			of
	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent	Loans	Dollars	Percent

Principal Amount Outstanding (1)

Delinquencies (2)
30-59 Days
60-89 Days
90-119 Days
over 120 days

Total Delinquencies as a Percentage of the Total Amount Outstanding

(1)

Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

Weighted Average Life Of The Securities

[Prepayments on automotive receivables can be measured relative to a prepayment standard or model.  The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of  the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes.  The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates.  Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables.  The ABS Table assumes that

(1)

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

(2)

each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

(3)

payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the     day of each applicable month),

(4)

the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

(5)

the Servicer does not exercise its option to purchase the Receivables.  The first two pools have an assumed cut-off date of     and the remaining pools have an assumed cut-off date of   .

The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cut-off Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

Pool	Remaining Term to Maturity Range (in months)	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Averag Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1		$	%
2		$	%
3		$	%
4		$	%

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

Percent of Initial Note Principal Balance at Various ABS Percentages

Notes
Assumed ABS Percentage(2)
Distribution Dates	100%	100%	100%	100%
Closing Date

_________________
Weighted Average Life (years)(1)

(1)

The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2)

An asterisk "*" means a percent of initial Note principal balance of more than zero and less than 0.5%.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Certificate Balance at Various ABS Percentages

Notes
Assumed ABS Percentage(2)
Distribution Dates	100%	100%	100%	100%
Closing Date

______________________

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Use Of Proceeds

The net proceeds from the sale of the Securities will be applied by the Depositor first, to deposit approximately $_____ into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

Description Of The Notes

The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Notes and the Indenture.  The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

The Notes

Payments of Interest.  Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing _____.  Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period").  Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee").  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.  Interest payments to the Noteholders will have the same priority.  Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date.  Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

Payments of Principal.  Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations.  Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates.  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date.  The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

Optional Redemption.  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables.  The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance.  The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon.  See "Description of the Transfer and Servicing Agreements" in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate.  See "Description of the Transfer and Servicing Agreement" in the Prospectus.

The Indenture Trustee. _____ will be the Indenture Trustee under the Indenture.  The Depositor maintains normal commercial banking relations with the Indenture Trustee.

Description Of The Certificates

The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement.  The following information summarizes all material provisions of the Certificates and the Trust Agreement.  The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

The Certificates

Distributions of Interest.  Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate.  Such amounts will be distributable monthly on each Distribution Date commencing _____.  [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities—Fixed Rate Securities" in the Prospectus.  That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360 day year of twelve 30 day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount.  On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate.  See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

Distributions of Principal Payments.  Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations.  Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount.  See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement--Reserve Account" in this prospectus supplement.

On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

Subordination of Certificates.  The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest.  In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full.  Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates.  In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

Optional Prepayment.  If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates.  See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

Auction Sale.  In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate.  See "Description of the Transfer and Servicing Agreements" in the Prospectus.

Description Of The Transfer And Servicing Agreements

The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing Agreements").  The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Accounts

[The assets of the Trust will not include a Pre-Funding Account.]  All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained  with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of    % per annum for so long as ______________ or an affiliate thereof is the Servicer, and    % per annum if ____________ or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period.  The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount.  The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders.  See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

Deposits to the Collection Account.  On or before the earlier of the eighth business day of the month in which a Distribution Date occurs and the fourth business day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and

(1)

deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and

(2)

distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.  On or before each Distribution Date the Servicer will deposit any advances for such Distribution Date into the Collection Account.

On or before the business day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account.  On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of:

(x)

the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or

(y)

the amount, if any, by which

(A)

the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds

(B)

the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

The "Interest Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

●

that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

●

all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

●

all advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

●

the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

●

all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

●

investment earnings for such Distribution Date;

In calculating the Interest Distribution Amount, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

●

that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

●

Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

●

all advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

●

to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

●

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

In calculating the Available Principal, the following shall be excluded:  all payments and proceeds (including Liquidation Proceeds) of any Receivables

(1)

repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and

(2)

received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed advances in accordance with the Sale and Servicing Agreement.

The "Principal Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period:

(1)

(a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of

(x)

the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

(y)

the portion of all prepayments in full allocable to principal received during the preceding Collection Period,

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cut-off Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

(2)

the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

(3)

the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

(4)

partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (1) above; and

(5)

the aggregate amount of Cram Down Losses during such Collection Period.

Monthly Withdrawals from Collection Account.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

(1)

from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

(2)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (1), the Noteholders' Interest Distributable Amount;

(3)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders' Interest Distributable Amount;

(4)

from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders' Principal Distributable Amount;

(5)

from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders' Principal Distributable Amount; and

(6)

from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).

Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

(a)

to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

(b)

to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

(a)

to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

(b)

to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

Related Definitions

For purposes hereof, the following terms have the following meanings:

"Collection Period" means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cut-off Date through and including     and (y) thereafter, the calendar month preceding the related Distribution Date.

"Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to

(1)

the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

(2)

if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

"Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

"Liquidated Receivables" means, Receivables (1) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (2) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (3) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

"Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

"Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

"Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (y) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

"Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

"Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.  In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

"Noteholders" Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

"Noteholders' Percentage" means (a) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (b) zero for each Distribution Date thereafter.

"Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

"Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

"Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

"Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

"Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

"Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.  In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of

(a)

any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

(b)

the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account.  In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,

(1)

the outstanding principal balance of the Notes is zero and

(2)

the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

"Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

"Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

"Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

"Certificate Balance" equals, initially, $ _____ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

"Pass-Through Rate" means, with respect to the Certificates, ___% per annum.

Credit Enhancement

Reserve Account.  Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the Indenture Trustee.  On the Closing Date, the Depositor will deposit $___(___% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit") in the Reserve Account.  The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders.  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor.  Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.  In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.

"Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of

(a)

__% of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or

(b)

__% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance.  In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

Subordination of the Certificates.  The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes.  The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses.  In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses.  However, in certain circumstances, the Reserve Account could be depleted.  If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.  In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

Federal Income Tax Consequences

McKee Nelson LLP, special tax counsel to the Trust, is of the opinion that,

(x)

based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes and

(y)

based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, the Trust will not be classified as an association taxable as a corporation and the Trust will not be treated as a publicly traded partnership taxable as a corporation. The Trust agrees and Certificateholders will agree by their purchase of Certificates, if there is more than one Certificate- holders, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the Certificateholders as partners of the partnership and the Notes as debt of the partnership, and if there is one Certificateholder, to treat that holder as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. It is not anticipated that the Notes will be treated as issued will original issue discount ("OID").  See "Material Federal Income Tax Consequences" in the Prospectus.

State And Local Tax Consequences

The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA Considerations

The Notes

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases ____ Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Trust believes that, at the time of their issuance the ____ Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the ____ Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Trust.

Without regard to whether ____ Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the ____ Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Underwriters, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a ____ Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of ____ Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the ____ Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring a ____ Note, each purchaser and each transferee of a ____ Note shall be deemed to represent and warrant that either (1) it is not acquiring a ____ Note with the assets of a Benefit Plan; or (2) its purchase and holding of the ____ Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

A Benefit Plan fiduciary considering the purchase of ____ Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The Certificates

The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity.  By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

Underwriting

Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Credit Suisse First Boston LLC (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession of   % per Note, that the Underwriter and such dealers may allow a discount of   % per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession of   % per Certificate; that the Underwriter and such dealers may allow a discount of   % per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Securities.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.  In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

Legal Matters

Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by _____ .  Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.  McKee Nelson LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates.  Certain legal matters under the laws of the State of Delaware will  be passed upon for the Depositor by _____ , _____ .

PROSPECTUS

Subject to Completion, Dated __________

ASSET BACKED SECURITIES CORPORATION

Company

Auto Receivables and Receivables Securities Trusts
Asset Backed Certificates and Asset Backed Notes (Issuable in Series)

____________________

Asset Backed Securities Corporation may offer from time to time under this prospectus and related prospectus supplements securities that are either asset backed notes or asset backed certificates which may be sold from time to time in one or more series.  Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust and the seller or sellers from whom the assets are acquired.  The assets may include:

1.

One or more pools of

●

motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers,  motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

●

private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.

Government Securities;

3.

All monies due under the above assets, which may be net of amounts payable to the servicer; and

4.

Funds or accounts established for the related trust, or one or more forms of enhancement.

For a discussion of risks associated with an investment in the securities, see Risk Factors on page 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

__________________

CREDIT SUISSE FIRST BOSTON

The date of this Prospectus is _______, ____.

Risk Factors

3

The Trusts

7

The Trustee

8

The Receivables Pools

9

The Collateral Certificates

11

The Government Securities

13

Weighted Average Life of the Securities

23

Pool Factors and Trading Information

24

The Seller and The Servicer

24

Use of Proceeds

24

Description of the Notes

25

Description of the Certificates

32

Certain Information Regarding the Securities

34

Description of the Transfer and Servicing Agreements

38

Certain Matters Regarding the Servicer

48

Certain Legal Aspects of the Receivables

52

Material Federal Income Tax Consequences

57

State and Other Tax Considerations

82

ERISA Considerations

84

Plan of Distribution

90

Legal Matters

91

Prospectus Supplement

91

Reports to Securityholders

92

Available Information

92

Incorporation of Certain Documents by Reference

92

Risk Factors

You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result in Delays in your Ability to Sell securities or Lower Returns

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series.  Credit Suisse First Boston LLC presently expects to make a secondary market in the securities, but has no obligation to do so.  Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Company, Seller or Servicer

The company does not have, nor is it expected to have, any significant assets.  The securities of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties.  The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You

Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities.  The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

•

the extent of prepayments, which may be influenced by a variety of factors,

•

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

•

the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller's or the company's representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security

The company will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.  However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer After a Servicer Default

The related prospectus supplement may provide that with respect to a series of securities issued by an Owner Trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration--Beneficial Owners Not Recognized by Trust

Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Trusts

With respect to each series of securities, Asset Backed Securities Corporation, the company, and/or a seller specified in the related prospectus supplement, or one of its affiliates will establish a separate trust (each, a "Trust") pursuant to a trust agreement (a "Trust Agreement") between the company and the related trustee or pooling and servicing agreement (a "Pooling and Servicing Agreement") among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

•

amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

•

security interests in vehicles financed by the Receivables (the "Financed Vehicles") and any other interest of a seller in the Financed Vehicles;

•

the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

•

any property that has secured a Receivable and that has been acquired by the applicable Trust; and

•

any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See "Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transfer and Sale and Servicing Agreement—Servicing Compensation" in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an Owner Trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Receivables Pools

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts (the "Receivables") in a Receivables Pool will be secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and trailers and may include boats, boat motors, jet skis and waverunners in a principal balance up to 5% of the principal balance of all the Receivables in a Receivables Pool and have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Trust will be selected from a seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

•

is secured by a new or used vehicle,

•

was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

•

provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

•

is a Precomputed Receivable or a Simple Interest Receivable and

•

satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

"Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78S Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

"Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

The extension of credit to an obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

The Collateral Certificates

Primary Assets for a series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

The issuer of the Collateral Certificates (the "Underlying Issuer") will be

•

a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

•

a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

•

one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company.  The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

•

the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•

the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•

the expected and final maturity of the Collateral Certificates;

•

the interest rate of the Collateral Certificates;

•

the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

•

characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•

the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•

the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets ("Primary Assets") for a series may include any combination of

•

receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds ("Treasury Bonds"),

•

Treasury Bonds and

•

other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities").

The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

(1)

the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)

the limit, if any, upon the aggregate principal amount of the Government Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)

material events of default or restrictive covenants provided for with respect to the Government Security;

(7)

the rating of the Government Security, if any;

(8)

the issuer of each Government Security;

(9)

the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement); and

(10)

any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities' pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "—Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB"), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the securities Act pursuant to Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a "GSE Issuer"). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the Trust for a series may include any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian ("Private Label Custody Strips") and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)

the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)

the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)

material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)

the rating of each Private Label Custody Receipt Security, if any;

(8)

the issuer of each Private Label Custody Receipt Security;

(9)

the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement; and

(10)

any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an "Interest Component"); and (2) the principal payment (the "Principal Component") (each component individually referred to in this prospectus as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer—Termination" regarding the servicer's option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder's Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities—Statements to Securityholders".

The Seller and The Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

Description of the Notes

Each Owner Trust will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related Owner Trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities".

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer—Termination".

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements—Distributions" and "—Credit and Cash Flow Enhancement".

In the case of a series of securities issued by an Owner Trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trust to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period.  These securities would then possess an interest only period, also commonly referred to as a "revolving period", which will be followed by an "amortization period", during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights upon Event of Default. "Events of Default" in respect of a series of notes under the related Indenture will consist of:

(1)

a default for five days or more in the payment of any interest on any Note;

(2)

a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

(3)

a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)

any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)

particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

(6)

any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the series, unless

•

the holders of all outstanding notes consent to the sale,

•

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

•

the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

•

the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•

the holder or holders have offered the indenture trustee reasonable indemnity;

•

the indenture trustee has for 60 days failed to institute a proceeding; and

•

no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any Owner Trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

•

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•

the entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

•

no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•

the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•

the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

•

any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•

the Trust has delivered to the related indenture trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No Owner Trust will:

•

except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

•

claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

•

dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

•

permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected by the related supplemental indenture, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate specified on any Note or the redemption price with respect to any Note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

•

impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•

reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•

modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable Owner Trust, any other obligor on the notes, the seller or an affiliate of any of them;

•

reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•

decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the related Indenture.

An Owner Trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)

to cure any ambiguity;

(2)

to correct or supplement any provisions in the Indenture; or

(3)

for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement. Each Owner Trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report. If required by the Trust Indenture Act, the indenture trustee for each Owner Trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the Owner Trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An Owner Trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the Owner Trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a Certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities". Any Certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an Owner Trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of securities will be Cede. Beneficial owners of the securities ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A", a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank's parent company, Cedel International, société anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG ("DBC").  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International's stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is "Clearstream".  With effect from January 14, 2000 New CI has been renamed "Clearstream International, société anonyme".  On January 18, 2000, Cedelbank was renamed "Clearstream Banking, société anonyme", and Cedel Global Services was renamed "Clearstream Services, société anonyme".

On January 17, 2000 DBC was renamed "Clearstream Banking AG".  This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks.  Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Credit Suisse First Boston LLC, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

•

the related trustee of a grantor trust or the related indenture trustee in the case of an Owner Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

•

the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

•

after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)

the amount of the distribution allocable to principal of each class of securities of the series;

(2)

the amount of the distribution allocable to interest on each class of securities of the series;

(3)

if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)

the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)

the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)

the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•

each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

•

each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

•

each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an Owner Trust, or

•

in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements").

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

•

the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

•

the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller's normal requirements;

•

on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•

at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

•

each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•

any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each Owner Trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an Owner Trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments.  "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.  "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)

obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

(2)

demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

(3)

certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)

investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)

demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)

Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)

any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•

the Pre-Funding Period will not exceed 90 days from the related closing date;

•

that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•

the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the "Final Scheduled Maturity Date" (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances.  The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance", and together with Precomputed Advances, "Advances"). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer's accounting records and computer files with respect to the servicer's compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under "Certain Information Regarding the Securities—Statements to Securityholders".

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer's performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)

any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2)

any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)

specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)

any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an Owner Trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each Owner Trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)

to cure any ambiguity,

(2)

to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3)

for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

•

the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

•

the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

•

the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Vehicles

In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats. The applicable seller will represent and warrant in the Agreement that none of the Receivables are required to be documented under the Ship Mortgage Act.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the obligor. The seller's security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets".

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles.  A failure, however, would constitute a breach of the seller's representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets" and "Risk Factors—Potential Lack of Security".

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets".

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller's representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets".

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes ("Note Owners") or certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Trust will be provided with an opinion of McKee Nelson LLP or other tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding certain related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts Which Are Not Treated as Grantor Trusts

Tax Characterization of the Trusts.

In the case of a Trust which is not intended to be treated as a grantor trust (an "Owner Trust"), Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness.  The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the Owner Trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust.  If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners' method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General.  Expect as discussed below, interest on a note generally is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the "OID Regulations").  The OID Regulations concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

The Code provides that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under "—Payment Lag Notes; Initial Period Considerations," and "—Qualified Stated Interest," and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "Accrual Period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date.  The original issue discount accruing during each Accrual Period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any Accrual Period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the Accrual Period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the Accrual Period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the Accrual Period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any Accrual Period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior Accrual Periods, and reduced by the amount of any distributions made on such note in prior Accrual Periods that were included in such note's stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any Accrual Period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future Accrual Periods.  Such a Note Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Note Owner is entitled.  However, Treasury regulations do not address this issue.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Any terms or conditions that do not reflect arm's length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.  Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first Accrual Periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

Variable Rate Notes.  Under the OID Regulations, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules.  A Variable Rate Note will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  Because the OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate").  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate").  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "—Interest Income on the Notes—Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an Accrual Period is increased (or decreased) if the interest actually paid during an Accrual Period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "—Interest Income on the Notes—Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument.  In each Accrual Period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the Accrual Period.

If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point.

Market Discount.  A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "—Interest Income on the Notes—Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.  If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder's adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  While any such gain or loss generally will be capital gain or loss provided the Note is held as a capital asset, gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under "—Interest Income on the Notes—Market Discount."  Further, the notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Short-Term Notes.  In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, "Short-Term Accruers") are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Note Owner's income with respect to the Note.

Foreign Investors in Notes.  Except as discussed below, a Note Owner that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state (including for this purpose, the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.  A "Foreign Person" is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.  Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax of up to 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner's federal income tax.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Trust as a Partnership.  Except to the extent a series of certificates is intended to be treated as indebtedness, as described below under "Certain Certificates Treated as Indebtedness," the Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity.  However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust.  Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.  The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable Prospectus Supplement.

Partnership Taxation.  As a partnership, the Trust will not be subject to federal income tax.  Rather, each Certificate Owner will be required to take into account separately the Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes.  The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents).  The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

•

the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

•

any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•

any prepayment premium payable to the Certificate Owners for the applicable month; and

•

any other amounts of income payable to the Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of certificates over their principal amount.  Losses will generally be allocated in the manner in which they are borne.

Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners.  Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate pass-through rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

An individual taxpayer's share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.  The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase.  If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be.  See "Tax Consequences to Note Owners—Premium" and "— Market Discount" above.  As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.  Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See " Tax Consequences to Note Owners—Original Issue Discount" above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.  Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust.  The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust.  The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.  Any gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year.  A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner's share, determined under Treasury Regulations, of the notes and other liabilities of the Trust.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners.  The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.  In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate exceeds the adjusted basis of that Certificate Owner's interest in the Certificate.  To the extent that the amount of money distributed exceeds that Certificate Owner's adjusted basis, gain will be currently recognized.  In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner's interest.  Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.  In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had.  The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make an election under Section 754 of the Code.  As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partnership Certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee is required to keep or cause to be kept complete and accurate books of the Trust.  The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1.  The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

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the name, address and identification number of such person,

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whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

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particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust.  The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust.  An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Certain Foreign Certificate Owners.  As used below, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "Tax Consequences to Note Owners—Foreign Investors in Notes," above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold.  The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of up to 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner's federal income tax.

Grantor Trusts

Characterization.  In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code.  In this case, beneficial owners of certificates (referred to in this Prospectus as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below.  The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as "grantor trust certificates".

Taxation of Grantor Trust Certificateholders.  Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust.  Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.  Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust.  Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust's assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.  See the discussion below under "—Stripped Certificates".  Except as discussed below under "Stripped Certificates" or "—Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium.  See "—Market Discount" and "—Premium," below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates").  For the rules governing original issue discount, see "Trusts Which Are Not Treated as Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount" above.  However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "Trusts Which Are Not Treated as Grantor Trusts—Tax Consequences to Note Owners— Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.  Further, if 20 percent or more of the Grantor Trust Certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount.  See "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners— Short-Term Notes" above.

The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.  A Grantor Trust Certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount".  For a discussion of the market discount rules under the Code, see "Trusts Which Are Not Treated as Grantor Trusts —Tax Consequences to Note Owners—Market Discount" above.  As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See " Tax Consequences to Note Owners—Original Issue Discount" above.

Premium.  To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see "Trusts Which Are Not Treated as Grantor Trusts —Tax Consequences to Note Owners—Premium" above.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments.  In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

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if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of Grantor Trust Certificateholders," above);

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if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

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if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust's assets; or

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if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Original Issue Discount" above.  For purposes of applying the original issue discount provisions of the Code, the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

Subordinated Certificates.  In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon").  The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Trust Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

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received as distributions their full share of receipts;

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paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

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retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

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Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

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a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

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reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or afterward.  See "—Market Discount" above.  Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See "—Premium" above.  The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Prepayments.  The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.  The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner's adjusted basis in the grantor trust certificate.  The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income.  See "—Market Discount," above.  Further, grantor trust certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

Foreign Investors in Grantor Trust Certificates.  A holder of grantor trust certificate who is not a "United States person" (as defined above at "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the Grantor Trust Certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person.  Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of up to 31% if, in general, the Grantor Trust Certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Certificateholder's federal income tax.

Certain Certificates Treated As Indebtedness

Upon the issuance of certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the certificates will be properly classified as indebtedness for federal income tax purposes.  However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion.  Such certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such certificates are herein referred to as "Debt Certificateholders."

The Depositor, or the Seller, will express in the Agreements its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Primary Assets.  The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes.  However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the Seller expects to treat such transactions for financial accounting purposes, as a sale of ownership interests in the Primary Assets and not as debt obligations.

In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction.  The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance.  In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.  It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof.  Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Primary Assets has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes.  Contrary characterizations that could be asserted by the IRS are described below under "—Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

Taxation of Income of Debt Certificateholders.

As set forth above, it is expected that Federal Tax Counsel will advise the Seller and/or the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners."

If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income.  Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments.  However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear.  Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity.  Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity.  Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances.  The Prospectus Supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

Tax Characterization of the Trust.

Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Primary Assets securing the repayment of the Debt Certificates.  In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.

The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS.  It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Primary Assets (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Seller, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.  Neither the Seller, nor the Depositor, currently intends to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

If a transaction were treated as creating a partnership between the Seller and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits.  The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness.  Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits.  As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates.  Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Primary Assets, which would reduce the amounts available for distribution to the Debt Certificateholders.  Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders.  Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

Foreign Investors in Debt Certificates.

As set forth above, it is expected that Federal Tax Counsel will advise the Seller and/or the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes.  Accordingly, Foreign Persons, as defined in the section above entitled "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Note Owners—Foreign Investors in Notes," that hold Debt Certificates generally will be taxed in the manner described in that section.

If the IRS were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership.  In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income.  See "Trusts Which Are Not Treated As Grantor Trusts—Tax Consequences to Certificate Owners of Owner Trust—Taxation of Certain Foreign Certificate Owners" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

If the Trust were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to Certificate Owners that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Other Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or other tax laws.  We recommend that investors consult their own tax advisors regarding state and other tax consequences.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons").  Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The seller, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets.  In 29 C.F.R. §2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

General Discussion.  The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption (“PTE”) 89-90, which was most recently amended and restated pursuant to PTE 2002-41 (the "Exemption") which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include the Receivables and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.  Second, the assets held by the Trust must be secured.  Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured Receivables, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency").  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group", other than any underwriter.  The Restricted Group consists of any (i) underwriter as defined in the Exemption, (ii) the seller, (iii) the servicer, (iv) the counterparty of any "interest swap" (as described below) held as an asset of the Trust, (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates, and (vi) any of their respective affiliates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trusts.  The Exemption has expanded the types of permitted Trusts to include owner-trusts, as well as grantor trusts, REMICs and FASITs.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions.  In the case where the Certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions ("Designated Transactions"), the Exemption permits the Certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

Insurance Company General Accounts.  In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

In addition, the rating of a Certificate may change.  If the rating of a Certificate declines below the lowest permitted rating, the Certificate will no longer be eligible for relief under the Exemption, (although a Plan that had purchased the Certificate when the Certificate had a permitted rating would not be required by the Exemption to dispose of it).  Consequently, a Certificate may not be purchased or sold to a Plan in such circumstances other than to an insurance company general account pursuant to PTCE 95-60.

Permitted Assets.  The Exemption permits an interest-rate swap to be an asset of a Trust which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements.  An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust asset if it:  (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) relates to a class of Certificates purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An "eligible Swap" is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14 (see below), (b) an "in-house asset manager" under PTCE 96-23 (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

"Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust ("EYS Agreement").  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts.  The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption relating to pre-funding accounts.  Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on for before the closing date.

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Exemption covers Notes as well as Certificates.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust.  However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes, certain restrictions are imposed on the Issuer’s governing documents to ensure that its assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and certain legal opinions are provided.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions").  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law").  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

•

the interest rate and authorized denominations, as applicable, of each class of securities;

•

specific information concerning the Primary Assets and the related seller and servicer, as applicable;

•

the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

•

information concerning any other assets in the related Trust;

•

the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

•

the extent to which any class within a series is subordinated to any other class of the same series; and

•

additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."

Available Information

The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 223 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone, (212) 325-2000.

INDEX OF TERMS

1997 Act

78

Acceptable Investments

88

Accrual Period

60

Actuarial Receivables

9

Additional Receivables

88

Advances

45

Allowable Interest Rate

86

Allowable Notional Amount

86

Average Interest Rate

88

Certificate Distribution Account

40

Certificate Owners

57

CI

35

Clearstream, Luxembourg

35

Clearstream, Luxembourg Participants

35

Code

57

Collection Account

40

Collection Period

44

Commission

92

DBC

35

Definitive Certificates

36

Definitive Notes

36

Definitive Securities

36

Depository

25

Designated Transactions

85

Distribution Date

33

DOL

84

DOL Pre-Funding Period

88

ERISA

83

Exchange Act

92

Exemption

84

EYS Agreement

87

Fannie Mae

15

Farm Credit Act

19

FCA

19

FCBs

19

Federal Tax Counsel

57

FFCB

15

FFEL

17

FHLB

15, 18

FHLMC Act

17

Financed Vehicles

7

FIRREA

18

Fiscal Agent

16

Freddie Mac

15

FTC Rule

56

Funding Corporation

20

Government Securities

13

Grantor Trust Certificateholders

73

GSE Issuer

16

GSEs

13

GSEs Bonds

13

Indenture

25

Indirect Participants

34

Interest Component

22

Investment Earnings

41

IRS

57

Leveraged

86

MBS

16

Multiple Variable Rate Note

63

New CI

35

Note Distribution Account

40

Note Owners

57

Offering Documents

88

OID Regulations

59

Owner Trust

58

Participants

34

Payahead Account

40

Payaheads

44

Plan

83

Pooling and Servicing Agreement

7

Precomputed Advance

44

Pre-Funded Amount

41

Pre-Funding Account

42

Pre-Funding Limit

88

Pre-Funding Period

42

Prepayment Assumption

59

Presumed Single Qualified Floating Rate

62

Presumed Single Variable Rate

62

Primary Assets

13

Principal Component

22

Private Label Custody Receipt Securities

20

Private Label Custody Strips

20

PTCE 84-14

87

PTCE

86

PTE

84

QPAM

86

Rating Agency

84

Receivables

9

REFCO

20

REFCO Strip

22

REFCO Strips

20

Registration Statement

92

Related Documents

30

Repurchase Amount

39

Reserve Account

47

RTC

18

Rule of 78S Receivables

9

Rules

34

Sale and Servicing Agreement

7

Sallie Mae

15

Schedule of Receivables

39

Securities Act

92

Security Owners

34

Senior Certificates

76

Servicing Fee

45

Servicing Fee Rate

45

Shortfall Amount

76

Short-Term Accruers

65

Short-Term Note

65

Similar Law

90

Simple Interest Advance

45

Single Variable Rate Note

62

Stripped Certificate

74

Subordinate Certificate

76

Subordinated Certificates

74

Swap

86

Swap Agreement

86

System

19

Systemwide Debt Securities

20

TEFRA

22

Transfer and Servicing Agreements

38

Treasury Bonds

13

Treasury Strips

13

Trust

7

Trust Accounts

41

Trust Agreement

7

Trust Stripped Bond

76

Trust Stripped Coupon

76

TVA

15

TVA Act

19

UCC

34

Underlying Issuer

12

Underlying Servicer

11

Underlying Trust Agreement

11

Underlying Trustee

11

Underwriting Agreements

90

Variable Rate

61

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the "Global securities") will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company ("DTC"), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global securities will be held in book-entry form by The Depository Trust Company ("DTC") in the name of Cede & Co. ("Cede") as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.  Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

(b)

borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 30% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

CREDIT	FIRST
SUISSE	BOSTON

Subject Completion, _______________

PROSPECTUS SUPPLEMENT (to prospectus dated ________)

$______ Floating Rate Asset Backed Term Notes, Series ____

ASSET BACKED SECURITIES CORPORATION

Seller

_____________

Servicer

Consider carefully the risk factors beginning on page S-__ of this prospectus supplement and on page __ of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-__ of this prospectus supplement and on page __ of the prospectus.

The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue term notes to the public:
Notes	Principal Balance	Interest Rate	Final Scheduled Date	Price to Public	Underwriting Discount	Proceeds From Sale
	$	%		%	%	$

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe the assets of the trust.]

Credit Enhancement

Reserve fund, with a deposit of $______.

Cash accumulation reserve fund, with a deposit of $_____.

Subordinated certificate class with a certificate balance of $______.

On or about _______, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus supplement is _______________

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

___________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

___________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement	Prospectus
Page	Page

Summary of Terms

4

The Trust

10

The Servicer

12

The Originator

12

The Portfolio

12

The Pool of Accounts

14

The Dealer Floorplan Financing Business

15

The Term Notes

15

The _____ Certificates

17

The Transfer and Servicing Agreements

19

ERISA Considerations

32

Federal Income Tax Consequences

32

Underwriting

33

Legal Opinions

34

Glossary of Principal Terms

34

Risk Factors

The Trust Fund

The Depositor

Use Of Proceeds

Maturity, Prepayment and Yield Considerations

Description of the Securities

Credit Support

Description of Insurance

Certain Legal Aspects of the Mortgage Loans and Contracts

Material Federal Income Tax Consequences

State and Local Tax Consideration

Legal Investment

Plan of Distribution

Legal Matters

Prospectus Supplement

Additional Information

Incorporation of Certain Information By Reference

Index of Terms

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

The Parties

Issuer/Trust

________, a Delaware business trust formed by Asset Backed Securities Corporation

Seller

Asset Backed Securities Corporation.

Servicer

____________.

Indenture Trustee

_____________.

Owner Trustee

_______________.

Capitalization of the Trust

General

On the initial closing date, ________, the trust will issue the following securities:

•

$______ Floating Rate Asset Backed Term Notes, Series _____, which we refer to as the _____term notes.  The term notes will bear interest, generally payable quarterly, at a rate equal to USD [three-month LIBOR] plus ____ basis points (__%) annually.

•

$_____ Floating Rate Asset Backed Certificates, Class ____, which we refer to as the ____ certificates.

Only the term notes are offered hereby.

The term notes will be registered in the name of the nominee for the Depository Trust Company.  You may hold your term notes through the book-entry systems of DTC in the United States or Clearstream, Luxembourg or Euroclear in Europe.

The trust will not issue any revolving notes or any other term notes on the initial closing date.

Subordination

The _____ certificates will be subordinated to the notes. The _____ certificates will receive no principal until the notes are fully paid or an allocation of principal sufficient to fully pay the notes has been made.

Basis Swaps

On the initial closing date, the trust will enter into a basis swap with respect to the term notes.  The basis swap counterparty, ______, will pay to the trust on each distribution date, interest at a per annum rate of USD [three-month LIBOR] plus __%.  The trust will pay the basis swap counterparty interest at a per annum rate equal to the prime rate.  Only the net amount due by the trust or by the basis swap counterparty, as the case may be, will be remitted.  The trust will enter into a similar basis swap with ______ with respect to the _____ certificates.

Payments on the Term Notes

Interest

•

The trust will generally pay interest on the term notes at a rate equal to USD [three-month LIBOR] plus ___ basis points (__%) annually.

•

Except as described in the next bullet point, the trust will pay interest on the term notes on the __th day of each _____, _____, _____ and ______ or on the next business day, which we refer to as quarterly distribution dates.  The first quarterly distribution date is _____.

•

The trust will pay interest on the term notes on the __th day of each month or on the next business day, which we refer to as monthly distribution dates, following a rapid amortization event or if the term notes are not paid by their targeted final payment date.  If interest on the term notes is paid monthly, the interest rate will be USD [one-month LIBOR] plus ___ basis points (__%) annually.

•

The prospectus and this prospectus supplement describe how the trust will allocate available funds to interest payments on the term notes and other securities.

•

The trust will pay interest on the term notes based on the actual number of days elapsed and a 360-day year.  Interest will accrue from and including the initial closing date, or from and including the most recent distribution date on which the trust has paid interest to but excluding the current distribution date.

Principal Payments

•

We expect that the trust will pay the entire principal balance of the term notes on their targeted final payment date, which is the quarterly distribution date in ____.

•

Starting approximately five months before this targeted final payment date, the servicer will calculate the number of months in which the trust will allocate principal collections to the repayment of the term notes on the targeted final payment date.  We refer to this period as the payment period.  The trust will accumulate the allocated principal collections during the payment period in a distribution account for the term notes.

•

The trust could make principal payments on the term notes sooner than the targeted final payment date if a rapid amortization event occurs.  The rapid amortization events for the term notes are:

(a)

____, ____ or the seller becomes insolvent;

(b)

the trust or the seller is required to register under the Investment Company Act; and

(c)

the balance in the cash accumulation reserve fund declines below $____.

On each monthly distribution date after the occurrence of a rapid amortization event, the trust will apply allocated principal collections and other available funds to repay principal on the term notes.

•

It is also possible that the trust will not repay the entire principal balance of the term notes on or before the targeted final payment date.  If principal collections are slower than anticipated during the payment period, then the payment of principal on the targeted final payment date could be insufficient to repay all of the term notes' principal balance.  In that case, allocable principal collections will be applied to the repayment of principal on the term notes on subsequent monthly distribution dates.

•

All unpaid principal on the term notes will be due on the stated final payment date, which is the quarterly distribution date in ____.  If the trust fails to pay the term notes in full on the stated final payment date, this will trigger an event of default.

•

The servicer may repurchase all of the remaining receivables when:

(a)

The daily trust balance is equal to or less than 10% of the highest sum, at any time since the initial closing date, of the daily trust balance plus cash held by the trust plus deposits in the cash accumulation account and the note distribution account, and

(b)

either no term notes are outstanding or the wind down period is in effect.

Credit Enhancement and Liquidity

The trust will repay the term notes primarily from principal and interest collections on the receivables.  In addition, there are several additional sources from which funds will be available to pay principal and interest on the term notes as well as other payments which the trust must make, including:

•

the basis swap for the term notes;

•

advances the servicer makes to the trust in some circumstances;

•

subordination of payments on the certificates to payments on the notes;

•

monies in the reserve fund; and

•

in some circumstances, monies in the cash accumulation reserve fund.

Assets of the Trust

The primary asset of the trust will be a revolving pool of receivables.  This pool arises under floor plan financing agreements between ____ and a group of retail automotive dealers franchised by ____.  These agreements are lines of credit which dealers use to purchase new and used motor vehicles manufactured or distributed by ____ and other motor vehicle manufacturers and distributors.  We refer to the dealers' obligations under these agreements as receivables.

The receivables will be sold by ____ to the seller, and then by the seller to the trust.  The trust will grant a security interest in the receivables and other trust property to the indenture trustee on behalf of the noteholders.  The trust property will also include: basis swaps with respect to all securities issued by the trust;

•

security interests in the collateral securing the dealers' obligation to pay the receivables, which will  include vehicles and may include parts inventory, equipment, fixtures,  service accounts, real estate and guarantees;

•

amounts held on deposit in trust accounts maintained for the trust;

•

any recourse ____ has against the dealers under the floor plan financing agreements;

•

some of the rights the seller has under its purchase agreement with ____; and

•

all rights the trust has under its sale and servicing agreement with the seller.

Revolving Pool

As new receivables arise, the seller will ordinarily transfer them to the trust on a daily basis.  At the same time, prior to the date on which funds will first be set aside for principal payments on the term notes, the trust will ordinarily use principal collections on the receivables to purchase new receivables from the seller or, after one or more revolving notes are issued, to pay down the principal balance on the revolving notes.  The trust could also retain principal collections and invest them in eligible investments, if sufficient new receivables are not available.

Revolving Period

The revolving period for the trust will begin on the initial cut-off date and will end on the earlier of (a) the commencement of an early amortization period and (b) the scheduled revolving period termination date.  The scheduled revolving period termination date will initially be ____ and will be automatically extended to the last day of each succeeding month unless the Seller elects, at its option, to terminate the automatic extension.  The scheduled revolving period termination date may not be extended beyond ____.  If terminated upon the commencement of a cash accumulation period, the revolving period may recommence in certain limited circumstances.

Cash Accumulation

If a cash accumulation event occurs, the trust will retain all of the principal collections allocable to the term notes.  The trust will then invest them in eligible investments in a cash accumulation account dedicated to the term notes.  The trust will continue to invest these funds in eligible investments until the targeted final payment date for the term notes, or until the occurrence of a rapid amortization event.  Cash accumulation events generally occur upon defaults under the underlying transaction agreements and when the pool of receivables fails to satisfy various performance tests or measurements.  These tests may include:

•

the payment rate on the receivables,

•

the composition of the receivables pool,

•

the characteristics of the receivables, and

•

the amount on deposit in the reserve fund.

If the Seller elects to terminate the automatic extension of the revolving period as described above, a wind down period will commence which constitutes a cash accumulation event for the Term Notes.

Each of the early amortization events identified in the prospectus under "The Transfer and Servicing Agreements--Early Amortization Events" is a cash accumulation event, other than those which are rapid amortization events.  In addition, the termination of any basis swap identified in this prospectus supplement is generally a cash accumulation event.

Reserve Funds

On the closing date, the seller will deposit $______ in cash or eligible investment into the reserve fund.

The trust may experience shortfalls in principal and interest collections on the receivables and net receipts on the basis swaps.  The trust will withdraw cash from the reserve fund when these shortfalls cause the trust to have insufficient amounts to:

•

pay the monthly servicing fee,

•

pay net amounts under the basis swaps, and

•

to make required distributions on the notes and the certificates.

On any monthly distribution date, after the trust pays the monthly servicing fee and makes all deposits or payments due on the securities and any related basis swaps, the amount in the reserve fund may exceed the specified reserve amount.  If so, the trust will pay the excess to the seller.

On the closing date, the seller will deposit $_____in cash or eligible investments into the cash accumulation reserve fund.  This account will supplement the funds available to pay interest on the term notes if a cash accumulation event occurs. Amounts will be added or released on each distribution date to maintain the balance at a specified reserve amount.

Servicing Fees

Each month the trust will pay the servicer a servicing fee, based on __% per annum, as compensation for servicing the receivables.

Tax Status

In the opinion of McKee Nelson LLP, special tax counsel, the term notes will be characterized as indebtedness for federal income tax purposes and the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

ERISA Considerations

Although it must consider the factors discussed under "ERISA Considerations", an employee benefit plan governed by the Employee Retirement Income Security Act of 1974 may generally purchase the term notes.  An employee benefit plan should consult with its counsel before purchasing the term notes.

Ratings

•

We will not issue the term notes unless they are rated in the highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

•

The rating of the term notes is partially based on the expected performance of the receivables.

•

We cannot assure you that a rating agency will maintain its rating if circumstances change.  If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement to restore the original rating.

•

A rating is not a recommendation to buy the term notes.  The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal.  The rating does not consider either the term notes' price, their suitability to a particular investor or the timing of principal payments.

•

You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of Principal Terms" beginning on page S-__ of the prospectus supplement or in the "Glossary of Terms" beginning on page __ in the prospectus.

The Trust

The issuer, ______, is a business trust formed under the laws of the State of Delaware.  The trust will be established and operated pursuant to a trust agreement dated on or before ________, which is the date the trust initially issues securities, or the initial closing date.

The trust will engage in only the following activities:

•

acquire, hold and manage the receivables and other assets of the trust;

•

issue securities;

•

make payments on the securities; and

•

take any action necessary to fulfill the role of the trust in connection with the term notes.

The trust's principal offices are in _______, in care of _______, as owner trustee, at the address listed under "--The Owner Trustee" below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the initial closing date:

term notes	$
_____ certificates
Total	$

The _____ certificates represent the equity of the trust and will be issued under the trust agreement.  The _____ certificates are not being offered hereby.

The Owner Trustee

_____., is the owner trustee under the trust agreement.  Its principal offices are located at _____.

The Trust Estate

The property of the trust – the trust estate – will include:

•

the seller's right, title and interest in, to and under;

•

the Eligible Receivables existing in the dealer accounts included in the pool of accounts on ____, which is the date ____ days before the trust will initially issue the term notes;

•

the Eligible Receivables existing in any additional dealer accounts added to the pool of accounts on the related cut-off date for additional accounts;

•

the Eligible Receivables generated under each of the foregoing dealer accounts from time to time thereafter so long as the dealer account is included in the pool of accounts;

•

principal and interest collections on all the Eligible Receivables;

•

the related collateral security for the Eligible Receivables;

•

the seller's rights and remedies under the pooling and servicing agreement associated with the receivables transferred to the trust;

•

the rights of the trust in relation to basis swaps with respect to all securities issued by the trust;

•

the reserve funds, owned by the seller and pledged to the indenture trustee, including the Reserve Fund and the Cash Accumulation Reserve Fund;

•

the rights of the trust in relation to following accounts, including the amounts held therein for the benefit of the term notes;

•

the Collection Account, including the Cash Collateral Amount;

•

the Cash Accumulation Account;

•

the distribution accounts for the term notes and certificates;

•

any other account hereafter established for the benefit of all holders of securities;

•

the rights of the trust in relation to any other Specified Support Arrangement, or any other assets transferred to the trust after the initial closing date; and

•

the rights of the trust in relation to each swap and account established on or after the date the trust initially issues securities.

Reinvestment of Trust Principal Collections

Typically, the trust will use all Trust Principal Collections to purchase new receivables, make payments that are due in respect of the term notes or pay down the balance on any revolving notes.  However, during some periods, including a Payment Period or Cash Accumulation Period for the term notes, the trust will accumulate the portion of Trust Principal Collections and other available amounts which are allocated to notes which have accumulation provisions.  Generally, the trust will invest the accumulated amounts in Eligible Investments to provide for repayment of principal on those notes with the accumulation provisions, including the term notes, at the Targeted Final Payment Dates for such notes.  For a description of the application of principal collections by the trust in each of these periods, see "Transfer and Servicing Agreements--Application of Principal Collections to the Term Notes" in this prospectus supplement.

The Servicer

[To Be Inserted.]

The Originator

[To Be Inserted.]

The Portfolio

General

As of ___, there were approximately ____ dealers with active credit lines in ____'s portfolio.  The total portfolio, which includes both owned receivables and serviced receivables, consisted of receivables with an aggregate principal balance of approximately $_____.  ____ is the primary source of floor plan financing for _____-franchised dealers in the United  States.  In the first quarter of _____, _____ provided financing for approximately __% of new factory sales to ___ dealers in the United States.

As of _____, receivables with respect to new vehicles represented approximately __% of the aggregate principal amount of all receivables in the Portfolio.  Receivables with respect to Used Vehicles represented approximately __% of the aggregate principal amount of all receivables in the Portfolio.  Other receivables, including receivables for heavy-duty trucks, off-highway vehicles and marine units represented approximately __% of the aggregate principal amount of all receivables in the Portfolio.  As of _______, approximately __% by value of the used vehicles in _____'s portfolio represented vehicles bought at closed auctions held by ____ or others.  As of ______, the average Account in ______'s portfolio provided for credit lines for new vehicles and used vehicles of approximately __ units and __ units, respectively, and the average principal balance of receivables thereunder was approximately $____ million and $____ million, respectively.

For the ___ months ended _____, the weighted average spread over the Prime Rate charged to dealers in _______'s portfolio was approximately __%. Some dealers elect not to participate in the net billing program and therefore continue to be offered rebates under incentive programs. For the __ months ended ______, the average annual rate of dealer credits on _____'s portfolio ranged between __ and __ basis points.  The amount of any credit is applied to a participating dealer's interest charges on floor plan and other loans, if any. We cannot assure you that the spread over the prime rate in the future will be similar to historical experience.

As of _______, the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately $___ million or __% of the aggregate principal amount financed in the Portfolio.

Loss Experience

The following table sets forth ____'s average principal balance of receivables and loss experience for _____'s portfolio as a whole in each of the periods shown.  _____'s portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of _____'s entire portfolio and, accordingly, actual loss experience with respect to those dealer accounts may be different than that of _____'s portfolio as a whole.  There can be no assurance that the loss experience for receivables in the future will be similar to the historical experience set forth below.  The following historical experience reflects financial assistance and incentives provided, from time to time, by _____ and _____ to _____-franchised dealers, including those described in the prospectus under "The Dealer Floor Plan Financing Business--Relationship of the Dealer Floor Plan Financing Business to ______."  If ______ or ______ reduced or was unable or elected not to provide assistance or incentives, the loss experience of ______'s portfolio, including the dealer accounts, might be adversely affected.  See "Special Considerations-- Relationship of Each Trust to _____ and _____" in the prospectus.

Loss Experience for the Portfolio

	THREE MONTHS ENDED MARCH 31, ____		YEAR ENDED DECEMBER 31
	____	____	____	____	____
(DOLLARS IN MILLIONS)
Average Principal Receivables Balance	$	$	$	$	$
Net Losses (Recoveries)	$	$	$	$	$
Net Losses (Recoveries) as a % of Liquidations
Net Losses (Recoveries) as a % of Average Principal Receivables
Balance	%	%	%	%	%

In the above table, average receivables balance is the average of the month-end principal balances of receivables, plus accrued interest, for each of the months during that period. Net losses in any period are gross losses less recoveries for that period.  Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions.  The ratio of net losses (recoveries) to average principal balance for the three-month period has been annualized.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in _______'s portfolio as a percentage of total principal balances of receivables outstanding at the date indicated.  The aging is based on the receivable's interest commencement date.  In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification.  An example of a reason for reclassification is a dealer's decision to designate a new vehicle for use as a demonstration unit.  The actual age distribution with respect to the receivables related to any trust may be different because those receivables will arise in dealer accounts representing only a portion of _______'s entire portfolio.  There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.

Age Distribution for the Portfolio

	THREE MONTHS ENDED MARCH 31, ____		YEAR ENDED DECEMBER 31
	____	____	____	____	____

1-120	__%	__%	__%	__%	__%
121-180	__%	__%	__%	__%	__%
181-270	__%	__%	__%	__%	__%
Over 270	__%	__%	__%	__%	__%

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for _____'s U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. he payment rates used below were calculated as set forth in the following equation:

(principal collections during the period)
Payment Rate % =	(ending principal balance of receivables for that period)

There can be no assurance that the rate of principal collections for the dealer accounts in the pool of accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts will represent only a portion of _____'s entire U.S. portfolio.

Monthly Payment Rates for the U.S. Portfolio

	THREE MONTHS ENDED MARCH 31, ____		YEAR ENDED DECEMBER 31
	____	____	____	____	____

Highest Month	__%	__%	__%	__%	__%
Lowest Month
Average for the Months in the period

The Pool of Accounts

As of the close of business on _____, there were __ dealer accounts in the pool of accounts.  As of _______, the average principal balance of receivables in those Accounts was approximately $___ million (approximately __% of which were Eligible Receivables) and the weighted average spread over the Prime Rate charged to dealers was approximately __% for the month of ____.  This spread over the Prime Rate does not include rebates earned by dealers under _____ incentive programs that entitle them to a credit based on interest charges.  These credits do not affect the spread over the Prime Rate earned by the trust.  As of _____, the aggregate principal balance of receivables under those Accounts was $_____ and, of that amount, $______ would qualify as Eligible Receivables, except for the limit imposed by the Maximum Pool Balance.  In addition to the criteria specified in the definition of "Eligible Accounts" in the "Glossary of Terms" in the prospectus, a dealer account will not be an Eligible Account if (1) during the preceding twelve months, _____ has charged off, without recovering, any amount in excess of $25,000 or (2) the obligor on such dealer account has materially breached its obligation to pay for a receivable upon sale of the related vehicle.

Geographic Distribution

The following table provides, as of _____, the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses.  As of the ______, no other state accounted for more than __% of the principal amount of receivables outstanding in the dealer accounts.

Geographic Distribution of Pool Accounts Related to the Trust

State	Percentage of Receivables Outstanding	Number of Total Receivables Outstanding	Percentage of Dealer Outstanding	Total Number of Dealer Outstanding
(thousands of dollars)

____	$	%		%
____
____
____
____
____

The Dealer Floorplan Financing Business

[To Be Inserted.]

The Term Notes

General

The term notes will be issued pursuant to the terms of an indenture to be dated as of the initial closing date between the trust and the indenture trustee.  As amended and supplemented from time to time, this is known as the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part.  A copy of the indenture will be filed with the SEC following the issuance of the term notes.  The following summary describes some of the terms of the term notes and the indenture.  The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the term notes, the indenture and the prospectus.  Where particular provisions or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of the summary. _____, a _____ banking corporation, will be the indenture trustee.

All distributions will be made on each Note Payment Date to the holders of the term notes of record as of the day preceding that Note Payment Date.  If definitive term notes are issued, distributions will be made to the holders of the term notes as of the last day of the preceding month.  All payments will be made by wire transfer while the term notes are in global form and will be made in accordance with the procedures of DTC, Euroclear and Clearstream, Luxembourg.  If definitive term notes are issued, such payments thereon will be made by check and will be mailed to the address on the register kept by the indenture trustee unless a holder gives wire transfer instructions before the relevant record date.  Final payment of any definitive term note will only be made against presentation and surrender of the definitive term note at the place or places specified in the notice of final payment to the holder thereof.

Payments of Interest

Interest on the outstanding principal balance of the term notes will accrue from the initial closing date until the term notes are paid in full at a rate equal to USD [Three-Month LIBOR] plus __% per annum, except as described below.  Interest will be payable on the __th day of each _____, _____, _____ and _____, or if such day is not a business day, then on the next business day.  We refer to each quarterly date on which interest is paid as a Quarterly Distribution Date.  The initial Quarterly Distribution Date is _____.

There are two circumstances under which interest payments will be made monthly rather than quarterly. First, if a Rapid Amortization Period is in effect for the term notes, then from the first Monthly Distribution Date following the end of the calendar month in which the Rapid Amortization Event occurs until the date on which they are paid in full, the term notes will bear interest at a rate equal to USD [One-Month LIBOR] plus __% per annum.  Second, if the full amount of principal on term notes is not paid on or before the Term Note Targeted Final Payment Date, then from the term note Targeted Final Payment Date until the Monthly Distribution Date on which the term notes are paid in full, the term notes will also bear interest at a rate equal to USD [One-Month LIBOR] plus __% per annum.  In either case, interest will be payable on each Monthly Distribution Date following the date on which the interest rate has changed.  We refer to times when monthly payments are made as Monthly Payment Periods.

We use the term Note Payment Date to mean each Quarterly Distribution Date or Monthly Distribution Date, as applicable, on which interest is payable as described above or principal is payable as described below.

Interest will accrue from and including the initial closing date, or from and including the most recent Note Payment Date on which interest has been paid to but excluding the current Note Payment Date. Interest on the term notes will be calculated on the basis of a year of 360 days and the actual number of days occurring in the period for which interest is payable. Each Note Payment Date will be a Payment Date as defined in the prospectus. Interest accrued as of any Note Payment Date, but not paid on that Note Payment Date, will be due on the next Note Payment Date.

Interest Collections will be applied to make interest payments on the term notes as described under "The  Transfer and  Servicing  Agreements--Application of Interest Collections" in this prospectus supplement.

Payments of Principal

We expect that the trust will pay the entire principal balance of the term notes on the Term Note Targeted Final Payment Date, which is the Note Payment Date in _____.  However, the trust could make principal payments sooner than the Term Note Targeted Final Payment Date if a Rapid Amortization Event occurs.  On each Monthly  Distribution Date after the commencement of a Rapid Amortization Period, the trust will apply the portion of Available Trust Principal allocated to the term notes and any funds held in the Cash Accumulation Account and Note Distribution Subaccount to repay principal on the term notes.

It is also possible that the trust will not repay the entire principal balance of the term notes on or before the Term Note Targeted Final Payment Date.  Starting on the _____ Determination Date, the servicer will calculate the Required Payment Period Length to determine the date on which the trust will begin to accumulate principal collections for the purpose of repaying principal on the term notes on the Term Note Targeted Final Payment Date.  If insufficient funds are accumulated during this period, then the payment of principal on the Term Note Targeted Final Payment Date will be insufficient to repay all of the term note principal balance.

All unpaid principal on the term notes will be due on the Stated Final Payment Date for the term notes, which is the Distribution Date in _____. Failure to pay any securities in full on their Stated Final Payment Date will result in an event of default in the case of a note and an Early Amortization Event for the trust.

If the Servicer exercises its optional right to repurchase receivables as described in "The Transfer and Servicing Agreements--Optional Purchase by the Servicer," then the proceeds of the repurchase will be treated as Trust Principal Collections and Trust Interest Collections.

Delivery of Notes

The term notes will be issued on or about the initial closing date in book entry form through the facilities of DTC, Clearstream, Luxembourg and Euroclear against payment in immediately available funds.

The _____ Certificates

General

On the initial closing date, the trust will issue the _____ certificates in a principal amount equal to approximately  $_____.  Initially, the seller will retain __% of the _____ certificates.  It is expected that the seller will privately place the remaining _____ certificates on the initial closing date.

The trust will issue the _____ certificates under the trust agreement, a form of which the seller has filed as an exhibit to the registration statement of which this prospectus supplement forms a part.  The following summary describes some of the terms of the _____ certificates and the trust agreement.  The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the _____ certificates, the trust agreement and the prospectus.  Where particular provisions or terms used in the _____ certificates and the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Interest

The _____ certificates  will bear interest on the  outstanding certificate balance (without reduction for unreimbursed Trust Charge-Offs), payable on each Quarterly Distribution Date commencing on _____, at a rate equal to USD [Three-Month LIBOR] plus __% per annum.  If the _____ certificates are not paid in full on their Targeted Final Distribution Date or if the Fully Funded Date occurs for all notes under any circumstance other than the payments and set-asides that will occur during the Payment Period for the term notes, then interest will be payable on each Monthly Distribution Date thereafter at a rate equal to USD [One-Month LIBOR] plus __% per annum.  We refer to each of the days on which interest is payable on the _____ certificates as a Certificate Payment Date. Interest on the _____ certificates accrued as of any Certificate Payment Date but not distributed on a Certificate Payment Date will be due on the next Certificate Payment Date.

Payments of interest on the notes will be senior to distributions of interest on the _____ certificates.

Certificate Balance

The certificate balance as of any Monthly Distribution Date or a related Certificate Payment Date with respect to the _____ certificates is (a) $_____, plus (b) the principal amount of _____ certificates issued after the initial closing date, minus (c) all distributions in respect of the certificate balance of the _____ certificates actually made on or prior to that date, minus (d) unreimbursed Trust Charge-Offs on that Monthly Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge- Offs on that date as described below) allocated to the _____ certificates, up to the certificate balance of the _____ certificates on that Monthly Distribution Date calculated without regard to this clause (d).  With respect to any other class of certificates, certificate balance means the amount set forth in the terms of that class of certificates.  Any unreimbursed Trust Charge-Offs applied to reduce the certificate balance will be applied against each class of certificates on that Certificate Payment Date, pro rata on the basis of the certificate balance of the certificates of that class outstanding on the preceding Certificate Payment Date, without reduction for any unreimbursed Trust Charge-Offs.

We expect that the trust will pay the entire certificate balance of the _____ certificates on the Quarterly Distribution Date in _____, which is the Targeted Final Distribution Date for the _____ certificates.  The trust will seek to set aside funds for this purpose during the Payment Period for the term notes.  Following the respective Fully Funded Dates for the term notes, all Available Trust Principal, up to an amount equal to the outstanding certificate balance of the _____ certificates, will be set aside by the trust in a certificate distribution account for payment to the _____ certificates on the Targeted Final Distribution Date for the _____ certificates.

Distributions will be made with respect to the certificate balance on the _____ certificates after the trust has paid the term notes.  If all notes have been paid or provided for by their respective Targeted Final Payment Dates, then distributions with respect to the certificate balance of the _____ certificates will commence on the Targeted Final Payment Date for the _____ certificates, to the extent of funds available for such purpose.

The Stated Final Payment Date for the _____ certificates will be on the Certificate Payment Date in _____.  If the _____ certificates have not been paid in full on or prior to that date, an Early Amortization Period for the trust will commence.

The Transfer and Servicing Agreements

The parties will enter into the Transfer and Servicing Agreements as of the initial closing date.  The following summary describes the material terms of the Transfer and Servicing Agreements.  The seller has filed forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement is a part.  The Transfer and Servicing Agreements will be filed with the SEC following the initial closing date.  The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements and the prospectus.  Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Application of Interest Collections

For each Collection Period, the trust will apply funds to pay interest and other amounts on the related Monthly Distribution Date in the order and in the priority of clauses (1), (2) and (3) below:

Clause (1) For each Collection Period, the trust will apply Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Monthly Distribution Date in the following order of priority:

(a)

an amount equal to the Monthly Servicing Fee for that Monthly Distribution Date will be paid to the servicer; and

(b)

an amount equal to the Trust Interest Allocation applied in clause (2) below.

Clause (a) On each Monthly Distribution Date, the trust will apply the amounts from clause (1)(b), together with the funds specified below, to the notes as follows:

(a)

for the term notes:

(i)

the trust will make the following funds available:

(A)

the term notes' Trust Interest Allocation;

(B)

the net amount, if any, received by the trust under the term notes basis swap;

(C)

all net investment earnings on funds deposited in the Note Distribution Subaccount for the term notes;

(D)

all Cash Accumulation Account Earnings; and

(E)

if the term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) through (D) are less than the Term Notes Monthly Carrying Costs for that Monthly Distribution Date, then the lowest of

(x)

such shortfall,

(y)

the Cash Accumulation Reserve Fund Release Amount and

(z)

the amount of funds on deposit in the Cash Accumulation Reserve Fund will be made available.

The amounts made available pursuant to the foregoing clauses (2)(a)(i)(A) through (E) will be the Term Notes Monthly Available Amount.

(ii)

Next, the trust will aggregate and apply the Term Notes Monthly Available Amount on the Monthly Distribution Date as follows:

(A)

first, the lesser of

(x)

the Term Notes Monthly Available Amount and

(y)

the net payment, if any, due from the trust under the term notes basis swap will be paid in accordance with the terms of the term notes basis swap; and

(B)

second, the lesser of

(x)

the Term Notes Monthly Available Amount remaining after the application in subclause (A) and

(y)

an amount equal to the Term Notes Monthly Interest Payable Amount for the related Monthly Distribution Date will be transferred to the Note Distribution Account for payment of interest on the term notes on the related Note Payment Date.

The amounts required to be paid pursuant to the foregoing clauses (2)(a)(ii)(A)(y) and (B)(y) are the Term Notes Monthly Carrying Costs.  Any shortfall of the Term Notes Monthly Available Amount below the Term Notes Monthly Carrying Costs will be treated as a Series Shortfall for the term notes.  Any excess of the Term Notes Monthly Available Amount over the Term Notes Monthly Carrying Costs will be treated as Remaining Interest Amounts.

(b)

for each other series of term notes, in accordance with the terms of each series, the trust will apply (x) the Trust Interest Allocation for that series, (y) any amounts received from or owing under Specified Support Arrangements in accordance with the terms of the series of notes and (z) net investment earnings, if any, on funds deposited in that series' Note Distribution Subaccount to pay the monthly carrying costs for the series of term notes, which will include the Noteholders' Interest for such series.  Shortfalls in these applications will be treated as a Series Shortfall for each series and excess amounts will be treated as Remaining Interest Amounts.

Clause (3) On each Monthly Distribution Date, the trust will aggregate the Remaining Interest Amounts from all notes and apply these funds in the following order of priority:

(a)

if the notes have a Series Shortfall, pro rata on the basis of the respective Series Shortfalls, an amount equal to the Series Shortfall for that Monthly Distribution Date, will be transferred to the Note Distribution Account for the payment of amounts owing under the basis swap or in respect of interest on those notes or payments on an interest rate swap;

(b)

an amount equal to the net payment, if any, due from the trust under the _____ certificates basis swap and under any basis swap with respect to any other class of certificates will be paid in accordance with each basis swap;

(c)

an amount equal to the Aggregate Certificateholders' Interest for that Monthly Distribution Date will be transferred to the Certificate Distribution Account;

(d)

an amount equal to any servicer advances not previously reimbursed will be paid to the Servicer, except as otherwise provided in the Transfer and Servicing Agreements;

(e)

an amount equal to any Reserve Fund Deposit Amount for that Monthly Distribution Date will be deposited into the Reserve Fund;

(f)

pro rata among the following amounts specified in (A) and (B) for that Monthly Distribution Date, (A) an amount equal to the Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Cash Accumulation Reserve Fund and (B) an amount equal to any deposit required under the terms of any other Specified Support Arrangements will be deposited into the account designated by the terms of the Specified Support Arrangement;

(g)

an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on that Monthly Distribution Date; and

(h)

an amount equal to the aggregate amount of unreimbursed Trust Charge Offs will be treated as Additional Trust Principal on that Monthly Distribution Date.

If Monthly Available Amounts are not sufficient to make all payments required by clauses (1), (2) and (3), then the funds described below will be applied in the following order:

first, if any amounts specified in clauses (3)(a), (b), (c) and (d) above remain unpaid, then a Deficiency Amount will exist, and the servicer will be obligated to make a servicer advance of this amount to the trust, but only to the extent that the Servicer, in its sole discretion, expects to recover the advance from Remaining Interest Amounts applied as described above on subsequent Distribution Dates and from releases from the Cash Accumulation Reserve Fund as provided in "--Cash Accumulation Reserve Fund" in this prospectus supplement, and the servicer advances will be applied to reduce the Deficiency Amount in the order set forth in clauses (2) and (3); and

second, if any Monthly Carrying Costs or any amounts specified in clauses (3)(a), (b), (c), (d), (g) and (h) remain unpaid after the application described in the preceding clause first, then an Unsatisfied Deficiency Amount will exist, and funds on deposit in the Reserve Fund will be applied to reduce the unsatisfied deficiency amount in the order set forth in clauses (2) and (3), except that no application of amounts from the Reserve Fund will be made for the priorities in clauses (3)(e) or (f).

Remaining Interest Amounts for a Monthly Distribution Date not applied as described above will generally be allocated and paid to the seller as compensation for making the initial deposit and any additional deposits into the Reserve Fund and the Cash Accumulation Reserve Fund.

To the extent that the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to clause (3)(g) above, the amount of the deficiency will be added to unreimbursed Trust Charge-Offs.

Application of Principal Collections by the Trust

There are three mutually exclusive time periods with respect to the trust.  These time periods are the Revolving Period, the Wind Down Period and the Early Amortization Period.  The way in which each of these trust level time periods is relevant to and impacts a class of securities depends in part upon the specific terms of that class.  In addition, each class of securities may have, by their terms, additional time periods specific to that class which occur within or across the time periods applicable to the trust as a whole.  See "Application of Principal Collections to the Term Notes" below for a description of the time periods which specifically apply to the term notes.

Revolving Period

During the Revolving Period, the trust may, on a daily basis, use Trust Principal Collections:

•

to make payments of principal on the revolving notes;

•

to purchase additional Eligible Receivables from the seller;

•

to the extent required to maintain the Daily Trust Balance equal the Daily Trust Invested Amount, to add to the Cash Collateral; and

•

to make  principal  payments or to set aside  principal for later payment on any term notes which then requires Available Trust Principal to be retained or set aside.  No distributions of the certificate balance will be made during the Revolving Period.

During the Revolving Period, the trust may also use the Cash Collateral Amount for the purposes described in the first, second and fourth points above.

The Revolving Period will terminate on the Scheduled Revolving Period Termination Date.  The Scheduled Revolving Period Termination Date will initially be _____, and it will automatically be extended to the last day of each succeeding month unless the seller, prior to the then Scheduled Revolving Period Termination Date, makes a non-extension election, causing the extension not to occur.  Unless a non-extension election is made as described below, each extension will become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date.  The seller cannot extend the Scheduled Revolving Period Termination Date beyond _____, which is the Final Revolving Period Termination Date.

In addition to a non-extension election, the seller may, at any time prior to the then Scheduled Revolving Period Termination Date, affirmatively cause an affirmative extension of the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination Date), subject thereafter to further automatic extensions, non- extension elections and affirmative extensions.  Any non-extension election or affirmative extension will be made by providing written notice of the extension to the Servicer, the owner trustee (who will be obligated to provide notice to the certificateholders), the indenture trustee (who will be obligated to provide notice to the noteholders) and the rating agencies.  Assuming no Early Amortization Event has occurred, the Revolving Period will terminate and the Wind Down Period will commence on the day immediately following a non-extension election.

If the seller makes a non-extension election, as a result of which the Revolving Period terminates and the Wind Down Period commences prior to the Final Revolving Period Termination Date, the seller may elect to recommence the Revolving Period on any date prior to the date that is the earlier of (1) the one year anniversary of the termination of the Revolving Period and (2) the Final Revolving Period Termination Date, so long as no Early Amortization Event has occurred and is continuing.  If an Early Amortization Event described in subparagraphs (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus has occurred the seller may nonetheless elect to so recommence the Revolving Period if the conditions specified under "--Wind Down Period and Early Amortization Period--Recommencement of Revolving Period" in this prospectus supplement are satisfied.

Wind Down Period and Early Amortization Period

The Revolving Period will be followed by either the Wind Down Period or an Early Amortization Period.  These periods commence as follows:

•

The Wind Down Period for the trust will begin on the day following the Scheduled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period, (b) the date on which all outstanding securities are paid in full and (c) under the limited circumstances described above under "The Transfer and Servicing Agreements--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period.

•

The Early Amortization Period will commence upon the occurrence of an Early Amortization Event, whether it occurs during the Revolving Period or the Wind Down Period.  The Early Amortization Events are set out in the prospectus under "The Transfer and Servicing Agreements--Early Amortization Events" and below under "--Early Amortization Events."

During the Wind Down Period and during any Early Amortization Period, the trust will no longer reinvest Trust Principal Collections in new receivables, nor will it make additional borrowings under any revolving notes or issue any additional securities.  Instead, on each Monthly Distribution Date, Trust Principal Collections during the related Collection Period, together with other amounts comprising Available Trust Principal, will be treated as follows:

first, the amounts will be allocated to the notes in accordance with the Principal Allocation Percentage, and the Available Trust Principal will be paid or set aside until the Fully Funded Date, and second, following the Fully Funded Date, any remaining Available Trust Principal will be available for the payment of the outstanding certificate balance on the certificates or for any other applications permitted by holders of certificates.

Principal payments will be made on the term notes, including the term notes and any revolving notes as described in "The Term Notes--Payment of Principal" and "The Revolving Notes--Payments of Principal and Additional Borrowings" above.  For additional information on the application of Available Trust Principal in respect of the term notes, see "The Transfer and Servicing Agreements--Application of Principal Collections to the Term Notes--Cash Accumulation Period" and "--Rapid Amortization Period" below.

Early Amortization Events.  In addition to the Early Amortization Events set forth in the prospectus, an Early Amortization Event will occur if any of the basis swaps terminate, except if the termination is for the limited reasons set forth in "Basis Swaps" below.  The trigger amount for the Reserve Fund, which is a component of the Early Amortization Event described in sub-paragraph (9) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus, will equal $_____.

Recommencement of Revolving Period.  In limited circumstances the seller may elect to terminate an Early Amortization Period and recommence the Revolving Period and any Payment Period prior to the Final Revolving Period Termination Date.  If an Early Amortization Event described in sub-paragraphs (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus - each of which is a Cash Accumulation Event for the term notes - has occurred, the seller may elect to end the Cash Accumulation Period and Early Amortization Period and recommence the Revolving Period within the one-year anniversary of the commencement of the Early Amortization Period and the Cash Accumulation Period if:

•

none of those Early Amortization Events has existed for three consecutive months;

•

the Final Revolving Period Termination Date has not occurred;

•

the long-term debt obligations of _____ are rated at least "Baa3" by Moody's;

•

the Reserve Fund Funding Condition is satisfied; and

•

after giving effect to any securities issued and any changes in the trust's specified Maximum Revolver Balance on the date of the recommencement, the quotient of (A) the outstanding certificate balance of all the outstanding _____ certificates  over (B) the Maximum Pool Balance equals or exceeds the specified certificate percentage, which is __%.

The Reserve Fund Funding Condition will be satisfied on the date of recommencement of the Revolving Period only if:

•

the amount on deposit in the Reserve Fund equals or exceeds the Fund Required Amount as of the date of recommencement;

•

the amount on deposit in the Cash Accumulation Reserve Fund equals or exceeds the related Cash Reserve Fund Required Amount as of the date of recommencement.

Upon any recommencement, funds in the Cash Accumulation Account may be used to purchase additional receivables, so long as the Daily Trust Balance is equal to the Daily Trust Invested Amount.

Application of Principal Collections to the Term Notes

Overview

There are three basic and mutually exclusive time periods with respect to the term notes which determine how Trust Principal Collections and principal payments on the term notes are handled by the trust.  These periods are the Payment Period, the Cash Accumulation Period and the Rapid Amortization Period.  The Payment Period will begin one to four months prior to the Targeted Final Payment Date on the term notes.  The Cash Accumulation Period will begin upon the occurrence of a Cash Accumulation Event.  The Rapid Amortization Period will begin upon the occurrence of a Rapid Amortization Event.

The time periods with respect to the term notes co-exist with the trust time periods described above in "--Application of Principal Collections by the Trust."  If an Early Amortization Period occurs for the trust, then it will give rise to either a Cash Accumulation Period or Rapid Amortization Period for the term notes.  If the Wind Down Period commences for the trust prior to the Payment Period for the term notes, a Cash Accumulation Period for the term notes will commence.  If the trust remains in its Revolving Period, then the term notes will not have any separate time period until the commencement of their Payment Period.  However, if a Rapid Amortization Event which is not an Early Amortization Event occurs, the term notes will be in a Rapid Amortization Period at the same time that the trust is in the Revolving Period.

During the Payment Period and the Cash Accumulation Period, principal collections on the receivables allocated to the term notes are set aside in accounts to repay principal on the term notes on the Targeted Final Payment Date.  In contrast, during a Rapid Amortization Period, the trust will pay out principal collections allocated to the term notes on each Monthly Distribution Date occurring after the start of the Rapid Amortization Period instead of retaining these collections for distribution on the Targeted Final Payment Date.

Payment Period

A Payment Period for the notes occurs during the Revolving Period for the trust.  Available Trust Principal will be used or set aside during the Payment Period for the purpose of repaying the outstanding principal balance of those notes.  If the notes are subject to a currency swap, interest rate swap or another type of swap or derivative instrument in respect of principal, then principal will be set aside for the purpose of making payments under the swap or instrument.  The notes which will be allocated Available Trust Principal equal to its Principal Allocation Percentage thereof.  If Trust Principal Collections will not be set aside during the Payment Period to repay the outstanding principal balance, then alternate sources of repayment will be specified.  Available Trust Principal which is not applied for this purpose or set aside for repayment of the Certificate Balance will be used for the other purposes specified above under "--Application of Principal Collections By the Trust--Revolving Period".  Upon the commencement of a Payment Period, the servicer will establish a Note Distribution Subaccount.  Any Investment Proceeds or earnings in respect of funds in the Note Distribution Subaccount, will be applied as provided in the clause (2) under "--Application of Interest Collections" above.

The Payment Period for the term notes will commence no earlier than _____ and no later than _____.  On the Determination Date in _____ and on each Determination Date thereafter before the commencement of the Payment Period, the Servicer will determine the appropriate date by calculating the Required Payment Period Length, which is an estimation of the number of Collection Periods needed to set aside funds for the repayment of the term notes and the _____ certificates on the Term Note Targeted Final Payment Date, which is also the Targeted Final Distribution Date for the _____ certificates.  The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal to or greater than the number of full Collection Periods remaining between that Determination Date and the Term Note Targeted Final Payment Date.

On each day during the term notes' Payment Period, the term notes will be allocated their Principal Allocation Percentage of Available Trust Principal.  These amounts will be deposited in the Note Distribution Subaccount for the term notes until the Fully Funded Date for the term notes has occurred and will be invested in Eligible Investments.  The trust will use amounts in the term notes' Note Distribution Subaccount, other than Investment Proceeds thereon, only to make principal payments on the term notes.  During a Payment Period for the term notes, unless the revolving notes are then in a Payment Period, the trust will not repay principal under the revolving notes until the Fully Funded Date has occurred for the Notes in that Payment Period, but the trust may purchase additional receivables by borrowing under the revolving notes.  On the Targeted Final Payment Date for the term notes, the trust will pay the outstanding principal balance of the term notes, or any lesser amount that has been set aside for that purpose, and, to the extent not paid in full on the Targeted Final Payment Date, on each Monthly Distribution Date thereafter until so paid in full.

As described under "The Transfer and Servicing Agreements--Collections" in the prospectus, in some circumstances the Servicer is permitted to make deposits of Principal Collections and Interest Collections into the Collection Account on each Monthly Distribution Date rather than on a daily basis.  However, during a Payment Period, Cash Accumulation Period or Rapid Amortization Period for the term notes, the Servicer will be required to deposit Collections into the Collection Account on a daily basis until the Fully Funded Date has occurred with respect to the term notes and the _____ certificates have been fully provided for.

Cash Accumulation Period

On each day during a Cash Accumulation Period for the term notes, the term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Cash Accumulation Account for the term notes until the amount on deposit therein equals the outstanding principal balance of the term notes.  The trust will use amounts in the Cash Accumulation Account only to make principal payments on the term notes or as described under "--Application of Principal Collections by the Trust - Wind Down Period and Early Amortization Period - Recommencement of the Revolving Period" in this prospectus supplement.  During a Cash Accumulation Period, the trust will not borrow additional funds under the revolving notes, nor will the trust purchase additional receivables.  On the Targeted Final Payment Date for the term notes, the trust will pay the outstanding principal balance of the term notes, or any lesser amount as has been set aside for this purpose, and, to the extent not paid in full on the Targeted Final Payment Date, on each Monthly Distribution Date thereafter until so paid in full.

If the term notes or any revolving notes are not paid in full on or prior to the applicable Stated Final Payment Date, an Early Amortization Period for the trust will commence.  This event will constitute a Cash Accumulation Period for the term notes.  If the Targeted Final Payment Date for the term notes has previously occurred, the effect of this Early Amortization Event - or any other Early Amortization Event which occurs after the Term Note Targeted Final Payment Date and which causes a Cash Accumulation Period to occur for the term notes - will be that the trust will continue to pay allocable funds to the term notes on each subsequent Monthly Distribution Date.

Rapid Amortization Period

On each day during a Rapid Amortization Period for the term notes, the term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Note Distribution Account for the term notes.  All amounts so allocated during a Rapid Amortization Period will be paid to the holders of the term notes on the related Monthly Distribution Date.  In addition, on the first Monthly Distribution Date during the Rapid Amortization Period, any amounts in respect of principal held in the Cash Accumulation Account or the Note Distribution Account for the term notes will be paid to the holders of the term notes.

Reserve Fund

The Reserve Fund will be an Eligible Deposit Account established and maintained in the name of the indenture trustee for the benefit of the holders of notes, the holders of Certificates, and, as applicable, a swap counterparty.  On the initial closing date, the Reserve Fund will be funded with the Reserve Fund Initial Deposit from the seller in an amount equal to $_____.  The Reserve Fund is of the type contemplated by the prospectus.  See "The Transfer and Servicing Agreements--Liquidity and Credit Support--Reserve Fund" in the prospectus.

In addition, the seller, in its sole discretion, may at any time make additional deposits into the Reserve Fund as described in the prospectus under "The Transfer and Servicing Agreements--Liquidity and Credit Support--Reserve Fund."  The seller is not obligated to make any additional deposits into the Reserve Fund, and we cannot assure you that any additional deposits will be made.

If the amount in the Reserve Fund is less than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the deficiency, to the extent funds are available as described above under "--Application of Interest Collections," will be deposited into the Reserve Fund.

Amounts on deposit in the Reserve Fund will be available to cover the Unsatisfied Deficiency Amount on each Monthly Distribution Date as described above under "--Application of Interest Collections." Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the notes and the final distributions with respect to Certificate Balance on the certificates during the Wind Down Period and any Early Amortization Period if and to the extent that the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the outstanding principal balance on all notes and the outstanding Certificate Balance with respect to all certificates to zero.  This application will occur after giving effect to all other required applications of the Reserve Fund on that Monthly Distribution Date and all other amounts to be applied as Available Trust Principal on that Monthly Distribution Date and after giving effect to the payment and distribution of all amounts otherwise on deposit, or to be deposited, in the Distribution Accounts on that Monthly Distribution Date.

If the amount in the Reserve Fund is more than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the excess, unless otherwise agreed by the seller, will be paid to the seller as compensation for making the Reserve Fund Initial Deposit and other deposits, if any, into the Reserve Fund.  On the Trust Termination Date, any funds remaining on deposit in the Reserve Fund will be distributed to the seller.

Any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund for a Collection Period will be Investment Proceeds and will be included in Available Trust Interest.

Cash Accumulation Reserve Fund

The Cash Accumulation Reserve Fund will be fully funded in the amount of $_____ on the initial closing date.  The term notes will not have any rights to amounts on deposit in the cash accumulation reserve fund or interest income thereon, except as described in this prospectus supplement.

The seller, in its sole discretion, may at any time make additional deposits into the Cash Accumulation Reserve Fund.  The seller is not obligated to make any additional deposits into the Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

If the amount in the cash accumulation reserve fund on any Monthly Distribution Date is less than the Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under  "--Application of Interest Collections," will be deposited into the Cash Accumulation Reserve Fund.

On each Monthly Distribution Date, if the funds in the Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the seller.  The Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the term notes approach their Targeted Final Payment Date.  On repayment of the entire outstanding principal balance of the term notes, any funds remaining on deposit in the Cash Accumulation Reserve Fund will be paid to the seller.

Basis Swaps

On the initial closing date, the trust will enter into a basis swap with _____, as the basis swap counterparty, with respect to each of the following:

•

the term notes, and we refer to this basis swap as the term notes basis swap

•

the _____ certificates, and we refer to this basis swap as the _____ certificate basis swap

Each basis swap is intended to allow the trust to receive interest at a rate determined by reference to the index upon which the rate of interest for the notes or certificates or amounts payable under any related Specified Support Arrangement is based.  In each case, the trust will pay an interest rate determined by reference to the prime rate, on the one hand, and the trust will receive a rate of interest determined by reference to USD [Three-Month LIBOR], as described herein.

As set forth in the table below, for each basis swap, on each Monthly Distribution Date, the basis swap counterparty will be obligated to pay to the trust an amount equal to interest accrued during the related Collection Period preceding that Monthly Distribution Date, on the applicable Notional Amount shown in the following table, at a rate equal to USD [Three-Month LIBOR], with respect to that Monthly Distribution Date, plus a specified percentage for each day during the related Collection Period divided by 360.  In exchange, on each Monthly Distribution Date, the trust will be obligated to pay to the basis swap counterparty an amount equal to interest accrued during the related Collection Period, on either the daily _____ Term Notional Amount or the _____ Certificate Notional Amount at a per annum rate equal to the prime rate for each day during that Collection Period divided by 360.

BASIS SWAP	AMOUNT DUE FROM NOTIONAL AMOUNT	AMOUNT DUE SWAP COUNTERPARTY	FROM THE TRUST

Term Notes basis swap	_____ Term Notional	USD [Three-Month Amount]	[Prime Rate LIBOR] + _%
_____ Certificate basis swap	_____ Term Notional	USD [Three-Month Amount]	[Prime Rate LIBOR] + _%

Under the basis swaps, on each Monthly Distribution Date the amount the trust is obligated to pay will be netted against the amount the basis swap counterparty is obligated to pay so that only the net amount will be due from the trust or the basis swap counterparty, as the case may be.  This amount will be payable out of Available Trust Interest as described above in clauses (2) and (3) of "--Application of Interest Collections" or will be included in Available Trust Interest.

Each basis swap will terminate if, among other things, either party defaults in the payment of any amount due thereunder and if the basis swap counterparty becomes insolvent.  The termination of any basis swap upon these events will be an Early Amortization Event for the trust and either a Cash Accumulation Event or, in the case of an insolvency event, a Rapid Amortization Event, for the term notes.  The termination of a basis swap will not result in any make-whole amount being payable by either party.

In some limited situations, the trust may, without causing an Early Amortization Event, terminate, amend or modify the terms of any basis swap or enter into other Specified Support Arrangements without the consent of holders of the outstanding notes or certificates.  These limited situations include:

(1)

a change in the trust's specified Maximum Revolver Balance or the specified Maximum Revolver Balance; or

(2)

the payment in full of any series of term notes.

The trust must satisfy the  conditions  set forth in the trust sale and servicing agreement for the change, including, in the case of any issuance or increase in the trust's specified Maximum Revolver Balance, confirmation from each rating agency that the increase will not result in a reduction or withdrawal of the rating of any outstanding securities.

Other Liquidity and Credit Support

Distributions on the certificates will be subordinated to payments on the notes to the extent described herein.  The trust property will include the basis swaps, and the funds on deposit in the Reserve Fund and the Cash Accumulation Reserve Fund. The servicer will also make servicer advances as described above.  The Servicer will not make Servicer Liquidity Advances for the term notes.

Defaults and Charge-Offs

For any Monthly Distribution Date, Available Trust Interest will be available to cover the Trust Defaulted Amount as described in clause (3) under "Application of Interest Collections" above.  To the extent that, for any Monthly Distribution Date, the allocated Available Trust Interest does not cover the full amount of the Trust Defaulted Amount through treatment of that Available Trust Interest as Additional Trust Principal, that deficiency will constitute an unreimbursed Trust Charge- Off.  Unreimbursed Trust Charge-Offs will be covered on any subsequent Distribution Date out of Available Trust Interest and, to the extent available therefor, withdrawals from the Reserve Fund.  For any date, unreimbursed Trust Charge-Offs will, unless reduced as described below, equal the aggregate Trust Charge-Offs for all prior Monthly Distribution Dates unless and to the extent the Trust Charge-Offs have been so covered.

The Daily Trust Invested Amount is reduced by the amount of unreimbursed Trust Charge- Offs and will therefore be reinstated to the extent any Trust Charge-Offs are reimbursed.  Unreimbursed Trust Charge-Offs will be applied first to reduce the outstanding Certificate Balance of the certificates and then to reduce the outstanding principal balance of the notes.  Interest payments on securities will be reduced to the extent unreimbursed Trust Charge-Offs are applied against these securities as of any Monthly Distribution Date.

If unreimbursed Trust Charge-Offs exceed the certificate balance on the Stated Final Payment Date for the notes, then the trust will not owe to the holders of the term notes the portion of the excess that is allocable to the term notes, and the amount of unreimbursed Trust Charge-Offs will be permanently reduced by that allocation.  Unreimbursed Trust Charge-Offs in excess of the Certificate Balance will be applied to the notes on the basis of the Trust Interest Allocation Percentage of the notes then outstanding.  For purposes of this application, the certificate balance and Trust Interest Allocation will be calculated without reduction for Trust Charge-Offs.

Optional Purchase by the Servicer

Notwithstanding anything in the prospectus to the contrary, at any time from and after the time that:

•

the Daily Trust Balance is equal to or less than 10% of the highest sum, at any time since the initial closing date, of the Daily Trust Balance plus the Cash Collateral Amount plus amounts on deposit in the Cash Accumulation Account and the Note Distribution Account; and

•

either no term notes are outstanding or the Wind Down Period is in effect,

the servicer may, at its option, purchase from the trust, as of the last day of any Collection Period, all remaining receivables and other assets then held by the trust, at a price equal to the aggregate Administrative Purchase Payments for those receivables plus the appraised value of the other assets which price will not be less than the outstanding principal balance and unpaid interest on all notes.  That amount will be treated as Trust Principal Collections received during that Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Trust Interest Collections.

ERISA Considerations

Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the term notes would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  However, without regard to whether term notes are treated as an equity interest for those purposes, the acquisition or holding of term notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan.  Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of term notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the term notes.  Included among these exemptions are: Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."  For additional information regarding treatment of the term notes under ERISA, see " ERISA Considerations" in the prospectus.

Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, special tax counsel to the seller, for U.S. federal income tax purposes, the term notes will constitute indebtedness and the trust will not be treated as an association, or publicly traded partnership, taxable as a corporation.  Each term noteholder, by the acceptance of a term note, will agree to treat the term notes as indebtedness for federal, state and local income and franchise tax purposes. Further, the trust will agree, and each holder of a [    ] certificate will agree by their acceptance of such certificates, to treat the trust as a partnership for federal, state and local income and franchise tax purposes if there is more than one owner of [    ] certificates, and, if there is only one owner of [    ] certificates, to treat that sole owner of the certificates as the owner of the assets of the trust and to treat the trust as a disregarded entity.

[The trust does not anticipate treating the [    ] term notes as being issued with original issue discount.] All prospective purchasers of [     ] term notes or [    ] certificates should see "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information regarding the application of federal income tax laws, and should also see "State and Local Tax Considerations" in the accompanying prospectus.

Underwriting

Based on the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of term notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriter	term notes

Credit Suisse First Boston LLC	$
______________	$

Total	$

The seller has been advised by the underwriters that the several underwriters propose initially to offer the term notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for the term notes.  The Underwriters may allow, and the dealers may re-allow to other dealers, a subsequent concession not in excess of the percentage set forth below for the term notes.  After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Re-allowance

term notes	___%	___%

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the term notes in accordance with Regulation M under the Securities Exchange Act of 1934.  Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position.  Stabilizing transactions permit bids to purchase the term notes so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve purchases of the term notes in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the term notes originally sold by that syndicate member are purchased in a syndicate covering transaction.  These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the term notes to be higher than they would otherwise be in the absence of those transactions.  Neither the seller nor any of the underwriters represent that the underwriters will engage in these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

We will receive proceeds of approximately $__ from the sale of the term notes, representing __% of the principal amount of the term notes, after paying the underwriting discount of $__, representing ____% of the principal amount of the term notes.  Additional offering expenses are estimated to be $___.

Legal Opinions

In addition to the legal opinions described in the prospectus, some of the legal matters relating to the term notes will be passed upon for the underwriters by ___. ______ has from time to time represented, and is currently representing, ______ and a number of its affiliates.

Glossary of Principal Terms

The following are given the meanings shown below to help describe the payments and cash flows on the notes and the certificates.

Term Note Interest Rate means, for any Note Payment Date, (a) if such Note Payment Date is a Quarterly Distribution Date, an interest rate equal to USD [Three-Month LIBOR] plus __% per annum, and (b) if such Note Payment Date is a Monthly Distribution Date because a Rapid Amortization Event has occurred or because the entire principal balance of the term notes was not paid on or before the Targeted Final Payment Date, an interest rate equal to USD [One-Month LIBOR] plus __% per annum.

Term Notes Monthly Available Amount has the meaning set forth on page S-__.

Term Notes Monthly Carrying Costs has the meaning set forth on page S-__.

Term Notes Monthly Interest Payable Amount means, for any Monthly Distribution Date, the sum of:

(a)

the product of

(1)

the outstanding principal balance of the Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the initial closing date),

(2)

the Term Note Interest Rate for the related Note Payment Date, and

(3)

a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the initial closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(b)

the excess of the Term Notes Monthly Interest Payable Amount for the prior Monthly Distribution Date over the amount of funds that were deposited in the ___ Note Distribution Account on the preceding Monthly Distribution Date.

Term Note Targeted Final Payment Date has the meaning set forth on page S-___.

___ Term Notional Amount for any day during a Collection Period equals the Unaccumulated Principal Balance of the term notes as of that day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

Additional Trust Principal means, for any Monthly Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs on that Monthly Distribution Date.

Aggregate Certificateholders' Interest means, for any Monthly Distribution Date, an amount equal to the sum of (a) the Certificateholders' Interest for all classes of certificates for that Distribution Date and (b) the Certificateholders' Interest Carryover Shortfall for the preceding Monthly Distribution Date.

Aggregate Revolver Interest means, for any Monthly Distribution Date, the sum of (a) the Revolver Interest for that Monthly Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Monthly Distribution Date.

Available Trust Interest means, for any Distribution Date, the sum of

(a)

for any day during a Collection Period, Trust Principal Collections for that day minus any amounts paid on that day to the Servicer as reimbursement for outstanding Servicer Liquidity Advances and

(b)

on the Monthly Distribution Date related to that Collection Period, the sum of

(1)

Additional Trust Principal, if any, for that Monthly Distribution Date,

(2)

the Cash Collateral Amount on that Monthly Distribution Date and

(3)

if that Monthly Distribution Date is related to the  Wind Down Period or an Early Amortization Period for the trust or  to the Payment Period for the term notes, and if the  amount on deposit in the Reserve Fund on that Distribution Date exceeds zero, the Supplemental Principal Allocation for that current Monthly Distribution Date.

Available Trust Principal means

(1)

Trust Interest Collections;

(2)

Shared Investment Proceeds;

(3)

the net amounts, if any, paid to the trust under the ___ certificates basis swap; and

(4)

the portion of the purchase price to be included in Available Trust Interest if the Servicer exercises its option to purchase the assets of the trust as described below under "Optional Purchase by the Servicer."

Business Day means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, be closed.

Cash Accumulation Account means an Eligible Deposit Account established and maintained by the Servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the term notes.  Funds in the Cash Accumulation Account will be invested in Eligible Investments.  The Cash Accumulation Account will constitute a Designated Account, but the Cash Accumulation Account Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest.

Cash Accumulation Account Earnings will be maintained in the Cash Accumulation Account.  Cash Accumulation Account Earnings for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

Cash Accumulation Event means, for the term notes, each of the Early Amortization Events, except for Early Amortization Events which are also Rapid Amortization Events, and the commencement of a Wind Down Period for the trust.

Cash Accumulation Reserve Fund means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the term notes.  The Cash Accumulation Reserve Fund is available for the payment of interest on the term notes to the extent described under "The Transfer and Servicing Agreements--Application of Interest Collections" in this prospectus supplement.

Cash Accumulation Reserve Fund Deposit Amount means, for any Monthly Distribution Date, the excess, if any, of the Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Cash Accumulation Reserve Fund.

Cash Accumulation Period means, for the term notes, a period beginning on the occurrence of a Cash Accumulation Event and ending on the earliest of:

(1)

the date on which the term notes are paid in full,

(2)

the occurrence of a Rapid Amortization Event for the term notes,

(3)

the Trust Termination Date and

(4)

under the limited circumstances described above under "  Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period for the trust.

Cash Accumulation Reserve Fund Release Amount for a Monthly Distribution Date can never be less than zero and is always equal to zero except during a Cash Accumulation Period or a Rapid Amortization Period when it is calculated as follows:

Fund Release Amount =	Cash Accumulation Reserve ( (CAB) x (Term Note Interest Rate) x (Actual Days) - (Interest Earned)
360

where:

CAB is the sum of (a) the daily average balance in the Cash Accumulation Account and (b) the daily average balance in the Note Distribution Subaccount in respect of the term notes prior to any deposits or withdrawals in respect of principal into those accounts on that Monthly Distribution Date; provided that earnings on those accounts during the related Collection Period will be excluded from those balances.

Actual Days is the actual numbers of days elapsed from and including the prior Monthly Distribution Date to but excluding that Monthly Distribution Date.

Interest Earned is the sum of the Cash Accumulation Account Earnings and the Note Distribution Subaccount Earnings during the related Collection Period.

Cash Accumulation Reserve Fund Required Amount means, with respect to any Determination Date, the sum of (1) the present value, discounted at __% per annum, of the Monthly Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the ____ Targeted Final Payment Date for the term notes and (2) $____.

Class A Certificate Notional Amount for any day during a Collection Period equals the outstanding Certificate Balance of the ___ certificates as of the last day of that Collection Period, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

Certificate Payment Date shall have the meaning set forth on page S-__.

Certificate Rate means for the ___ certificates issued on the initial closing date a rate equal to, with respect to any Certificate Payment Date, the product of (1) a fraction, the numerator of which is the number of days elapsed from and including the prior Certificate Payment Date (or, in the case of the first Certificate Payment Date, from and including the initial closing date) to but excluding that Certificate Payment Date and the denominator of which is 360 and (2) USD [Three-Month LIBOR] plus __% or, if the ___ certificates have not been paid in full on their Targeted Final Payment Date or the Fully Funded Date occurs for all outstanding notes, then USD [One-Month LIBOR] plus __%.

Certificateholders' Interest means, for any Monthly Distribution Date, for any class of certificates, the product of (a) the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) for that class on the prior Monthly Distribution Date (or, in the case of the first Monthly Distribution Date following the issuance of that class of certificates, on the related closing date) plus the initial Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) of any certificates of that class issued since that prior Monthly Distribution Date and (b) the Certificate Rate for that class for that Monthly Distribution Date.

Certificateholders' Interest Carryover Shortfall means, for any Monthly Distribution Date, the excess of (a) the Aggregate Certificateholders' Interest for that Monthly Distribution Date over (b) he amount that was actually deposited in the Certificate Distribution Account on that Monthly Distribution Date in respect of Aggregate Certificateholders' Interest.

Deficiency Amount has the meaning specified on page S-__.

Determination Date means the __ day of each calendar month, or if the __ day is not a Business Day, the next succeeding Business Day.

Eligible Investments means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

(a)

direct obligations of and which are fully guaranteed as to timely payment by, the United States of America;

(b)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any U.S. branch of a foreign bank; the depository institution or trust company shall be supervised and examined by federal or state banking or depository institution authorities; provided, however, that at any time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than those obligations the rating of which is based on the credit of a person or entity other than that depository institution or trust company, thereof shall have a credit rating from each of the rating agencies then rating the obligations in the highest investment category granted thereby;

(c)

commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies then rating that commercial paper in the highest investment category granted thereby;

(d)

investments in money market or common trust funds having a rating from each of the rating agencies then rating those funds in the highest investment category granted thereby for money market funds, including funds for which the indenture trustee or the owner trustee or any of their respective affiliates is an investment manager or advisor, so long as those fund shall have that rating, provided, however, that no funds in the Cash Accumulation Account or the Note Distribution Subaccount for the term notes shall be invested in Eligible Investments described in this clause (d);

(e)

bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity with the required deposit rating or otherwise approved by the rating agencies; and

(g)

any other investment permitted by each of the rating agencies, in each case, other than as permitted by the rating agencies, maturing not later than the Business Day immediately preceding the next Monthly Distribution Date.

As used in this definition, a rating is in the "highest investment category" without regard to relative gradations within that category so that, for example, commercial paper with a rating of either A-1 or A-1+ is considered to be in the "highest investment category."

Final Revolving Period Termination Date has the meaning set forth on page S-__.

Fully Funded Date means, with respect to the notes, the day on which:

for the term notes,

(1)

the sum of the amounts on deposit in the Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the term notes for the payment of principal equals the outstanding principal balance of the term notes or

(2)

the term notes have been paid in full;

LIBOR Business Day means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

Monthly Available Amount means, for any Monthly Distribution Date, the aggregate of the term notes Monthly Available Amount and any revolving note monthly available amount.

Monthly Carrying Costs means, for any Monthly Distribution Date, the aggregate of the term notes Monthly Carrying Costs and any Revolving Note Monthly Carrying Costs.

Monthly Distribution Date means the __th day of each month, or if such day is not a business day, then the next succeeding day which is a business day, commencing _______.  Each Monthly Distribution Date is a "Distribution Date" as defined in the prospectus.

The Monthly Mismatch Amount for a Monthly Distribution Date is calculated as follows:

Monthly Mismatch Amount =	(Term Note Balance) x (Mismatch Rate)
12

where:

Term Note Balance is the outstanding principal balance on the term notes on the Monthly Distribution Date on which the Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

Mismatch Rate is __%.

Monthly Payment Period has the meaning set forth on page S-__.

Note Distribution Subaccount means an account in which the Servicer will maintain all the funds deposited in the Note Distribution Account in respect of principal for the term notes beginning its Payment Period. This account may only be kept on the trust's books.

Note Payment Date has the meaning set forth on page S-__.  Noteholders' Interest means, for any Monthly Distribution Date, with respect to any term notes, the amount required to be paid as, or set aside for payment of, interest on the term notes on the Monthly Distribution Date under its terms, including any interest payable as a result of shortfalls from prior Monthly Distribution Dates.

One Month Reference Bank Rate means, for a Monthly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date to prime banks in the London interbank market for a period of one month commencing on such preceding Monthly Distribution Date in amounts approximately equal to the principal balance of the term notes then outstanding.  The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent.  If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one- sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the term notes.  If no such quotation can be obtained, the rate will be USD One-Month LIBOR for the prior Monthly Distribution Date.

Principal Allocation Percentage is calculated as follows:

Principal Allocation Percentage=	(Aggregate Principal Balance)
(Sum of Aggregate Principal Balance)

where:

Aggregate Principal Balance is the aggregate initial principal balance.

Quarterly Distribution Date means with respect to the term notes and the ___ certificates, the ___th day of each _____, _____, ______ and _____, or if such day is not a Business Day, the next succeeding Business Day, beginning on _____.

A Rapid Amortization Event for the term notes will be:

(1)

specified insolvency events relating to _____, the Servicer, _____, or the seller,

(2)

either the trust or the seller becomes required to register as an "investment company" within the meaning of the Investment Company Act of 1940 and

(3)

on any Monthly Distribution Date, the balance in the Cash Accumulation Reserve Fund would be less than $_____ after giving effect to all withdrawals and additions on that Monthly Distribution Date.

Items (2) and (3) above are not Early Amortization Events for the trust.

Rapid Amortization Period for the term notes means a period commencing upon the occurrence of a Rapid Amortization Event and ending on the earliest of (a) the date on which the term notes are paid in full and (b) the Trust Termination Date.

Remaining Interest Amounts means each of the amounts designated as Remaining Interest Amounts under clause (2) of "The Transfer and Servicing Agreements -- Application of Interest Collections".

Reserve Fund Deposit Amount means, for any Monthly Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund after taking into account any withdrawals from the Reserve Fund on that Monthly Distribution Date.

Reserve Fund Funding Condition has the meaning set forth on page S-__.

Reserve Fund Required Amount means,

(a)

for any Monthly Distribution Date during the Revolving Period or Wind Down Period, __% of the Maximum Pool Balance as of that Monthly Distribution Date, or if, as of that Monthly Distribution Date, the long-term debt obligations of _____ are rated less than "BBB-" by Standard & Poor's Ratings Services, then __%.

(b)

for any Monthly Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date, __% of the Maximum Pool Balance as of the last day of the Revolving Period, or if, as of the last day of the Revolving Period the long-term debt obligations of ____ are rated less than "BBB--" by Standard & Poor's Ratings Services, then ___%; and

(c)

for any Monthly Distribution Date falling on or after the Fully Funded Date, zero.

Scheduled Revolving Period Termination Date has the meaning set forth on page S-__.

Shortfall means each of the amounts designated as a Shortfall in clause (2) under "The Transfer and Servicing Agreements -- Application of Interest Collections."

Specified Support Arrangement means any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holders of one or more classes of securities, other than the Reserve Fund.  As of the initial closing date, the Specified Support Arrangements will consist of the basis swaps and the Cash Accumulation Reserve Fund.  Specified Support Arrangements for the benefit of any classes of securities.

Supplemental Principal Allocation means, for any Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period for the trust or related to the Payment Period for the term notes, an amount not less than zero and equal to the lesser of:

(a)

the excess, if any, of

(1)

the product of

(A)

the percentage equivalent of a fraction which will never exceed 100%, the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all receivables, including receivables owned by _____, in the dealer accounts included in the pool of accounts, in each case, as of the termination of the Ordinary Revolving Period, and

(B)

the aggregate amount of Principal Collections on all receivables, including receivables held by _____, in the dealer accounts in the pool of accounts for each day during the related Collection Period over

(2)

the aggregate amount of Trust Principal Collections for each day during the related Collection Period provided that no amount will be included pursuant to clause (1)(B) or (2) for any day in that Collection Period that occurred during the Ordinary Revolving Period and

(b)

an amount equal to

(1)

the Daily Trust Balance as of the termination of the Ordinary Revolving Period plus

(2)

the Cash Collateral Amount on the last day of the Ordinary Revolving Period minus

(3)

the Available Trust Principal for each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through but excluding that current Monthly Distribution Date minus

(4)

the amount added to unreimbursed Trust Charge-Offs on each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through and including that current Monthly Distribution Date minus

(5)

Available Trust Principal for that current Monthly Distribution Date, assuming the Supplemental Principal Allocation for that Monthly Distribution Date was zero.

For purposes of this definition, Ordinary Revolving Period means the period ending on the business day preceding the commencement of the Wind Down Period or the Early Amortization Period for the trust or the Payment Period for the term notes.

Targeted Final Distribution Date for the ____ certificates has the meaning specified on page S-__.

Three Month Reference Bank Rate means, for a Quarterly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Quarterly Distribution Date to prime banks in the London interbank market for a period of three months commencing on such preceding Quarterly Distribution Date in amounts approximately equal to the principal balance of the term notes then outstanding.  The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent.  If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one- sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of three months commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the term notes.  If no such quotation can be obtained, the rate will be USD [Three-Month LIBOR] for the prior Quarterly Distribution Date.

Trust Interest Allocation means, for any Monthly Distribution Date, an amount equal to the product of (1) Available Trust Interest less the amounts paid to the Servicer under clause 1(a) under the "The Transfer and Servicing Agreements -- Application of Interest Collections" and (2) the Trust Interest Allocation Percentage.

Trust Interest Allocation Percentage means, for any Monthly Distribution Date, a fraction calculated as set forth in the following equation:

Trust Interest Allocation Percentage=	(UPB of Notes)
(UPB of all Term Notes) + (UPB of all Revolving Notes)

where:

UPB of Notes is the Unaccumulated Principal Balance for that series of term notes.

Trust Interest Collections means, for any Monthly Distribution Date, an amount equal to the sum of (1) the product of (a) the Trust Percentage and (b) Interest Collections for the related Collection Period and (2) recoveries during the related Collection Period on Eligible Receivables that have previously become defaulted receivables.  If, on any Monthly Distribution Date, the Servicer does not make a servicer advance in the amount of the full Deficiency Amount, Trust Interest Collections for the Monthly Distribution Date will be adjusted to give effect to the actual percentage of Eligible Receivables in those dealer accounts in the pool of accounts in which the full amount of interest due for the related Collection Period was not collected.  The adjustment will not affect the amount of interest allocated to the trust with respect to the other dealer accounts in the pool of accounts.

Trust Percentage means, for any Monthly Distribution Date, the percentage equivalent of a fraction never to exceed 100%, the numerator of which is the average Daily Trust Balance during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all receivables, including receivables owned by ____, in the dealer accounts included in the pool of accounts during the related Collection Period.

Trust Principal Collections means, for any date, the sum of (a) the amount of Principal Collections on receivables held by the trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

Unaccumulated Principal Balance means, as of a Monthly Distribution Date,

(1)

the daily average of the outstanding principal balance of the term notes during the related Collection Period minus

(2)

with respect to the term notes, the daily average during the related Collection Period of the sum of

(a)

the amount of funds on deposit in the Cash Accumulation Account and

(b)

the amount of funds on deposit in the Note Distribution Account in respect of the outstanding principal balance of the term notes.

Unsatisfied Deficiency Amount has the meaning specified on page S-__.

USD One-Month LIBOR

(a)

with respect to the term notes on each Monthly Distribution Date, means the rate for deposits in U.S.  Dollars for a period of one month which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date preceding that Monthly Distribution Date, or, for the initial Monthly Distribution Date, two LIBOR Business Days prior to the initial closing date.  If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the seller.  If no other service is available, then the rate will be the Three Month Reference Bank Rate; and

(b)

with respect to the ___ certificates, has a correlative meaning to the definition in clause (a), except that references therein and in the definition of One-Month Reference Bank Rate to the term notes should be read to mean the ____ certificates.

USD Three-Month LIBOR

(a)

with respect to the term notes on each Quarterly Distribution Date, the rate for deposits in U.S.  Dollars for a period of three months which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Quarterly Distribution Date preceding that Quarterly Distribution Date, or, for the initial Quarterly Distribution Date, two LIBOR Business Days prior to the initial closing date.  If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the seller.  If no service is available, then the rate will be the Three Month Reference Bank Rate; and

(b)

with respect to the ___ certificates, has a correlative meaning to the definition in clause (a), except that references therein and in the definition of Three-Month Reference Bank Rate to the term notes should be read to mean the ____ certificates.

SUBJECT TO COMPLETION, DATED __________________

PROSPECTUS

Dealer Floorplan Receivable

Asset-Backed Notes

Asset Backed Securities Corporation

Seller

Each Trust--

•

will issue one series of term notes, which will be described in a prospectus supplement;

•

will own a revolving pool of wholesale automotive receivables generated by a portfolio of floor plan financing agreements with retail automotive dealers; and

•

Will also issue one series of revolving notes and one or more classes of certificates, but these revolving notes and certificates will not be sold under this prospectus.

The Term Notes--

•

will represent indebtedness of the related trust;

•

will be paid only from the assets of the trust and amounts on deposit in the related reserve funds;

•

will represent the right to payments in the amounts and at the times described in the related prospectus supplement; and

•

will benefit from one or more forms of credit enhancement.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved or disapproved these term notes or determined if this prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

CREDIT SUISSE FIRST BOSTON

The date of this Prospectus is _______, ____.

Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the term notes in two separate documents:

(1)

this prospectus, which provides general information and terms of the term notes, some of which may not apply to a particular series of term notes, including your series.

(2)

the accompanying prospectus supplement, which will provide information regarding the pool of receivables held by the trust and will specify the terms of your series of term notes.

IF THE TERMS OF YOUR SERIES OF TERM NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the term notes in any state where the offer is not permitted.

YOU CAN FIND DEFINITIONS OF THE CAPITALIZED TERMS USED IN THIS PROSPECTUS UNDER THE CAPTION "GLOSSARY OF TERMS" WHICH APPEARS AT THE END OF THIS PROSPECTUS.

Risk Factors

4

The Originator and the Servicer

8

The Seller

8

The Trusts

8

Capitalization of the Trust

9

The Owner Trustee

9

Use of Proceeds

10

The Dealer Floorplan Financing Business

10

The Accounts

10

Maturity and Principal Considerations

10

The Term Notes

11

The Revolving Notes

22

The Certificates

22

The Transfer and Servicing Agreements

22

Sale and Assignment of Receivables and

Collateral Security

23

Principal Collections

29

Legal Aspects

40

Material Federal Income Tax Consequences

42

State and Other Tax Considerations

49

ERISA Considerations

50

Plan of Distribution

51

Legal Opinions

51

Where You Can Find More Information

51

Incorporation By Reference

52

Glossary of Terms

53

Risk Factors

You should consider the following risk factors in deciding whether to purchase the securities.

Some Receivables May Become Uncollectible If Other Parties Establish Liens On Receivables That Are Superior To The Trust's, Which Could Delay Payment On Your Term Notes.

The originator and the seller will file financing statements with respect to each pool of receivables sold to each trust. These financing statements perfect the security interests that the seller and the trust have in the pool of receivables. However, the seller expects that the originator, as servicer, will serve as the custodian of the receivables and will not physically segregate or mark the receivables from other receivables to indicate that they have been sold to the trust. Instead the receivables will be held as discussed in the section in this prospectus titled "The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security."

It is possible that another party could acquire an interest in the receivables superior to the trust's interest. This would happen if the other party purchases or takes a security interest in the receivables:

•

for value

•

in the ordinary course of business and

•

without actual knowledge of the seller's or the trust's interest.

When a previously secured vehicle is sold or leased, and the proceed of that sale of lease include chattel paper -- as with most retail installment contracts -- then a party who buys that chattel paper may have an interest in the receivable that is senior to the trust's interest. This may result in delay or reduction of payments on the term notes. This is described further in the section of this prospectus titled "Legal Aspects—Transfer of Receivables."

Some Receivables May Become Uncollectible If Dealers Make Sales Out Of Trust, Which Could Delay Payment On Your Term Notes

A dealer who purchases financed vehicles gives the originator a security interest in those vehicles. When a financed vehicle is sold or leased, the originator's security interest in the vehicle will generally terminate. A sale out of trust occurs when a dealer sells or leases a vehicle but fails to pay the originator the amount owed on the receivable for that vehicle. If this happens, the originator will no longer be able to look to that vehicle as security for the receivable. This may impair the originator's ability to collect the receivable, in which case you might experience reductions or delays in payments on your term notes.

If The Originator Files For Bankruptcy You Could Experience Reductions And Delays In Payments On Your Term Notes.

If the originator files for bankruptcy under the federal bankruptcy code or any state insolvency laws, a court may:

•

consolidate the assets and liabilities of the originator with those of the seller

•

decide that the sale of the receivables to the seller was not a "true sale"

•

disallow a transfer of receivables prior to the bankruptcy.

The result of this court ruling could be that the receivables become part of the originator's bankruptcy estate.  If that were to happen, you might experience reductions or delays in payments on your term notes. In addition, tax or other liens might have priority over the trust's interest. For a more detailed discussion of this risk, see "Legal Aspects—Matters Relating to Bankruptcy " in this prospectus.

In addition, if the originator files for bankruptcy under the federal bankruptcy code or any state insolvency laws, the franchised dealers who are obligated to make payments on the receivables might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on your term notes.

The Trust Is Dependent On The Originator To Generate New Receivables; Without New Receivables, The Trust May Be Unable To Make Payments On The Term Notes.

The originator makes loans to franchised dealers to finance their wholesale automobile purchases, and these loans generate receivables. The originator typically has in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments.  The originator must be able to generate new receivables in order to meet the trust's obligations to pay  interest and principal on the securities.  The seller does not guarantee that the originator will continue to generate receivables at historical rates, and the following events could negatively impact the originator's ability to generate new receivables:

•

A decline in the manufacture and sale of automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or any other factors

•

A change in vehicle distribution practices by manufacturers whose vehicles are financed by the originator

•

A change in dealer inventory management practices

•

A change in the interest rates charged by the originator to dealers

•

A change in the amounts of the credit lines offered by the originator to dealers

•

A change in the terms offered by the originator to dealers

•

Defaults on dealers accounts

•

Termination of dealer franchises

•

Dealers filing for bankruptcy

•

A change in other financial support offered by the originator to dealers

•

Seasonal fluctuations in the sale and leasing of vehicles

If the originator generates new receivables at a lower rate than it has done in the past, you might experience reductions or delays in payments on your term notes. The payment reductions or delays may reflect the decrease in receivables.

If an auto maker terminates a dealer franchise, the manufacturer is typically obligated to repurchase most new vehicles from that dealer. If the originator or another creditor forecloses on a dealer's property, the manufacturer has the option, but not the obligation, to repurchase the dealer's new, current model, undamaged vehicles at invoice price. If the manufacturer exercises this option, then the proceeds of the purchase will generally be available to pay on the receivables.

Collections From Dealers Is Generally The Trust's Only Source Of Funds To Make Payments On The Term Notes

The trust's ability to make payments on the term notes generally depends on collections from dealers on the receivables. The prospectus supplement will describe past patterns of dealer payments on similar receivables. However, we do not guarantee that dealers will pay on the receivables at the same rate they have in the past or in any other pattern.

No one can be certain of when dealers will sell and lease vehicles. The timing of sales depends on many economic and social factors that are beyond the control of the originator, the seller and the trust. Sales incentive programs and financing incentive programs of vehicle manufacturers also affect the sale and lease of vehicles.

If the dealers' ability to pay on the receivables declines for whatever reason, you might experience reductions or delays in payments on your term notes.

The Originator And The Seller Do Not Guarantee Payments On The Receivables Or The Term Notes, But In Limited Circumstances The Originator May Be Required To Repurchase Receivables

The originator, the seller and their respective affiliates are generally not obligated to make any term note payments to you, and they do not guarantee payments on the receivables and warranties about the characteristics of the receivables, and the originator will then assign those representations warranties to the trust. If the originator branches the receivables, the trust may require the originator to repurchase the applicable receivables from the trust.

If the originator fails to repurchase those receivables, you might experience reductions or delays in payments on your term notes.

The Trust Has Limited Assets: The Receivables And Any Forms Of Credit Enhancement

The only significant assets or sources of funds any trust will have will be its receivables, its rights in any reserve fund, or other rights or credit enhancements that the related prospectus supplement will specify. The term notes will only represent interests in the trust related to those term notes. Neither the originator, the seller, the trustee, any of their affiliates nor any other person nor entity will insure or guarantee the term notes, except as described in the related prospectus supplement.

You must rely primarily on payments on the related receivables and on the reserve fund as the repayment sources of your term notes. In addition, you may have to look to the proceeds from the repossession and sale of collateral which secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience reductions or delays in payments on your term notes. For further detail please see the section in this prospectus titled "The Transfer and Servicing Agreements—Liquidity and Credit Support" and Legal Aspects."

You May Find A Limited Market For Any Resale Of The Term Notes

The underwriters may assist you in reselling the term notes, but they are not required to do so. A secondary market for  any term notes may not develop. If a  secondary market does develop, it might not continue or it might not be sufficiently  liquid to allow you to resell any of your  term notes.

The Ratings On The Term Notes Are Not Recommendations; They May Change Or Be Withdrawn

The term notes for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the term notes. Rating agencies may revise the ratings or withdrawn them at any time.  Ratings on the term notes do not address the timing of distributions on principal on the term notes prior to the date specified in the prospectus supplement as the rated final maturity date. A withdrawal or lower of rating of the term notes may impact the value of your term notes and affect their marketability.

The Originator and the Servicer

Information with respect to the originator and the servicer will be set forth in the related prospectus supplement.

The Seller

Asset Backed Securities Corporation was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc.  Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the seller are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

The seller was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts.  Neither the seller, its parent nor any of the seller's affiliates will ensure or guarantee distributions on the Notes of any series.

The Trusts

The seller will establish a trust pursuant to a trust agreement for each series. The trustee of each trust will be a commercial bank, savings and loan association or trust company identified as the trustee in the related prospectus supplement.

Each trust will issue one series of asset backed notes, that will include one or more classes of notes.  The notes included in a series will be issued pursuant to an indenture entered into between the related trust and an indenture trustee. The indenture trustee will also be a commercial bank, savings and loan association or trust company identified as the indenture trustee in the related prospectus supplement.

In exchange for the securities to be issued by a trust on the initial issuance date for those securities, the seller will establish each trust by selling, transferring and assigning to each trust, without recourse, the seller's right, title and interest in, to and under:

•

the Eligible Receivables existing in each dealer account in the related pool of accounts on the date on which the trust issues the term notes and the Eligible Receivables generated in each dealer account in the pool of accounts from time to time thereafter during the term of the trust,

•

Collections on these receivables and

•

the related Collateral Security.

The seller or originator will retain the Retained Property, and under each trust sale and servicing agreement, the seller will also sell, transfer and assign to the related trust the seller's rights and remedies under the related pooling and servicing agreement associated with the related receivables.  To the extent specified in the related prospectus supplement states otherwise, each trust's assets will also include one or more interest rate swaps and funds on deposit in some of the bank accounts of the trust.

Each dealer account is an individual line of credit or related lines of credit represented by a revolving dealer floor plan financing agreement extended or maintained by the originator to a United States corporation or other entity or person engaged generally in the business of purchasing vehicles from a manufacturer or distributor thereof and holding the vehicles for sale or lease in the ordinary course of business. The pool of accounts is comprised of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the related pooling and servicing agreement and trust sale and servicing agreement.

Pursuant to each trust sale and servicing agreement, the seller or originator will have the limited right from time to time to designate additional dealer accounts to be included in the related pool of accounts and from time to time to designate the dealer accounts to be removed from that pool of accounts.  Once a dealer account is so designated for removal, or if a dealer account ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See "The Transfer and Servicing Agreements—Addition and Removal of Accounts " in this prospectus.

With respect to each trust and to the extent specified in the related prospectus supplement, interest rate cap or swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the owner trustee or the indenture trustee for the benefit of holders of any securities. These items may be included as assets of a trust or may be held outside of a trust. Arrangements for the benefit of holders of securities of one trust may not be available to the holders of securities of another trust.  The principal offices of each trust will be specified in the related prospectus supplement.

Capitalization of the Trust

Prior to each trust's initial issuance date, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than

(1)

acquiring, managing and holding

(a)

the related receivables

(b)

other assets contemplated in this document and in the related prospectus supplement and

(c)

the proceeds from the assets in paragraphs (a) and (b);

(2)

issuing securities; and

(3)

making payments and distributions on those securities and related activities.

No trust is expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

With respect to each trust, on the related initial issuance date, the trust is expected to issue one or more series of term notes, one or more series of revolving notes and one or more classes of certificates, all as further described herein and in the prospectus supplement related to any term notes offered hereby. See “The Revolving Notes “ and “The Certificates “ in this prospectus.  The certificates will represent the equity in each trust. The related prospectus supplement will set forth the portion of the certificates issued on the related initial issuance date.  The seller or its affiliates may retain all or a portion of the certificates by or they may be sold to third party investors that are unaffiliated with the seller, the originator and the trust.

The Owner Trustee

The related prospectus supplement will specify the owner trustee for each trust. The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the related trust agreement. An owner trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust Agreement or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Use of Proceeds

Unless the related prospectus supplement states otherwise, the net proceeds to be received by the seller from the sale of the securities will be applied to purchase receivables from the originator.

The Dealer Floorplan Financing Business

The dealer accounts are individual lines of credit represented by revolving dealer floor plan financing agreements extended or maintained by the originator to United States dealers and, to the extent specified in the related prospectus supplement, foreign dealers. The lines of credit for all these dealers constitute the U.S. portfolio. Dealers use funds loaned under these arrangements, which are known generally as “wholesale” or “floor plan” financing, primarily to finance new and used motor vehicles manufactured or distributed by motor vehicle manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned by that dealer.

The related prospectus supplement will provide information with respect to the accounts which will include, among other things:

(a)

underwriting criteria;

(b)

the loss and delinquency experience for the portfolio of accounts;

(c)

the composition of the portfolio by account balance; and

(d)

the geographic distribution of accounts.

The Accounts

The receivables of any trust are rights to receive payments on advances made by the originator to the related dealers under the dealer accounts included in the pool of accounts for that trust. The initial pool of accounts related to any trust will be selected from all of the dealer accounts in the originator's portfolio that were Eligible Accounts as of the date on which the trust issues the term notes. Eligible Accounts do not include fleet accounts.  Only Eligible Receivables will be transferred to the related trust. See "The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security " in this prospectus. Information with respect to the dealer accounts initially included in the pool of accounts for any trust will be set forth in the related prospectus supplement.

For each trust, pursuant to the related trust sale and servicing agreement, the seller will have the limited right to designate from time to time additional dealer accounts to be included in the pool of accounts.  The seller will have the right to purchase from the originator the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust.  See "The Transfer and Servicing Agreements Sale and Assignment of Receivables and Collateral Security " in this prospectus.  In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the related trust sale and servicing agreement, the seller has the right to remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See "The Transfer and Servicing Agreements—Addition and Removal of Accounts " in this prospectus.

Maturity and Principal Considerations

Full amortization of any term notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date depends on, among other things, payments by dealers on receivables, and may not occur if these payments are insufficient. Because the receivables generally are not paid prior to the ultimate sale or lease of the underlying vehicle, the timing of these payments is uncertain. In addition, the originator will not be able to assure that it will generate additional receivables under the dealer accounts, that additional dealer accounts will be available or added to any pool of accounts or that any particular pattern of dealer payments will occur.

The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of any of the following factors:

•

seasonal variations in vehicle sales and inventory levels

•

retail incentive programs provided by vehicle manufacturers

•

incentive programs provided by financing sources and various other factors affecting vehicle sales generally

Some historical information concerning the monthly payment rates for the receivables in the portfolio will be set forth in each prospectus supplement. There can be no assurance that the rate of principal collections on the receivables in any trust will be comparable to prior experience.

The Term Notes

General

With respect to each trust, one series of term notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the term notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary.

Unless the related prospectus supplement specifies that the term notes will be issued in definitive form, each series of term notes will initially be represented by one or more term notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream, Luxembourg or Euroclear in Europe, except as set forth below. Unless the related prospectus supplement states otherwise, term notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only.

Unless and until definitive term notes are issued under the limited circumstances described herein or in the related prospectus supplement, no term noteholder will be entitled to receive a physical certificate representing a term note. Unless otherwise indicated, all references herein to actions by Term Noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to term noteholders will be sent to DTC or Cede & Co.  As the registered holder of the term notes, as the case may be, for distribution to beneficial owners in accordance with DTC's procedures. See "Book-Entry Registration" and "Definitive Term Notes" in this prospectus.

Principal and Interest on the Term Notes

The related prospectus supplement will describe the timing and priority of payment, seniority, Interest Rate, Targeted Final Payment Date, if any, Stated Final Payment Date, Payment Period, if any, and the amount of, or method for, determining payments of principal and interest on a series of term notes.  The related prospectus supplement will describe whether interest payments on term notes will be made monthly, quarterly, semi-annually or otherwise. With respect to each trust, unless the related prospectus supplement states differently and except for a series of term notes during its Payment Period, if any, during the Revolving Period, no payments of principal will be made on the term notes and no distributions of the certificate balance will be made with respect to the certificates and no amounts will be set aside for that purpose. During the Payment Period, if any, for a series of term notes, Principal Collections and other amounts constituting Available Trust Principal, will be allocated to principal payments thereon and paid as set forth in the related prospectus supplement. Any of these principal payments may be due in installments, may be limited by a Controlled Deposit Amount, or may be due in a lump sum payment.

During the Wind Down Period and any Early Amortization Period, Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the notes and will be set aside for that purpose as set forth in the related prospectus supplement. Unless the related prospectus supplement states otherwise, during the Wind Down Period and any Early Amortization Period, if and so long as there are any funds on deposit in the related Reserve Fund, to the extent that it would result in more principal collections being allocated to the trust than otherwise, Principal Collections will be allocated to the trust pro rata, based on the aggregate percentage of all the receivables in the dealer accounts that are Eligible Receivables as of the commencement of the Wind Down Period or Early Amortization Period. Alternatively, if an Early Amortization Period commences during the Wind Down Period, as of the commencement of the Wind Down Period. During the Wind Down Period, the amount so allocated may, to the extent provided in the related prospectus supplement, be limited by any applicable Controlled Deposit Amounts. If an Early Amortization Period commences during any Payment Period or the Wind Down Period, amounts on deposit in the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, if any, will be paid to holders of securities on the first Distribution Date for the Early Amortization Period as described in the related prospectus supplement. If the related prospectus supplement so provides, specified Early Amortization Events may be designated as a Cash Accumulation Event, in which case a Cash Accumulation Period will commence. During any Cash Accumulation Period, allocated Principal Collections will be invested in a cash accumulation account until the planned date or dates for repayment of that series of term notes.

Payments of principal and interest on a series of term notes may be senior or equivalent to the priority of payments on the related revolving notes, as described in the related prospectus supplement. However, this would not be the case in circumstances related to the occurrence of an Event of Default. To the extent specified in the related prospectus supplement, payments of principal and interest on the notes will be senior in priority of payment to the distributions to be made on the related certificates outstanding from time to time. A series of term notes may be entitled to (1) principal payments with disproportionate, contingent, nominal or no interest payment, or (2) interest payments with disproportionate, contingent, nominal or no principal payments (Strip Notes).

The Interest Rate for each series of term notes issued by a trust may be

•

fixed,

•

variable,

•

contingent,

•

adjustable,

•

for some series of Strip Notes, an interest rate of zero, or

•

any combination of Interest Rate types.

The related prospectus supplement will specify the Interest Rate for each series of term notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate. One or more series of term notes of a trust may be redeemable under the circumstances and in the manner specified in the related prospectus supplement. Unless the related prospectus supplement states differently, payments of interest on the term notes will be made prior to payments of principal thereon.

The Indenture

Modification of Indenture without Noteholder Consent.  Each trust and related indenture trustee, on the trust’s behalf, may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

(1)

to correct or amplify the description of the collateral or add additional collateral;

(2)

to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

(3)

to add additional covenants for the benefit of the related noteholders;

(4)

to convey, transfer, assign, mortgage or pledge any  property to or with the indenture trustee;

(5)

to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or of any supplemental indenture;

(6)

to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(7)

to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act;

(8)

to increase the Specified Maximum Revolver Balance in accordance with the conditions therefor in the related trust sale and  servicing agreement; and

(9)

to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause (9) does not adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

Modification of Indenture with Noteholder Consent.  With respect to each trust, with the consent of the holders of a majority in principal amount of the outstanding notes affected thereby, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding related note affected thereby, however, unless otherwise provided in the prospectus supplement, no supplemental indenture will:

(1)

change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

(2)

impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

(3)

reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

(4)

modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the seller or an affiliate of any of them;

(5)

reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

(6)

decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the indenture which specify the applicable percentage of aggregate outstanding principal amount of the notes necessary to amend the indenture; or

(7)

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default, Rights Upon Event of Default. With respect to each trust, unless the related prospectus supplement states differently, Events of Default under the indenture will consist of:

(1)

any failure to pay interest on the related notes as and when the same becomes due and payable, which failure continues unremedied for five days;

(2)

any failure (a) to make any required payment of principal on the related notes or (b) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days after written notice is given of the failure (x) to the trust, the seller, or the servicer, as applicable, by the indenture trustee or (y) to the trust, the seller, the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal amount of the related notes;

(3)

specified events of bankruptcy, insolvency or  receivership with respect to the trust.

However, the amount of principal required to be paid to term noteholders under the related indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account.  Therefore, unless the related prospectus supplement states otherwise, the failure to pay principal on a series of term notes will not result in the occurrence of an Event of Default until the applicable Stated Final Payment Date.

If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or the holders of a majority in principal amount of the notes then outstanding, voting together as a single class, may declare the principal of the notes to be immediately due and payable. That declaration will constitute an Early Amortization Event. Under some circumstances, the holders of a majority in principal amount of the notes then outstanding may rescind the declaration. If this happens, the Revolving Period will recommence in some circumstances. See "The Transfer and Servicing Agreements—Early Amortization Events " in this prospectus.

If the notes of any trust are declared due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to:

(1)

collect amounts due or foreclose on trust property,

(2)

exercise remedies as a secured party,

(3)

sell the related trust estate or

(4)

elect to have the trust maintain possession of the trust estate and continue to apply Collections as if there had been no declaration of acceleration. The indenture trustee could make this election even though the Early Amortization Period commenced by the declaration will continue unless the declaration is rescinded.

The indenture trustee, however, is prohibited from selling the receivables held by the trust following an Event of Default, unless:

(1)

the holders of all the outstanding notes of the trust consent to the sale,

(2)

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or

(3)

in some cases, the indenture trustee determines that the trust estate would not provide sufficient funds on an ongoing basis to make all payments on the notes as payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the notes.

Unless the related prospectus supplement provides otherwise, following a declaration that the notes of a trust are immediately due and payable,

(1)

noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

(2)

repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the certificate balance.

Although the indenture trustee must comply with its duties under the related indenture, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority in aggregate principal amount of the notes then outstanding, voting together as a single class, may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

(1)

the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

(2)

the holders of not less than 25% in aggregate principal amount of the outstanding notes, voting together as a single class, have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

(3)

the holder or holders have offered the indenture trustee reasonable indemnity,

(4)

the indenture trustee has for 60 days failed to institute the proceeding and

(5)

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding Notes.

If an Event of Default occurs and is continuing with respect to any trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest therein, will covenant that they will not, for a period of one year and one day after the termination of the related trust agreement, institute against the related trust or seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related trust contained in the indenture.

Covenants.  Each indenture typically will provide that the related trust may not  consolidate with or merge into any other entity, unless, among other things:

(1)

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2)

the entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

(3)

no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

(4)

the trust has been advised that the ratings of the related securities would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation and

(5)

the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequences to the trust or to any related holder of securities.

Each trust will not, among other things, except as expressly permitted by the Related Documents:

(1)

sell, transfer, exchange or otherwise dispose of any of  the assets of the trust,

(2)

other than amounts withheld under the Code or applicable state law, claim any credit on or make any deduction from the principal or interest payable in respect of the related notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

(3)

dissolve or liquidate in whole or in part,

(4)

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under the indenture except as may be expressly permitted thereby or

(5)

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

Except as specified in the related prospectus supplement, no trust may engage in any activity other than as described above under "The Trusts." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the related indenture, or otherwise in accordance with the related Transfer and Servicing Agreements.

Annual Compliance Statement.  Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report.  The indenture trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act,

(1)

a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture,

(2)

any amounts advanced by it under the indenture,

(3)

the amount, interest rate and maturity date of some types  of indebtedness owing by the trust to the indenture trustee in its individual capacity,

(4)

the property and funds physically held by the indenture  trustee, and

(5)

any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  The indenture will be discharged with respect to the notes of any trust upon the delivery of all of the notes to the related indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes with the indenture trustee.

The Indenture Trustee

The indenture trustee for the notes of a trust will be specified in the related prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the indenture, becomes insolvent, or otherwise becomes incapable of acting. If the indenture trustee is removed, the trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding notes will also be entitled to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Reports to Term Noteholders

With respect to each trust, on or prior to each Payment Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related term noteholders on the Payment Date with the following information:

(1)

the amount, if any, of the distribution allocable to principal on each term note;

(2)

the amount, if any, of the distribution allocable to interest on each term note;

(3)

the aggregate outstanding principal balance for each term note, after giving effect to all payments reported under (1) above;

(4)

the aggregate principal balance of the revolving notes and the aggregate certificate balance;

(5)

if applicable, the amount of outstanding servicer advances;

(6)

the amount of the Monthly Servicing Fee paid to the servicer with respect to the related Collection Period or Periods, as the case may be;

(7)

the interest rate applicable for the next Payment Date for any term notes with variable or adjustable rates;

(8)

the amount, if any, withdrawn from or credited to any Reserve Fund;

(9)

the accumulated interest shortfalls, if any, on each class of securities and the change in that amounts from the preceding Payment Date;

(10)

the Trust Charge-Offs allocated to each class of securities and the change in those amounts from the preceding Payment Date; and

(11)

the balance of the Reserve Fund, if any, on the relevant date, after giving effect to changes therein on that date.

Each amount set forth pursuant to subclauses (1), (2) and (9) with respect to term notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the term notes.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any term notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of a Term Note -- initially Cede, as the nominee of DTC -- and received any payment thereon from the trust, a statement containing information for the purpose of assisting that Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the term notes is Cede, as nominee of DTC, beneficial owners of term notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See "Federal Income Tax Consequences " in this prospectus.

Book-Entry Registration

The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or through indirect DTC participants.

Unless the prospectus supplement provides otherwise, owners of beneficial interest in notes (note owners) that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, term notes may do so only through DTC participants and through indirect DTC participants. In addition, term note owners will receive all distributions of principal and interest through DTC participants. Under a book-entry format, term note owners may experience some delay in their receipt of payments since payments will be forwarded by the indenture trustee to Cede, as nominee for DTC. DTC will forward the payments to DTC participants, which thereafter will forward them to indirect DTC participants or term note owners.  It is anticipated that the only term noteholder of record will be Cede, as nominee of DTC. Term note owners will not be recognized by the indenture trustee as term noteholders, as that term is used in the indenture, and term note owners will be permitted to exercise the rights of term noteholders only indirectly through DTC and its DTC participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of term notes among DTC participants on whose behalf it acts with respect to the term notes and to receive and transmit payments of principal of, and interest on, the term notes. DTC participants and indirect DTC participants with which term note owners have accounts with respect to the term notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective term note owners. Accordingly, although term note owners will not possess term notes, the DTC's rules provide a mechanism by which term note owners will receive payments and will be able to transfer their interests in term notes.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and banks, the ability of a holder to pledge term notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the term notes, may be limited due to the lack of a physical certificate for the term notes.

DTC has advised the seller that it will take any action permitted to be taken by a term noteholder under the indenture or other Related Document only at the direction of one or more DTC participants to whose accounts with DTC the term notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include the undivided interests.

In addition to holding term notes through DTC participants or Indirect DTC participants in the United States as described above, holders of term notes may hold their term notes through Clearstream, Luxembourg or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC.

Transfers between Clearstream, Luxembourg participants, as defined below, and Euroclear participants, as defined below, will occur in accordance with their respective rules and operating procedures. Cross- market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines. These deadlines will be set in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Any credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Federal Income Tax Consequence—Tax Characterization and Treatment of Term Notes—Tax Consequences to Foreign Noteholders " in this prospectus.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank's parent company, Cedel International, société anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG ("DBC").  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International's stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is "Clearstream".  With effect from January 14, 2000 New CI has been renamed "Clearstream International, société anonyme".  On January 18, 2000, Cedelbank was renamed "Clearstream Banking, société anonyme", and Cedel Global Services was renamed "Clearstream Services, société anonyme".

On January 17, 2000 DBC was renamed "Clearstream Banking AG".  This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks.  Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminated the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty, not with Euro-clear Clearance Systems. Euro-clear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.  Securities clearance accounts and cash accounts with Morgan Guaranty are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan Guaranty acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to term notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions must be reported accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences—Tax Characterization and Treatment of Term Notes " in this prospectus. Clearstream, Luxembourg or Morgan Guaranty, as the case may be, will take any other action permitted to be taken by a term noteholder under the indenture or other Related Document on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and only if its depositary is able to effect that action on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of term notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede, as nominee for DTC, by Clearstream, Luxembourg or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to any beneficial ownership interests.

Definitive Term Notes

Unless the related prospectus supplement states otherwise, term notes will be issued in fully registered, certificated form, or definitive term notes, to term noteholders or their nominees, rather than to DTC or its nominee, only if

(1)

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the term notes and the trust is unable to locate a qualified successor,

(2)

the administrator, at its option, elects to terminate the book-entry system through DTC, or

(3)

after the occurrence of an Event of Default or a Servicing Default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the related term notes advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify the note owners and the indenture trustee of that occurrence and of the availability of definitive term notes. Upon surrender by DTC of the definitive certificates representing the term notes and receipt of instructions for re-registration, the indenture trustee will reissue the related term notes as definitive term notes to holders thereof.

Payments of principal of, and interest on, the definitive term notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive term notes in whose names the definitive term notes were registered at the close of business on the last day of the preceding month. Those payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive term note, however, will be made only upon presentation and surrender of the definitive term note at the office or agency specified in the notice of final payment to the holders thereof. Definitive term notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive term notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Revolving Notes

Each trust will issue one series of revolving notes on the initial issuance date.  Each series of revolving notes may have a different Revolver Interest Rate which may be fixed, variable, contingent, adjustable or any combination of the foregoing, and a different Targeted Final Payment Date, if any, and Stated Final Payment Date. With respect to each trust, the outstanding principal balance of the revolving notes may fluctuate on a daily basis as Principal Collections on the related receivables not needed for principal payments or distributions on related term notes or certificates are, at the discretion of the seller or as otherwise described herein:

(1)

allocated to the seller in payment for receivables purchased by the trust,

(2)

allocated to the Revolver Distribution Account as a payment of principal on the revolving notes, or

(3)

retained as the Cash Collateral Amount.

With respect to each trust, the seller, at its option, may on any day increase the outstanding principal balance of the revolving notes to fund purchases of receivables, provided, however, that the Net Revolver Balance may not at any time exceed the Maximum Revolver Balance. The Specified Maximum Revolver Balance for a trust will be set forth in the related prospectus supplement and may be increased or decreased from time to time if a number of conditions are satisfied.

Unless the related prospectus supplement provides otherwise, no additional borrowings will be permitted under any revolving note during the Wind Down Period or any Early Amortization Period for the related trust. Payments of principal on revolving notes will be made in the amounts and priority, and at the times, specified in the related prospectus supplement. One or more revolving notes for any trust may have a Targeted Final Payment Date, if any, and Stated Final Payment Date or otherwise require principal payments during the related Revolving Period and may provide for extensions and renewals under some circumstances. Each revolving note will initially be held by the originator or the seller, and the revolving note or an interest therein may be sold by the originator or the seller in a private placement to a third-party investor. Thereafter, a revolving note or an interest therein may be transferred in whole or in part if certain conditions are satisfied. Any additional borrowings under, and principal payments on, the revolving notes will be allocated among all outstanding revolving notes as determined by the seller in its sole discretion. However, this allocation will depend on any agreements among the seller and any holders of the revolving notes. The revolving notes are not being offered pursuant to this prospectus or any related prospectus supplement.

The Certificates

With respect to each trust, the certificates will be issued pursuant to the terms of a trust agreement between the seller and the owner trustee and will represent the ownership interest in the trust. Certificates will be issued on the initial issuance date for a trust. The certificate rate for the certificates may be fixed, variable, contingent, adjustable or any combination of the foregoing, and may vary by class of certificate. The related prospectus supplement will set forth the amount of, or method for determining, distributions of the certificate balance and the timing of the distributions, including the Stated Final Payment Date. Unless the related prospectus supplement provides differently, principal and interest payments on the notes will be senior to distributions of the certificate balance and interest on the related certificates. The certificates are not being offered pursuant to this prospectus or any related prospectus supplement.

The Transfer and Servicing Agreements

Except as otherwise specified in the related prospectus supplement, the following summary describes some of the material terms of:

(1)

the pooling and servicing agreement pursuant to which the seller will purchase Eligible Receivables from the originator, and the servicer will agree to service all receivables in the related dealer accounts,

(2)

the trust sale and servicing agreement pursuant to which the trust will acquire those receivables from the seller and agree to the servicing of the receivables by the servicer,

(3)

the trust agreement pursuant to which the trust will be created and certificates will be issued and

(4)

the administration agreement pursuant to which the originator, as administrator, will undertake a number of administrative duties with respect to the trust. Collectively, these agreements will be referred to as the Transfer and Servicing Agreements.

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  Upon request of a holder of securities described therein. The seller will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary does not purport to be complete and is qualified by reference to all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of Receivables and Collateral Security

The originator will sell and assign to the seller, without recourse,

•

on the initial issuance date for a trust, its entire interest in the Eligible Receivables under the dealer accounts included in the related pool of accounts as of the Initial Cut-Off Date, and

•

on each date on which receivables are originated in a dealer account in the related pool of accounts, its entire interest in, all Eligible Receivables created on that date in the dealer accounts in the related pool of accounts. However, if the originator becomes subject to a bankruptcy proceeding, the originator will not assign receivables to the seller without approval of the bankruptcy court.

In each case, the originator will sell and assign to the seller the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement between the originator and the seller.

For each trust, on its initial issuance date and on each Receivables Purchase Date, the seller will transfer and assign to the applicable trust, without recourse, the Eligible Receivables and the other assets purchased from the originator on that date, pursuant to a trust sale and servicing agreement among the seller, the servicer and the trust. The owner trustee, on behalf of the trust, together with the indenture trustee with respect to the notes, concurrently with the initial transfer and assignment to the trust, will execute and deliver to the seller the related notes and the related certificates to be issued on the initial issuance date. Unless the related prospectus supplement provides otherwise, the seller will sell the securities and will apply the net proceeds received from the sale of the securities to the purchase of the related receivables from the originator.

In each pooling and servicing agreement, in connection with the sale of the related receivables to the seller, the originator will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the seller, and that, upon the execution of a trust sale and servicing agreement, the seller has sold and assigned that property to the trust. In addition, the originator will agree to provide a complete list to the seller showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that the originator represents are Eligible Receivables under that dealer account. In the related trust sale and servicing agreement, the trust will accept the designation of the originator as custodian to maintain possession, as the trust's agent, of the documents relating to the receivables. the originator will not deliver to the seller, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to any trust will not be segregated from those relating to other accounts and receivables of the originator or otherwise marked to reflect the sale of the receivables therein to the seller or the subsequent sale to the related trust. This helps to assure uniform quality in servicing both the receivables related to any trust and the servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to each trust, the originator will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the seller and the seller will file UCC financing statements with respect to the sale, transfer and assignment of the receivables to the trust. In addition, each trust will file UCC financing statements with respect to the security interest in the trust's assets granted to the indenture trustee under the indenture to secure the trust's obligations thereunder. See "Legal Aspects—Transfer of Receivables " in this prospectus. The documents evidencing the receivables will remain in the originator's possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the seller or the trust. As a result of the originator's continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed "chattel paper" under applicable law, the trust's interests in the receivables could be defeated. See "Legal Aspects—Transfer of Receivables " in this prospectus.

With respect to each trust, pursuant to the trust sale and servicing agreement, as described in "Addition and Removal of Accounts " below, the seller has the limited right to designate from time to time additional dealer accounts to be included in the related pool of accounts. In connection with any designation of additional dealer accounts, the seller will purchase from the originator the Eligible Receivables in the additional dealer accounts and the originator will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the seller of this cut-off date in writing.

Representations and Warranties

In each pooling and servicing agreement, the originator will represent and warrant to the seller, among other things, that:

(1)

as of the initial issuance date, or, in the case of an additional dealer account, as of the related cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

(2)

as of the initial issuance date, or, in the case of an additional dealer account, as of the related cut-off date for additional dealer accounts, and on each Receivables Purchase Date each receivable conveyed to the seller on that date that is identified as an Eligible Receivable is actually an Eligible Receivable.

In the case of an additional dealer account, the originator will make the above representations and warranties as of the related cut-off date.

In the related trust sale and servicing agreement, the seller will assign the representations and warranties of the originator with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of the originator to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Purchase Date, as the case may be.

The seller and the servicer may discover that there has been a breach of a representation or warranty of the seller or the originator that materially and adversely affects the trust's interest in a deferred payment receivable. This is a receivable for which payment has been deferred pursuant to DPP, an installment sales program or a similar arrangement. Any receivable affected this way is referred to as a "Warranty Receivable".  Unless and to the extent the breach is cured in all material respects, the originator or the seller will repurchase a Warranty Receivable as follows:

(1)

if the breach or deferral is a breach of a representation or warranty of the originator, the seller and the servicer will use reasonable efforts to enforce the obligation of the originator under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable or

(2)

if the breach or deferral is a breach of a representation  or warranty of the seller, the seller will repurchase the receivable.

Without limiting the generality of the foregoing, a receivable held by a trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent (1) the principal amount thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a vehicle that was refused or returned by a dealer.

The "Warranty Payment", which is the price for a repurchase of a Warranty Receivable by the originator or the seller will be equal to the principal amount of the receivable. In the case of a breach or deferral affecting less than the entire principal amount of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The principal portion of the Warranty Payment will be treated as Trust Principal Collections and the remainder will be included in Interest Collections. All Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the seller and the originator constitute the sole remedy available to the securityholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

In each pooling and servicing agreement, the originator will also make representations and warranties to the seller to the effect that, among other things, as of the closing date for the sale of any securities:

(1)

the originator is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the related Transfer and Servicing Agreements constitute legal, valid and binding obligations of the originator; and

(2)

the transfer of the receivables and the related Vehicle Collateral Security, pursuant to the related pooling and servicing agreement constitutes a valid sale, transfer and assignment to the seller of all right, title and interest of the originator therein, whether then existing or thereafter created, and the proceeds thereof.

If the breach of any of the representations and warranties described in this paragraph results in the obligation of the seller under the related trust sale and servicing agreement to purchase the receivables and the related Collateral Security as described below, the originator will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the seller is obligated under a trust sale and servicing agreement to purchase the property, the originator will not be obligated to repurchase the property.

In each trust sale and servicing agreement, the seller will also make representations and warranties to the related trust to the effect that, among other things, as of the closing date for the sale of any securities:

(1)

the seller is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the trust sale and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the seller; and

(2)

the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and the interest of the seller in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

With respect to each trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the securityholders, then any of the indenture trustee, the owner trustee or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal amount of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the seller, may direct the seller to accept the reassignment of all receivables and the related Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The seller will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to each trust, the payment of the Reassignment Amount for all outstanding securities will be considered as payment in full for all receivables and the related Collateral Security. The obligation of the seller to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the securityholders, the owner trustee or indenture trustee. It is not expected that the seller will have significant assets other than its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to each trust.

In each pooling and servicing agreement, the originator will covenant that the originator will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the related Vehicle Collateral Security, unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

With respect to each trust, and taking into account the conditions described below, under the pooling and servicing agreement, the originator may offer to designate, and the seller may request the designation of, additional dealer accounts to be included in the pool of accounts and, under the trust sale and servicing agreement, the seller has the right to designate from time to time additional dealer accounts to be included in the related pool of accounts.  Unless the related prospectus supplement provides otherwise, in order to add any additional dealer account to the related pool of accounts, the following conditions, among others, must be satisfied:

(1)

each additional dealer account must be an Eligible Account;

(2)

the seller must represent and warrant that the inclusion of the additional dealer accounts in the related pool of accounts will not, in the reasonable belief of the seller, cause an Early Amortization Event to occur; and

(3)

unless the related prospectus supplement provides otherwise, each of the rating agencies rating the notes must have provided written confirmation that the addition will not result in a reduction or withdrawal of the rating of any outstanding related securities.

On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by the originator to the seller and will be transferred by the seller to the trust.

With respect to each trust, even though each additional dealer account must be an eligible account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of the originator's U.S. portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

With respect to each trust, upon the satisfaction of the conditions specified in the trust sale and servicing agreement, the seller will have the right to remove dealer accounts from the pool of accounts. To so remove dealer accounts, after proper notice, the seller, or the servicer on its behalf must, among other things:

(1)

furnish to the owner trustee a list of the selected dealer accounts to be so removed from the pool of accounts specifying for each selected dealer account to be removed, its account number and the aggregate balance of Eligible Receivables in that dealer account;

(2)

represent and warrant that the removal of the selected dealer accounts will not, in the reasonable belief of the seller, result in the occurrence of an Early Amortization Event; and

(3)

represent and warrant that the seller and the servicer have not received notice from any rating agency that the removal will result in a reduction or withdrawal of the rating of any of the outstanding related securities.

In addition, if a dealer account in the pool of accounts ceases to be an eligible account, that dealer account will be deemed a selected account to be removed on that date. In either case, receivables arising thereafter in the selected account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections thereon will continue to be assets of the trust.  Unless the related prospectus supplement states otherwise, the servicer will allocate all Principal Collections on receivables in a Selected Account to the oldest receivables in that dealer account. A selected account will be deemed removed from the pool of accounts on the date on which the balance of all receivables in that dealer account held by the trust becomes zero.

Bank Accounts

With respect to each trust, the servicer will establish and maintain several Distribution Accounts: the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The prospectus supplement may specify also that the servicer will establish and maintain a Swap Distribution Account.

For each trust, funds in the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Reserve Fund, if any, and other accounts identified as these accounts in the related prospectus supplement - collectively, the Designated Accounts - and the Certificate Distribution Account will be invested as provided in the trust sale and servicing agreement in eligible investments, which are specified categories of marketable securities. Eligible investments will generally be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities.

Except as described below or in the related trust sale and servicing agreement, eligible investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the term notes. To the extent permitted by the rating agencies rating the notes, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related term notes that will not mature prior to the date of the next payment or distribution with respect to the term notes. Except as otherwise specified in the related prospectus supplement, the term notes may only be sold prior to their maturity at a price equal to or greater than the unpaid principal balance thereof if, following the sale, the amount on deposit in any Reserve Fund would be less than the related Reserve Fund Required Amount or other applicable limits, if any. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund.

If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the receivables or other assets specified in the related prospectus supplement exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result.  Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the related prospectus supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Account will not include the amount of any Investment Proceeds.

The Designated Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts.

Any other accounts to be established with respect to a trust will be described in the related prospectus supplement.

Collections

With respect to each trust, the servicer will deposit Principal Collections and Interest Collections on the related receivables into the related Collection Account on a daily basis. However, the servicer need not deposit Principal Collections and Interest Collections into the Collection Account on a daily basis but may use all of those Collections for its own benefit until the Business Day immediately preceding the related Distribution Date if at any time the following conditions are satisfied:

(1)

the entity specified in the prospectus supplement is the servicer,

(2)

no Servicing Default has occurred and is continuing and

(3)

the entity specified in the prospectus supplement either

(a)

maintains a short-term debt rating of at  least A-1 by Standard & Poor's and P-1 by  Moody's,

(b)

arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the servicer's obligations to make deposits of Collections on the related receivables in the Collection Account that is acceptable in form and substance to each rating agency or

(c)

otherwise obtains the written confirmation from each rating agency that the failure by the entity specified in the prospectus supplement to make daily deposits will not result in a downgrade, suspension or withdrawal of \the rating of any of the outstanding related securities that it is then rating.

Notwithstanding the foregoing, the Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. The prospectus supplement may describe additional circumstances under which daily deposits will be required.

On any date on which Collections are deposited in the Collection Account for a trust, the servicer will distribute directly to the entity specified in the prospectus supplement on account of the Retained Property an amount equal to Principal Collections on the receivables included in the Retained Property. Whether or not the servicer is then making daily deposits of Collections, if, at any time, the amount on deposit in a Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw from the Collection Account and pay to the seller or the entity specified in the prospectus supplement, as applicable, the amount of the excess.

Application of Collections

Interest Collections. For each trust, except as set forth in the related prospectus supplement, for each Collection Period, the trust will apply

•

Trust Interest Collections,

•

receipts under credit, liquidity and other enhancement arrangements,

•

servicer advances,

•

Investment Proceeds and

•

amounts in the Reserve Fund

and will use these amounts to

•

make interest payments on the related securities,

•

pay related Monthly Servicing Fees,

•

make payments under credit, liquidity and other enhancement arrangements,

•

reimburse servicer advances and

•

cover some of the losses on defaulted receivables.

The related prospectus supplement will further set forth these applications.  Unless the related prospectus supplement states otherwise, Interest Collections in excess of trust Interest Collections will be paid to the entity specified in the prospectus supplement on account of the Retained Property.

Principal Collections

Revolving Period. During the Revolving Period for a trust and, unless the related prospectus supplement states otherwise, no amount is required to be set aside to make principal payments on the term notes and distributions of the certificate balance on related certificates. Accordingly, all Trust Principal Collections and Additional Trust Principal on any date during the Revolving Period, together with the Cash Collateral Amount from the prior date, will be available for reinvestment in additional receivables to be purchased from the seller, and will be paid to the seller to the extent so reinvested, so long as the servicer is able to recover advances of principal. This will be the case provided that these amounts will be held as the Cash Collateral Amount to the extent necessary to ensure that the Daily Trust Invested Amount for that date equals the Daily Trust Balance for that date. That determination will be made after giving effect to any payments of principal, including required principal payments, on, or additional borrowings under, the revolving notes on that date and all collections on, and reinvestments in, receivables and all issuances of securities by the trust on that date. Unless the related prospectus supplement states otherwise, Principal Collections in excess of Trust Principal Collections will be paid to the entity specified in the prospectus supplement on account of the Retained Property.

Payment Periods. The prospectus supplement for a series of term notes will describe how, during the Payment Period for that series, Available Trust Principal will be allocated to the series and be available to make principal payments on the term notes. This allocation will be dependent on the servicer's ability to recover any advances of principal it may make. Principal payments on any series of term notes will be made in the amounts and at the times described in the related prospectus supplement. Available Trust Principal not so allocated to term notes will be applied as described above under "Revolving Period." The Payment Period, if any, for a series of term notes will commence on the first to occur of the related Scheduled Series Payment Period Commencement Date and a Series Early Payment Event.

Early Amortization and Wind Down Periods.  The prospectus supplement for a series of term notes will also describe how, during an Early Amortization Period or the Wind Down Period for any trust, the trust will retain Trust Principal Collections and set them aside as required for the purpose of making payments of principal on the related notes and distributions with respect to the certificate balance on the related certificates. The trust will make this retention, and not pay Trust Principal Collections to the seller, so long as the servicer is able to recover advances of principal it may make. Unless the related prospectus supplement states differently, during either of these periods, no additional borrowings will be permitted under the related revolving notes. For each Collection Period during an Early Amortization Period or the Wind Down Period for a trust, Trust Principal Collections, together with other amounts, if any, comprising Available Trust Principal, will be applied to make the required deposits into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The relative priorities of these deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related prospectus supplement. Unless the related prospectus supplement states otherwise, during the Wind Down Period for a trust, the amount to be so applied to payments on securities will be limited by the applicable Controlled Deposit Amount. During an Early Amortization Period for a trust, that limit will not apply and, in general, all Trust Principal Collections and other amounts constituting Available Trust Principal will be available to make payments on the securities. Payments will be made on securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related prospectus supplement. Unless the related prospectus supplement states differently, Principal Collections in excess of Trust Principal Collections will be paid to the entity specified in the prospectus supplement on account of the Retained Property.

Servicer Advances

The servicer will make a servicer advance to each trust to the extent and for the purposes set forth in the related prospectus supplement. Unless the prospectus supplement provides otherwise, the servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose as described in the related prospectus supplement.

Liquidity and Credit Support

The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each trust will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, those arrangements may be in the form of reserve accounts, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. In addition, securities may have the benefit of interest rate swaps, caps and floors and other derivative products, all as further described in the related prospectus supplement.

The presence of a Reserve Fund and other forms of liquidity and credit support, if any, are intended to increase the likelihood that the securityholders or certificateholders, who are to benefit from those arrangements will receive the full amount of principal or the certificate balance, as the case may be, plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the securityholders will experience losses. Unless the related prospectus supplement provides otherwise, these arrangements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or the certificate balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by applicable arrangements or which are not so covered, securityholders will bear their allocable share of deficiencies as described herein and in the related prospectus supplement.

Reserve Fund.  If so provided in the related prospectus supplement, for each trust, there will be established and maintained in the name of the indenture trustee for the benefit of the securityholders a Reserve Fund. The Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in eligible investments. Except as otherwise provided in the related prospectus supplement, with respect to each trust, any investment earnings, net of losses and investment expenses, with respect to the related Reserve Fund will be Investment Proceeds and will be available for distribution as described in the related prospectus supplement. Amounts on deposit in any Reserve Fund ,other than Investment Proceeds, will be available to make payments and distributions on related securities, to cover any related Trust Defaulted Amounts and for other purposes to the extent described in the related prospectus supplement. The Reserve Fund Initial Deposit, if any, made by the seller will be specified in the related prospectus supplement.

After the initial issuance date for a trust, the seller may make additional deposits into any related Reserve Fund or an increase in the Specified Maximum Revolver Balance.  Available Trust Interest will also be available for deposit into any Reserve Fund to the extent described in the related prospectus supplement. Unless the related prospectus supplement states differently, with respect to each trust, amounts on deposit in the Reserve Fund will be paid to the seller to the extent the amounts exceed the Reserve Fund Required Amount set forth in the related prospectus supplement or as otherwise agreed by the seller, and on the trust Termination Date any funds remaining on deposit in the Reserve Fund will be distributed to the seller.  Following distribution to the seller of amounts from the Reserve Fund, securityholders will not have any rights in, or claims to, those amounts.

Distributions

With respect to each trust, payments of principal and interest on the related term notes and revolving notes and distributions with respect to the certificate balance and interest on the related certificates will be made from amounts deposited for that purpose into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, respectively, as described in the related prospectus supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of noteholders and all distributions to certificateholders will be set forth in the related prospectus supplement. Payments of principal on notes and distributions in respect of the certificate balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments on the notes, all as more fully described in the related prospectus supplement.

Net Deposits and Payments

As an administrative convenience, the servicer will be permitted to make the deposit of Interest Collections, Principal Collections, servicer advances and other amounts, for any trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the securityholders with respect to each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the related Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Defaults and Charge-Offs

With respect to each trust, the extent to which Trust Interest Collections, funds in the related Reserve Fund and other amounts are available to cover the Trust Defaulted Amount will be described in the related prospectus supplement. Any Trust Defaulted Amount not so covered will constitute Trust Charge-Offs. Trust Charge-Offs may be covered in subsequent periods, but only to the extent described in the related prospectus supplement. Amounts not so covered will reduce the principal amount of the notes or the certificate balance, as the case may be, which will reduce the Daily Trust Invested Amount, and will be allocated among the securities as set forth in the related prospectus supplement.

Early Amortization Events

Unless the related prospectus supplement provides otherwise, an "Early Amortization Event" with respect to any trust refers to any of the following events:

(1)

failure on the part of the seller, the originator or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the related pooling and servicing agreement or the related trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the seller, the originator or the servicer, as applicable, in accordance with the related Transfer and Servicing Agreements;

(2)

any representation or warranty made by the originator in the related pooling and servicing agreement or by the seller in the related trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by the originator or the seller, as applicable, in accordance with the related Transfer and Servicing Agreements;

(3)

failure to pay or set aside for payment all amounts required to be paid as principal on the Notes or distributed with respect to the certificate balance on the applicable Stated Final Payment Date;

(4)

on any Distribution Date, the average of the Monthly  Payment Rates for the three preceding Collection Periods is less than  25%;

(5)

the amount on deposit in the related Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

(6)

a notice setting forth one or more Events of Default under the related indenture and declaring the unpaid principal amount of the related notes immediately due and payable has been given pursuant to the indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the seller so elects, the Early Amortization Period resulting from that occurrence will terminate and the Revolving Period will recommence if a notice rescinding the declaration is given pursuant to the indenture;

(7)

the occurrence of specified events of bankruptcy,  insolvency or receivership relating to any of (a) any entity specified in the related prospectus supplement, (b) the servicer, (c) the originator, if it is not the servicer, or the (d) seller;

(8)

on any Distribution Date, as of the last day of the related Collection Period, the aggregate principal balance of receivables owned by the trust which were advanced against used vehicles exceeds 20% of the Daily Trust Balance, for purposes of this clause (8), any entity specified in the related prospectus supplement vehicles which are sold to daily rental car operations, repurchased pursuant to related repurchase agreements and subsequently sold at auction to a related-franchised dealer will not be considered to be used vehicles;

(9)

on any Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the related Reserve Fund by more than the Reserve Fund Trigger Amount as specified in the related prospectus supplement;

(10)

on any Distribution Date, the average Daily Trust Balance is less than 75% (or such other percentage set forth in the related prospectus supplement) of the sum of the average outstanding principal balance of the related term notes and the average certificate balance (in each case, the average being determined over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the related initial issuance date through and including the last day of the immediately preceding Collection Period;

(11)

on any Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all related Available Receivables is less than 70% of the aggregate principal balance of all receivables in the dealer accounts in the related pool of accounts; and

(12)

any other Early Amortization Event set forth in the  related prospectus supplement.

Upon the occurrence of any event described above, except as described above or in the related prospectus supplement, an Early Amortization Event with respect to a trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the related Notes and distributions of the certificate balance on the related certificates and will be paid as set forth in the related prospectus supplement. No Controlled Deposit Amount will apply during that period. If an Early Amortization Period commences during a Payment Period or the Wind Down Period, amounts, if any, on deposit in the Distribution Accounts will be paid to Securityholders on the first Distribution Date for the Early Amortization Period as described in the related prospectus supplement. Except as otherwise described in the related prospectus supplement, no additional borrowings may be made on the revolving notes during an Early Amortization Period for the related trust.

In some circumstances, so long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event as described in subparagraph (6) above or in the related prospectus supplement.

In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the seller, the receivables of the trust may be liquidated and the trust terminated as described below in "Insolvency Events."

Servicing Compensation and Payment of Expenses

With respect to each trust, unless the related prospectus supplement states differently, as compensation for its servicing activities with respect to the related receivables, on each Distribution Date, the servicer will receive a servicing fee, the Monthly Servicing Fee, for the preceding Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the average daily balance of the Daily Trust Invested Amount for the Collection Period. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in the related prospectus supplement.

With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the related trust. The Monthly Servicing Fee associated with each trust is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation,

•

collecting and recording payments,

•

communicating with dealers,

•

investigating payment delinquencies,

•

evaluating the increase of credit limits, and

•

maintaining records with respect to the dealer accounts and receivables arising thereunder. With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the related trust.

The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

•

accounting for collections,

•

furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions,

•

making servicer advances, if any,

•

providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the related trust sale and servicing agreement, and

•

providing related data processing and reporting services for securityholders and on behalf of the indenture trustee and owner trustee.

The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include:

•

taxes, other than the trust's or the securityholders' federal, state and local income and franchise taxes, if any,

•

the owner trustee's and the indenture trustee's fees,

•

accounting fees,

•

outside auditor fees,

•

data processing costs and other costs.

Servicing Procedures

Pursuant to each pooling and servicing agreement and related trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the related dealer accounts.  The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, except where the failure to so act would not have a material adverse effect on the interests of the Securityholders.

Pursuant to each pooling and servicing agreement and the related trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the related pool of accounts in general if:

(1)

in the servicer's reasonable belief, no Early Amortization Event will occur as a result of the change,

(2)

the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts and

(3)

in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, the servicer does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any related interest rate swaps or caps or similar agreements and Shared Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of:

(a)

the weighted average of the rates of interest payable to related securityholders and

(b)

the Monthly Servicing Fee for the related period.

The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

Servicer Covenants

In each pooling and servicing agreement, the servicer will agree that:

(1)

it will maintain in effect all qualifications required in order to service the dealer accounts included in the related pool of accounts and related receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualifications to comply with those requirements would not have a material adverse effect on the related securityholders of any outstanding related series;

(2)

it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

(3)

it will do nothing to impair the rights of the related securityholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the related trust sale and servicing agreement; and

(4)

it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

For each trust, pursuant to the related pooling and servicing agreement and the related trust sale and servicing agreement, the seller or the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any related receivable transferred to the trust or related dealer account, and the noncompliance has a material adverse effect on the interests of related securityholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account -- each, an administrative receivable -- as applicable. The purchase will be made no later than two Business Days , or during any other period as may be agreed by the applicable trustee, following the discovery by the servicer of the noncompliance.

With respect to each administrative receivable the servicer will be obligated to deposit into the related Collection Account on the date on which the purchase is deemed to occur an amount, the Administrative Purchase Payment, equal to the principal amount of the receivable PLUS accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in (i) Additional Trust Principal, to the extent of the principal amount of the related receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer constitutes the sole remedy available to the securityholders, the seller, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding The Servicer

Each trust sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder and under the related pooling and servicing agreement, except upon determination that the servicer's performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed servicer's servicing obligations and duties under the related Transfer and Servicing Agreements.

Each trust sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust, indenture trustee, owner trustee or any related securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each trust sale and servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the related owner trustee for any contractual damages, liability or expense incurred by reason of the trustee's willful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of the trustee's duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder.

In addition, each trust sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

Under the circumstances specified in each trust sale and servicing agreement, any entity which succeeds the servicer will be treated as the successor of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. This successor entity will assume the obligations of the servicer under those agreements. A successor entity of the servicer includes any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by the direct or indirect parent of the servicer and which is otherwise servicing wholesale receivables.

So long as the initial servicer acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by the indirect parent of the servicer or to any entity that agrees to conduct the duties in accordance with the servicer's servicing guidelines and the trust sale and servicing agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

Except as otherwise provided in the related prospectus supplement, a servicing default under each trust sale and servicing agreement will consist of:

(1)

the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the related indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

(2)

the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the related pooling and servicing agreement, the related indenture or the related trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

(3)

any representation, warranty or certification made by the servicer in the trust sale and servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and the inaccuracy has a material adverse effect on the rights of the related securityholders and the effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

(4)

specified events of bankruptcy, insolvency or receivership involving the servicer occur.

Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clauses (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the seller and the securityholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

As long as a servicing default under a trust sale and servicing agreement remains unremedied, the related indenture trustee or holders of related Notes evidencing not less than a majority in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the related pooling and servicing agreement. If the notes have been paid in full and the related indenture has been discharged with respect thereto, by the related owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate. Upon termination, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under those agreements and will be entitled to similar compensation arrangements.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicing Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the Securityholders from effecting a transfer of servicing.  In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement.  The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

Waiver of Past Defaults

With respect to each trust, the holders of notes evidencing at least a majority in principal amount of the then-outstanding Notes, voting as a single class, may, on behalf of all the securityholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences.  However, a servicing default in making any required distributions, payments, transfers or deposits in accordance with the trust sale and servicing agreement may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the securityholders with respect to subsequent defaults.

Statements to Trustees and Trust

Prior to each Payment Date and Distribution Date, with respect to each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to securityholders on that date under the transfer and servicing agreements.

Evidence as to Compliance

Each trust sale and servicing agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before the date specified in the related prospectus supplement of each year, beginning no later than the date specified in the related prospectus supplement which is at least twelve months after the trust's initial issuance date, a statement as to compliance by the servicer during the preceding twelve months ended the date specified in the related prospectus supplement with some of the standards relating to the servicing of the receivables, the servicer's accounting records and computer files with respect thereto and a number of other matters. The first of these statements shall cover the period from the Initial issuance date to the date specified in the related prospectus supplement.

Each trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before the date specified in the related prospectus supplement of each year, beginning no later than the date specified in the related prospectus supplement which is at least twelve months after the trust's initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement throughout the preceding twelve months ended the date specified in the related prospectus supplement, or in the case of the first certificate, the period from the trust's initial issuance date to the date specified in the related prospectus supplement of that year. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of Servicing Defaults under the related trust sale and servicing agreement.

Copies of these statements and certificates may be obtained by Securityholders by request in writing addressed to the applicable indenture trustee or owner trustee.

Amendments

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related securityholders

(1)

to cure any ambiguity,

(2)

to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

(3)

to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any securityholders,

(4)

to add to the covenants, restrictions or obligations of the seller, the servicer, the owner trustee or the indenture trustee for the benefit of securityholders, or

(5)

to add, change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of then outstanding notes and the holders of certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the securityholders, except that no amendment may

(1)

increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any security without the consent of the holder thereof,

(2)

adversely affect the rating of any notes by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that class, or

(3)

reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of securityholders.

Insolvency Events

If pursuant to federal law the originator becomes party to any involuntary bankruptcy or similar proceeding -- other than as a claimant -- the seller will suspend its purchase of receivables from the originator under each pooling and servicing agreement. If the originator or the seller obtains an order approving the continued sale of receivables to the seller on the same terms as, or on terms that do not have a material adverse effect on securityholders as compared to, the terms in effect prior to the commencement of the proceeding, the originator may resume selling receivables to the seller. Receivables will be considered transferred to the seller only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the seller may not thereafter purchase receivables from the originator under any pooling and servicing agreement and thus, no additional receivables will be transferred to any trust. See "Legal Aspects" in this prospectus.

Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related trust without the unanimous prior approval of all related certificateholders , including the seller, and the delivery to the owner trustee by each certificateholder, including the seller, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

In each trust sale and servicing agreement, the servicer and the seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related notes and the related certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Seller Liability; Indemnification

Each trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the securityholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

A trust will terminate on its Trust Termination Date. Upon termination of a trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to securityholders, the receivables and all other assets of the trust will be conveyed and transferred to the seller. However, funds in the related Distribution Accounts for the final distributions to the securityholders and after distribution to the entity specified in the prospectus supplement from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the seller at that time.

Optional Purchase by the Servicer

During the Wind Down Period and as otherwise set forth in the related prospectus supplement, the servicer or any successor servicer will be permitted, at its option, to purchase from each trust all remaining receivables and other assets to the extent provided in the related prospectus supplement.

Intercreditor Arrangements

The agreements governing the dealer accounts typically provide for a security interest in favor of the originator in the vehicles related to receivables thereunder. With respect to the receivables to be conveyed to the trust, the originator will represent in the related pooling and servicing agreement that the security interest in the related vehicles is a first priority perfected security interest. The security interest in favor of the originator in the vehicles related to each dealer account in the related pool of accounts will be assigned by the originator to the seller pursuant to each pooling and servicing agreement and assigned to the applicable trust by the seller pursuant to the related trust sale and servicing agreement. In its other lending activities, the originator may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the vehicles. In each pooling and servicing agreement, the originator will agree that any security interests in the vehicles that it may have in respect of advances or loans to dealers other than the related receivables shall be junior and subordinate to the security interests therein granted in connection with the related receivables and that it will not realize on any collateral in a manner materially adverse to the seller or any trust and the securityholders until the seller and the related trust have been paid in full in respect of their interests in the receivables related to the vehicles.

In addition, in connection with any other loans or advances made by the originator to a Dealer, the originator may also have a security interest in property constituting Collateral Security other than vehicles. In those cases, the originator, in its sole discretion, may realize on that other Collateral Security for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of any trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of the originator granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

The administrator specified in the prospectus supplement will enter into an administration agreement with the related trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to each trust, the related prospectus supplement states otherwise, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount that will be specified in the prospectus supplement.

Legal Aspects

Transfer of Receivables

On the initial issuance date for any trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Purchase Date, the originator will sell, transfer and assign to the seller and the seller will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the related pool of accounts to the trust. In the related pooling and servicing agreement, the originator will represent and warrant to the seller that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the originator in and to the receivables to the seller. In the related trust sale and servicing agreement, the seller will represent and warrant to the trust that the seller has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the seller in and to the receivables to the trust.

Each of the originator and the seller will also covenant that it will not sell, pledge, assign, transfer or grant any lien on the receivable other than to the seller or to the trust, as applicable, or as otherwise contemplated by the related Transfer and Servicing Agreements. For a discussion of the rights of each trust arising from these representations and warranties, see "The Transfer and Servicing Agreements—Representations and Warranties" in this prospectus. To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

The originator will represent in each pooling and servicing agreement that the receivables to be conveyed to the trust are either "chattel paper," "accounts" or "general intangibles" for purposes of the UCC. If receivables are deemed to be chattel paper or accounts and the transfer thereof by the originator to the seller or by the seller to a trust is deemed either to be a sale or to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If receivables are deemed to be general intangibles and the transfer thereof by the originator to the seller or by the seller to a trust is deemed to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If receivables are deemed to be general intangibles and the transfer thereof is deemed to be a sale, state law other than the UCC may determine the appropriate steps to perfect the sale. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the seller and each related trust to perfect and/or protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests). Continuation statements will be filed as required to continue the perfection of those interests. No filings will be made under any state laws other than the UCC.

There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust's interest in that receivable. A purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the seller or a trust were recharacterized as a pledge, a tax or other lien on property of the originator or the seller may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by each trust may, to the extent described above, be commingled with the funds of the servicer and amounts due to the entity specified in the prospectus supplement as the holder of the Retained Property held by each trust and, in the event of the bankruptcy of the originator, the trust may not have a perfected interest in the collections.

The originator will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the seller is secured by a first priority perfected security interest in the related vehicles. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. the originator takes all actions it deems necessary under applicable state laws to perfect the originator's security interest in vehicles. However, at the time a vehicle is sold or leased, the originator's security interest in the vehicle will generally terminate. Therefore, if a dealer fails to remit to the servicer amounts owed with respect to any vehicle that has been sold or leased, the related receivable will no longer be secured by the vehicle, but will be secured by the proceeds of the retail sale or lease and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper -- as is the case with most retail installment contracts -- some limited subsequent transferees of that chattel paper could have an interest therein with priority over the trust's interest therein.

Matters Relating to Bankruptcy

The seller's by-laws include a provision that, under some circumstances, requires the seller to designate at least one director who qualifies under the by-laws as "independent directors." The seller's certificate of incorporation provides that the seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all securityholders will covenant that they will not institute against the seller any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities have been paid in full. In addition, a number of other steps will be taken to avoid the seller's becoming a debtor in a bankruptcy case. The seller will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent.

The transfers of receivables from the originator to the seller and from the seller to the trust have been structured as, and will be treated by the parties as, sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that the originator or the seller were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of the debtor or the debtor itself may apply this analysis or otherwise take the position that the transfer of the receivables from the debtor to the seller or a trust, as the case may be, should be recharacterized as a pledge of the receivables to secure a borrowing by the debtor. If this were to occur, delays in receipt of  Collections on the receivables to the related trust and payments on the related securities could result or, should the court rule in favor of any creditor, trustee in bankruptcy or debtor, reductions in the amount of the payments could result.

In addition, in the event that the originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to request a court to order that the originator should be substantively consolidated with the seller, delays in payments on the securities could result. Should the bankruptcy court rule in favor of the creditor, trustee in bankruptcy or debtor, the amount of the payments could be reduced.

If the originator or the seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. If this happened, all Trust Principal Collections would be applied to principal payments on related securities and receivables arising in the related dealer accounts thereafter would no longer be sold to the seller and transferred to the related trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent either the indenture trustee, the owner trustee or the securityholders from appointing a successor servicer.

In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to those agreements, including the party as debtor in possession, may have the power to assume (i.e., reaffirm) or reject the agreement. A party deciding whether to assume or reject an agreement would be given a reasonable period of time to make that decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the related securities.

Transfers made in some isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by the originator or the seller with respect to repurchases or reassignments of receivables and the transfers in connection with the designation of additional dealer accounts) may be recoverable by the originator or the seller, as debtor in possession, or by a trustee in bankruptcy of the originator or the seller, as a preferential transfer from the originator or the seller if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of the originator or the seller and other conditions are met.

In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the related trust and the related indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the term notes.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of term notes ("Note Owners") that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt interests issued by a trust with terms similar to those of the term notes.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the term notes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each owner trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding certain related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the owner trust, the term notes, and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each owner trust and the term notes, and related terms, parties and documents applicable to the owner trust.

Tax Characterization of the Owner Trusts

Upon the issuance of term notes, Federal Tax Counsel will deliver its opinion that the relevant owner trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the related trust agreement and documents will be complied with, and on counsel's conclusions that the nature of the income of the owner trust, or restrictions, if any, on transfers of the equity interests in the owner trust, will exempt the owner trust from the rule that certain publicly traded partnerships are taxable as corporations.

If a owner trust were taxable as a corporation for federal income tax purposes, the owner trust would be subject to corporate income tax on its taxable income.  The owner trust's taxable income would include all of its income with respect to the contracts and other assets held by the owner trust, which might be reduced by its interest expense on the term notes.  Any corporate income tax could materially reduce cash available to make payments of principal and interest on the term notes.

Tax Consequences to Note Owners

Treatment of the Term Notes as Indebtedness

The owner trust will agree, and the Note Owners will agree by their purchase of term notes, to treat the term notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that each series of term notes, other than Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, will be classified as debt for federal income tax purposes.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the term notes did not represent debt for federal income tax purposes, the term notes might be treated as equity interests in the owner trust.  If so treated, the owner trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on term notes recharacterized as equity.  Treatment of the term notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the owner trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the term notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of owner trust expenses, and income from the owner trust's assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners' method of tax accounting.  The discussion below assumes that the term notes will be characterized as debt for federal income tax purposes.

Interest Income on the Term Notes

General.  Expect as discussed below, interest on a term note generally is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Term Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code.  Holders of term notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any term note be reported periodically to the IRS and to certain categories of Note Owners.

Each owner trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the "OID Regulations").  The OID Regulations concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the term notes.

The Code provides that, in the case of debt instruments such as the term notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the term notes will be the rate used in pricing the initial offering of those securities.  If the term notes of a series are issued with original issue discount, the Prospectus Supplement for that series of term notes will specify the Prepayment Assumption.  However, no representation is made that the term notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a term note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under"—Payment Lag Term Notes; Initial Period Considerations," and"—Qualified Stated Interest," and in the case of certain Variable Rate Term Notes (as defined below) and accrual term notes, the stated redemption price at maturity of a term note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  The weighted average life of a term note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the term note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the term note's stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the term notes.

The Note Owner of a term note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such term note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the term note, if any, in future periods and (B) the distributions made on the term note during the accrual period that are included in such term note's stated redemption price at maturity, over (ii) the adjusted issue price of such term note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the term notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the term notes.  For these purposes, the original yield to maturity of the term notes will be calculated based on their issue price and assuming that the term notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a term note at the beginning of any accrual period will equal the issue price of such term note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such term note in prior accrual periods that were included in such term note's stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such term note in future accrual periods.  Such a Note Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Note Owner is entitled.  However, Treasury regulations do not address this issue.

A subsequent Note Owner that purchases a term note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such term note, the daily portions of original issue discount with respect to the term note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such term note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a term note which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the term note.  Conversely, if the interest on a term note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the term note and the term note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Any terms or conditions that do not reflect arm's length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a term note that purchases such term note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such term note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the term note.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the term note.

Payment Lag Term Notes; Initial Period Considerations.  Certain term notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the term notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

Variable Rate Term Notes.  Under the OID Regulations, term notes paying interest at a variable rate (each, a "Variable Rate Term Note") are subject to special rules.  A Variable Rate Term Note will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Term Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  Because the OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the term notes, principal payments on the term notes should not be considered contingent for this purpose.

A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Term Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Term Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate").  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Term Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Term Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Term Note.

An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Term Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Term Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Term Note's term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Term Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Term Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate").  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Term Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Term Notes that qualify as "variable rate debt instruments" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Term Note"), original issue discount is computed as described above in"—Interest Income on the Term Notes—Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Term Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Term Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Term Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Term Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Term Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Term Note other than a Single Variable Rate Term Note (a "Multiple Variable Rate Term Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Term Note.  The OID Regulations generally require that such a Multiple Variable Rate Term Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Term Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Term Note's issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Term Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Term Note.  (A Multiple Variable Rate Term Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Term Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Term Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Term Note as of the Multiple Variable Rate Term Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Term Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Term Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in"—Interest Income on the Term Notes—Original Issue Discount." A holder of the Multiple Variable Rate Term Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Term Note during the accrual period.

If a Variable Rate Term Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Term Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Term Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the term notes, and Treasury regulations do not otherwise address this point.

Market Discount.  A Note Owner that acquires a term note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such term note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a term note may be treated, at the election of the holder of the term note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the term note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner's interest expense on any debt incurred or continued to purchase or carry a term note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the term note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the term note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a term note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such term note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under"—Interest Income on the Term Notes—Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such term note by the subsequent purchaser.  If market discount on a term note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such term note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Term Notes

If a term note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the term note.  A holder's adjusted basis in a term note generally equals the cost of the term note to the holder, increased by income reported by the holder with respect to the term note and reduced (but not below zero) by distributions on the term note (other than qualified stated interest) received by the holder and by amortized premium.  While any such gain or loss generally will be capital gain or loss provided the term note is held as a capital asset, gain recognized on the sale of a term note by a seller who purchased the term note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the term note was held by such seller, reduced by any market discount includable in income under the rules described above under"—Interest Income on the Term Notes—Market Discount."  Further, the term notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a term note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Short-Term Notes

In the case of a term note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Note Owner's income with respect to the Short-Term Note.

Foreign Investors in Term Notes

Except as discussed below, a Note Owner that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a term note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the owner trust, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the owner trust or related to a 10 percent holder of equity interests in the owner trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a term note.  For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state (including for this purpose, the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.  A "Foreign Person" is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a term note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a term note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Term Notes

Distributions made on the term notes and proceeds from the sale of term notes to or through certain brokers may be subject to a "backup" withholding tax of up to 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the term notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the term notes would be refunded by the IRS or allowable as a credit against the Note Owner's federal income tax.

State and Other Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of term notes under any state or other tax laws.  We recommend that investors consult their own tax advisors regarding state and other tax consequences.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF TERM NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TERM NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans, each a Benefit Plan, from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased term notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, the Plan Assets Regulation, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, the seller believes the term notes of each trust would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available with respect to any term notes will be discussed in the related prospectus supplement.

However, without regard to whether term notes are treated as an equity interest for those purposes, the acquisition or holding of term notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the underwriter, the trustee, the indenture trustee, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of term notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Prohibited Transaction Class Exemption, 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provision of ERISA or Section 4975 of the Code (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in the term notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

A BENEFIT PLAN FIDUCIARY CONSIDERING THE PURCHASE OF TERM NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBLITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement, with respect to each series of term notes offered thereby, the seller will agree to sell to each of the underwriters named therein and in the related prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of term notes set forth therein and in the related prospectus supplement.

In each underwriting agreement, the underwriters will agree, based on the terms and conditions set forth therein, to purchase all the term notes described therein which are offered hereby and by the related prospectus supplement if any of the term notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1)

set forth the price at which each series of term notes being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the term notes or

(2)

specify that the term notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any term notes, the public offering price and the concessions may be changed.

The extent, if any, to which the closing of the sale of any series of term notes is conditioned upon the closing of any other series of securities will be set forth in the related prospectus supplement. Each underwriting agreement will provide that the seller will indemnify the underwriters against a number of liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the Designated Accounts in eligible investments acquired from the underwriters. The place and time of delivery for the term notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Opinions

Some legal matters relating to the term notes will be passed upon for each trust and the seller by McKee Nelson LLP or such other counsel specified in the related prospectus supplement, special counsel to each trust and the seller.  Federal income tax matters will be passed upon for each trust and the seller by McKee Nelson LLP or such other counsel specified in the related prospectus supplement.

Where You Can Find More Information

As required by the Securities Act, we filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

Incorporation By Reference

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing us at: 11 Madison Avenue, New York, New York 10010.

Glossary of Terms

THIS GLOSSARY OF TERMS DOES NOT PURPORT TO BE COMPLETE AND IS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELATED TRANSFER AND SERVICING AGREEMENTS, FORMS OF WHICH ARE FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. SOME OF THE CAPITALIZED TERMS USED BUT NOT DEFINED IN THE PROSPECTUS OR THIS GLOSSARY OF TERMS ARE DEFINED IN THE RELATED PROSPECTUS SUPPLEMENT. REFERENCES TO THE SINGULAR INCLUDE REFERENCES TO THE PLURAL AND VICE VERSA.

"Additional Trust Principal" means, for any date, the sum of amounts applied to cover the Trust Defaulted Amount and other amounts, all as more fully described in the related prospectus supplement.

"Administrative Purchase Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Servicer Covenants."

"Available Receivable" means, with respect to each trust, unless the related prospectus supplement states otherwise, a receivable that is identified by the originator as satisfying the criteria set forth in clauses (1) through (16) of the definition of Eligible Receivable.

"Available Trust Interest" means, with respect to each trust, for any Distribution Date, the sum of (1) Trust Interest Collections, (2) Shared Investment Proceeds and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make interest payments on securities and pay other amounts, all as more fully described in the related prospectus supplement.

"Available Trust Principal" means, with respect to each trust, for any Distribution Date, the sum of (1) Trust Principal Collections for the related Collection Period, (2) Additional Trust Principal and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make payments of principal on the notes and distributions with respect to the certificate balance on the certificates, all as more fully described in the related prospectus supplement.

"Bankruptcy Code" means Title 11 of the United States Code, as amended.

"Benefit Plan" has the meaning set forth in "ERISA Considerations."

"Business Day" means, unless the related prospectus supplement states differently, any day other than a Saturday, Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

"Cash Accumulation Event" has the meaning set forth in "The Term Notes--Principal and Interest on the Term Notes."

"Cash Accumulation Period" has the meaning set forth in "The Term Notes--Principal and Interest on the Term Notes."

"Cash Collateral Amount" means, with respect to each trust as of any date, the amount of cash that is required to be held on behalf of the trust in order to ensure that the Daily Trust Balance at least equals the Daily Trust Invested Amount as described under "The Transfer and ServicingAgreements--Application of Collections--Principal Collections."

"Certificate Distribution Account" means, for each trust, on or more accounts established by the servicer at and maintained with the related owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

"Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

"Collateral Security" means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

"Collection Account" means, with respect to each trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related securities, into which the trust's share of all payments made on or with respect to the receivables in the dealer accounts related to that trust will be deposited.

"Collection Period," including "Related Collection Period," means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

"Collections" means Interest Collections and Principal Collections.

"Controlled Deposit Amount" means, with respect to any trust or any class of securities, on any date, the amount set forth or determined as described in the related prospectus supplement, which amount limits the amount of Principal Collections that may be applied to make principal payments on the notes or distributions of the certificate balance or be set aside for that purpose.

"Daily Portion" has the meaning set forth in "Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes."

"Daily Trust Balance" means, with respect to each trust, for any date, the aggregate principal balance of all receivables held by the trust on that date.

"Daily Trust Invested Amount" means, with respect to each trust, for any date during a Collection Period, an amount equal to, without duplication:

(1)

the outstanding aggregate principal amount of the related  term notes on that date PLUS

(2)

the outstanding certificate balance on that date PLUS

(3)

the Net Revolver Balance for that date MINUS

(4)

the Cash Collateral Amount for that date MINUS

(5)

any amounts held on that date in a related Distribution Account, Cash Accumulation Account or other account for payment of principal on the notes or distribution of the certificate balance on the certificates, MINUS,

(6)

the amount of unreimbursed trust Charge-Offs as of that date.

"Dealer Overconcentration Receivables" means, for any date, with respect to any dealer or group of affiliated dealers, the outstanding Available receivables with respect to that dealer or group of affiliated dealers to the extent, if any, of the excess of:

(1)

the aggregate principal balance of all the Available Receivables on that date over

(2)

1.0% (or a different percentage as may be set forth in the related prospectus supplement) of the sum of (a) the Specified Maximum Revolver Balance and (b) the aggregate principal balance of all outstanding term notes as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period. If, on any date, there exist Dealer Overconcentration Receivables with respect to a dealer or group of affiliated dealers, those Receivables constituting Dealer Overconcentration Receivables shall be identified pursuant to the procedures set forth in the related trust sale and servicing agreement.

Dealer Overconcentration Receivables are determined in accordance with the servicer's standard procedures for identifying and tracking accounts of affiliated dealers.

"Defaulted Receivables" means, with respect to each trust, for any Distribution Date, all receivables held by the trust that were charged-off as uncollectible during the related Collection Period, other than any receivables that may be repurchased by the seller or the originator or purchased by the servicer on that Distribution Date unless specified events of bankruptcy, insolvency or receivership have occurred with respect to the seller, the originator or the servicer, as the case may be, in which event Defaulted Receivables will include the principal amount of the otherwise excluded receivables.

"Designated Accounts" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

"Disclosure Document" has the meaning set forth in "prospectus Summary--The Term Notes."

"Distribution Accounts" means the Securities Distribution Accounts and the Swap Distribution Account, collectively.

"Distribution Date" means, with respect to each trust, the fifteenth day of each calendar month or, if that day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related prospectus supplement.

"DPP" has the meaning set forth in "The Dealer Floor Plan Financing Business--Dealer Payment Terms."

"Early Amortization Event" has the meaning set forth in "The Transfer and Servicing Agreements Early Amortization Events."

"Early Amortization Period" means, with respect to any trust, the period commencing on the day on which an Early Amortization Event with respect to the trust is deemed to have occurred, and ending on the first to occur of:

(1)

the payment in full of all outstanding securities issued by the trust,

(2)

the recommencement of the Revolving Period if and to the extent described herein or in the related prospectus supplement; and

(3)

the Trust Termination Date.

A Distribution Date is said to occur for an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

"Eligible Account" means, with respect to any trust, a dealer account which, as of the date of determination thereof:

(1)

is in favor of an entity or person that is not faced with voluntary or involuntary liquidation, that is not classified in "programmed" or "no credit" status and in which the originator or an affiliate of the originator does not have a more than 20% equity interest;

(2)

has been established by the originator or and affiliate of the originator;

(3)

is maintained and serviced by the originator or an affiliate of the originator;

(4)

is not a fleet account; and

(5)

satisfies the other criteria, if any, set forth in the related prospectus supplement.

"Eligible Deposit Account" means either

(1)

a segregated account with an Eligible Institution, or

(2)

a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This corporate trust department having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each rating agency then rating the securities in one of its generic rating categories which signifies investment grade.

"Eligible Institution" means, with respect to a trust, either

(1)

the corporate trust department of the related indenture trustee or owner trustee, as applicable, or

(2)

a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank,

(a)

which has either (i) a long-term unsecured debt rating acceptable to the rating agencies rating the notes or (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and

(b)

whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

"Eligible Receivable" means, with respect to any date, a receivable, except as otherwise provided in the related prospectus supplement:

(1)

which was originated by the originator in the ordinary course of business or which was originated by the originator or an affiliate of the originator in the ordinary course of business and acquired by the originator or an affiliate of the originator;

(2)

which arose under a dealer account that was an Eligible Account, and not a Selected Account, at the time of the transfer of the receivable from the originator or affiliate of the originator to the seller;

(3)

which is payable in United States dollars;

(4)

to which the originator had good and marketable title immediately prior to the transfer thereof by the originator to the seller and which has been the subject of a valid transfer and assignment from the originator to the seller of all of the originator's right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(5)

which is advanced against a vehicle;

(6)

which at the time of the transfer thereof by the originator to the  seller is secured by a first priority perfected security interest in the vehicle related thereto;

(7)

with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the seller and to the trust have been obtained and are in full force and effect;

(8)

which was created in compliance in all material respects with all requirements of law applicable thereto;

(9)

as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens, other than liens permitted pursuant to the related trust sale and servicing agreement;

(10)

which has been the subject of a valid transfer and assignment from the seller to the trust of all the seller's right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(11)

which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

(12)

which, at the time of transfer thereof by the originator to the seller, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

(13)

as to which, at the time of the transfer thereof to the trust, the originator and the seller have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

(14)

as to which, at the time of the transfer thereof to the trust, neither the originator nor the seller has taken or failed to take any action that would impair the rights of the trust or the securityholders therein;

(15)

which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC;

(16)

with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any installment payment program;

(17)

which does not constitute a Dealer Overconcentration  Receivable; and

(18)

which does not constitute an Excess Available Receivable.

Notwithstanding the foregoing, any other Receivable identified by the originator as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above and is reassigned by the related trust to the originator or the seller pursuant to the related Transfer and Servicing Agreements.

"Event of Default" has the meaning set forth in "The Term Notes—The Indenture-- Events of Default; Rights upon Events of Default."

"Excess Available Receivables" means, with respect to each trust, for any date, Available Receivables to the extent, if any, of the excess of:

(1)

the aggregate principal balance of Available Receivables less the aggregate principal balance of Dealer Overconcentration receivables over

(2)

the Maximum Pool Balance.

If, on any date, there exist Excess Available receivables, those receivables constituting Excess Available receivables shall be identified pursuant to the related trust sale and servicing agreement.

"Foreign Person" means a any noteholder other than a U.S. person.

"Initial Cut-Off Date" means, with respect to each trust, the date so specified in the prospectus supplement relating to the first series of term notes issued by the trust.

"Insolvency Event" means, with respect to a specified entity:

(1)

the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity's affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days,

(2)

the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity's property, or

(3)

the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

"Interest Collections" means, with respect to any trust, for any Collection Period, collections received during the Collection Period on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to interest pursuant to its servicing guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

"Interest Rate" means for any Payment Date and for any series of term notes, the rate or rates of interest on the series of term notes as specified in the related prospectus supplement.

"Investment Proceeds" means, with respect to any trust, for any Distribution Date, investment earnings on funds deposited in Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, during the related Collection Period.

"Marine Accounts" means credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.

"Maximum Pool Balance" means, with respect to each trust, the sum of

(1)

the Maximum Revolver Balance,

(2)

the aggregate outstanding principal balance of all term notes after giving effect to any amounts on deposit in the Note Distribution Account for payments of principal and

(3)

the aggregate outstanding certificate balance of all certificates after giving effect to any amounts on deposit in the Certificate Distribution Account for distributions with respect to the certificate balance.

"Maximum Revolver Balance" means, with respect to each trust, at any time, the Specified Maximum Revolver Balance set forth in the related prospectus supplement, as that amount may be increased or decreased from time to time in accordance with the related trust sale and servicing agreement. However, if at any time additional borrowings may not be made under the revolving notes, including, if applicable, during the Wind Down Period or an Early Amortization Period, Maximum Revolver Balance shall mean the Net Revolver Balance.

"Monthly Payment Rate" means, for any Collection Period, the percentage obtained by dividing Principal Collections for the Collection Period by the average daily aggregate principal balance of all receivables included in the Accounts in the pool of accounts during that Collection Period.

"Monthly Servicing Fee" means, with respect to each trust, unless the related prospectus supplement states differently, for any Distribution Date, the product of (1) the average daily balance of Daily Trust Invested Amount for the related Collection Period and (2) one-twelfth of the Servicing Fee Rate.

"Net Receivables Rate" means, with respect to each trust, unless the related prospectus supplement states differently, with respect to any Collection Period, a rate equal to the product of

(1)

the quotient obtained by dividing (a) 360 by (b) the actual number of days elapsed in that Collection Period and

(2)

the percentage equivalent of a fraction, the numerator of which is the amount of Trust Interest Collections for the immediately preceding Collection Period, after subtracting therefrom the Trust Defaulted Amount for the Distribution Date related to the immediately preceding Collection Period, and the denominator of which is the average Daily Trust Balance for the immediately preceding Collection Period.

"Net Revolver Balance" means, with respect to each trust, for any date, the aggregate outstanding principal balance under the revolving notes minus any amounts on deposit in the related Revolver Distribution Account on the date for the payment of principal.

"Note Distribution Account" means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related term notes, in which amounts to be applied for payment to the term noteholders will be deposited and from which all payments to the term noteholders will be made.

"OID" means original issue discount, as discussed and described in "Material Federal Income Tax Consequences--Tax Consequences to Note Owners—Interest Income on the Term Notes--Original Issue Discount."

"Payment Date" means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the related prospectus supplement. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

"Payment Period" means, with respect to a series of notes, the period, if any, described in the related prospectus supplement during which any amounts will be set aside and/or paid as principal on the notes prior to the Wind Down Period or an Early Amortization Period.

"Principal Collections" means, with respect to any trust, for any date or any period, collections received on that date or during that period, as applicable, on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to principal pursuant to its servicing guidelines, including the principal portion of warranty payments and Administrative Purchase Payments.

"PTP" means, under the Code and Treasury Department regulations, publicly traded partnership.

"Reassignment Amount" means, for any Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on that Distribution Date, the sum of the Daily Trust Invested Amount, which, for that purpose, will be calculated without reduction for the Cash Collateral Amount, and accrued but unpaid interest on all outstanding securities to the extent not previously distributed to securityholders.

"Receivables Purchase Date" means, with respect to each trust, unless the related prospectus supplement states differently, each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account then included in the related pool of accounts, except as described under "The Transfer and Servicing Agreements--Insolvency Events."

"Registered Term Notes" means a term note issued by the trust in registered form.

"Related Documents" means the indenture, the transfer and servicing agreement, and other related documents for the trust.

"Reserve Fund" means, with respect to each Trust, an Eligible Deposit Account maintained for the benefit of the Trust and the Securityholders as described in "The Transfer and Servicing Agreements--Liquidity and Credit Support.

"Reserve Fund Initial Deposit" means, with respect to each trust, the amount, if any, specified in the related prospectus supplement.

"Reserve Fund Required Amount" means, with respect to each trust, the amount, if any, specified in the related prospectus supplement.

"Retained Property" means (i) receivables in the dealer accounts included in the related pool of accounts that the originator does not transfer to the seller and collections thereon and (ii) any receivables and collections thereon repurchased by the originator from the seller or the trust as described herein.

"Revolver Distribution Account" means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related revolving notes, in which amounts to be applied for payment to the revolving noteholders will be deposited and from which all payments to the revolving noteholders will be made.

"Revolver Interest Rate" means for any Distribution Date and for any series of revolving notes, the rate or rates of interest on those revolving notes.

"Revolving Period" means, with respect to each trust, the period commencing on the date on which the trust issues the related term notes and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the Scheduled Revolving Period Termination Date. The Revolving Period for a trust may recommence in limited circumstances described herein or in the related prospectus supplement.

"Schedule of Accounts" means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

"Scheduled Revolving Period Termination Date" means, with respect to each trust, the date specified in the related prospectus supplement.

"Scheduled Series Payment Period Commencement Date" means, with respect to any series of term notes with a Payment Period, the date so specified in the related prospectus supplement.

"Securities Distribution Accounts " means the Note Distribution Account, the Revolver Distribution Account, and the Certificate Distribution Account, collectively.

"Selected Accounts" has the meaning set forth in the "The Transfer and Servicing Agreements--Addition and Removal of Accounts."

"Series Early Payment Event" means with respect to any series of term notes with a Payment Period, an event specified in the related prospectus supplement as commencing the related Payment Period.

"Servicing Fee Rate" means, with respect to each trust, 1% unless any related prospectus supplement states otherwise.

"Short-Term Note" has the meaning set forth in "Material Federal Income Tax Consequences--Tax Consequences to Note Owners—Short-Term Notes."

"State Final Payment Date" means, with respect to any series of notes or certificates, the date so set forth in the related prospectus supplement, on which date the final payment on the notes or final distribution on the certificates is due.

"Strip Notes" has the meaning set forth in "The Term Notes—Principal and Interest on the Term Notes."

"Swap Distribution Account" means, f so specified in the prospectus supplement, one or more established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee on behalf of the counterparty to an applicable currency swap, interest rate swap or other swap, together with the holders of the term notes of the relevant series, in which amounts to be applied for distribution to such counterparty will be deposited and from which distributions to such counterparty will be made.

"Targeted Final Payment Date" means, with respect to any series of notes, the date, if any, specified in the related prospectus supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

"Transfer and Servicing Agreements" means, with respect to each trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

"Trust Charge-Offs" means, with respect to each trust, for any Distribution Date, the amount of the trust Defaulted Amount for that Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed trust Charge-Offs will equal the aggregate trust Charge-Offs for all prior Distribution Dates unless and to the extent the trust Charge-Offs have been covered or otherwise reduced as described in the related prospectus supplement.

"Trust Defaulted Amount" means, with respect to each trust, for any Distribution Date, an amount not less than zero equal to the principal amount of all Defaulted receivables.

"Trust Interest Collections" means, with respect to each trust, Interest Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the related prospectus supplement.

"Trust Principal Collections" means, with respect to each trust, Principal Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the related prospectus supplement.

"Trust Termination Date" is the date each trust will terminate and will be on the earlier to occur of

(1)

the day following the Distribution Date on which all amounts required to be paid to the related securityholders pursuant to the related Transfer and Servicing Agreements have been paid or have been deposited in the related Distribution Accounts, and the aggregate outstanding balance of the revolving notes is zero, if the seller elects to terminate the trust at that time, and

(2)

the specified Trust Termination Date as set forth in the related prospectus supplement.

"UCC" means the Uniform Commercial Code as in effect in Delaware, Michigan or New York, and as may be amended from time to time.

"U.S Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

"Vehicle Collateral Security" means, with respect to an Account and the receivables arising under that dealer account, the security interest in the vehicles of the related dealer granted to secure the obligations of that dealer in connection therewith and any proceeds therefrom.

"Voting Interests" means, as of any date, the aggregate outstanding certificate balance of all certificates; provided, however, that if the originator and its affiliates own less than 100% of the certificates, then certificates owned by the originator, the trust or any affiliate of the originator or the trust, other than the seller, shall be disregarded and deemed not to be outstanding. However, in determining whether the owner trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned shall be so disregarded.  Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor's right so to act with respect to the certificates and that the pledgee is not the originator or the Trust or any affiliate of the originator or the trust, other than the seller.

"Warranty Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

"Warranty Receivable" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

"Wind Down Period" means, with respect to each trust, the period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the date on which all of the related securities have been paid in full. The first Distribution Date for a Wind Down Period will be the Distribution Date following the first Collection Period included in the Wind Down Period.

Subject to Completion, Dated __________

PROSPECTUS SUPPLEMENT (to prospectus dated ________)

$________ (Approximate)

Asset Backed Securities Corporation

______ Trust ______

Asset Backed Notes

__________

Servicer

Consider carefully the risk factors beginning on page S-__ of this prospectus supplement and on page __ of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-__ of this prospectus supplement and on page ___ of the prospectus.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

      Original Class

Interest

   Price

Underwriting

   Proceeds

Class

Principal Amount(1)

Rate(2)

to Public

    Discount

to Depositor

$

%

$

%

$

_____________

(1)

This amount is approximate, as described in this prospectus supplement.

(2)

The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

[Describe assets of trust fund.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about ________, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

The information in this prospectus supplement is not complete and may be changed.  We may not see these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Credit Suisse First Boston

The date of this prospectus supplement is

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_______________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_______________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Prospectus Supplement Page	Supplement Page

Summary of Terms

S-7

Risk Factors

S-11

Description of the Trust

S-16

Description of the Notes

S-16

The Insurance Policy

S-22

Description of the Mortgage Pool

S-22

Additional Information

S-29

The Originator

S-29

The Servicer

S-29

Description of the Transfer and

  Servicing Agreements

S-30

Yield Considerations

S-37

Material Federal Income Tax

  Considerations

S-43

State and Local Income Tax

  Considerations

S-43

ERISA Considerations

S-43

Legal Investment Considerations

S-44

Use of Proceeds

S-44

Underwriting

S-44

Experts

S-45

Legal Matters

S-45

Ratings

S-45

Glossary of Defined Terms

S-47

Annex I – Global Clearance,

  Settlement and Tax Documentation

  Procedures

S-48

Risk Factors

The Trust Fund

The Depositor

Use Of Proceeds

Maturity, Prepayment and Yield

Considerations

Description of the Securities

Credit Support

Description of Insurance

Certain Legal Aspects of the

Mortgage Loans and Contracts

Material Federal Income Tax

Considerations

State and Other Tax Considerations

Legal Investment

Plan of Distribution

Legal Matters

Prospectus Supplement

Additional Information

Incorporation of Certain Information By

Reference

Index of Terms

Summary of Terms

●

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

●

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

●

Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of _________, unless we specify otherwise.  We explain in this prospectus supplement under "Description of the Notes" how the principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

The Offered Notes

Asset Backed Securities Corporation ______ Trust _____ is offering the Class _____ Asset Backed Notes as part of Series ____.  The notes will be issued in book-entry form.

See "Description of the Notes — General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

The notes will have an approximate total initial principal amount of $________.  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [25]th day of each month, beginning in _______.  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See "Description of the Notes — Payments — Payments of Interest" in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) ________.  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under "Description of the Notes — Payments — Payments of Principal" in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is ________ and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately ___%.  This condition is referred to as "overcollateralization."  Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by ___, until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by ___.  We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by ___, or to maintain it at that level.

See "Description of the Notes — Overcollateralization" in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about _________, the assets of the trust will consist primarily of [describe mortgage loans.]

[Description of pre-funding account and additional mortgage loans as applicable.]

See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans and "The Originator" in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

The Pre-Funding Account

On the closing date, approximately $____ will be deposited by ____ in a pre-funding account maintained by ____.  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from ___ until ___, paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See "Description of the Notes — Pre-Funding Account" in this prospectus supplement.]

Servicing of the Mortgage Loans

The mortgage loans will be serviced by _______.

See "The Servicer" and "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

Optional Purchase of Mortgage Loans

______ will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than ___% of their initial total principal balance; if ____ does not exercise that option, ___ may purchase the mortgage loans and other assets of the trust.

If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See "Description of the Notes — Optional Redemption" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

McKee Nelson LLP, special federal tax counsel to the trust, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be taxed as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.

See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The notes may be acquired by employee benefit plans and other retirement arrangements, subject to certain conditions.

See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated "___" by [Rating Agency], and "___" by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately ___ of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during ________.  The prepayment penalties may be waived by the servicer.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

● If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

● If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

See "Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes

We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans.  These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by ___, a portion of interest collections on the mortgage loans will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by ___, a portion of principal collections on the mortgage loans will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Mortgage loans

Approximately ___% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

● Weak economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

● Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

●

Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

●

Any increase in the market value of properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under "Description of the Mortgage Pool" in this prospectus supplement.

[Some of the Loans in the Mortgage Pool Are More Likely to Default Than Others, And Higher Than Expected Defaults On These Loans could Reduce the Yield On Your Notes

The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower's ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

●

the level of mortgage interest rates;

●

the borrower's equity in the mortgage property;

●

general economic conditions; and

●

the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to "Description of the Mortgage Pool" for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes

Approximately ___% of the mortgage loans have loan-to-value ratios greater than ___%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See "Description of the Notes" in this prospectus supplement.]

Real Estate Market May Affect Performance of Mortgage Loans

A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan.  If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[Early Principal Payment From Cash Remaining in Pre-Funding Account

If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by _____, then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) _____.  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

You Will Not Receive Physical Notes, Which Can Cause Delays In Distributions and Hamper Your Ability to Pledge or Resell Your Notes

Your ownership of the notes will be registered electronically with DTC.  The lack of physical notes could:

●

result in payment delays on the notes because the indenture trustee will be sending distributions on the notes to DTC instead of directly to you;

●

make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

●

could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

See "Description of the Notes — Book-Entry Registration" in this prospectus supplement.

Limited Ability to Resell Notes

The underwriter is not required to assist in resales of the notes, although it may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.  The certificates will not be listed on any securities exchange.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

Asset Backed Securities Corporation ____ Trust ____ (the "Trust" or the "Issuer") will be a [statutory business trust] [common law trust] formed under the laws of ____ pursuant to an amended and restated Trust Agreement (the "Trust Agreement") dated as of _____ (the "Cut-off Date") between Asset Backed Securities Corporation as depositor (the "Depositor") and ________ as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

On or about _______ (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and __________, as indenture trustee (the "Indenture Trustee").

The Trust's principal offices are located in ________.

The Owner Trustee

___________ will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  ________ is a __________ banking corporation and its principal offices are located at ____________.  The compensation of the Owner Trustee will be paid by ___________.

The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the "Residual Certificate").

The holder of the Residual Certificate (the "Residual Certificateholder," and together with the Noteholders (as defined in this prospectus supplement), the "Securityholders") will be entitled to receive [to be described as applicable].

Description of the Notes

General

The Trust will issue the Class __ Notes (the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the "Securities."  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The "Trust Estate" will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the "Original Class Principal Amount").  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the "Class Principal Amount."  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" in this prospectus supplement.

Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in ________ (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date.  The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

•

A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See "— The Indenture Trustee" in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $______ (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by _________.  During the period (the "Pre-Funding Period") from ________ until ___________, the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the "Book-Entry Notes")  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Clearstream Luxembourg, société anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant").  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  Asset Backed Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Note"), except as set forth below under "— Definitive Notes" and in the prospectus under "Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities."

Unless and until Definitive Notes are issued, it is anticipated that:

•

the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see "Description of the Securities — Book-Entry Registration and Definitive Securities" in the prospectus".

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under " Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities."  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

•

With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in _________.  [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under "—Optional Redemption" in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See "— Optional Redemption" in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•

The "Accrual Period" for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

•

The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $________.  The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

•

The "Net Mortgage Loan Rate" for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on __________ (the "Maturity Date").  See "—Rights of Noteholders Upon Occurrence of an Event of Default" below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•

the amount of principal distributed on that date to Noteholders;

•

the amount of interest distributed on that date to Noteholders;

•

the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

•

the Class Principal Amount of the Notes after distributions on that date;

•

the amount of the Servicing Fees paid with respect to that date;

•

the Total Loan Balance as of the related Distribution Date;

•

the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•

any amount distributed to the holder of the Residual Certificate; and

•

other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than __% of the Cut-off Date Balance, _________ will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price.  If _________ does not exercise that option, __ will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an "Optional Redemption").

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "— Payments of Interest" in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than __% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See "Description of the Agreements — Material Terms of the Indenture" in the prospectus.

The Indenture Trustee

________, a _________, will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee's "Corporate Trust Office" is located at _________, or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

The Insurance Policy

The following information has been provided by ____ (the "Insurer") for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy."  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]

Description of the Mortgage Pool

General

The Mortgage Pool will consist of approximately ___ Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $____ (the "Cut-off Date Balance").  The Mortgage Loans are secured by [to be provided as applicable] ("Mortgages").  All of the Mortgage Loans will be [description of Mortgage Loans.]

Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

[to be provided as applicable].

For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Originator — Underwriting Criteria" in this prospectus supplement.

The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

Payments on the Mortgage Loans

[To be provided as applicable.]

Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

Approximately ___ of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

The Mortgage Loan Rates of the Mortgage Loans range from approximately ___% annually to ___% annually.  The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately ___% annually.

The Principal Balances of the Mortgage Loans range from approximately $__ to $__.  The Mortgage Loans have an average Principal Balance of approximately $___.

The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately ___%.

No more than approximately __% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Cut-Off Date Principal Balances

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The average Cut-off Date Principal Balance is approximately $                        .

Loan-to-Value Ratios

Percentage of
Mortgage Loans
Range of Original	Number of	Total	by Total
Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately       %.

Mortgage Rates

Percentage of
Mortgage Loans
Range of	Number of	Total	by Total
Mortgage Rates(%)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

_________

*

Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately       % per annum.

Loan Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Loan Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Original Terms to Maturity

Percentage of
Mortgage Loans
	Number of	Total	by Total
Range of Maturities (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately        months.

Remaining Terms to Maturity

Percentage of
Mortgage Loans
Remaining Term to	Number of	Total	by Total
Maturity (months)	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately        months.

Geographic Distribution

Percentage of
Mortgage Loans
	Number of	Total	by Total
State	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Property Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Property Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Percentage of
Mortgage Loans
	Number of	Total	by Total
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Percentage of
Mortgage Loans
	Number of	Total	by Total
Occupancy Status	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Documentation Types

Percentage of
Mortgage Loans
	Number of	Total	by Total
Documentation Type	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Credit Grades

Percentage of
Mortgage Loans
	Number of	Total	by Total
Credit Grade	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Prepayment Penalties

Percentage of
Mortgage Loans
	Number of	Total	by Total
Prepayment Penalty	Mortgage Loans	Principal Balance	Principal Balance
		$	%

Total			$100.00%

Subsequent Mortgage Loans

The obligation of the Trust to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the [Sale and Servicing Agreement] (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

The Originator

General

[Describe the Originator.]

Criteria Underwriting

The information contained in this prospectus supplement regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly.  As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

[Describe Originator's underwriting guidelines.]

The Servicer

The following information has been provided by the Servicer.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

General

________ (the "Servicer") will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

[Description of the servicer.]

Description of the Transfer and Servicing Agreements

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements").  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

Sale and Assignment of the Mortgage Loans

On the Closing Date, _______ will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Mortgage Loan Schedule").

[In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Mortgage Loan, a "Mortgage Loan File"):

•

the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•

any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•

an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•

any intervening assignments of the Mortgage.]

Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Mortgage Loans against the claims of creditors of _______ or subsequent purchasers.  In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the "Mortgage Loan Sale Agreement") pursuant to which the Depositor will purchase the Mortgage Loans from _______, and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and _______ as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, _______ will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the "Repurchase Price") or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

_______ will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases."  The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, _______ will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

No assurance can be given that, at any particular time, _______ will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Trust Fees and Expenses

The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under "— Servicing Compensation and Payment of Expenses" below.  The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by ____.

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes — Payment Priorities."

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated at __% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of ____, unless the Servicer delivers to ____ an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•

failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•

failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•

failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•

failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•

failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•

failure by the Servicer to maintain a minimum net worth of $25,000,000;

•

insolvency of the Servicer; and

•

other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the "Collection Account") within ___ Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to ______.  Any net losses on these investments will be paid by _____.

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account").  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

On the ___ day of each month, or if the ___ day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes — Payment Priorities" in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by _______ and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than __% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See "Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default" in this prospectus supplement.

Yield Considerations

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately ___ of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield.  The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

The Depositor and _______ make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See "Description of the Mortgage Pool" in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by ______ of its right to purchase the Mortgage Loans, as described under "Description of the Notes — Optional Redemption" in this prospectus supplement, or the failure of ___________ to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the __ day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under "Description of the Notes — Maturity Date" in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of _______ or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable].  ___ does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the ___ model.

[The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

•

the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•

each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in ______;

•

principal prepayments are received in full on the last day of each month starting in ________, and each prepayment includes 30 days of interest on the Mortgage Loan;

•

prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

•

there are no defaults or delinquencies on the Mortgage Loans;

•

Distribution Dates occur on the        day of each month, starting in                            ;

•

there are no re-purchases or substitutions of the Mortgage Loans;

•

the Notes are issued on _________; and

•

the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

		Home	Net Home	Remaining
Home		Loan	Loan	Term to
Loan	Principal	Interest	Interest	Maturity
Number	Balance	Rate	Rate	(in months)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

Percentage of Original Principal Amount of the Notes

Outstanding at the Following [Prepayment Rates]

	Class __
Distribution Date	%	%	%	%	%	%	%
Initial Percentage	100	100	100	100	100	100	100

Weighted Average Life in Years With Optional Redemption Without Optional Redemption

_________

*

Based upon the assumption that ________ does not exercise its option to repurchase the Mortgage Loans as described under "Description of the Notes — Optional Redemption" in this prospectus supplement.

Material Federal Income Tax Considerations

Upon the issuance of the notes, McKee Nelson LLP, special federal tax counsel to the trust, will deliver an opinion of counsel that for federal income tax purposes, the Notes will be treated as indebtedness and the Trust will not be taxable as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] [It is anticipated that the Notes will be treated as issued with original issue discount.]  The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Notes is [    ].  However, this rate does not represent the rate at which prepayments have actually occurred and no representation is made as to the rate at which prepayments actually will occur in the future.

All prospective purchasers of the Notes should see "Material Federal Income Tax Considerations—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders" in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

State and Local Income Tax Considerations

In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the Notes would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  However, without regard to whether Notes are treated as an equity interest for those purposes, the acquisition or holding of Notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan.  Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes.  Included among these exemptions are: Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."  For additional information regarding treatment of the Notes under ERISA, see " ERISA Considerations" in the prospectus.

Legal Investment Considerations

[The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See "Legal Investment" in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from _______ in a privately negotiated transaction.

Underwriting

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, _______ and Credit Suisse First Boston LLC (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $___.

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

___________ has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of _______ and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and _______ in the ordinary course of business.

Experts

[To be provided as applicable].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the issuance of the Notes that they be rated "__" by [Rating Agency] and "__" by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the "Rating Agencies."

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Glossary of Defined Terms

Accrual Period

Beneficial Owner

S-18

Book-Entry Notes

S-18

Business Day

S-17

Cedel

S-18

Certificate Distribution Account

S-34

Class Principal Amount

S-17

Closing Date

S-16

Code

S-43

Collection Account

S-34

Corporate Trust Office

S-21

Custodian

S-30

Cut-off Date

S-16

Cut-off Date Balance

S-22

Definitive Note

S-18

Depositor

S-16, S-18

Distribution Date

S-17

DTC

S-18

ERISA

S-43

Euroclear

S-18

Event of Default

S-21

Global Securities

S-48

Indenture

S-16

Indenture Trustee

S-16

Insurance Policy

S-22

Interest Rate

S-19

Issuer

S-16

Maturity Date

S-20

Modeling Assumptions

S-40

Mortgage Loan File

S-30

Mortgage Loan Sale Agreement

S-31

Mortgage Loan Schedule

S-30

Mortgages

S-22

Net Mortgage Loan Rate

S-20

Note Distribution Account

S-34

Noteholder

S-18

Noteholders

S-17

Optional Redemption

S-21

Original Class Principal Amount

S-17

Owner Trustee

S-16

Participant

S-18

Plan

S-43

Principal Distribution Amount

S-20

Rating Agencies

S-45

Record Date

S-17

Repurchase Price

S-31

Residual Certificate

S-16

Residual Certificateholder

S-16

Sale and Servicing Agreement

S-16

SEC

S-29

Securities

S-16

Securityholders

S-16

Servicer

S-30

Servicing Advance

S-32

Servicing Fee

S-33

Servicing Fee Rate

S-33

Subservicers

S-33

Transfer and Servicing Agreements

S-30

Trust

S-16

Trust Agreement

S-16

Trust Estate

S-17

Underwriting Agreement

S-44

Yield Considerations

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered Asset Backed Securities Corporation ________ Asset Backed Notes (the "Global Securities") will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

$______________

(Approximate)

Asset Backed Securities Corporation

_______ Trust _______

Asset Backed Notes

____________

Servicer

_________________________

PROSPECTUS SUPPLEMENT

_________________________

Credit Suisse First Boston

SUBJECT TO COMPLETION, DATED __________

FORM OF PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, _____

$__________

ASSET BACKED SECURITIES CORPORATION HOME

EQUITY LOAN TRUST _____-__

HOME EQUITY LOAN PASS-THROUGH CERTIFICATES

[_________________________]

Seller

Asset Backed Securities Corporation

Depositor

[_________________________]

Servicer

The sources for payment of the certificates are a pool of sub-prime, closed end, first lien home equity loans held by the trust, cash held by the trust and with respect to the Class A and Class A-IO certificates only, two financial guaranty insurance policies to be issued by [_________________________].  The Class B-1 Certificates will not be insured.  Interest and principal on the certificates are scheduled to be paid monthly on the ____  day of the month.  The first scheduled distribution will be made in _____  , _____.

[logo]

The Trust will issue—

Offered Certificates	Principal Balance	Certificate Rate	Final Scheduled Distribution Date
A-1F	$__________	[___]%	[___]
A-2F	$__________	[___]%	[___]
A-3A	$__________	(1)	[___]
A-4A	$__________	(1)	[___]
A-5A	$__________	(1)	[___]
A-IO	(2)	[___]%	[___]
B-1	$__________	(3)	[___]

(1)

The interest rate on this class may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

(2)

This class will not receive any principal payments but will accrue interest on the notional amount of each of the Class A-IO component certificates, as described in this prospectus supplement.

(3)

Interest is payable in an amount equal to the sum of the interest payable on the Class B component certificates.  The interest rate on each Class B component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

Credit Suisse First Boston LLC will purchase the certificates from the trust at approximately _____% of the principal amount of the certificates.  Credit Suisse First Boston LLC will offer the certificates from time to time in negotiated transactions or at varying prices which will be determined at the time of sale.  The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $______, will be approximately $__________.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete.  Any representation to the contrary is a criminal offense.  The certificates are not interests in or obligations of [_________________________], Asset Backed Securities Corporation, [_________________________] or any of their affiliates.

Consider carefully the risk factors beginning on page S-__ of this prospectus supplement and page ____ of the prospectus.

CREDIT SUISSE FIRST BOSTON

Prospectus Supplement dated ______, ____

You should rely on information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

We provide information to you about the certificates in two separate documents that progressively provide more detail:   (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions.  The following table of contents provides the pages on which these captions are located.

We have filed preliminary information regarding the trust’s assets and the certificates with the SEC.  The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

Until ________, _____ all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement.  This requirement is in addition to the dealer’s obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Prospectus Supplement

Risk Factors

10

The Servicer

14

Origination of the Home Equity Loans

17

Description of the Home Equity Loans

17

Prepayment and Yield Considerations

52

Formation of the Trust and Trust Property

61

Additional Information

61

Description of the Certificates

62

The Policies and the Certificate Insurer

84

Use of Proceeds

87

Description of the Pooling and Servicing

   Agreement

87

Certain Legal Aspects of the Home

  Equity Loans

98

Material Federal Income Tax

  Considerations

99

Certain State and Local Tax

  Considerations

100

ERISA Considerations

100

Legal Investment Considerations

101

Underwriting

102

Experts

102

Legal Matters

102

Ratings

102

Index of Defined Terms

104

Global Clearance, Settlement and Tax

   Documentation Procedures

108

Prospectus

Risk Factors

The Trust Fund

The Depositor

Use of Proceeds

Maturity, Prepayment and Yield Considerations

Description of the Securities

Credit Support

Description of Issuance

Certain Legal Aspects of the Mortgage Loans

  and Contracts

Material Federal Income Tax Considerations

State and Other Tax Considerations

ERISA Considerations

Legal Investment

Plan of Distribution

Legal Matters

Prospectus Supplement

Additional Information

Incorporation of Certain Information

  by Reference

Index of Terms

Summary

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

•

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Principal Terms” beginning on page S-___ in this prospectus supplement.

Issuer

Asset Backed Securities Corporation Home Equity Loan Trust _____-__.

Seller

[_________________________].

Depositor

Asset Backed Securities Corporation, a special purpose Delaware corporation.  Asset Backed Securities Corporation is an indirect, wholly owned special purpose subsidiary of Credit Suisse First Boston, Inc.  Asset Backed Securities Corporation will sell the home equity loans to the issuing trust. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

Servicer

[_________________________].

Originators

[_________________________] with respect to ___%  of the home equity loans and [_______________] with respect to ____% of the

The Certificate Insurer.

[_________________________], a ___________________.

Trustee.

___________________.

Closing Date

_________, ____.

Cut-Off Date

The close of business on _____  , _____.

Distribution Date

The ____ day of each month or if it is not a business day, then the next succeeding business day.  The first distribution date will be in _____ , _____.

Record Date

With respect to any distribution date, the last business day of the month immediately preceding the calendar month in which a distribution date occurs.

Due Period

With respect to any distribution date, the period from the second day of the preceding month to the first day of each calendar month.  Scheduled payments of principal received by the trust during this period will be passed through to holders of certificates on each distribution date.

The Certificates

On the closing date, the trust will issue the offered certificates and the non-offered certificates.

Offered Certificates

The Class A certificates, the Class A-IO certificates and the subordinated offered certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

Class A Certificates

The Class A-1F, Class A-2F, Class A-3A, Class A-4A and Class A-5A certificates.

Class A-IO Certificates

The Class A-IO certificates.  Distributions will be made on Class A-IO certificates in an amount equal to the sum of the amounts allocated to the Class A-IO component certificates.

Class A-IO Component Certificates

The Class A-IOF and Class A-IOA component certificates.  The Class A-IO component certificates may not be traded separately.  The Class A-IO component certificates will have the following certificate rates and notional amounts:

Component	Certificate Rate	Principal Balance
Class A-IOF	____%	(1)
Class A-IOA	____%	(1)

_________________

(1)

The lesser of (a) in the case of the Class A-IOF component certificates, $_________for the first twelve distribution dates, $_________for the thirteenth through the twenty-fourth distribution dates and $_________for the twenty-fifth through the thirtieth distribution dates and in the case of the Class A-IOA component certificates $_________for the first twelve distribution dates, $_________for the thirteenth through the twenty-fourth distribution dates and $_________for the twenty-fifth through the thirtieth distribution dates and (b) the outstanding principal balance of the related home equity loan group.  Each notional amount will be $0 after the thirtieth distribution date.

Subordinated Offered Certificates

The Class B-1 certificates.  Distributions will be made on Class B-1 certificates in an amount equal to the sum of the amounts allocated to the Class B component certificates.

Subordinated Certificates

The Class B-1, Class B-IOF and Class B-IOA certificates.

Class B Component Certificates

The Class B-1F and Class B-1A component certificates.  The Class B component certificates may not be traded separately.  The Class B component certificates will have the following certificate rates, subject to an interest rate cap, and initial principal balances:

Component	Certificate Rate	Principal Balance
Class B-1F	(1)	$_________
Class B-1A	(1)	$_________

______________

(1)

The interest rate on this component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

Non-Offered Certificates

The Class B-IOF, Class B-IOA, Class X-F, Class X-A, Class P-F, Class P-A and Class R-Certificates are not being offered to the public.  Any information with respect to those certificates is included in this prospectus supplement solely to provide a better understanding of the offered certificates.

The trustee will distribute to the Class X-F, Class X-A and Class R certificates excess cashflow as described in this prospectus supplement. The trustee will distribute to the Class P-F and Class P-A certificates all prepayment penalties received on the home equity loans.  The trustee will distribute to the Class B-IOF and Class B-IOA certificates interest for the first thirty six distribution dates at the following certificate rates and on notional amounts equal to the lesser of the amounts shown below and the related home equity loan group outstanding principal balance:

Component	Certificate Rate	Principal Balance
Class B-IOF	_____%	(1)
Class B-IOA	_____%	(1)

______________

(1)

This class will not receive any principal payments but will accrue interest on its notional amount, the lesser of (a) in the case of the Class B-IOF certificates, $_________and in the case of the Class B-IOA certificates $_________and (b) the outstanding principal balance of the related loan group.  The notional amounts will be $0 on and after the thirty-sixth distribution date.

Group I Certificates

The Group I certificates will be the Class A-1F, Class A-2F, Class A-IOF component, Class B-1F component and Class B-IOF certificates.  Distributions on the Group I certificates will be derived from payments on the home equity loans in Group I.  Principal distributions on the Class A-1F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of, in most cases,  $240,000 or less.  Principal distributions on the Class A-2F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000.

Group II Certificates

The Group II certificates will be the Class A-3A, Class A-4A, Class A-5A, Class A-IOA component, Class B-1A component and Class B-IOA certificates.  Distributions on the Group II certificates will be derived primarily from payments on the home equity loans in Group II.  Principal distributions on the Class A-3A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less.  Principal distributions on the Class A-4A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000.  Principal distributions on the Class A-5A certificates will be based on the ratio of the outstanding principal balance of the Class A-5A certificates to the outstanding balance of the Class A certificates with respect to Group II.

Book-Entry Registration

We will issue the offered certificates in book-entry form.  You will hold your interests through a depository.  While the offered certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the nominee of the depository.  Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system.

Distributions to Certificateholders

You will be entitled to receive payments of interest on each distribution date.  The amount of interest that you are entitled to receive on any distribution date is subject to reduction as a result of (1) the application of the Soldier’s and Sailor’s Civil Relief Act of 1940 and (2) the servicer’s failure to pay compensating interest to the trust.  The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans in the related group.  If you hold an offered certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

Certificate Interest

The interest rate on any distribution date for a Class A certificate will be the interest rate set forth in this prospectus supplement.  The Class A-IO certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class A-IO component certificates.  The subordinated offered certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class B component certificates.  Interest on the Class B and Class A-IO component certificates will be separately calculated for each Class B or Class A-IO, as applicable, component certificate and you will be entitled to receive the sum of the interest on each Class B or Class A-IO, as applicable, component certificate.

You can use the following formula to calculate your current interest payment on any distribution date:

  N     x  IR  x  PB= your interest payment

360

N=

for the fixed rate certificates, 30 and for the adjustable rate certificates, the number of days from the last distribution date (or in the case of the initial distribution date, from _________, ____)  until the current distribution date.

IR=

the applicable per annum interest rate.

PB=

the principal balance or notional amount of your certificates or component certificate immediately prior to any distributions on each distribution date.

Interest Rate Cap

The interest rate for the Class A-3A, Class A-4A and Class A-5A certificates and the Class B component certificates is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the applicable group of home equity loans (net of specified fees and expenses).

Principal

On each distribution date, the trustee will distribute principal of the classes of offered certificates in the manner and priority discussed under the caption “Description of the Certificates – Distributions” in this prospectus supplement.

Trust Property

The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer.  The trust property includes:

•

a pool of sub-prime, closed-end, fixed rate and adjustable rate home equity loans transferred to the trust on the closing date secured by first lien deeds of trust or mortgages primarily on one- to four-family residential properties;

•

payments on the home equity loans due and received after the cut-off date (other than payments of interest due on or prior to _______, ____);

•

property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•

specific rights of the depositor under a mortgage loan purchase agreement;

•

amounts on deposit in the accounts specified in this prospectus supplement;

•

rights under any hazard insurance policies, if any  covering the mortgaged properties; and

•

proceeds of the foregoing.

The Home Equity Loans

On the closing date, the trust will purchase a pool of home equity loans. The statistical information presented in this prospectus supplement is with respect to ______ home equity loans, in the aggregate principal balance of approximately $______as of the cut-off date.  Some of these home equity loans may not be purchased by the trust and other home equity loans may be purchased by the trust on the closing date.

The home equity loans will be divided into two groups.  Each of the home equity loan groups will constitute a separate sub-trust.  The Group I home equity loan group will contain home equity loans that bear interest at fixed rates.  The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this prospectus supplement).  The home equity loans in each group will be subdivided into subgroups based on whether the principal balance of each loan is greater than or equal to or less than, in most cases, $240,000.

The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either (a) six months after the date of origination of the related home equity loan or (b) two or three years after the date of origination of the related home equity loan.  The home equity loans are secured by first lien mortgages or deeds of trust primarily on one- to four-family residential properties, located in ____ states and the District of Columbia.  None of the home equity loans are insured by primary mortgage insurance policies.

Group Ia Home Equity Loans

The home equity loans in Group Ia will have the following characteristics as of the cut-off date:

•

number of home equity loans:

__________

•

aggregate principal balance:

$__________

•

average principal balance:

$__________

•

maximum principal balance:

$__________

•

minimum principal balance:

$__________

•

latest maturity date:

__________

•

interest rates range:

____% to ____%

•

weighted average interest rate:

_____% (approximate)

•

weighted average remaining term:

____ months (approximate)

•

remaining term range:

____ months to ____ months

•

weighted average original loan-to-value ratio:

____% (approximate)

•

maximum original loan-to-value ratio:

____%

•

% of balloon loans:

____% (approximate)

Group Ib Home Equity Loans

The home equity loans in Group Ib will have the following characteristics as of the cut-off date:

•

number of home equity loans:

____

•

aggregate principal balance:

$____

•

average principal balance:

$____

•

maximum principal balance:

$____

•

minimum principal balance:

$____

•

latest maturity date:

____

•

interest rates range:

____% to ____%

•

weighted average interest rate:

___% (approximate)

•

weighted average remaining  term:

____ months (approximate)

•

remaining term range:

____ months to ____ months

•

weighted average original loan-to-value ratio:

____% (approximate)

•

maximum original loan-to-value ratio:

____%

•

% of balloon loans:

____% (approximate)

Group IIa Home Equity Loans

The home equity loans in Group IIa will have the following characteristics as of the cut-off date:

•

number of home equity loans:

____

•

aggregate principal balance:

$____

•

average principal balance:

$____

•

maximum principal balance:

$____

•

minimum principal balance:

$____

•

latest maturity date:

____

•

weighted average current interest rate:

____% (approximate)

•

current interest rates range:

____% to ____%

•

weighted average gross margin:

____% (approximate)

•

gross margin range:

____% to ____%

•

weighted average maximum interest rate:

____% (approximate)

•

maximum interest rate range:

____% to ____%

•

weighted average minimum interest rate:

____% (approximate)

•

minimum interest rate range:

____% to ____%

•

weighted average remaining term:

____months (approximate)

•

remaining term range:

____ months to ____ months

•

weighted average original loan-to-value ratio:

____% (approximate)

•

maximum original loan-to-value ratio:

____%

•

% of Six-Month Adjustable Rate Loans (by principal balance):

____%

•

% of 2/28 Adjustable Rate Loans (by principal balance):

____%

•

% of 3/27 Adjustable Rate Loans (by principal balance):

____%

•

weighted average initial interest rate adjustment cap:

____%

•

weighted average periodic interest rate adjustment cap:

____%

•

weighted average lifetime interest rate adjustment cap:

____%

Group IIb Home Equity Loans

The home equity loans in Group IIb will have the following characteristics as of the cut-off date:

•

number of home equity loans:

____

•

aggregate principal balance:

$____

•

average principal balance:

$____

•

maximum principal balance:

$____

•

minimum principal balance:

$____

•

latest maturity date:

____

•

weighted average current interest rate:

____% (approximate)

•

current interest rates range:

____% to ___%

•

weighted average gross margin:

____% (approximate)

•

gross margin range:

____% to ____%

•

weighted average maximum interest rate:

____% (approximate)

•

maximum interest rate range:

____% to ____%

•

weighted average minimum interest rate:

____% (approximate)

•

minimum interest rate range:

____% to ____%

•

weighted average remaining term:

____months (approximate)

•

remaining term range:

____ months to ____ months

•

weighted average original loan-to-value ratio:

____% (approximate)

•

maximum original loan-to-value ratio:

____%

•

% of Six-Month Adjustable Rate Loans (by principal balance):

____%

•

% of 2/28 Adjustable Rate Loans (by principal balance):

____%

•

% of 3/27 Adjustable Rate Loans (by principal balance):

____%

•

weighted average initial interest rate adjustment cap:

____%

•

weighted average periodic interest rate adjustment cap:

____%

•

weighted average lifetime interest rate adjustment cap:

____%

Delinquency Advances, Servicing Advances and Compensating Interest

Each month the servicer will determine the amount of any unpaid interest and principal due on the home equity loans due to delinquent payments.  If the servicer believes that the unpaid interest and principal can be recovered, then the servicer will advance the unpaid interest and principal (net of the servicing fee) to the trust.  The servicer will also pay expenses in connection with loss mitigation strategies.  The trust will reimburse the servicer for the advances and expenses from future collections on the related home equity loan.

The servicer will provide to the trust any shortfall in the anticipated collection of interest on a home equity loan (net of the servicing fee) that is caused by a full prepayment of a home equity loan up to the amount of the servicing fee.

Credit Enhancement

Credit enhancement refers to a mechanism that is intended to protect the holders of particular classes of certificates against losses due to defaults by the borrowers under the home equity loans.

The Class A and Class A-IO component certificates have the benefit of four types of credit enhancement:

•

the use of excess interest to cover losses and to create overcollateralization;

•

the two year interest rate cap agreement;

•

subordination of the Class B Certificates; and

•

the financial guaranty insurance policies.

The Class B component certificates, and consequently, the subordinated offered certificates have the benefit of only the first two forms of credit enhancement described above.  The subordinated certificates are not covered by the financial guaranty insurance policies.

Optional Termination

On any date when the aggregate principal balance of the certificates is less than 10% of their principal balances on the closing date and to the extent conditions specified in the pooling and servicing agreement are satisfied, the holder of the Class X-F certificates will have the right to purchase the home equity loans from the trust.  If the holder of the Class X-F certificates does not exercise the right, the certificate insurer or the servicer  may purchase the home equity loans.

Optional Purchase of Defaulted Home Equity Loans.

The holder of the related Class X certificate has the option, but is not obligated, and if the option is not exercised, the servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes 90 days or more delinquent.

Federal Tax Consequences

McKee Nelson LLP has acted as counsel to the depositor and is of the opinion that:

•

The trust will include multiple real estate mortgage investment conduits or “REMICs” for federal income tax purposes.

•

The offered certificates will constitute “regular interests” in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA Considerations

The acquisition of an offered certificate by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA could, in some instances, result in a “prohibited transaction” or other violation of the fiduciary responsibility provisions of ERISA and the Internal Revenue Code.  An exemption from the prohibited transaction rules could be applicable to the acquisition of the certificates.

Any plan fiduciary considering whether to purchase any offered certificate on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code.  Subject to the considerations and conditions described in this prospectus supplement and in the prospectus, it is expected that the offered certificates may be purchased by a plan.

Legal Investment Considerations

The Class A and Class A-IO certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984) as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  The subordinated offered certificates will not constitute “mortgage related securities.”

Certificate Rating

Before the offered certificates can be issued, the trust must obtain the following ratings:

Class A Certificates

•

“AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

•

“Aaa” by Moody’s Investors Service, Inc.

Class A-IO Certificates

•

“AAAr” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

•

“Aaa” by Moody’s Investors Service, Inc.

Class B-1 Certificates

•

“Baa3” by Moody’s Investors Service, Inc.

Risk Factors

You should carefully consider the following risk factors prior to any purchase of certificates.  You should also consider the information set forth under “Risk Factors” in the prospectus.

You May Have Difficulty Selling Your Certificates.  The offered certificates will not be listed on any securities exchange.  As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.  The underwriter intends to make a secondary market for the offered certificates.  The underwriter may do so by offering to buy the offered certificates from investors that wish to sell.  However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay.  There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future.  As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

Underwriting Standards.  [_________________________]’s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.  [_________________________] provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property.  While [_________________________]’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property as collateral, [_________________________] also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  [_________________________]’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing from other sources at the time of origination of [_________________________]’s first lien.  Any secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property that is indicated in [_________________________]’s loan-to-value ratio determination.  Asset Backed Securities Corporation believes that [_______________].’s underwriting standards utilize factors similar to [_________________________]’s underwriting standards in underwriting mortgage loans to its underwriting standards.

As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on the home equity loans are likely to be higher, and may be substantially higher, than on mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans than on mortgage loans originated in a more traditional manner.  No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.

Servicing Risk.  The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime mortgage loans, requires special skill and diligence.  The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in ____.  As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust.  The servicer’s lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans.  This may result in an accelerated prepayment of your certificates and losses on the subordinated certificates.

Because the servicer commenced its direct servicing operations in ____, the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer’s performance in servicing mortgage loans similar to the home equity loans, other than to the limited extent as described under “The Servicer—Delinquency and Loss Experience” in this prospectus supplement.  There can be no assurance that  this experience is or will be representative of the performance of the home equity loans.

Pursuant to the pooling and servicing agreement, the certificate insurer will have the right to remove the servicer and the holders of the Class X certificates, with the prior written consent of the certificate insurer, of the related group will have the right to appoint a special servicer for delinquent mortgage loans.  In the event that the certificate insurer removes the servicer and appoints a successor servicer or the holder of a Class X certificate, with the prior written consent of the certificate insurer, appoints a special servicer, the servicing of the home equity loans or a delinquent home equity loan will be transferred.  As a result, interruptions in servicing may occur, potentially resulting in the home equity loans suffering a higher default rate.

For a description of the servicing process, we refer you to “The Servicer” for more detail.

Additional Risks Associated with the Home Equity Loans.  Approximately ____% of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of ____% but will not be covered by a primary mortgage insurance policy.  No home equity loan will have a loan-to-value ratio exceeding ____% at origination.  Home equity loans with higher loan-to-value ratios may present a greater risk of loss.  There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

Geographic Concentration May Affect Performance.  Approximately ____% and ____% of the home equity loans in Group I and Group II, respectively, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties located in the state of [California].  The aggregate principal balance of home equity loans in the [California] zip code with the largest amount of home equity loans was approximately $____and $____in Group I and Group II, respectively.  If the [California] residential real estate market should experience an overall decline in property values after the dates of origination of the home equity loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the home equity loans may be expected to increase, and may increase substantially.  A higher rate of default may result in accelerated payments on your certificates.  You will bear any reinvestment risk associated with any accelerated payments.

Risk of Early Defaults.  Substantially all of the home equity loans were originated within twelve months prior to the cut-off date.  Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

Prepayment Risks.  Approximately ____% of the Group I home equity loans and approximately ____% of the Group II home equity loans, in each case, as of the cut-off date, may be prepaid in whole or in part at any time without penalty.  Home equity loans may not be viewed by borrowers as permanent financing.  Accordingly, the home equity loans may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition all of the home equity loans contain due-on-sale provisions and the servicer will be required by the pooling and servicing agreement to enforce the provisions unless enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice and the pooling and servicing agreement, permits the purchaser of the related mortgaged property to assume the related home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

We refer you to “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS—Due-on-Sale Clauses” in the prospectus for more detail.

Approximately ____% of the Group II home equity loans as of the cut-off date are 2/28 Adjustable Rate Loans, having a two year fixed rate term followed by a 28 year adjustable rate term.  Approximately ____% of the Group II home equity loans as of the cut-off date are 3/27 Adjustable Rate Loans, having a three year fixed rate term followed by a 27 year adjustable rate term.  As with all home equity loans, the rate of prepayments on home equity loans that are 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans and are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans may differ from that of the other home equity loans. As a 2/28 Adjustable Rate Loan or a 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance a loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

Generally, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you  will be sensitive to levels of payment, including prepayments relating to the home equity loans, on the home equity loans. In general, the yield on an offered certificate that is purchased at a premium from the outstanding principal amount of the certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, the yield on an offered certificate that is purchased at a discount from the outstanding principal amount of the certificate may be adversely affected by a lower than anticipated level of prepayments.

We refer you to  “Prepayment and Yield Considerations” for more detail.

Effect of Home Equity Loan Yield on Certificate Rate of Group II Certificates and Subordinated Offered Certificates; Basis Risk.  Approximately ____% of the Group II home equity loans as of the cut-off date are Six- Month Adjustable Rate Loans.  These home equity loans adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits.  The remaining Group II home equity loans are either 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans. These home equity loans provide for a fixed interest rate for a period of approximately two years or three years, as applicable, following origination and after that time provide for interest rate and payment adjustments in a manner similar to the Six-Month Adjustable Rate Loans.  The interest rate for the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to interest rate caps.  One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, various factors may cause an interest rate cap to limit the amount of interest that would otherwise be distributable on the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates.  The operation of an interest rate cap may cause the certificate rate of any of these certificates to be reduced for extended periods in a rising interest rate environment and could result in the temporary or permanent decline in the market value of any of these certificates.

We refer you to “Description of the Certificates—Calculation of One-Month LIBOR” for more detail.

In addition, the interest rates on the Group II home equity loans are subject to periodic interest rate adjustment caps and maximum rate caps, the weighted average margin of the home equity loans in Group II is subject to change based upon prepayment experience and the weighted average coupon rate of the home equity loans in Group II is subject to change based upon prepayment experience, which also may result in an interest rate cap limiting increases in the certificate rate for some of the certificates.  Finally, the home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in an interest rate cap limiting the certificate rate for these certificates in interest periods that have more than 30 days.  Consequently, the interest that becomes due on the home equity loans, net of the sum of the fees payable to each of the servicer, the trustee and the certificate insurer, with respect to any distribution date may be insufficient to pay you interest at your stated certificate rate.

Yield Considerations Relating to Excess Cash.  If the Class A and Class B component certificates related to a home equity loan group are overcollateralized below the required amount, excess interest, if any, will be distributable to you as a payment of principal.  If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal.  If the actual rate of excess interest distribution is slower than the rate anticipated by an investor who purchases a related offered certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distribution is faster than the rate anticipated by an investor who purchases a related offered certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of excess interest available for distribution with respect to a home equity loan group on any distribution date will be affected by:

•

the actual amount of interest received, collected or recovered in respect of the home equity loans in the related home equity loan group during the calendar month prior to the related distribution date;

•

changes in the weighted average of the coupon rates of the related home equity loans resulting from prepayments and liquidations of home equity loans in the related home equity loan group; and

•

in the case of Group II home equity loans, adjustments in the related interest rates.

Owners of Class A-IO Certificates may not Recover their Initial Investments.  An investment in the Class A-IO certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans.  If the borrowers prepay their mortgage loans, no further interest payments will be made.  If borrowers prepay their mortgage loans very fast, investors in the Class A-IO certificates may not recover their initial investments.  In addition, the Class A-IO certificates are not entitled to any distributions after the 30th distribution date.

The Subordinated Offered Certificates have a Greater Risk of Loss than the Other Offered Certificates.  The Class B component certificates of a group will not be allocated any distributions of interest until the Class A and Class A-IO component certificates of the related group receive their interest distributions and will not receive any distributions of principal until the Class A and Class A-IO component certificates of the related group receive their principal distributions.  If the available funds are insufficient to make all of the required distributions on the Class A, Class A-IO component and Class B component certificates of the related group, one or more of the related Class B component certificates will not receive all of their distributions.  In addition, losses due to defaults by borrowers of the related group, will be allocated first to the related Class B component certificates and second to the unrelated Class B component certificates to the extent not covered by the amount of overcollateralization and excess interest in the related group at that time.  Any allocation of a loss to a class of Class B component certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive.  Losses are allocated to the Class B component certificates in the following order:  (a) from Group I to the Class B-1F component certificate and then to the Class B-1A component certificate and (b) from Group II to the Class B-1A component certificate and then to the Class B-1F component certificate.  The Class A and Class A-IO Component certificates receive distributions before the Class B component certificates.  As a result of the foregoing, the Class B-1 certificates will be affected to a larger degree by any losses on the home equity loans.  In addition, following the exercise of the clean-up call, the Class B component certificates and consequently, the Class B-1 Certificates, may not receive amounts with respect to any losses allocated to the Class B component certificates that have not been previously reimbursed.

The Trust Assets Are the Only Source of Payments on the Offered Certificates.  All distributions on the offered certificates will be made from payments by borrowers under the home equity loans or, except in the case of the subordinated offered certificates, payments under the financial guaranty insurance policy.  The trust has no other assets to make distributions on the offered certificates.  The mortgage loans are not insured or guaranteed by any person.  The notes represent obligations of the trust and will not be insured or guaranteed by any entity.  The trust is the only person that is obligated to make distributions on the offered certificates.  The offered certificates are not insured by any governmental agency.

Certificate Rating.  The rating of the offered certificates will depend on an assessment by the rating agencies of the home equity loans and, with respect to the Class A and Class A-IO certificates, on an assessment of the claims-paying ability of the certificate insurer.  Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the rating initially given to the Class A and Class A-IO certificates may result in a reduction in the rating of the Class A and Class A-IO certificates. The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates,  and the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders on a subordinated basis due to the application of the available funds cap described under the section “Description of the Certificates—Certificate Rate” or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.   Any downgrade in the rating of the certificate insurer will likely result in the downgrade of the rating of the offered certificates.  No rating of the originator, the servicer or the company is required to maintain the rating of the offered certificates.

Nature of Collateral.  Even assuming that the mortgaged properties provide adequate security for the home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans.  As a result, shortfalls in distributions on offered certificates could occur if either the certificate insurer, the servicer or any special servicer were unable to perform their obligations under the pooling and servicing agreement or the policies.  Further, liquidation expenses, including, legal fees, real estate taxes, and maintenance and preservation expenses, will reduce the proceeds payable on the offered certificates and thus reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans,  Class A and Class A-IO certificateholders could experience a loss if the certificate insurer were unable to perform its obligations under the policies.

We refer you to “Certain Legal Aspects of the Mortgage Loans and Contracts” in the prospectus for more detail.

Payments on the Home Equity Loans.  When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of prepayment, rather than for a full month, which may result in a prepayment interest shortfall.  The servicer is obligated to pay those shortfalls in interest collections payable on the Class A, Class A-IO component and Class B component certificates that are attributable to prepayment interest shortfalls, but only to the extent of the servicing fee for the related due period.  The servicing fee will not be available to cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldier’s and Sailor’s Civil Relief Act of 1940. These interest shortfalls will not be covered by payments under the policies.  Prepayment interest shortfalls, after application of the servicing fee as described above, will be so covered by the related policy.  The policies will not cover the servicer’s failure to pay compensating interest.

The Offered Certificates Are Not Suitable Investments for All Investors.  The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Servicer

The information set forth in the following paragraphs has been provided by [_______________________].  None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of information.

[_________________________], a __________ corporation (“______” or the “Servicer”), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling sub-prime mortgage loans secured by one- to four-family residences.  ______ began originating sub-prime mortgage loans in __________.

______ is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

______ currently originates real estate loans through its network of offices and loan origination centers. ______ also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases ______’s whole loan sale agreements provide for the transfer of servicing rights.

______’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. ______’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes ______’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by ______ from other loan originators.

	Three Months Ended March 31,		Year Ended December 31,
	1999	1998	1994	1995	1996	1997	1998
	(Dollars in Thousands)
Originations and Purchases
Sales

Servicing Guidelines

______ services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults.  ______’s servicing activities are audited periodically by applicable regulatory authorities.  Some of the financial records of ______ relating to its loan servicing activities are reviewed annually as part of the audit of the ______’s financial statements conducted by its independent accountants.

When a mortgagor fails to make a required payment on a residential mortgage loan, ______ attempts to cause the deficiency to be cured by corresponding with the mortgagor.  In most cases deficiencies are cured promptly.  Pursuant to ______’s customary procedures for residential mortgage loans serviced by it for its own account, ______ generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month of that time, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan.  If foreclosed, the property is sold at public or private sale and may be purchased by ______.  In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

Delinquency and Loss Experience

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by ______ that were originated or purchased by ______:

	__________________________________	_________________________________
	________	________
(Dollars in Thousands)
Total Outstanding Principal Balance
Number of Loans DELINQUENCY Principal Balance
Period of Delinquency:
61-90 Days
Principal Balance
Number of Loans
Delinquency as a Percentage of Total Outstanding Principal Balance
Delinquency as a Percentage of Number of Loans
91 Days or More
Principal Balance
Number of Loans
Delinquency as a Percentage of Total Outstanding Principal Balance
Delinquency as a Percentage of Number of Loans
Total Delinquencies:
Principal Balance
Number of Loans
Delinquency as a Percentage of Total Outstanding Principal Balance
Delinquency as a Percentage of Number of Loans
FORECLOSURES PENDING(1)
Principal Balance
Number of Loans
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance
Foreclosures Pending as a Percentage of Number of Loans
NET LOAN LOSSES for the Period(2)
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance

(1)

Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated.  Foreclosures pending are included in the delinquencies set forth above.

(2)

Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all the loans liquidated during the period indicated.  The net loan loss for any of these loans is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to the loan and (b) all amounts received in connection with the liquidation of the loan.  The majority of residential loans serviced by ______ have been conveyed to REMIC trust funds.

As of ______, __ one to four-family residential properties relating to loans in ______’s servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

There can be no assurance that the delinquency and loss experience of the Home Equity Loans will correspond to the loss experience of the ______’s mortgage portfolio set forth in the foregoing table.  The statistics shown above represent the delinquency and loss experience for ______’s total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Home Equity Loans will depend on the results obtained over the life of the Trust.  ______’s portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Home Equity Loans.  A substantial number of the Home Equity Loans may also have been originated based on ______ Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table.  If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by ______.  In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Home Equity Loans.

The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated.  However, because the total outstanding principal balance of residential loans serviced by ______ has increased from $ ______ at ______ to $ ______ at ______, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency.  In the absence of these substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher.  The actual delinquency percentages with respect to the Home Equity Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Home Equity Loans will not change.

Origination of the Home Equity Loans

______ originated ______ % of the Home Equity Loans in Group I and ______ % of the Home Equity Loans in Group II and [_______________]. (“______” originated __% of the Home Equity Loans in Group I.  Set forth below are the guidelines pursuant to which ______ originated the Home Equity Loans it originated.  Asset Backed Securities Corporation believes that ______’s underwriting standards utilizes factors similar to ______’s underwriting standards in underwriting mortgage loans to its underwriting standards.

______ Home Equity Loans

The information set forth in the following paragraphs has been provided by ______ with respect to the Home Equity Loans originated by it, and ______ makes no statement with regard to the Home Equity Loans originated by ______.  None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

The Home Equity Loans originated by ______ were originated generally in accordance with guidelines (the “______ Underwriting Guidelines”).

[TO BE INSERTED]

Description of the Home Equity Loans

The statistical information presented in this prospectus supplement concerning the pool of home equity loans transferred to the Trust (the “Home Equity Loans”) is with respect to ______ Home Equity Loans, in the aggregate principal balance of approximately $______to be purchased by the Trust on the Closing Date (the “Home Equity Loans”).

This subsection describes generally characteristics of the Home Equity Loans.  Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate outstanding principal balance of the Home Equity Loans as of the Cut-Off Date (the “Cut-Off Date Loan Balance”).  All principal balances and percentages described in this prospectus supplement are approximates.  The “Loan Balance” with respect to each Home Equity Loan and as of any date of determination is the Cut-Off Date Loan Balance with respect to the Home Equity Loan excluding payments of principal due on or prior to the Cut-Off Date, whether or not received, less any principal payments and Delinquency Advances with respect to principal relating to the Home Equity Loan included in previous monthly remittances, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be deemed to be zero as of the first day of the Due Period following the Due Period in which the Home Equity Loan becomes a Liquidated Loan, and at all times afterward.

Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups (each, a “Home Equity Loan Group”).  Each Home Equity Loan Group will constitute a separate sub-trust.  The Group I Home Equity Loans will bear interest at fixed interest rates.  The Group II Home Equity Loans will bear interest at adjustable interest rates.  Distributions on the Group I Certificates will be based on amounts available for distribution in respect of the Group I Home Equity Loans.  Distributions on the Group II Certificates will generally be based on amounts available for distribution in respect of the Group II Home Equity Loans.

The Home Equity Loans to be transferred to the Trust on the Closing Date will consist of ______ fixed rate Home Equity Loans and ______ adjustable rate Home Equity Loans, evidenced by promissory notes (the “Notes”) secured by first lien deeds of trust, security deeds or mortgages, which are located in ______ states and the District of Columbia. The aggregate outstanding Cut-Off Date Loan Balance of the Group I Home Equity Loans is $______ or approximately ______ % of the Cut-Off Date Loan Balance of the Home Equity Loans; and the aggregate outstanding Cut-Off Date Loan Balance of the Group II Home Equity Loans is $______ or approximately ______ % of the Cut-Off Date Loan Balance of the Home Equity Loans.  The first lien deeds of trust or mortgages on one- to four-family residential properties (the “Mortgaged Properties”) securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties, which include second and vacation homes. All of the Home Equity Loans were originated no earlier than ______.  No Original Loan-to-Value Ratio relating to any Home Equity Loan exceeded ______ % as of the Cut-Off Date.  None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies.

The Original Loan-to-Value Ratios shown below were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination (the “Appraised Values”) or the sales price of the Mortgaged Property, provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property. The “Original Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the lesser of the Appraised Value or the sales price of the Mortgaged Property, provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property.  In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio.

We refer you to “Risk Factors—Underwriting Standards” for more detail.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values so that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Group I Home Equity Loans

The average Cut-Off Date Loan Balance of the Home Equity Loans in Group I (“Group I Home Equity Loans”) was $______.  The minimum and maximum Cut-Off Date Loan Balance of the Group I Home Equity Loans were $______ and $______ respectively.  As of the Cut-Off Date, the weighted average per annum interest rate (the “Coupon Rate”) of the Group I Home Equity Loans was approximately ______ % per annum; the Coupon Rates of the Group I Home Equity Loans ranged from ______ % to ______ % per annum; the weighted average Original Loan-to-Value Ratio of the Group I Home Equity Loans was approximately ______ %; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group I Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group I Home Equity Loans ranged from ______ months to ______ months.  Group I Home Equity Loans containing “balloon” payments represented approximately ______ % of the Cut-Off Date Loan Balance of the Group I Home Equity Loans. No Group I Home Equity Loan will mature later than ______.  As of the Cut-Off Date, ______ % Group I Home Equity Loans were more than ___ days past due but less than ___ days past due.  However, investors in the Offered Certificates should be aware that approximately ______ % of the Group I Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after ______ and it was not possible for the Group I Home Equity Loans to be more than ___ days past due as of the Cut-Off Date.

Group Ia Home Equity Loans

The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ia (“Group Ia Home Equity Loans”) was $______.  The original Loan Balance of each Group Ia Home Equity Loan at origination will be less than or equal to $240,000, provided that the Loan Balance of Group Ia Home Equity Loans for which the related Mortgaged Property is (1) in Alaska or Hawaii or (2) is a 2-4 family property, may be up to $______.  The minimum and maximum Cut-Off Date Loan Balance of the Group Ia Home Equity Loans were $______ and $______ respectively.  As of the Cut-Off Date, the Coupon Rate of the Group Ia Home Equity Loans was approximately ______ % per annum; the Coupon Rates of the Group Ia Home Equity Loans ranged from ______ % to ______ % per annum; the weighted average Original Loan-to-Value Ratio of the Group Ia Home Equity Loans was approximately ______ %; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group Ia Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group Ia Home Equity Loans ranged from ______ months to ______ months.  With respect to each Group Ia Home Equity Loan, the original principal balance was no more than $______.  Group Ia Home Equity Loans containing “balloon” payments represented approximately ______ % of the Cut-Off Date Loan Balance of the Group Ia Home Equity Loans. No Group Ia Home Equity Loan will mature later than ______.  As of the Cut-Off Date, ______ % Group Ia Home Equity Loans were more than _____ days past due but less than ____ days past due.  However, investors in the Offered Certificates should be aware that approximately ______ % of the Group Ia Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after ______ and it was not possible for the Group Ia Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group Ia Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ia and other fixed rate Home Equity Loans may be substituted for them. Characteristics of the Group Ia Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

Principal Balances at Origination of the Group Ia Home Equity Loans

Principal Balance at Origination	Number of Home Equity Loans	Aggregate Original Principal Balance	% of Group Ia Loans by Aggregate Original Principal Balance
$ 10,000.01 – $ 20,000.00
$ 20,000.01 – $ 30,000.00
$ 30,000.01 – $ 40,000.00
$ 40,000.01 – $ 50,000.00
$ 50,000.01 – $ 60,000.00
$ 60,000.01 – $ 70,000.00
$ 70,000.01 – $ 80,000.00
$ 80,000.01 – $ 90,000.00
$ 90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01– $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00
Total

Remaining Principal Balances of the Group Ia Home Equity Loans

Remaining Principal Balance	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
$ 10,000.01 – $ 20,000.00
$ 20,000.01 – $ 30,000.00
$ 30,000.01 – $ 40,000.00
$ 40,000.01 – $ 50,000.00
$ 50,000.01 – $ 60,000.00
$ 60,000.01 – $ 70,000.00
$ 70,000.01 – $ 80,000.00
$ 80,000.01 – $ 90,000.00
$ 90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00

Total

Geographic Distribution of the Group Ia Mortgaged Properties

State	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington D C
West Virginia
Wisconsin
Wyoming
Total

Current Coupon Rates of the Group Ia Home Equity Loans

Coupon Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.000% to 9.499%
9.500% to 9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%

Total

Remaining Months to Maturity of the Group Ia Home Equity Loans

Months Remaining	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
61 to 120
121 to 180
181 to 300
301 to 360

Total

Original Loan-to-Value Ratio of the Group Ia Home Equity Loans

Original Loan-to-Value Ratio	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%

Total

Loan Program of the Group Ia Home Equity Loans(1)

Program	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
Fast Trac
Full Documentation
Stated Income

Total

______________

(1)

Only refers to Home Equity Loans originated by ______.

Purpose of the Group Ia Home Equity Loans

Purpose	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
Purchase
Refinance – No Cash Out
Refinance Equity Take-Out

Total

Risk Category of the Group Ia Home Equity Loans(1)

Risk Category	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
A-
B
B-
C
D

Total

______________

(1)

Only refers to Home Equity Loans originated by ______.

Mortgaged Property Types of the Group Ia Home Equity Loans

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
2 to 4 units
Single Family

Total

Occupancy Status of the Group Ia Home Equity Loans

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ia Loans by Aggregate Remaining Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total

Group Ib Home Equity Loans

The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ib (“Group Ib Home Equity Loans”) was $____________.  The minimum and maximum Cut-Off Date Loan Balance of the Group Ib Home Equity Loans were $______ and $__________ respectively.  As of the Cut-Off Date, the Coupon Rate of the Group Ib Home Equity Loans was approximately ________% per annum; the Coupon Rates of the Group Ib Home Equity Loans ranged from _______% to _______% per annum; the weighted average Original Loan-to-Value Ratio of the Group Ib Home Equity Loans was approximately _________%; the weighted average original term to maturity was approximately ________ months; the weighted average remaining term to maturity of the Group Ib Home Equity Loans was approximately _______ months; and the remaining terms to maturity of the Group Ib Home Equity Loans ranged from ______ months to ______ months.  With respect to each Group Ib Home Equity Loan, the original principal balance was no more than $__________.  Group Ib Home Equity Loans containing “balloon” payments represented approximately ________% of the Cut-Off Date Loan Balance of the Group Ib Home Equity Loans.  No Group Ib Home Equity Loan will mature later than ___________.  As of the Cut-Off Date, ______% of Group Ib Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately _________% of the Group Ib Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after __________ and it was not possible for the Group Ib Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group Ib Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ib and other fixed rate Home Equity Loans may be substituted for them. Characteristics of the Group Ib Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

Principal Balances at Origination of the Group Ib Home Equity Loans

Principal Balance at Origination	Number of Home Equity Loans	Aggregate Original Principal Balance	% of Group Ib Loans by Aggregate Original Principal Balance
$0.01 – $10,000.00
$10,000.01 – $20,000.00
$20,000.01 – $30,000.00
$30,000.01 – $40,000.00
$40,000.01 – $50,000.00
$50,000.01 – $60,000.00
$60,000.01 – $70,000.00
$70,000.01 – $80,000.00
$80,000.01 – $90,000.00
$90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00
$450,000.01 and greater

Total

Remaining Principal Balances of the Group Ib Home Equity Loans

Remaining Principal Balance	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
$0.01 – $10,000.00
$10,000.01 – $20,000.00
$20,000.01 – $30,000.00
$30,000.01 – $40,000.00
$40,000.01 – $50,000.00
$50,000.01 – $60,000.00
$60,000.01 – $70,000.00
$70,000.01 – $80,000.00
$80,000.01 – $90,000.00
$ 90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00
$450,000.01 and greater

Total

Geographic Distribution of the Group Ib Mortgaged Properties

State	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington

Total

Current Coupon Rates of the Group Ib Home Equity Loans

Coupon Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.000% to 9.499%
9.500% to 9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%

Total

Remaining Months to Maturity of the Group Ib Home Equity Loans

Months Remaining	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
121 to 180
181 to 300
301 to 360

Total

Original Loan-to-Value Ratio of the Group Ib Home Equity Loans

Original Loan-to-Value Ratio	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%

Total

Loan Program of the Group Ib Home Equity Loans(1)

Program	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
Fast Trac
Full Documentation
Stated Income

Total

______________

(1)

Only refers to Home Equity Loans originated by ______.

Purpose of the Group Ib Home Equity Loans

Purpose	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

Total

Risk Category of the Group Ib Home Equity Loans(1)

Risk Category	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
A-
B
B-
C
D

Total

______________

(1)

Only refers to Home Equity Loans originated by ______.

Mortgaged Property Types of the Group Ib Home Equity Loans

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
2 to 4 units
Single Family

Total

Occupancy Status of the Group Ib Home Equity Loans

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group Ib Loans by Aggregate Remaining Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total

Group II Home Equity Loans

The average Cut-Off Date Loan Balance of the Home Equity Loans in Group II (“Group II Home Equity Loans”) was $______.  The minimum and maximum Cut-Off Date Loan Balance of the Group II Home Equity Loans were $_________ and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group II Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group II Home Equity Loans ranged from ______ months to ______ months.  No Group II Home Equity Loan will mature later than __________.  As of the Cut-Off Date, ______% of Group II Home Equity Loans were more than ____days past due but less than ____ days past due.  However, investors in the Offered Certificates should be aware that approximately ______% of the Group II Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _________ and it was not possible for the Group II Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

As of the Cut-Off Date, for approximately ________% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is six months after the date of origination of the related Home Equity Loan (“Six-Month Adjustable Rate Loans”), for approximately ______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is two years after the date of origination of the related Home Equity Loan (“2/28 Adjustable Rate Loans”) and for approximately _______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is three years after the date or origination of the related Home Equity Loan (“3/27 Adjustable Rate Loans”). As of the Cut-Off Date, and with respect to the Group II Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 20 months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of ____%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of ____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ______%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _______% above the initial rate of the loan.  As of the Cut-Off Date, the weighted average Coupon Rate of the Group II Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group II Home Equity Loans as of the Cut-Off Date ranged from ______% to ____% per annum. The Group II Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately _____%. As of the Cut-Off Date, the gross margins for the Group II Home Equity Loans ranged from ______% to _____%.  As of the Cut-Off Date, the maximum rates at which interest may accrue on the Group II Home Equity Loans (the “Maximum Rates”) ranged from ______% to ______% per annum. The Group II Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately _____% per annum. As of the Cut-Off Date, the minimum rates at which interest may accrue on the Group II Home Equity Loans (the “Minimum Rates”) ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group II Home Equity Loans was approximately ______% per annum.

Group IIa Home Equity Loans

The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIa (“Group IIa Home Equity Loans”) was $_________.  The original Loan Balance of each Group IIa Home Equity Loan at origination will be less than or equal to $__________, provided that the Loan Balance of Group IIa Home Equity Loans for which the related Mortgaged Property is (1) in Alaska or Hawaii or (2) is a 2-4 family property, may be up to $________.  The minimum and maximum Cut-Off Date Loan Balance of the Group IIa Home Equity Loans were $_________, and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIa Home Equity Loans was approximately ________%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group IIa Home Equity Loans was approximately _______ months; and the remaining terms to maturity of the Group IIa Home Equity Loans ranged from _______ months to ______ months.  No Group IIa Home Equity Loan will mature later than ________.  As of the Cut-Off Date, _______% Group IIa Home Equity Loans were more than ____ days past due but less than ____ days past due.  However, investors in the Offered Certificates should be aware that approximately ________% of the Group IIa Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _________ and it was not possible for the Group IIa Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

As of the Cut-Off Date, approximately _______% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are Six-Month Adjustable Rate Loans, approximately _______% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are 2/28 Adjustable Rate Loans and approximately _______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans are 3/27 Adjustable Rate Loans.  As of the Cut-Off Date, and with respect to the Group IIa Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ______%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan.  As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIa Home Equity Loans was approximately ______% per annum.  The Coupon Rates borne by the Group IIa Home Equity Loans as of the Cut-Off Date ranged from ______% to _____% per annum.  The Group IIa Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately ______%. As of the Cut-Off Date, the gross margins for the Group IIa Home Equity Loans ranged from _____% to ______%.  As of the Cut-Off Date, the Maximum Rates ranged from ______% to ______% per annum.  The Group IIa Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately ______% per annum. As of the Cut-Off Date, the Minimum Rates ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIa Home Equity Loans was approximately ______% per annum.

Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group IIa Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIa and other fixed and adjustable rate Home Equity Loans may be substituted for them. Characteristics of the Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

PRINCIPAL BALANCE AT ORIGINATION OF THE GROUP IIa HOME EQUITY LOANS

Principal Balance at Origination	Number of Home Equity Loans	Aggregate Original Principal Balance	% of Group IIa Loans by Aggregate Original Principal Balance
$10,000.01 – $20,000.00
$20,000.01 – $30,000.00
$30,000.01 – $40,000.00
$40,000.01 – $50,000.00
$50,000.01 – $60,000.00
$60,000.01 – $70,000.00
$70,000.01 – $80,000.00
$80,000.01 – $90,000.00
$90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 $350,000.00

Total

REMAINING PRINCIPAL BALANCE OF THE GROUP IIa HOME EQUITY LOANS

Remaining Principal Balance	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
$10,000.01 – $20,000.00
$20,000.01 – $30,000.00
$30,000.01 – $40,000.00
$40,000.01 – $50,000.00
$50,000.01 – $60,000.00
$60,000.01 – $70,000.00
$70,000.01 – $80,000.00
$80,000.01 – $90,000.00
$ 90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00
$450,000.01 and greater

Total

GEOGRAPHIC DISTRIBUTION ON THE GROUP IIa MORTGAGED PROPERTIES

State	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington

Total

CURRENT COUPON RATES OF THE GROUP IIa HOME EQUITY LOANS

Coupon Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
6.00% to 6.499%
6.500% to 6.99%
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.000% to 9.499%
9.500% to 9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%

Total

REMAINING MONTHS TO MATURITY OF THE GROUP IIa HOME EQUITY LOANS

Months Remaining	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
120 to 180
181 to 300
301 to 360

Total

PRODUCT TYPE OF THE GROUP IIa HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
2/28
3/27
6 month-LIBOR

Total

ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IIa HOME EQUITY LOANS

Original Loan-to-Value Ratio	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%

Total

LOAN PROGRAM OF THE GROUP IIa HOME EQUITY LOANS

Program	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
Fast Trac
Full Documentation
Stated Income

Total

PURPOSE OF THE GROUP IIa HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

Total

RISK CATEGORY OF THE GROUP IIa HOME EQUITY LOANS

Risk Category	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
A-
B
B-
C
D

Total

MORTGAGED PROPERTY TYPES OF THE GROUP IIa HOME EQUITY LOANS

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
2 to 4 units
Single Family

Total

OCCUPANCY STATUS OF THE GROUP IIa HOME EQUITY LOANS

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
Non-Owner Occupied
Owner Occupied
Second Home

Total

MONTH AND YEAR OF NEXT RATE ADJUSTMENT OF THE GROUP IIa HOME EQUITY LOANS

Month and Year of Next Rate Adjustment	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
July 1999
_____ , _____
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______
______ ______

Total

GROSS MARGINS OF THE GROUP IIa HOME EQUITY LOANS

Gross Margin	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
4.000% to 4.499%
4.500% to 4.999%
5.000% to 5.499%
5.500% to 5.999%
6.000% to 6.499%
6.500% to 6.999%
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.500% and greater

Total

MAXIMUM LOAN RATES OF THE GROUP IIa HOME EQUITY LOANS

Maximum Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%
14.500% to 14.999%
15.000% to 15.499%
15.500% to 15.999%
16.000% to 16.499%
16.500% to 16.999%
17.000% to 17.499%
17.500% to 17.999%
18.000% to 18.499%
18.500% to 18.999%
19.000% to 19.499%
19.500% to 19.999%
20.000% to 20.499%

Total

MINIMUM LOAN RATES OF THE GROUP IIa HOME EQUITY LOANS

Minimum Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIa Loans by Aggregate Remaining Principal Balance
6.000% to 6.499%
6.500% to 6.999%
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.000% to 9.499%
9.500% to 9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%

Total

Group IIb Home Equity Loans

The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIb (“Group IIb Home Equity Loans”) was $_________. The minimum and maximum Cut-Off Date Loan Balance of the Group IIb Home Equity Loans were $________, and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIb Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group IIb Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group IIb Home Equity Loans ranged from _____ months to _____ months.  No Group IIb Home Equity Loan will mature later than _________.  As of the Cut-Off Date, ______% of Group IIb Home Equity Loans were more than ____ days past due but less than ____ days past due.  However, investors in the Offered Certificates should be aware that approximately ______% of the Group IIb Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _______ and it was not possible for the Group IIb Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

As of the Cut-Off Date, approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are Six-Month Adjustable Rate Loans, approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 2/28 Adjustable Rate and approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 3/27 Adjustable Rate Loans.  As of the Cut-Off Date, and with respect to the Group IIb Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of ____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan.  As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIb Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group IIb Home Equity Loans as of the Cut-Off Date ranged from ____% to ____% per annum. The Group IIb Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately ____%. As of the Cut-Off Date, the gross margins for the Group IIb Home Equity Loans ranged from _____% to _____%. As of the Cut-Off Date, the Maximum Rates ranged from ______% to _____% per annum. The Group IIb Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately _____% per annum. As of the Cut-Off Date, the Minimum ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIb Home Equity Loans was approximately ____% per annum.

Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group IIb Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIb and other fixed and adjustable rate Home Equity Loans may be substituted for them. Characteristics of the Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

PRINCIPAL BALANCE AT ORIGINATION OF THE GROUP IIb HOME EQUITY LOANS

Principal Balance at Origination	Number of Home Equity Loans	Aggregate Original Principal Balance	% of Group IIb Loans by Aggregate Original Principal Balance
$ 10,000.01 – $ 20,000.00
$ 20,000.01 – $ 30,000.00
$ 30,000.01 – $ 40,000.00
$ 40,000.01 – $ 50,000.00
$ 50,000.01 – $ 60,000.00
$ 60,000.01 – $ 70,000.00
$ 70,000.01 – $ 80,000.00
$ 80,000.01 – $ 90,000.00
$ 90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00
$450,000.01 and greater

Total

REMAINING PRINCIPAL BALANCE OF THE GROUP IIb HOME EQUITY LOANS

Remaining Principal Balance	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
$ 10,000.01 – $ 20,000.00
$ 20,000.01 – $ 30,000.00
$ 30,000.01 – $ 40,000.00
$ 40,000.01 – $ 50,000.00
$ 50,000.01 – $ 60,000.00
$ 60,000.01 – $ 70,000.00
$ 70,000.01 – $ 80,000.00
$ 80,000.01 – $ 90,000.00
$ 90,000.01 – $100,000.00
$100,000.01 – $110,000.00
$110,000.01 – $120,000.00
$120,000.01 – $130,000.00
$130,000.01 – $140,000.00
$140,000.01 – $150,000.00
$150,000.01 – $160,000.00
$160,000.01 – $170,000.00
$170,000.01 – $180,000.00
$180,000.01 – $190,000.00
$190,000.01 – $200,000.00
$200,000.01 – $210,000.00
$210,000.01 – $220,000.00
$220,000.01 – $230,000.00
$230,000.01 – $240,000.00
$240,000.01 – $250,000.00
$250,000.01 – $350,000.00
$350,000.01 – $450,000.00
$450,000.01 and greater

Total

GEOGRAPHIC DISTRIBUTION OF THE GROUP IIb MORTGAGED PROPERTIES

State	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
Alabama
Alaska
Arizona
California
Colorado
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

Total

CURRENT COUPON RATES OF THE GROUP IIb HOME EQUITY LOANS

Coupon Rates	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
6.500% to 6.999%
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.000% to 9.499%
9.500% to 9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
Total

REMAINING MONTHS TO MATURITY OF THE GROUP IIb HOME EQUITY LOANS

Months Remaining	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
61 to 120
181 to 300
301 to 360
Total

PRODUCT TYPE OF THE GROUP IIb HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
2/28
3/27
Six-Month LIBOR
Total

ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IIb HOME EQUITY LOANS

Original Loan-to-Value Ratio	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
50.00% or less
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
Total

LOAN PROGRAM OF THE GROUP IIb HOME EQUITY LOANS

Program	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
Fast Trac
Full Documentation
Stated Income
Total

PURPOSE OF THE GROUP IIb HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
Purchase
Refinance – No Cash Out
Refinance Equity Take-Out
Total

RISK CATEGORY OF THE GROUP IIb HOME EQUITY LOANS

Risk Category	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
A-
B
B-
C
D
Total

MORTGAGED PROPERTY TYPES OF THE GROUP IIb HOME EQUITY LOANS

Mortgaged Property Type	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
Single Family
2 to 4 units
Condo
Manufactured Home
Townhouse
PUD
Total

OCCUPANCY STATUS OF THE GROUP IIb HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
Owner Occupied
Non-Owner Occupied
Second Home
Total

MONTH AND YEAR OF NEXT RATE ADJUSTMENT OF THE GROUP IIb HOME EQUITY LOANS

Month and Year of Next Rate Adjustment	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
July 1999
_____ , _____
September 1999
October 1999
November 1999
December 1999
July 2000
August 2000
September 2000
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002
Total

GROSS MARGINS OF THE GROUP IIb HOME EQUITY LOANS

Gross Margin	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
4.000% to 4.499%
4.500% to 4.999%
5.000% to 5.499%
5.500% to 5.999%
6.000% to 6.499%
6.500% to 6.999%
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.500% and greater
Total

MAXIMUM LOAN RATES OF THE GROUP IIb HOME EQUITY LOANS

Maximum Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
12.500% to 12.999%
13.000% to 13.499%
13.500% to 13.999%
14.000% to 14.499%
14.500% to 14.999%
15.000% to 15.499%
15.500% to 15.999%
16.000% to 16.499%
16.500% to 16.999%
17.000% to 17.499%
17.500% to 17.999%
18.000% to 18.499%
18.500% to 18.999%
Total

MINIMUM LOAN RATES OF THE GROUP IIb HOME EQUITY LOANS

Minimum Rate	Number of Home Equity Loans	Aggregate Remaining Principal Balance	% of Group IIb Loans by Aggregate Remaining Principal Balance
6.500% to 6.999%
7.000% to 7.499%
7.500% to 7.999%
8.000% to 8.499%
8.500% to 8.999%
9.000% to 9.499%
9.500% to 9.999%
10.000% to 10.499%
10.500% to 10.999%
11.000% to 11.499%
11.500% to 11.999%
12.000% to 12.499%
12.500% to 12.999%
Total

Prepayment and Yield Considerations

The rate of principal payments on each class of Offered Certificates, other than the Class A-IO Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by the Originators or the Seller (“Prepayments”).  Some of the Home Equity Loans may be prepaid by the Mortgagors at any time without penalty. Some of the Home Equity Loans are subject to penalties for prepayments.

Subordinated Offered Certificates

The Subordinated Offered Certificates provide credit enhancement for all of the Class A and Class A-IO Component Certificates and may absorb losses on the Home Equity Loans in either Home Equity Loan Group.  The weighted average lives of, and the yields to maturity on, the related Class B Component Certificates, and consequently, on the Subordinated Offered Certificates, in order of their relative loss allocation priority will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Home Equity Loans in the related Home Equity Loan Group and in both Home Equity Loan Groups.  If the actual rate and severity of losses on the Home Equity Loans is higher in a particular Home Equity Loan Group or for both Home Equity Loan Groups than those assumed by a holder of a Subordinated Offered Certificate, the actual yield to maturity on the holder’s Certificate may be lower than the yield expected by the holder based on this assumption.  Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class or classes of the Class B Component Certificates, and the related Subordinated Offered Certificates, then due to be allocated a loss if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the outstanding principal balance of the Home Equity Loans.  As a result of these reductions, less interest will accrue on the Class B Component Certificates, and the related class of Subordinated Offered Certificates, than otherwise would be the case.  The related Group Principal Distribution Amount includes the net proceeds in respect of principal received upon liquidation of a related Liquidated Loan.  If the net proceeds are less than the unpaid principal balance of the Liquidated Loan, the outstanding principal balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates, thus reducing the Class B Subordinated Amount.  If the difference is not covered by the Class B Subordinated Amount or the application of Net Monthly Excess Cash Flow, the class of the Class B Component Certificates, and the related Subordinated Offered Certificates, then due to be allocated a loss will bear the loss.  In addition, the Class B Component Certificates, and the related Subordinated Offered Certificates, will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless all of the Certificates with a higher relative payment priority have been paid in full.  Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class B Component Certificates, and the related Subordinated Offered Certificate,) may bear a disproportionate percentage of the Realized Losses on the Home Equity Loans.  The “Class B Subordinated Amount” means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates and Class B Component Certificates as of the Distribution Date, after taking into account the payment of the Group Principal Distribution Amount related to the Home Equity Loan Group, except for any Subordination Reduction Amount or Subordination Increase Amount related to the Home Equity Loan Group, on the Distribution Date.

Prepayments

On the first Distribution Date, you will receive a payment of principal equal to the sum of (a) two months of scheduled and unscheduled principal collections and (b) approximately $______, representing the outstanding principal balance of home equity loans that were expected to be conveyed to the Trust on the Closing Date but were not so conveyed.  Of the amounts described in clause (b) above, $______, $______, $______ and $______ will be allocated to Group Ia, Group Ib, Group IIa, and Group IIb, respectively (the “Closing Date Deposits”).

Prepayments, liquidations and purchases of the Home Equity Loans, including any optional purchase by the holder of the related Class X Certificates or the Servicer of a delinquent Home Equity Loan and any optional purchase by the holders of the Class X-F Certificates of the remaining Home Equity Loans will result in distributions on the related class or classes of Offered Certificates then entitled to distributions of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which a Certificate of the class is purchased at a discount or premium, and the degree to which the timing of payments on the Certificates is sensitive to prepayments, liquidations and purchases of the related Home Equity Loans.

Holders of the Offered Certificates should consider, in the case of any the Certificates purchased at a discount, and particularly the Subordinated Offered Certificates, the risk that a slower than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield.  The timing of losses on the related Home Equity Loans also will affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield of maturity.

The rate of prepayment on the Home Equity Loans cannot be predicted.  Approximately ______ % of all of the Home Equity Loans by Cut-Off Date Loan Balance may be prepaid in whole or in part at any time without penalty.  Generally, home equity loans are not viewed by borrowers as permanent financing.  Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first home equity loans.  The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans.  All of the Home Equity Loans contain “due-on-sale” provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans will also be affected by the magnitude of any penalty in connection with a prepayment.

We refer you to “Certain Legal Aspects of the Mortgage Loans and Contracts—Due-on-Sale Clauses” in the prospectus for more detail.

As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans and 3/27 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan or 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the Coupon Rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to “lock in” a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

Net Monthly Excess Cash Flow for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Certificate Principal Balance of the related Class of Class A and Class B Component Certificates entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in the applicable Home Equity Loan Group exceeds the actual overcollateralization amount.  If purchased at a premium or a discount, the yield to maturity on a Class of Offered Certificates will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the Certificate Principal Balance of the applicable Class B Component Certificates. If the actual rate of the Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class of Offered Certificates at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield.  If the actual rate of the Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class of Offered Certificates at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield.  The amount of Net Monthly Excess Cash Flow on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Equity Loans during the related Due Period and the amount will be influenced by changes in the weighted average of the Coupon Rates of the Home Equity Loans resulting from prepayments and liquidations.  The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the applicable Certificate Principal Balance on each Distribution Date will be based on the required overcollateralization amount.

We refer you to “Description of the Certificates—Credit Enhancement” for more detail.

Payment Delay Feature of the Group I Certificates

The effective yield to the Group I Certificateholders will be lower than the yield otherwise produced by the Certificate Rate for the Class and the purchase price of the Certificates because distributions will not be payable to the Group I Certificates until the Distribution Date following the month of accrual, without any additional distribution of interest or earnings on the Certificates in respect of the delay.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par.  The effect on an investor’s yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.  The weighted average life of the Class A and Class B Component Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

The “weighted average life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid.  The weighted average life of any Class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans (“Balloon Loans”).

Prepayments of home equity loans are commonly measured relative to a prepayment standard or model.  The model used with respect to the Group I Certificates (the “Prepayment Assumption”) assumes a constant prepayment rate (“CPR”) of 4.0% per annum of the then unpaid principal balance of the home equity loan in the first month of the life of the home equity loans and an additional approximately 1.455%, precisely 16/11%, per annum in each subsequent month until the 12th month.  Beginning in the 12th month and in each subsequent month during the life of the home equity loans, 100% Prepayment Assumption assumes a CPR of 20%.  The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans.  Neither model purports to be either a historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Trust.

Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

•

the Home Equity Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below,

•

the Closing Date for the Offered Certificates is _________, ____ and interest on the Group II Certificates begins to accrue on the Closing Date,

•

distributions on the Offered Certificates are made on the ____ day of each month, commencing in _____  , _____ and are made in accordance with the priorities described in this prospectus supplement,

•

scheduled monthly payments of principal will be timely delivered on the first day of each month commencing in ______, with no defaults, delinquencies, modifications, waivers or amendments,

•

scheduled monthly payments of interest will be timely delivered on the first day of each month commencing in _____  , _____, with no defaults, delinquencies, modifications, waivers or amendments,

•

on the first distribution date in _____  , _____, scheduled monthly payments of principal due from _______, ____through ______, prepayments of principal received from ______ through ______ and scheduled monthly payments of interest due from ______ will be available to be distributed to Certificateholders,

•

the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption in the case of the Group I Home Equity Loans, or  at the indicated Percentage of CPR, in the case of the Group II Home Equity Loans, as indicated in the prepayment scenarios below,

•

all prepayments are prepayments in full received on the last day of each month commencing in ______ and include 30 days’ interest on the prepayment,

•

no optional termination is exercised, except as set forth below with respect to weighted average life to call,

•

the Offered Certificates of each Class have the respective Certificate Rates and initial Certificate Principal Balances or Notional Amount as set forth in this prospectus supplement,

•

the required overcollateralization levels are set initially as specified in this prospectus supplement, and subsequently decrease in accordance with the provisions of the Agreement,

•

the Coupon Rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates, if necessary, to equal the sum of the applicable gross margin and the London interbank offered rate for six-month United States dollar deposits (“Six-Month LIBOR”), this sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors,

•

Six-Month LIBOR remains constant at ______ % per annum and One-Month LIBOR remains constant at ______ % per annum;

•

the servicing fee rate and the trustee fee rate together are ______ % of the Loan Balance of each Home Equity Loan and the Minimum Spread is assumed to be 0%; and

•

the definition of Class A Principal Distribution Amount does not have clause (z) and the definition of Specified Subordinated Amount does not have clause (3).

Group Ia

Pool Number	Loan Balance ($)	Coupon Rate (%)	Original Amortization Term (months)	Remaining Term to Maturity (months)	Remaining Amortization Term (months)	Amortization Method

1						Level Pay
2						Level Pay
3						Level Pay
4						Level Pay
5						Balloon

Group Ib

Pool Number	Loan Balance ($)	Coupon Rate (%)	Original Amortization Term (months)	Remaining Term to Maturity (months)	Remaining Amortization Term (months)	Amortization Method

1						Level Pay
2						Level Pay
3						Level Pay
4						Balloon

Group IIa

Pool Number	Loan Balance ($)	Original Term to Maturity	Remaining Term to Maturity	Current Coupon Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Adjustment Period	Months Between Rate Adjustment

1										6
2										6
3										6
4										6
5										6
6										6
7										6
8										6

Group IIb

Pool Number	Loan Balance ($)	Original Term to Maturity	Remaining Term to Maturity	Current Coupon Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Adjustment Period	Months Between Rate Adjustment

1										6
2										6
3										6
4										6
5										6
6										6
7										6
8										6

Prepayment Scenarios

	I	II	III	IV	V	VI
Group I(1)

Group II(2)

__________________

(1)

Percentage of the Prepayment Assumption.

(2)

Percentage of CPR.

Decrement Tables

The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at the indicated prepayment scenario, and the corresponding weighted average lives of the Classes.  It is not likely that

(1) all of the Home Equity Loans will have the characteristics assumed,

(2) the Home Equity Loans will prepay at the specified percentages of Prepayment Assumption or CPR or at any other constant percentage or

(3) the level of One-Month LIBOR or Six-Month LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Percent of Initial Certificate Principal Balance Outstanding

	Class A-1F Prepayment Scenario						Class A-2F Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI	I	II	III	IV	V	VI
Initial Percentage
_____ 2000
_____ 2001
_____ 2002
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years (1)(3)

______________________

(1)

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(2)

To maturity.

(3)

To call.

	Class A-3A Prepayment Scenario						Class A-4A Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI	I	II	III	IV	V	VI
Initial Percentage
_____ 2000
_____ 2001
_____ 2002
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years (1)(3)

______________________

(1)

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(2)

To maturity.

(3)

To call.

	Class A-5A Prepayment Scenario						Class B-1 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2000
July 2001
July 2002
July 2003
July 2004
July 2005
July 2006
July 2007
July 2008
July 2009
July 2010
July 2011
July 2012
July 2013
July 2014
July 2015
July 2016
July 2017
July 2018
July 2019
July 2020
July 2021
July 2022
July 2023
July 2024
July 2025
July 2026
July 2027
July 2028
July 2029
Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years)(1)(3)

______________________

(1)

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(2)

To maturity.

(3)

To call.

These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the loans) and should be read in conjunction with them.

Formation of the Trust and Trust Property

Asset Backed Securities Corporation Home Equity Loan Trust _____-__ (the “Trust”) will be created and established pursuant to the Pooling and Servicing Agreement dated as of _____  , _____ (the “Agreement”) among Asset Backed Securities Corporation (the “Depositor”), the Servicer, and ___________________ (the “Trustee”).  On or prior to the Closing Date, the Originators will transfer without recourse the Home Equity Loans to the Seller.  On or before the Closing Date, the Seller will transfer without recourse the Home Equity Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement dated as of _____, _____ (the “Loan Purchase Agreement”) among the Depositor, the Seller and ______.  On the Closing Date, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Certificates at the direction of the Depositor.

The property of the Trust shall include:

(1)

the Home Equity Loans together with the related Home Equity Loan documents and the Originators’ interest in any Mortgaged Property which secures a Home Equity Loan and all payments on  the Home Equity Loans and proceeds of the conversion, voluntary or involuntary, of the foregoing, other than principal received on or before the applicable Cut-Off Date and interest due on or prior to __________,

(2)

the amounts as may be held by the Trustee in the Certificate Account, the Cap Reserve Fund, the LIBOR Carryover Funds and any other accounts held by the Trustee for the Trust together with investment earnings on these amounts and other amounts as may be held by the Servicer in the Principal and Interest Account, if any, whether in the form of cash, instruments, securities or other properties,

(3)

the Depositor’s rights but not its obligations under the Loan Purchase Agreement,

(4)

the Cap Agreement and

(5)

proceeds of all the foregoing, including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing, to pay the Certificates as specified in the Agreement (collectively with clause (1) through (4) above, the “Trust Estate”).

In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policies to the Trustee for the benefit of the Owners of the Class A and Class A-IO Certificates.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Originators, the Servicer, the Trustee or any of their affiliates.  Some of the distributions due to the Owners of the Class A and Class A-IO Certificates are insured by the Certificate Insurer.

Prior to its formation the Trust will have had no assets or obligations.  Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments on them.  The Trust will not acquire any receivables or assets other than the Home Equity Loans and the proceeds of the Home Equity Loans and rights appurtenant to the Home Equity Loans.  To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates.  As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

Additional Information

The description in this prospectus supplement of the Home Equity Loans and the Mortgaged Properties is based upon the Home Equity Loans in each Home Equity Loan Group as constituted at the Cut-Off Date.  Prior to the issuance of the Offered Certificates, Home Equity Loans may be removed from any of the Home Equity Loan Groups as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor or the Certificate Insurer deems removal necessary or appropriate and other Home Equity Loans may be added to a Home Equity Loan Group prior to the issuance of the Offered Certificates.

Description of the Certificates

Pursuant to the Agreement, the Trust will issue on the Closing Date the Asset Backed Securities Corporation Home Equity Loan Pass-Through Certificates, Series _____-__, Class A-1F (the “Class A-1F Certificates”), Class A-2F (the “Class A-2F Certificates” and together with the Class A-1F Certificates, the “Class AI Certificates”), Class A-3A (the “Class A-3A Certificates”), Class A-4A (the “Class A-4A Certificates”), Class A-5A (the “Class A-5A Certificates” and together with the Class A-3A Certificates and together with the Class A-4A Certificates, the “Class AII Certificates” and together with the Class AI Certificates, the “Class A Certificates”), Class A-IO (the “Class A-IO Certificates”), Class B-1 (the “Class B-1 Certificates” or the “Subordinated Offered Certificates” and together with the Class A and Class A-IO Certificates, the “Offered Certificates”).  The Trust will also issue on the Closing Date the Class B-IOF Certificates (the “Class B-IOF Certificates”), the Class B-IOA Certificates (the “Class B-IOA Certificates” and, together with the Class A-IO and Class B-IOF Certificates, the “Notional Amount Certificates”), the Class X-F Certificates (the “Class X-F Certificates”), the Class X-A Certificates (the “Class X-A Certificates” and together with the Class X-F Certificates, the “Class X Certificates”), the Class P-F Certificates (the “Class P-F Certificates”), the Class P-A Certificates (the “Class P-A Certificates”) and particular residual classes of certificates (the “Class R Certificates” and together with the Class X-F Certificates, the Class X-A Certificates, the Class P-F Certificates and the Class P-A Certificates, the “Nonoffered Certificates” and together with the Offered Certificates, the “Certificates”).  Only the Offered Certificates are being offered by this prospectus supplement.

The Class B-1 Certificates are comprised of two component certificates, the Class B-1F Component Certificate (the “Class B-1F Component Certificate”) and the Class B-1A Component Certificate (the “Class B-1A Component Certificate”).  The Class A-IO Certificates are comprised of two component certificates, the Class A-IOF Component Certificate (the “Class A-IOF Component Certificate”) and the Class A-IOA Component Certificate (the “Class A-IOA Component Certificate”).  The Class AI Certificates, Class A-IOF Component Certificates, Class B-1F Component Certificates, Class B-IOF Certificates are referred to as the “Group I Certificates.”  The Class AII Certificates, Class A-IOA Component Certificates, Class B-1A Component Certificates, and Class B-IOA Certificates are referred to as the “Group II Certificates.”

The form of the Agreement has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part and the Agreement will be filed in a current report on Form 8-K within fifteen days of the Closing Date.  The following summaries describe provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

The Offered Certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the Trust.  The property of the Trust will consist of, to the extent provided in the Agreement:

•

the Home Equity Loans;

•

payments on the Home Equity Loans due and received after the Cut-Off Date, exclusive of principal received on or prior to the Cut-Off Date and interest due on or prior to _____, ________;

•

Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure;

•

the Principal and Interest Account and the Certificate Account and funds on deposit in these accounts;

•

rights under hazard insurance policies, if any, covering the Mortgaged Properties;

•

an assignment of some of the Depositor’s rights, but none of its obligations, under the Loan Purchase Agreement;

•

amounts on deposit in specific accounts including the Cap Reserve Account and the LIBOR Carryover Funds;

•

the Cap Agreement; and

•

proceeds of the foregoing.

In addition, the Depositor will cause [_________________________] (the “Certificate Insurer”) to issue two irrevocable and unconditional certificate guaranty insurance policies (the “Policies”) one for the benefit of the holders of the Class A-1F, Class A-2F and Class A-IOF Component Certificates and the other for the benefit of the holders of the Class A-3A, Class A-4A, Class A-5A and Class A-IOA Component Certificates, pursuant to which the Certificate Insurer will guarantee particular payments to the Class A and Class A-IO Certificateholders as described in this prospectus supplement and in the Policies. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

We refer you to “—Book-Entry Certificates” below for more detail.

No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each Home Equity Loan in the trust will be assigned to one of two home equity loan groups (“Group I“, and “Group II,” respectively, and each a “Home Equity Loan Group”).  Distributions on the Group I Certificates will be derived from payments on the home equity loans in Group I.  Principal distributions on the Class A-1F Certificates and the Class A-2F Certificates, respectively will be based on the principal received on subgroups of Group I consisting of home equity loans with initial principal balances of $240,000 or less and greater than $240,000, respectively.  The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II.  Distributions on the Group II Certificates will be derived from payments on the home equity loans in Group II.  Principal distributions on the Class A-3A and Class A-4A Certificates, respectively, will be based on the principal received on subgroups of Group II consisting of home equity loans with initial principal balances of $240,000, or less and greater than $240,000, respectively. Principal distributions on the Class A-5A Certificates will be based on ratio of the outstanding principal balance of the Class A-5A Certificates and the outstanding balance of the Class A Certificates in Group II.

The principal amount of a class of Offered Certificates and a class of Class B Component Certificates, other than the Class A-I0F and Class A-I0A Certificates, (each, a “Certificate Principal Balance”) on any Distribution Date is equal to the applicable Certificate Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates. On any date, the “Aggregate Principal Balance” with respect to the Group I Certificates or the Group II Certificates is the aggregate of the related  Certificate Principal Balances on the date.   The notional amount of each class of Notional Amount Certificates   (each, a “Notional Amount”) will be the notional amount for the Distribution Date as set forth in this prospectus supplement.

Each class of Class A, Class A-IO Component and Class B Component Certificates represents the right to receive payments of interest at the Certificate Rate for the Class and payments of principal, other than with respect to the Class A-IO Certificates, as described below.

The Person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a “Certificateholder.”

Book-Entry Certificates

The Offered Certificates will initially be book-entry Certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in Book-Entry Certificates (“Certificateowners”) may hold through DTC (in the United States), or Clearstream, Luxembourg, societe anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”)(in Europe), which in turn hold through DTC, if they are participants in the systems, or indirectly through organizations that are participants in the systems (“Participants”).  Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts or notional amounts, as applicable, of $1,000 and in integral multiples of $1 in excess of $1,000.  Except as described below, no beneficial owner will be entitled to receive a physical certificate representing the Certificate (a “Definitive Certificate”).

Unless and until Definitive Certificates are issued, it is anticipated that the only “Owner” of the Book-Entry Certificates will be Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).  Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in the Depositaries which in turn will hold positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.   Certificateowners will not be Owners as that term is used in the Agreement.  Certificateowners are only permitted to exercise their rights indirectly through Participants.

Transfers between Participants in DTC (“DTC Participants”) will occur in accordance with DTC rules. Transfers between Participants in Clearstream, Luxembourg (“Clearstream, Luxembourg Participants”) and Participants in Euroclear (“Euroclear Participants”) will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Clearstream, Luxembourg or Euroclear by its Depositary.  However, each cross-market transaction will require delivery of instructions to Clearstream, Luxembourg or Euroclear by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time).  Clearstream, Luxembourg or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg Participants or Euroclear Participants on this business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Offered Certificates by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the UCC in effect in the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thus eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, including the Underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the “Indirect DTC Participants”). The rules applicable to DTC and DTC Participants are on file with the Commission.

Certificateowners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Offered Certificates under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Offered Certificates in DTC’s records.  The ownership interest of each Certificateowners in turn will be recorded on the DTC Participants’ and Indirect DTC Participants’ respective records.  Certificateowners will not receive written confirmation from DTC of their purchase, but Certificateowners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificateowner entered into the transaction. Transfers of ownership interests in the Offered Certificates will be accomplished by entries made on the books of DTC Participants acting on behalf of Certificateowners.

To facilitate subsequent transfers, all Offered Certificates deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Offered Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Certificateowners and its records will reflect only the identity of the DTC Participants to whose accounts the Offered Certificates are credited, which may or may not be the Certificateowners.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificateowners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Principal and interest payments with respect to the Offered Certificates will be made to DTC.  DTC’s practice is to credit DTC Participants’ accounts on each Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Certificateowners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the DTC Participant and Indirect DTC Participant and not of DTC, the Trustee, the Servicer, the Seller or the Depositor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Offered Certificates to DTC will be the responsibility of the Trustee, disbursement of payments to DTC Participants will be the responsibility of DTC and disbursement of payments to Certificateowners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Certificateowners may experience some delay in their receipt of payments.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and specific banks, the ability of a Certificateowner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Offered Certificates, may be limited due to the lack of a physical Certificate for the Offered Certificates.

Neither DTC nor Cede will consent or vote with respect to the Offered Certificates.  Under its usual procedures, DTC mails an “Omnibus Proxy” to the Trustee as soon as possible after any applicable record date for a consent or vote.  The Omnibus Proxy assigns Cede’s consenting or voting rights to those DTC Participants to whose accounts the Offered Certificates are credited on that record date, identified in a listing attached to the Omnibus Proxy.  None of the Depositor, the Servicer, the Certificate Insurer, the Trustee nor the Depositor will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Offered Certificates held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for Clearstream, Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 34 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.  The distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this prospectus supplement. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Offered Certificateholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary’s ability to effect the actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Definitive Certificates will be issued to Certificateowners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

•

DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor,

•

the Depositor, at its sole option, elects to terminate a book-entry system through DTC or

•

DTC, at the direction of the Certificateowners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of Certificateowners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateowners of the occurrence of the event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and after the Trustee will recognize the holders of the Definitive Certificates as Owners under the Agreement.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, it is under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Assignment of Rights

A Certificateowner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Offered Certificate, but the pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee a Certificateowner of the Trust without compliance with the provisions of the Agreement.  Notwithstanding the foregoing, the Agreement provides that the Certificate Insurer will, in connection with the subrogation of the Certificate Insurer to the rights of the Certificateowners of the Offered Certificates in an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an “Owner” to the extent, but only to the extent, of the rights.

Distribution Dates

On each Distribution Date, distributions will be made to Certificateholders from amounts then on deposit in the certificate accounts established and maintained by the Trustee in accordance with the Agreement (each a “Certificate Account”).  The “Distribution Date” shall be the ____ day of each month and if this day is not a Business Day, then the next succeeding Business Day.  Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person so entitled as it appears on the register (the “Certificate Register”) maintained by the Trustee as registrar (the “Certificate Registrar”). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

“Business Day” means any day other than:

(1)

a Saturday or Sunday,

(2)

a day on which the Certificate Insurer is closed or

(3)

a day on which banking institutions in the City of New York, New York, [Orange, California, Houston or Dallas, Texas] or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Record Date” means with respect to any Distribution Date, the last day of the month immediately preceding the calendar month in which the Distribution Date occurs.

We refer you to “—Book Entry Certificates” for more detail.

The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution has been made shall be deemed cancelled for all purposes of the Agreement and the Policies.

Each Certificateholder of record of a class of Offered Certificates will be entitled to receive the Certificateholder’s Percentage Interest in the amounts due the Class on each Distribution Date. The “Percentage Interest” of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance or notional amount of the Offered Certificate as of the Closing Date by the Certificate Principal Balance or Notional Amount for the related class of Offered Certificates as of the Closing Date.

Distributions

The Trustee will be required to deposit into the Certificate Account,

•

the proceeds of any liquidation of the assets of the Trust,

•

all remittances made to the Trustee by or on behalf of the Servicer, the Seller or the Depositor,

•

any Cap Reserve Fund Transfer Amounts, any withdrawals from the LIBOR Carryover Funds,

•

any Insured Payments from the Certificate Insurer, provided that the amounts shall only be available to pay the applicable Class A Certificates and Class A-IO Certificates, and

•

other amounts required in the Agreement.

The Agreement establishes a Certificate Rate on each class of Class A, Class A-IO Component and Class B Component Certificates as set forth in this prospectus supplement under “—Certificate Rate.”  The Subordinated Offered Certificates will receive all of the interest and principal payments paid with respect to the related Class B Component Certificates.  The “Expense Fee” for any Distribution Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as premium on the Policies (the “Premium Amount”) on the Distribution Date.  The Premium Amount as of each Distribution Date and Home Equity Loan Group will be as set out in the Agreement.

On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority:

(1)

first, on each Distribution Date from amounts then on deposit in the Certificate Account and with respect to a Home Equity Loan Group,

(A)

to the Trustee, the Trustee Fee for the related Home Equity Loan Group and

(B)

provided that no Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, the Premium Amount for  the related class of Class A and Class A-IO Certificates for the Distribution Date to the Certificate Insurer;

(2)

second, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of

(x)

the Total Monthly Excess Spread with respect to each Home Equity Loan Group with respect to the Distribution Date plus

(y)

any Subordination Reduction Amount with respect to the related Home Equity Loan Group with respect to the Distribution Date (the sum for each Home Equity Loan Group being the “Total Monthly Excess Cashflow”) as follows:

(A)

first, the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group shall be allocated to the payment of the related Class A Distribution Amount, excluding any related Subordination Increase Amount, pursuant to clause (3) below in an amount equal to the amount, if any, by which (x) the Class A Distribution Amount, excluding any related Subordination Increase Amount, exceeds (y) the Available Funds with respect to the Home Equity Loan Group, net of the related Expense Fees;

(B)

second, provided that no Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocation described in clause (2) (A) above shall be allocated to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Agreement) with respect to the related class of Class A and Class A-IO Certificates; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (2)(C) below;

(C)

third, any portion of the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocation described in clauses (2) (A) and (B) above shall be used to reduce to zero, through the payment to the Certificateholders of the related class of Class A and Class B Component Certificates of a Subordination Increase Amount included in the related Group Principal Distribution Amount which shall be paid pursuant to clause (3) (D) below and the payment priorities specified below under “—Principal Priorities,” in an amount, if any, equal to the excess of the Specified Subordinated Amount with respect to the Home Equity Loan Group over the Subordinated Amount with respect to the Home Equity Loan Group, assuming application of 100% of scheduled principal collections received during the Due Period and principal prepayments received during the related Prepayment Period but prior to the application of any Subordination Increase Amount, (the excess, the “Subordination Deficiency Amount”) as of the Distribution Date;

(D)

fourth, if the Subordinated Amount for Group II has never equaled the Specified Subordinated Amount for Group II, any portion of the Total Monthly Excess Cashflow with respect to Group I remaining after the allocation described in clauses (2) (A), (B) and (C) above shall be used to reduce to zero, through the payment to the Certificateholders of the Class A and Class B Component Certificates of Group II of a Subordination Increase Amount included in the Principal Distribution Amount for Group II which shall be paid pursuant to clause (3) (D) below and the payment priorities specified below under “—Principal Priorities,” in an amount, if any, equal to the remaining Subordination Deficiency Amount for Group II as of the Distribution Date;

(E)

fifth, any Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C) and (D) above shall be allocated to the unrelated Class B Component Certificates and paid pursuant to clause (3)(E) below, to the extent of any unreimbursed Unrelated Principal Carryover Shortfalls;

(F)

sixth, any Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C), (D) and (E) above shall be allocated to the related Class B Component Certificates and paid pursuant to clause (3)(F) below, to the extent of any unreimbursed Related Principal Carryover Shortfalls;

(G)

seventh, any portion of Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C), (D), (E) and (F) above shall be allocated to the related Class X Certificates and paid to the LIBOR Carryover Fund pursuant to clause (3)(G) below, to the extent of any related required LIBOR Carryover Fund Deposit; and

(H)

eighth, any Total Monthly Excess Cashflow remaining after the allocations described in clauses (2) (A), (B), (C), (D), (E), (F) and (G) above shall be allocated to the Servicer and paid pursuant to clause (3)(I) below, to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances and other amounts specified in the Agreement;

(3)

third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts, including any related Insured Payment which shall be paid only to the Certificateholders of the related Class A and Class A-IO Certificates, then on deposit in the Certificate Account with respect to the related Home Equity Loan Group, the Trustee shall distribute based on and after giving effect to the allocations provided in clause (2) above:

(A)

to the related Class A and Class A-IO Component Certificates, the related Current Interest for each Class, including the proceeds of any Insured Payments with respect to Current Interest made by the Certificate Insurer, on a pro rata basis based on each the Class A and Class A-IO Component Certificate’s Current Interest without priority among the Class A and Class A-IO Component Certificates;

(B)

to the related Class B Component Certificates and the Class B-IOA or Class B-IOF Certificates, as applicable, the related Current Interest;

(C)

to the Certificate Insurer, the amounts described in clause (2)(B) above;

(D)

the Group Principal Distribution Amount applicable to each of the Group I and Group II Certificates shall be distributed as described under “—Principal Priorities” below;

(E)

to the unrelated Class B Component Certificate the amounts described in clause (2)(E) above until its Unrelated Principal Carryover Shortfall is reduced to zero;

(F)

to the related Class B Component Certificate the amounts described in clause (2)(F) above until its Related Principal Carryover Shortfall is reduced to zero;

(G)

from the amounts described in clause (2) (G) above the related LIBOR Carryover Fund Deposit to the related Class X Certificates for concurrent deposit in the related LIBOR Carryover Fund;

(H)

from amounts on deposit in the LIBOR Carryover Fund, the lesser of the related Certificateholders’ Interest Index Carryover and the Available LIBOR Carryover Amount (1) first, pro rata based on Certificateholders’ Interest Index Carryover, an amount up to the related outstanding Certificateholders’ Interest Index Carryover to the related Class A Certificates, and (2) second, to the related Class B Component Certificates, an amount up to the related outstanding Certificateholders’ Interest Index Carryover to the related Class B Component Certificates; and

(I)

to the Servicer the amounts described in clause (2)(H) above;

(4)

fourth, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute the remaining distributable amounts for the Distribution Date to the Trustee, a successor servicer and the Nonoffered Certificateholders, as specified in the Agreement.

Principal Priorities

On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group I in the following order of priority, to the extent of the funds remaining for the distribution:

(A)

to the Class AI Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

(1)

an amount equal to the Class A-1F Principal Distribution Amount to the Class A-1F Certificates until the principal balance of the Class is reduced to zero; and

(2)

an amount equal to the Class A-2F Principal Distribution Amount to the Class A-2F Certificates until the principal balance of the Class is reduced to zero;

(B)

to the Class B-1F Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of the Class is reduced to zero; and

(C)

to the Nonoffered Certificateholders related to Group I, any remaining amounts, as specified in the Agreement.

On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group II in the following order of priority, to the extent of the funds remaining for the distribution:

(A)

to the Class AII Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

(1)

an amount equal to the Class A-3A Principal Distribution Amount to the Class A-3A Certificates until the principal balance of the Class is reduced to zero;

(2)

an amount equal to the Class A-4A Principal Distribution Amount to the Class A-4A Certificates until the principal balance of the Class is reduced to zero; and

(3)

an amount equal to the Class A-5A Principal Distribution Amount to the Class A-5A Certificates until the principal balance of the Class is reduced to zero;

(B)

to the Class B-1A Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of the Class is reduced to zero; and

(C)

to the Nonoffered Certificateholders related to Group II, any remaining amounts, as specified in the Agreement.

To the extent that the Trustee receives an Insured Payment with respect to any Distribution Date, the Trustee will distribute any portion of the Insured Payment with respect to the related Guaranteed Principal Amount to the related Class A Certificates in the same manner as Class A Principal Distribution Amount for the related Home Equity Loan Group is allocated to the related Class A Certificates.

Certain Definitions

“Available Funds” as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on the Distribution Date, excluding any Cap Reserve Fund Transfer Amount for the Distribution Date and including any amounts to be transferred from the LIBOR Carryover Funds, net of Total Monthly Excess Cashflow and any prepayment penalties with respect to the Home Equity Loan Group and disregarding the amounts of any Insured Payments to be made on the Distribution Date.

The Trustee or Paying Agent shall (1) receive as attorney-in-fact of each Certificateholder of Class A and Class A-IO Certificates any Insured Payment from the Certificate Insurer and deposit the amounts into the Certificate Account and (2) disburse the same to each Certificateholder of Class A and Class A-IO Certificates. The Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly, as by paying through the Trustee or Paying Agent, to the Certificateholders of the Class A and Class A-IO Certificates the Certificate Insurer will be subrogated to the rights of the Certificateholders of Class A and Class A-IO Certificates with respect to the Insured Payments, and shall receive reimbursement for the Insured Payment as provided in the Agreement, but only from the sources and in the manner provided in the Agreement; this subrogation and reimbursement to have no effect on the Certificate Insurer’s obligations under the Policies.

“Available LIBOR Carryover Amount” means with respect to any Distribution Date and a class of Certificates, the amount on deposit in the related LIBOR Carryover Fund after giving effect to deposits to it on the Distribution Date.

“Cap Reserve Fund Transfer Amount” means with respect to any Distribution Date, the lesser of (1) the amount to be on deposit in the Cap Reserve Fund with respect to the Distribution Date and (2) as of any Distribution Date, the excess, if any, of

(a)

the sum of:

●

the related Current Interest for the related Certificates for the Distribution Date,

●

the amounts described in clause (b) of the definition of Guaranteed Principal Amount for the related Class A Certificates for the Distribution Date,

●

the amount by which the Certificate Principal Balance of the related Group I or Group II Certificates, as applicable, after giving effect to all payments on the Distribution Date except with respect to any Cap Reserve Fund Transfer Amounts on the Distribution Date exceeds the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the end of the related Due Period;

●

on the Cap Reserve Fund Release Date, an amount necessary to cause the Subordinated Amount for each Home Equity Loan Group to equal the Specified Subordinated Amount for the Home Equity Loan Group and

●

on the Cap Reserve Fund Release Date, Principal Carryover Shortfalls for the related Class B Component Certificates over

(b)

the related Total Available Funds for the Distribution Date, net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Component Certificates and the Trustee Fee with respect to the related Home Equity Loan Group and excluding any transfers to be made from the Cap Reserve Fund for the Distribution Date.

“Carry-Forward Amount” with respect to any class of Certificates is the amount as of any Distribution Date, equal to the sum of:

(1)

the amount, if any, by which

(x)

the Current Interest for the Class for the immediately preceding Distribution Date exceeded

(y)

the amount of the actual distribution in respect to interest on the class of Certificates made to the Certificateholders of the class of Certificates on the immediately preceding Distribution Date and

(2)

interest on the excess for the related Interest Period at the related Certificate Rate for the class of Certificates.

“Certificate Insurer Default” is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under any of the Policies, which failure continues unremedied for five Business Days or (y) specified events of bankruptcy or insolvency of the Certificate Insurer.

“Class A Distribution Amount” for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A and Class A-IO Component Certificates related to the Home Equity Loan Group, and (y) the Class A Principal Distribution Amount for the Home Equity Loan Group.

“Class A Principal Distribution Amount” for each Home Equity Loan Group and Distribution Date shall be with respect to

(a)

any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of

(1)

100% of the related Group Principal Distribution Amount and

(2)

the aggregate Certificate Principal Balance of the related Class A Certificates, and

(b)

any other Distribution Date, an amount equal to the excess, if any, of

(1)

the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to the Distribution Date over

(2)

the lesser of

(x)

the product of ____% with respect to Group I and ____% with respect to Group II and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period,

(y)

the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus the sum of

(A)

$____in case of Group I and $____in case of Group II and

(B)

the related 270-Day Delinquency Amount and

(z)

the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus sum of the outstanding principal balances of the three largest Home Equity Loans as of the last day of the related Due Period in the Home Equity Loan Group;

provided, however, on the Final Scheduled Distribution Date for each class of  Class A Certificates, the related Class A Principal Distribution Amount shall equal the aggregate Certificate Principal Balance of the related Class A Certificates.

“Class A Subordination Increase Amount” means with respect to any Distribution Date and Home Equity Loan Group, the portion of any Subordination Increase Amount for the Home Equity Loan Group.  The Class A Subordination Increase Amount with respect to Group I will be allocated between the Class A-1F Certificates and Class A-2F Certificates as follows; (1) first, pro rata, based on cumulative Realized Losses in Group Ia and Group Ib, respectively until Class A Subordination Increase Amounts in an amount equal to the cumulative Realized Losses has been paid the Class A-1F Certificates and Class A-2F Certificates on the Distribution Date or on prior Distribution Dates and (2) second, the remainder, pro rata, based upon the percentage that the outstanding Loan Balance of Group Ia or Group Ib represents of the Group I Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-1F Certificates or the Class A-2F Certificates has been reduced to zero, 100% of the Class A Subordination Increase Amount with respect to Group I shall be allocated to the outstanding Class A-1F Certificates or Class A-2F Certificates, as applicable.  The Class A Subordination Increase Amount with respect to Group II will be allocated among the Class A-3A, Class A-4A and Class A-5A Certificates as follows;

(1)

first, an amount equal to the product of

(x)

a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding the Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date and

(y)

the related Class A Subordination Increase Amount, will be paid to the Class A-5A Certificates,

(2)

second, the remainder pro rata, to the Class A-3A and Class A-4A Certificates, based on cumulative Realized Losses in Group IIa and Group IIb, respectively until Class A Subordination Increase Amounts in an amount equal to the cumulative Realized Losses has been paid to the Class A-3A and Class A-4A Certificates on the Distribution Date or on prior Distribution Dates and

(3)

third, the remainder, pro rata, to the Class A-3A and Class A-4A Certificates based upon the percentage that the outstanding principal balance at Group IIa or Group IIb represents of the Group II Home Equity Loans;

provided, however, if the Certificate Principal Balance of either the Class A-3A Certificates or the Class A-4A Certificates has been reduced to zero, the remainder of the Class A Subordination Increase Amount with respect to Group II remaining after the allocation in clause (1) shall be allocated to the outstanding Class A-3A Certificates or Class A-4A Certificates, as applicable.

“Class A-1F Principal Distribution Amount” means with respect to any Distribution Date and the Class A-1F Certificates, the sum of

•

the product of

(1)

the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group I and

(2)

(A)

if the Certificate Principal Balance of the Class A-2F Certificates is not zero, a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ia and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I and

(B)

if the Certificate Principal Balance of the Class A-2F Certificates is zero, 100%, and

•

the Class A Subordination Increase Amount with respect to the Class A-1F Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-1F Certificates, the Class A-1F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-1F Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

“Class A-2F Principal Distribution Amount” means with respect to any Distribution Date and the Class A-2F Certificates, the sum of

•

the product of

(1)

the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group I and

(2)

(A)

if the Certificate Principal Balance of the Class A-1F Certificates is not zero, a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ib and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I and

(B)

if the Certificate Principal Balance of the Class A-1F Certificates is zero, 100%, and

•

the Class A Subordination Increase Amount with respect to the Class A-2F Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-2F Certificates, the Class A-2F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-2F Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

“Class A-3A Principal Distribution Amount” means with respect to any Distribution Date and the Class A-3A Certificates, the sum of

•

the product of

(1)

the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II,

(2)

(A)

if the Certificate Principal Balance of the Class A-4A Certificates is not zero a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIa and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group II and

(B)

if the Certificate Principal Balance of the Class A-4A Certificates is zero, 100% and

(3)

a fraction, (A) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding the Distribution Date and (B) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date, and

•

the Class A Subordination Increase Amount with respect to the Class A-3A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-3A Certificates, the Class A-3A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-3A Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

“Class A-4A Principal Distribution Amount” means with respect to any Distribution Date and the Class A-4A Certificates, the sum of

•

the product of

(1)

the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II,

(2)

(A)

if the Certificate Principal Balance of the Class A-3A Certificates is not zero a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIb and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group II and

(B)

if the Certificate Principal Balance of the Class A-3A Certificates is zero, 100% and

(3)

a fraction, (A) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding the Distribution Date and (B) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date, and

•

the Class A Subordination Increase Amount with respect to the Class A-4A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-4A Certificates, the Class A-4A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-4A Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

“Class A-5A Principal Distribution Amount” means with respect to any Distribution Date and the Class A-5A Certificates, the sum of

•

the product of

(1)

the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II and

(2)

a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding the Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date and

•

the Class A Subordination Increase Amount with respect to the Class A-5A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-5A Certificates, the Class A-5A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-5A Certificates, prior to giving effect to any distributions on this date.

“Class B Component Distribution Amount” for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class B Component Certificates related to the Home Equity Loan Group and (y) the Class B Component Principal Distribution Amount for the Home Equity Loan Group.

“Class B Component Principal Distribution Amount” for each Home Equity Loan Group and Distribution Date shall be (a) prior to the Stepdown Date or during the occurrence of a Trigger Event, zero and (b) on any Distribution Date on and after the Stepdown Date and so long as a Trigger Event is not in effect, an amount equal to the excess of

(1)

the sum of (x) the aggregate Certificate Principal Balance of the related Class A Certificates, after giving effect to the distribution of the related Group Principal Distribution Amount on the Distribution Date, and (y) the Certificate Principal Balance of the related Class B Component Certificates immediately prior to the Distribution Date, over

(2)

the lesser of (x) the product of ____% and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period and (y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus $____in the case of Group I and $____in case of Group II;

provided, however, that if the aggregate Certificate Principal Balance of the related Class A Certificates is reduced to zero, the related Class B Component Certificates shall be entitled to all of the remaining related Group Principal Distribution Amount, whether or not a Trigger Event is in effect.

“Compensating Interest Default Amount” means the excess, if any, of (a) the aggregate Compensating Interest required to be paid by the Servicer on the related Monthly Remittance Date pursuant to the Agreement over (b) the aggregate Compensating Interest actually paid by the Servicer on the Monthly Remittance Date.

“Current Interest” with respect to each class of Class A, Class A-IO Component and Class B Component Certificates means, with respect to any Distribution Date: (1) the aggregate amount of interest accrued at the related Certificate Rate on the Certificate Principal Balance or Notional Amount, as applicable, of the related Class A, Class A-IO Component and Class B Component Certificates plus (2) the Carry-Forward Amount, if any, with respect to the class of Class A, Class A-IO Component and Class B Component Certificates; provided, however, that with respect to each class of Class A, Class A-IO Component and Class B Component Certificates, the amount described in clause (1) above will be reduced by the Class’ pro rata share of the sum of (a) any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldier’s and Sailor’s Civil Relief Act of 1940 (“Civil Relief Interest Shortfalls”) with respect the related Interest Period and (b) any Compensating Interest Default Amounts with respect to the related Home Equity Loan Group.

“Delinquency Amount” as to any date of determination, means the product of the related Delinquency Percentage and the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group.

“Delinquency Percentage” means with respect to each Home Equity Loan Group, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is:

(a)

the sum, without duplication, of the

(1)

aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are 90 or more days delinquent,

(2)

aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are in foreclosure and

(3)

the aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are relating to REO Properties and the denominator of which is

(b)

the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group, as of the end of the related Due Period.

“Due Period” with respect to any Distribution Date is the period beginning on the opening of business on the 2nd day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the close of business on the 1st day of the month in which the Distribution Date occurs.

“Group Principal Distribution Amount” with respect to the Class A Certificates and the Class B Component Certificates of the related Home Equity Loan Group and Distribution Date shall be the lesser of: (a) the related Total Available Funds plus any Insured Payments paid by the Certificate Insurer related to the Home Equity Loan Group, provided, however, the amounts shall be payable solely to the Class A Certificates and Class A-IO Certificates, minus the related Expense Fee, and minus the Current Interest for the Distribution Date with respect to the related Certificates; and (b) the excess, if any, of

(1)

the sum of, without duplication:

(A)

the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Due Period, related Delinquency Advances with respect to principal for the related Due Period and any full or partial Prepayments on the Home Equity Loans made by the Mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Prepayment Period to the extent the amounts are received by the Trustee;

(B)

the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was repurchased by the Originator or the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date;

(C)

any Substitution Amounts to the extent the Substitution Amounts relate to principal;

(D)

all Net Liquidation Proceeds actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Due Period, to the extent the Net Liquidation Proceeds relate to principal;

(E)

the amount of any Subordination Deficit with respect to the related Home Equity Loan Group for the Distribution Date;

(F)

the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust, to the extent the proceeds relate to principal;

(G)

the amount of any Subordination Increase Amount with respect to the related Home Equity Loan Group for the Distribution Date to the extent of any Net Monthly Excess Cashflow available for this purpose and

(H)

the related Closing Date Deposit; over

(2)

the amount of any Subordination Reduction Amount with respect to the related Home Equity Loan Group for the Distribution Date; provided, however, on the related Final Scheduled Distribution Date for a class of Class A Certificates the Group Principal Distribution Amount with respect to the related class of Class A Certificates shall include the Certificate Principal Balance for the class of Certificates.

“LIBOR Carryover Fund Deposit” for each Distribution Date and each Home Equity Loan Group, will equal:

(a)

any related Certificateholders’ Interest Index Carryover for the Distribution Date, or

(b)

if no Certificateholders’ Interest Index Carryover is payable on the Distribution Date, an amount so when it is added to other amounts already on deposit in the applicable LIBOR Carryover Fund, the aggregate amount on deposit in the related LIBOR Carryover Fund is equal to $10,000.

“Monthly Remittance Date” means the date on which the Servicer is required to make deposits to the Certificate Account and reports are required to be delivered to the Trustee as specified in the Agreement.

“Net Monthly Excess Cashflow” with respect to each Home Equity Loan Group and Distribution Date, means the excess, if any, of:

(a)

the Total Monthly Excess Cashflow for the Home Equity Loan Group over

(b)

the amounts allocated pursuant to clauses (2)(A) through (2)(B) above under “—Distributions” above for the Distribution Date.

“Prepayment Period” with respect to any Distribution Date is the calendar month preceding the calendar month in which the Distribution Date occurs.

“Principal Carryover Shortfall” with respect to any Distribution Date and any Class B Component Certificate is the excess, if any, of:

(1)

the sum of:

(x)

the amount of the reduction in the Certificate Principal Balance of that Class B Component Certificate on the Distribution Date as provided under “—Allocation of Realized Losses” below and

(y)

the amount of the reductions on prior Distribution Dates over

(2)

the amount distributed in respect of it on prior Distribution Dates.

“Related Principal Carryover Shortfall” with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of the Class B Component Certificate to the extent that it resulted from a loss in the related Home Equity Loan Group.

“Senior Enhancement Percentage” means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the related Subordinated Amount, in each case, prior to taking into account the distribution of the related Group Principal Distribution Amount on the Distribution Date, and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period.

“Stepdown Date” with respect to a Home Equity Loan Group means the later to occur of (x) the Distribution Date in ____and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to ____% for Group I or ____% for Group II.

“Total Available Funds” as to each Distribution Date and Home Equity Loan Group is the sum of (x) the Available Funds with respect to the Home Equity Loan Group and (y) any amounts of Total Monthly Excess Cashflow with respect to the Home Equity Loan Group or the unrelated Home Equity Loan Group to be applied to the related class of Certificates on the Distribution Date, disregarding the amount of any Insured Payment to be made on the Distribution Date.

“Total Monthly Excess Spread” with respect to each Home Equity Loan Group and Distribution Date, means the excess of (1) the aggregate of all interest which is collected on the Home Equity Loans in the Home Equity Loan Group during a Due Period, net of the Servicing Fee and Trustee Fee with respect to the Home Equity Loan Group and any reimbursement of nonrecoverable Delinquency Advances with respect to the Home Equity Loan Group, plus the sum of any Delinquency Advances and Compensating Interest paid by the Servicer with respect to the Home Equity Loan Group plus any Cap Reserve Fund Transfer Amount over (2) the sum of the Current Interest for the Certificates related to the Home Equity Loan Group and the Premium Amount with respect to the Class A and Class A-IO Certificates related to the Home Equity Loan Group.

“Trigger Event” means, with respect to Group I or Group II, as applicable, if at any time, (x) the product of (1) ____% and (2) the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount for the related Home Equity Loan Group and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period for the related Home Equity Loan Group exceeds (y) the Senior Enhancement Percentage for the related Home Equity Loan Group.

“270-Day Delinquency Amount” means the aggregate principal balance of the Home Equity Loans in the related Home Equity Loan Group that are 270 or more days delinquent, including without limitation, Home Equity Loans in foreclosure and Home Equity Loans relating to REO Properties.

“Unrelated Principal Carryover Shortfall” with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of the Class B Component Certificate to the extent that it resulted from a loss in the unrelated Home Equity Loan Group.

Certificate Rate

The “Certificate Rate” on any Distribution Date with respect to the Class A, Class A-IO Component and Class B Component Certificates will be the rate set forth in this prospectus supplement except that on any Distribution Date with respect to the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates, the related Certificate Rate will be the lesser of (A) the related Formula Rate, and (B) the related Available Funds Cap for the Distribution Date.

The “Class A-3A Formula Rate” for any Distribution Date is the lesser of

(A)

the sum of

(1)

One-Month LIBOR and

(2)

____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

(B)

____% per annum.

The “Class A-4A Formula Rate” for any Distribution Date is the lesser of

(A)

the sum of

(1)

One-Month LIBOR and

(2)

____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

(B)

____% per annum.

The “Class A-5A Formula Rate” for any Distribution Date is the lesser of

(A)

the sum of

(1)

One-Month LIBOR and

(2)

____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

(B)

____% per annum.

The “Class B-1F Component Formula Rate” for any Distribution Date is the lesser of

(A)

the sum of

(1)

One-Month LIBOR and

(2)

____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

(B)

____% per annum.

The “Class B-1A Component Formula Rate” for any Distribution Date is the lesser of:

(A)

the sum of:

(1)

One-Month LIBOR and

(2)

____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

(B)

____% per annum.

The related “Available Funds Cap” with respect to a Certificate or Component Certificate and any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the excess of (1) the product of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period and (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period over (2) the interest payable on the related Notional Amount Certificates on the related Distribution Date, and the denominator of which is the then outstanding Certificate Principal Balance of the Group I or Group II Certificates, as applicable (adjusted to an effective rate reflecting accrued interest calculated on the basis a 360-day year and the actual number of days elapsed).

The “Net Coupon Rate” will be the rate per annum equal to the Coupon Rate of the Home Equity Loan minus the sum of:

(1)

the rate at which the Servicing Fee accrues,

(2)

the rate at which the Trustee Fee accrues,

(3)

the applicable Premium Amount, expressed as a per annum percentage of the aggregate Loan Balance of the related Home Equity Loans, and

(4)

in the case of any Group II Home Equity Loan, the Minimum Spread.

The “Minimum Spread” shall be a percentage per annum equal to ___%.

If on any Distribution Date the Certificate Rate for any Certificates is based on the related Available Funds Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the applicable Certificateholders’ Interest Index Carryover. The applicable “Certificateholders’ Interest Index Carryover” is equal to the sum of:

(A)

the excess of

(1)

the amount of interest the Certificates would otherwise be entitled to receive on the Distribution Date had the rate been calculated at the applicable Formula Rate for the Distribution Date over

(2)

the amount of interest payable on the Certificates at the applicable Available Funds Cap for the Distribution Date and

(B)

the applicable Certificateholders’ Interest Index Carryover for all previous Distribution Dates not previously paid to the related Certificateholders, including any interest accrued at the related Formula Rate.

The Policies will not cover any Certificateholders’ Interest Index Carryover, and the ratings on the Certificates by the Rating Agencies will not address the likelihood of receipt by the related Certificateholders of any amounts in respect Certificateholders’ Interest Index Carryovers.  Payment of the Certificateholders’ Interest Index Carryover will be subject to availability of funds for payment in accordance with the priority of payments set forth under “—Distributions” above.

The “Interest Period” means, (1) with respect to each Distribution Date and the Class AI, Class A-IOF Component and Class A-IOA Component Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month.  Interest on the Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months and (2) with respect to each Distribution Date and the Class AII and Class B Component Certificates, is the period from and including the preceding Distribution Date, or _________, ____ in the case of the first Distribution Date, to and including the day preceding the related Distribution Date.  Interest will accrue on the Class AII and Class B Component Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations, rounded upwards if necessary to the nearest whole multiple of 1/16%. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Period, the second London business day preceding the commencement of the Interest Period, or in the case of the first Distribution Date, ____. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or another page as may replace that page on that service for the purpose of displaying comparable rates or prices, and “Reference Banks” means leading banks selected by the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

The Policies

For an explanation of the Policies, we refer you to “The Policies and the Certificate Insurer” for more detail.

Overcollateralization Resulting from Cash Flow Structure.  The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on the Distribution Date as an accelerated payment of principal on the related Class(es) of Class A and Class B Component Certificates, but only to the limited extent described in this propsectus supplement.

Any application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A and Class B Component Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group.

Pursuant to the Agreement, each Home Equity Loan Group’s Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the applicable Class A and Class B Component Certificates until the related Subordinated Amount has increased to the level required. “Subordinated Amount” means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates as of the Distribution Date, after taking into account the payment of the Group Principal Distribution Amount related to the Home Equity Loan Group, except for any Subordination Reduction Amount or Subordination Increase Amount related to the Home Equity Loan Group, on the Distribution Date.  With respect to each Home Equity Loan Group and Distribution Date, the lesser of (1) the related Subordination Deficiency Amount as of the Distribution Date, after taking into account the payment of the related Class A Distribution Amounts on the Distribution Date, except for any Subordination Increase Amount for the Home Equity Loan Group, and (2) the aggregate amount of Net Monthly Excess Cashflow available to be applied as an accelerated payment of principal is a “Subordination Increase Amount.”  The required level of the Subordinated Amount or the “Specified Subordinated Amount” for each Home Equity Loan Group with respect to a Distribution Date is:

(a)

prior to the Stepdown Date, the sum of;

(x)

the product of,

(1)

____% for Group I and ____% for Group II and

(2)

the outstanding principal balance of the related Home Equity Loans as of the Cut-Off Date and

(y)

the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to the Home Equity Loan Group; and

(b)

on and after the Stepdown Date, the greater of

(x)

the lesser of

(1)

the amount specified in clause (a) above and

(2)

the sum of

(A)

the product of ____% for Group I and ____% for Group II and the outstanding principal balance of the related Home Equity Loans as of the end of the related Due Period and

(B)

the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to the Home Equity Loan Group,

(y)

the sum of $____with respect to Group I and $____with respect to Group II and the applicable 270-Day Delinquency Amount and

(z)

the sum of the outstanding principal balances of the three largest Home Equity Loans in the Home Equity Loan Group;

provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Specified Subordinated Amount with respect to clause (a) or (b) above, as applicable, will equal the greater of (1) the amount specified above for the Distribution Date and (2) ____% of the Delinquency Amount for the related Home Equity Loan Group.

With respect to any Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the related Subordinated Amount on the Distribution Date after taking into account all distributions to be made on the Distribution Date, except for any distributions of related Subordination Reduction Amounts as described in this sentence, over (y) the related Specified Subordinated Amount is the “Excess Subordinated Amount” for the Home Equity Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than zero, i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount, then any amounts relating to principal which would otherwise be distributed with respect to the related class or classes of Class A and Class B Component Certificates on the Distribution Date shall instead be distributed with respect to the related Nonoffered Certificates, to the extent available for distribution, in an amount equal to the lesser of (x) the related Excess Subordinated Amount for the Home Equity Loan Group and Distribution Date and (y) the amount available for distribution on account of principal with respect to the Certificates on the Distribution Date; this amount being the “Subordination Reduction Amount” with respect to the related Home Equity Loan Group and Distribution Date.  Following the cure of a Trigger Event, that portion of a Subordination Reduction Amount necessary to cause, when taken together with other distributions with respect to the related Class B Component Certificates for a Distribution Date, an amount equal to the applicable Class B Component Principal Distribution Amount to be distributed to the applicable Class B Component Certificates will be paid to the applicable Class B Component Certificates, and consequently to the Class B-1 Certificates.

The Agreement provides generally that, on any Distribution Date all amounts collected on account of scheduled principal payments, other than any amount applied to the payment of a Subordination Reduction Amount, during the prior Due Period and Prepayments during the prior Prepayment Period will be distributed with respect to the related Class A and Class B Component Certificates on the Distribution Date.  If any Home Equity Loan became a Liquidated Loan during the prior Due Period, the Net Liquidation Proceeds related to the Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any insufficiency is a “Realized Loss.”  In addition, the Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero.  The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A and Class B Component Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses.  However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to a Home Equity Loan Group, which to the extent that the reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on the Distribution Date, or, if insufficient funds are available on the Distribution Date, on subsequent Distribution Dates, until the applicable Subordinated Amount equals the applicable Specified Subordinated Amount.  The effect of the foregoing is to allocate losses initially to the Certificateholders of the Nonoffered Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which the Certificateholders would otherwise receive.

A “Liquidated Loan” is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries would exceed the amount of the recoveries.

Overcollateralization and the Policies.  The Agreement defines a “Subordination Deficit” with respect to a Home Equity Loan Group and a Distribution Date on and after the Distribution Date on which the Certificate Principal Balance of the Subordinated Offered Certificates has been reduced to zero to be the amount, if any, by which (x) the aggregate Certificate Principal Balances of the related Class A Certificates with respect to the Distribution Date, after taking into account all distributions to be made on the Distribution Date, except for any Insured Payment or any Subordination Deficit, exceeds (y) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the related Due Period.  The Agreement requires the Trustee to make a claim for an Insured Payment under the related Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on the Distribution Date. Each Policy is thus similar to the subordination provisions described above insofar as the Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled to distributions of principal under the principal allocation provisions described in this prospectus supplement. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policies.  In that respect and to the extent that the Certificate Insurer satisfies the obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

Allocation of Realized Losses

The Group Principal Distribution Amount for each Home Equity Loan Group includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan.  If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the principal balance of the related Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates.  If the difference is not covered by the related Class B Subordinated Amount or the application of the related Net Monthly Excess Cashflow, the losses will be allocated first to the related Class B Component Certificates in the reverse order of payment priority and second to the unrelated Class B Component Certificates in the reverse order of payment priority.  Any allocation of a loss to a class of Class B Component Certificates will reduce the amount of interest and, to the extent not reimbursed from future Net Monthly Excess Cashflow, principal they will receive and accordingly the amounts that the related Subordinated Offered Certificates would receive.  Losses are allocated with respect to each Home Equity Loan Group, to the Class B Component Certificates in the following order:  (a) from Group I to the Class B-1F Component Certificate and then to the Class B-1A Component Certificate and (b) from Group II to the Class B-1A Component Certificate and then to the Class B-1F Component Certificate.

If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates exceeds the principal balance of the related Home Equity Loans, i.e., the related Certificates are undercollateralized, the Certificate Principal Balance of the applicable Class B Component Certificates will be reduced by the amount of the excess.  If the Certificate Principal Balance of a Class B Component Certificate is reduced, the Certificate Principal Balance of the related Subordinated Offered Certificate will be reduced.  This reduction will constitute a Principal Carryover Shortfall for the Class B Component Certificates and the related Subordinated Offered Certificate.  Although a Principal Carryover Shortfall will not accrue interest, the amount may be paid on a future Distribution Date to the extent funds are available as provided above under “—Distributions.”

Final Scheduled Distribution Date

The last scheduled Distribution Date (the “Final Scheduled Distribution Date”) for each class of Offered Certificates is set forth on the cover page of this prospectus supplement.

It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than the Final Scheduled Distribution Dates.

We refer you to “Prepayment and Yield Considerations” for more detail.

The Final Scheduled Distribution Date for each class of Offered Certificates, other than the Class A-IO Certificates, has been calculated by adding two months to the maturity date of the latest maturing Home Equity Loan.

Servicing Fee

As to each Home Equity Loan, the Servicer will retain a fee (the “Servicing Fee”) equal to 0.50% per annum, payable monthly at one-twelfth of this annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Due Period, provided, however, that if a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be the amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer.  The Servicer will also be able to retain late fees, assumption fees, release fees, bad check charges, investment earnings on the funds in the Principal and Interest Account and any other servicing related charges.

Termination; Purchase of Home Equity Loans

The Trust will terminate on the Distribution Date following the later to occur of:

(a)

the final payment or other liquidation, or any advance made with respect to the final payment or other liquidation, of the last Home Equity Loan in the Trust,

(b)

the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust and

(c)

the optional purchase by the Servicer, or, if the Servicer does not so opt, the Certificate Insurer, of the Home Equity Loans as described below.

Subject to provisions in the Agreement concerning the adoption of a plan of complete liquidation, the holder of the Class X-F Certificate may at its option, on any date on which the Aggregate Principal Balance of all the Certificates is less than 10% of the initial Aggregate Principal Balance of all of the Certificates, to the extent conditions specified in the Agreement are satisfied, purchase, on the next succeeding Distribution Date, all of the outstanding Home Equity Loans and all property acquired by the Trust in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure or otherwise at a price equal to the sum of:

(a)

the greater of,

(1)

the outstanding Loan Balance of the Home Equity Loans and

(2)

the greater of

(x)

the Aggregate Principal Balance of Group I and Group II and

(y)

the fair market value of the Home Equity Loans, excluding accrued interest,

(b)

Current Interest due to the Certificateholders plus the Servicing Fee, the Trustee Fee and the Premium Amount due for the related Distribution Date and

(c)

all amounts due and owing to the Certificate Insurer and any advances that the Servicer has failed to remit and unreimbursed advances and servicing fees and other amounts as may be specified in the Agreement (this amount, the “Termination Price”).

The Depositor expects that the Class X-F Certificates will be conveyed to a third-party.  The Depositor expects that this third party will enter into agreements that will limit the third party’s ability to exercise its clean up call option.  If the holder of the Class X-F Certificate does not exercise this right within the period set forth in the Agreement, the Certificate Insurer or the Servicer, may, as set forth in the Agreement, exercise the right.  Upon exercise of this option, in addition to the Termination Price, the entity exercising the option must pay additional amounts to the holder of each Class X Certificate, as specified in the Agreement.

The Trustee

___________________, a ____corporation, has been named Trustee pursuant to the Agreement.  The Trustee may have normal banking relationships with the Depositor, the Originators and the Servicer.  As to each Home Equity Loan the Trustee will receive a fee (the “Trustee Fee”) set forth in the Agreement.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Certificate Insurer or the Depositor and, in specific instances, the Servicer may, in each case with the prior written consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement, if the Trustee becomes insolvent or if the Trustee fails to perform its obligations.  Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee acceptable to the Certificate Insurer.

No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless (a) so long as no Certificate Insurer Default constituting a payment default exist, the Certificate Insurer has given its prior written consent and (b) the holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute the proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute this proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred in or by exercising any of the trusts or powers vested in the Trustee.

The Policies and the Certificate Insurer

The following information has been supplied by [_________________________] (the “Certificate Insurer”) for inclusion in this prospectus supplement.  The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the two Certificate Guaranty Insurance Policies (the “Policies”) and the Certificate Insurer set forth in this prospectus supplement under the heading “The Policies and the Certificate Insurer.”  Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Policies

The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policies, unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment (as described below) will be received from the Certificate Insurer by ___________________, or its successor, as trustee for the Owners (the “Trustee”), on behalf of the Owners for distribution by the Trustee to each Owner of each Owner’s proportionate share of the Insured Payment.  The Certificate Insurer’s obligations under the Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not the funds are properly applied by the Trustee.  Insured Payments shall be made only at the time set forth in the related Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates and Class A-IO Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any, including interest and penalties in respect this liability. The Policies do not cover, and Insured Payments shall not include, any Civil Relief Interest Shortfalls, any Compensating Interest Default Amounts or any Certificateholders’ Interest Index Carryover.

The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of:

•

a certified copy of the order requiring the return of a preference payment,

•

an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal,

•

an assignment in the form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates and Class A-IO Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, and

•

appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Owner in any legal proceeding related to the preference payment, the instruments being in a form satisfactory to the Certificate Insurer, provided that if the documents are received after 12:00 noon New York City time, on this Business Day, they will be deemed to be received on the following Business Day.  The payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless the Owner has returned principal or interest paid on the Class A Certificates or Class A-IO Certificates to the receiver or trustee in bankruptcy, in which case the payment shall be disbursed to the Owner.

The Certificate Insurer will pay any other amount payable under the related Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer (the “Fiscal Agent”) of a Notice (as described below); provided that if the Notice is received after 12:00 noon, New York City time, on this Business Day, it will be deemed to be received on the following Business Day.  If the Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

Insured Payments due under the Policies unless otherwise stated in the Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available for the payment.

The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Policy.

As used in the Policies, the following terms shall have the following meanings:

“Agreement” means the Pooling and Servicing Agreement dated as of _____, _____ among Asset Backed Securities Corporation, as Depositor, [_________________________], as Servicer and the Trustee, as trustee, without regard to any amendment or supplement to  it unless the amendment or supplement is approved in writing by the Certificate Insurer.

“Business Day” means any day other than:

(a)

a Saturday or a Sunday,

(b)

a day on which the Certificate Insurer is closed, as notified to the Trustee by the Certificate Insurer, or

(c)

a day on which banking institutions in New York, New York, [Orange, California, Houston or Dallas, Texas] or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to be closed.

“Deficiency Amount” means, as of any Distribution Date, the excess, if any, of:

(a)

the sum of

(1)

the related Current Interest for the related Class A Certificates and Class A-IO Certificates for the Distribution Date and

(2)

the Guaranteed Principal Amount for the related Class A Certificates for the Distribution Date over

(b)

the related Total Available Funds for the Distribution Date, net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Certificates and the Trustee Fee with respect to the related Home Equity Loan Group.

“Guaranteed Principal Amount” means:

(a)

with respect to any Distribution Date on which the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, other than the Final Scheduled Distribution Date for the Class A Certificates, the excess, if any, of

(1)

the aggregate Certificate Principal Balances of the related Class A Certificates on the Distribution Date, prior to giving effect to distributions on the Distribution Date, over

(2)

the aggregate Loan Balances of the Home Equity Loans in the related Home Equity Loan Group as of the close of business on the last day of the related Due Period and

(b)

with respect to the Final Scheduled Distribution Date for the Class A Certificates, the aggregate Certificate Principal Balances of the related Class A Certificates for the Final Scheduled Distribution Date.

“Insured Payment” means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the related Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

“Owner” means each Owner (as defined in the Agreement) of a Class A Certificate or Class A-IO Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates or Class A-IO Certificates to payment.

“Preference Amount” means any amount previously distributed to an Owner on the Class A Certificates or Class A-IO Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the Policies and not otherwise defined in the Policies shall have the respective meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the Certificate Insurer.

Any notice under a Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or other addresses specified by the Certificate Insurer in writing to the Trustee.

The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or other addresses specified by the Fiscal Agent to the Trustee in writing.

Each Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

The insurance provided by each Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Policies are not cancelable for any reason.  The premium on the Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates and Class A-IO Certificates.

The Certificate Insurer

[To Be Inserted]

Use of Proceeds

The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Seller.

Description of the Pooling and Servicing Agreement

In addition to the provisions of the Agreement summarized elsewhere in the prospectus and this prospectus supplement there is set forth below a summary of other provisions of the Agreement.

Covenant of the Originators and the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

Pursuant to the Agreement, upon the discovery by the Depositor, the Seller, the Certificate Insurer, the Servicer, any Sub-Servicer, any Owner or the Trustee that the representations and warranties of the Originators or the Seller (as applicable, the “Responsible Party”) in the Loan Purchase Agreement or other covenants of the Servicer in the Agreement are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties and to the Responsible Party.

Upon the earliest to occur of the Responsible Party’s discovery or receipt of notice of breach of a representation or warranty made by it with respect to a Home Equity Loan from any of the other parties which materially and adversely affects the interests of the Owners or the Certificate Insurer in the Home Equity Loan, the Responsible Party will be required promptly to cure the breach in all material respects or the Responsible Party shall within 60 days, or 90 days if the Responsible Party is attempting in good faith to cure the breach as determined by the Certificate Insurer, in its sole discretion, of the discovery, the receipt of notice:

(1)

substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Responsible Party a “Qualified Replacement Mortgage” (as defined in the Agreement) and deliver an amount equal to the sum of

(a)

the excess, if any, of the outstanding principal balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan,

(b)

accrued and unpaid interest on the Home Equity Loan being replaced, and

(c)

the amount of any Delinquency Advances and Servicing Advances which have previously been reimbursed or remains unreimbursed on the Home Equity Loan being replaced (the “Substitution Amount”), to the Trustee (to be deemed part of the collections remitted by the Servicer on the next Monthly Remittance Date) or

(2)

purchase the Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) of the Home Equity Loan.

Notwithstanding any provision of the Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is reasonably foreseeable, no repurchase or substitution will be made unless the Responsible Party obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that the repurchase or substitution would not constitute a Prohibited Transaction for either REMIC or otherwise subject either REMIC to tax and would not jeopardize the status of any REMIC as a REMIC (a “REMIC Opinion”), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer.  Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Agreement shall be repurchased or substituted for, subject to compliance with the provisions of the Agreement, upon the earlier of (a) the occurrence of a default or reasonably foreseeable default with respect to the Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to the repurchase or substitution obligation, the Responsible Party has agreed that it shall, at its expense, furnish the Trustee and the Certificate Insurer either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of the repurchase or substitution.  The obligation of the Responsible Party to cure the breach or to substitute or repurchase any Home Equity Loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

“Loan Purchase Price” means an amount equal to the aggregate principal balance of the Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest on the Home Equity Loan at the Coupon Rate to the end of the current Due Period of the purchase together with, without duplication, the aggregate amount of (1) all unreimbursed Servicing Advances made with respect to the Home Equity Loan, and (2) all reimbursed Servicing Advances to the extent that the reimbursement was not made from the Mortgagor or other collections or recoveries on the related Home Equity Loan.

Under the Agreement, the Seller may, at its option, substitute additional mortgage loans for Home Equity Loans which are prepaid in full prior to _________.  These additional mortgage loans may have been owned on the Cut-Off Date by the Seller but were not eligible for sale to the Trust on the Closing Date.  Any substitute mortgage loans must satisfy the conditions set forth in the Agreement and must be substituted prior to the Monthly Remittance Date immediately following the calendar month in which the prepayment was received by the Servicer.  In the event the aggregate amount of principal received in respect of Home Equity Loans prepaid in full in a given calendar month exceeds the aggregate of the outstanding principal balances of mortgage loans substituted therefore, the excess shall be distributed to Certificateholders on the related Distribution Date as a prepayment of principal.  Notwithstanding the foregoing, there is no assurance that the Seller will opt to make any substitutions nor, should it desire to exercise the option, that mortgage loans will be available.

Assignment of Home Equity Loans

On or before the Closing Date, the Originators will transfer, assign, set over and otherwise convey without recourse to the Seller, the Seller will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners and the Certificate Insurer all right, title and interest of the related Originator in and to each Home Equity Loan and all its right, title and interest in and to principal received on each Home Equity Loan on and after the Cut-Off Date and interest due on each Home Equity Loan on and after ____; provided, however, that the Trust will not be entitled to unscheduled principal received, including Prepayments, and scheduled principal and interest due on each Home Equity Loan prior to the Cut-Off Date in the case of principal and ____, in the case of interest.  Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date is a sale, the applicable Originator will also be deemed to have granted to the Seller, the Seller will also be deemed to have granted to the Depositor and the Depositor will also be deemed to have granted to the Trustee a security interest in the Home Equity Loans in the event that the transfer of the Home Equity Loans is deemed to be a loan and not a sale.

In connection with the transfer and assignment of the Home Equity Loans on the Closing Date the Depositor will be required to:

(1)

deliver or cause to be delivered without recourse to the Trustee or an affiliate or agent of the Trustee (the “Custodian”) on behalf of the Trustee on the Closing Date and with respect to the Home Equity Loans identified in the Schedule of Home Equity Loans

●

the original Notes, endorsed in blank or to the order of the Trustee,

●

an original or certified copy of the title search and the original title insurance commitment or a copy of the original title insurance commitment certified as a true copy or the original title insurance policy or a copy certified by the issuer of the title insurance policy,

●

subject to clause (2) below, originals of all intervening assignments, if any, showing a complete chain of title from origination to the applicable Originator, including warehousing assignments, if recorded,

●

originals of all assumption, modification, consolidation or extension agreements, if any,

●

either: (a) the original Mortgage, with evidence of recording on the Mortgage, if the original Mortgage has been returned to the applicable Originator or the Seller from the applicable recording office, or a copy, if the original Mortgage has not been returned to the applicable Originator or the Seller from the applicable recording office, of the Mortgage certified as a true copy by the closing attorney or the applicable Originator or the Seller or (a) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office, and

●

the original assignments of Mortgages in recordable form, other than the assignee’s name and mortgage recording information not yet received;

(2)

with respect to each Home Equity Loan as to which the applicable Originator, the Seller or the Depositor has received recording information by the Closing Date, cause, within 30 days following the Closing Date and with respect to each other Home Equity Loan cause, within 30 days of receipt of the recording information assignments of the Mortgages to “___________________, as Trustee of Asset Backed Securities Corporation Home Equity Loan Trust _____-__ under the Pooling and Servicing Agreement dated as of _____  , _____” to be submitted for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to prepare or cause to be prepared any assignment of Mortgage for a Mortgage with respect to which the original recording information has not been received, until the information has been received from the recording office; provided, further, that, except as provided in the Agreement, the Depositor shall not be required to record or cause an Originator to record an assignment of a Mortgage if the Depositor or Originator furnishes to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the Closing Date with respect to the Home Equity Loans, at the Originator’s expense, an opinion of counsel with respect to the relevant jurisdiction that the recording is not required to perfect the Trustee’s interests in the related Home Equity Loans, in form satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies; and

(3)

deliver the title insurance policy, the original Mortgages and the recorded assignments, together with originals or duly certified copies of any and all prior assignments, other than unrecorded warehouse assignments, to the Trustee or the Custodian on behalf of the Trustee within 15 days of receipt by the Originator, the Seller or the Depositor, but in any event, with respect to any Mortgage as to which original recording information has been made available to the Originator, the Seller or the Depositor, within 12 months after the Closing Date.

The Trustee will agree, for the benefit of the Owners, to review or cause the Custodian to review each Home Equity Loan file on or before the Closing Date, or the date of receipt of any documents delivered to the Trustee after the Closing Date, to ascertain that all required documents, or certified copies of documents, have been executed and received.

If the Trustee or the Custodian on behalf of the Trustee during the review finds any document constituting a part of a Home Equity Loan file which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description set forth in the Schedule of Home Equity Loans, the Custodian shall promptly notify the Trustee, and, the Trustee shall notify the Depositor, the Originator, and the Certificate Insurer.  The Seller and ______, as applicable will agree in the Loan Purchase Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a Home Equity Loan file of which it is so notified by the Trustee.  If, however, within 60 days, or 90 days if ______ or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion, after notice to it respecting the defect ______ or the Seller, as applicable, shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan, the Owners or the Certificate Insurer, ______ or the Seller will be required on the next succeeding Monthly Remittance Date to:

(1)

substitute in lieu of the Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee, to be deemed part of the collections remitted by the Servicer on the Monthly Remittance Date, or

(2)

purchase the Home Equity Loan at a purchase price equal to the Loan Purchase Price, which purchase price shall be delivered to the Trustee along with the monthly remittance remitted by the Servicer on the Monthly Remittance Date.

However, the substitution or purchase must occur within 60 days, or 90 days if ______ or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion, of the notice of defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage (as the term is defined in the Agreement), and no substitution or purchase of a Home Equity Loan that is not in default or as to which no default is reasonably foreseeable shall be made unless ______ obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

In addition to the foregoing, the Trustee has agreed to perform or cause the Custodian to perform a review prior to 180 days after the Closing Date indicating the current status of the exceptions previously indicated (the “Final Certification”).  After delivery of the Final Certification, the Trustee or the Custodian, on behalf of the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than quarterly updated certifications indicating the then current status of exceptions, until all the exceptions have been eliminated.

LIBOR Carryover Fund

The Agreement provides for two reserve funds (each, a “LIBOR Carryover Fund”) which are held by the Trustee on behalf of the holders of the adjustable rate Certificates.  One LIBOR Carryover Fund is for the benefit of the adjustable rate Group I Certificates and the other is for the benefit of the adjustable rate Group II Certificates.  To the extent amounts on deposit are sufficient, holders of the related Certificates will be entitled to receive payments from the related LIBOR Carryover Fund equal to any Certificateholders’ Interest Index Carryover.  Any investment earnings on amounts on deposit in each fund will be paid to, and for the benefit of, the holders of the related Class X Certificates and will not be available to pay any Certificateholders’ Interest Index Carryover.  Neither LIBOR Carryover Fund will be included as an asset of any REMIC.

Interest Rate Cap Agreement

The Agreement provides for a reserve fund (the “Cap Reserve Fund”) which is held by the Trustee on behalf of the holders of the Certificates.  The Cap Reserve Fund will be an asset of the Trust but not of a REMIC.  The holder of the Class R Certificates will be the owner of the Cap Reserve Fund for tax purposes only, and amounts on deposit in the Cap Reserve Fund will be invested at the direction of the holder of the of the Class R Certificate as provided in the Agreement.  Withdrawals will be made from the Cap Reserve Fund to the extent necessary to make the Cap Reserve Fund Transfer Amount to the Certificate Account and to reimburse the Certificate Insurer for any outstanding Reimbursement Amount.

The only asset of the Cap Reserve Fund will be the Cap Agreement which will be deposited into the Cap Reserve Fund.  The Trust will have the benefit of an interest rate cap agreement (the “Cap Agreement”) pursuant to which ______________ (together with any successor, the “Counterparty”) will agree to pay to the Trust a monthly payment at an annual rate equal to the excess, if any, of LIBOR over ____% on a scheduled notional amount.  The scheduled notional amounts are set forth with respect to each Distribution Date in “Annex II; Scheduled Notional Amounts.”  The initial scheduled notional amount will be $____, which is equal to the total Loan Balance as of the Cut-Off Date of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans.  The scheduled notional amount declines in accordance with the expected amortization of the 2/28 Adjustable Rate Loans.  The Cap Agreement will terminate after the Distribution Date in ____.

In accordance with the terms of the Agreement, amounts on deposit in the Cap Reserve Fund will be released (the “Cap Reserve Fund Release Date”) one year after the later of (1) ____ and (2) the payment in full of all amounts payable to the Certificate Insurer.  On the Cap Reserve Fund Release Date, if there are no Cap Reserve Fund Transfer Amounts for the related Distribution Date, except as provided in the Agreement, all amounts will be released to the Class X-A Certificates.

The Cap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation.  The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreement.

The Counterparty is a  [To Be Inserted]

Servicing and Sub-Servicing

______ will also serve as the Servicer of each Home Equity Loan.  On the date of issuance of the Certificates, it is anticipated that all of the Home Equity Loans will be serviced by the Servicer.  The Servicer may not assign its obligations under the Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Agreement.

The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Trustee, the Originators, the Servicer, or any of their affiliates.

The Servicer is required to service the Home Equity Loans in accordance with the Agreement and the terms of the respective Home Equity Loans.

The Servicer is permitted to retain from the interest portion of each monthly payment, the related Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, investment income on funds on deposit in the Principal and Interest Account, and any other servicing-related fees, and similar items.

The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent the procedures are consistent with the Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those used in servicing home equity loans similar to the Home Equity Loans for its own account, giving due regard to industry standards for servicing home equity similar to the Home Equity Loans.  Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation.  In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of the installment were due, owing and delinquent and had not been deferred.

The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, one or more principal and interest accounts maintained as an eligible account as required by the Agreement (collectively, the “Principal and Interest Account”).  All funds in the Principal and Interest Account are required to be held (1) uninvested, or (2) invested in Eligible Investments (as defined in the Agreement).  Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date.  Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any net losses in the Principal and Interest Account are also for the account of, and must be promptly replenished by, the Servicer.

The Servicer is required to deposit, or cause to be deposited, to the Principal and Interest Account daily but no later than three business days following receipt by the Servicer or with respect to particular collections prior to the Closing Date, the Seller, all principal and interest on the Home Equity Loans received on and after the Cut-Off Date, in the case of principal due on and after ____, in the case of interest, including any Prepayments received during the related Prepayment Period, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Servicing Fees, Servicing Advances and Delinquency Advances (“Net Liquidation Proceeds”) and, any income from foreclosed Mortgaged Properties and Delinquency Advances, but net of

•

principal, including Prepayments, collected and interest due on the Home Equity Loans prior to the Cut-Off Date, in the case of principal and ____, in the case of interest,

•

reimbursements for Delinquency Advances, Servicing Advances and other amounts to the extent provided below, and

•

reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all the net amounts being referred to in this prospectus supplement as the “Daily Collections”).

The Servicer may make withdrawals from the Principal and Interest Account for the following purposes:

•

to remit to the Trustee amounts to be deposited in the Certificate Account;

•

to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

•

to withdraw amounts that have been deposited to the Principal and Interest Account in error;

•

to reimburse itself for unrecovered Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) and for any excess interest collected from a Mortgagor;

•

to reimburse itself for Delinquency Advances and Servicing Advances deemed to be nonrecoverable from collections with respect to the related Home Equity Loan Group; and

•

to clear and terminate the Principal and Interest Account following the termination of the Trust;

The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to the related Distribution Date, the Loan Purchase Price and Substitution Amounts not later than the related Monthly Remittance Date.

On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer’s own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which the advance is made, which shall be reimbursed by the Servicer on or before any subsequent Monthly Remittance Dates on which the amounts are required to be part of the monthly remittance amount, any delinquent payment of interest and principal with respect to each delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not advanced by the Servicer. These amounts of the Servicer’s own funds so deposited are “Delinquency Advances.”  The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer’s own funds, from amounts recovered on the related Home Equity Loan from the Principal and Interest Account or out of Total Monthly Excess Cashflow as provided in the Agreement.

Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make the Delinquency Advances with respect to the Home Equity Loan.  To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for the aggregate unreimbursed Delinquency Advances as provided above or may withdraw the amounts from the Principal and Interest Account.  The Servicer shall give written notice of the determination as to why the amount is or would be nonrecoverable to the Trustee and the Certificate Insurer and may withdraw the amounts from the Principal and Interest Account.

The Servicer will be required to pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to,

(1)

expenditures in connection with a foreclosed Home Equity Loan prior to its liquidation, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation and environmental audits (“Preservation Expenses”),

(2)

the cost of any enforcement or judicial proceedings, including foreclosures and

(3)

the cost of the management and liquidation of Mortgaged Property, including broker’s fees, acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any proposed amount would not be recoverable.

These costs and expenses will constitute “Servicing Advances.”  The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not recovered from the Mortgagor on whose behalf the Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan. To the extent that the Servicer previously has made Servicing Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for the aggregate unreimbursed Servicing Advances as provided above or may withdraw these amounts from the Principal and Interest Account.

A full month’s interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Due Period.  If a full Prepayment of a Home Equity Loan occurs during any calendar month, any shortfall between the interest collected from the Mortgagor in connection with the payoff and the full month’s interest at the Coupon Rate, net of the Servicing Fee, that would be due on the related due date for the Home Equity Loan (this shortfall, “Compensating Interest”), but not in excess of the aggregate Servicing Fee for the related Due Period, will be required to be deposited in the Certificate Account on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the monthly remittance amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

The holder of the related Class X Certificate will have the right and option, but not the obligation, and if it does not exercise the option, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer.  The purchase price for any Home Equity Loan is equal to the Loan Purchase Price, which purchase price shall be deposited in the Certificate Account.

The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Mortgaged Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of the effecting of ownership at the price the Servicer deems necessary to comply with this requirement, or within the period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

The Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums for the insurance if not paid by the Mortgagor if permitted by the terms of the Home Equity Loan.

The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer’s good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the Home Equity Loan and only in the event of a payment default with respect to the Home Equity Loan or in the event that a payment default with respect to the Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no the modification, waiver or amendment shall change the Coupon Rate, increase or reduce the Loan Balance, extend the maturity date of the Home Equity Loan, or effect an exchange or reissuance of the Home Equity Loan under Section 1001 of the Code or cause either REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” on “contributions after the startup date” under the REMIC provisions; provided that the Certificate Insurer’s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of Home Equity Loans which have been modified, waived or amended exceeds 5% of the number of outstanding Home Equity Loans as of the Cut-Off Date.  Notwithstanding anything set forth in the Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

The Servicer, with the prior written consent of the Certificate Insurer, will be permitted under the Agreement to enter into servicing agreements (the “Sub-Servicing Agreements”) with other qualified servicers (the “Sub-Servicers”) for any servicing and administration of Home Equity Loans with any institution that

(x)

is in compliance with the laws of each state necessary to enable it to perform its obligations under the Sub-Servicing Agreement,

(y)

has experience servicing home equity loans that are similar to the Home Equity Loans and

(z)

has equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles.

Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans.  The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by the Sub-Servicer and nothing contained in the Sub-Servicing Agreement shall be deemed to limit or modify the Agreement.

The Servicer has agreed to indemnify and hold the Trustee and the Certificate Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and the Certificate Insurer may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement except as may be limited in the Agreement.  The Servicer shall immediately notify the Trustee and the Certificate Insurer if a claim is made by a third party arising out of or based upon the alleged actions or alleged failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement, and the Servicer shall assume the defense of any claim and pay all expenses in connection with any claim, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Certificate Insurer in respect of the claim.  The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Nonoffered Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement.  The indemnification provisions shall survive the termination of the Agreement and the payment of the outstanding Certificates.

The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies on or before April 15 of each year, commencing in ____:

(1)

an officers’ certificate stating, as to each signer of the certificate, that

(x)

a review of the activities of the Servicer during the preceding calendar year and of performance under the Agreement has been made under the officers’ supervision, and

(y)

to the best of the officers’ knowledge, based on this review, the Servicer has fulfilled all its obligations under the Agreement for the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officers and the nature and status of the default including the steps being taken by the Servicer to remedy the default and

(2)

a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that the firm has examined the Servicer’s overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating the firm’s conclusions relating to the examination.

Removal and Resignation of Servicer

The Certificate Insurer, or, the Owners, with the consent of the Certificate Insurer, will have the right, pursuant to the Agreement, to remove the Servicer upon the occurrence of particular events (collectively, the “Servicer Termination Events”) including, without limitation:

•

specific acts of bankruptcy or insolvency on the part of the Servicer;

•

specific failures on the part of the Servicer to perform its obligations under the Agreement, including particular performance tests related to the delinquency rate and cumulative losses of the Home Equity Loans;

•

the failure to cure material breaches of the Servicer’s representations in the Agreement; or

•

other events specified in the Agreement.  In addition, under some circumstances, the Certificate Insurer may remove the Servicer, without cause.

The holder of the related Class X Certificate, with the prior written consent of the Certificate Insurer will have the right, pursuant to the Agreement to appoint a special servicer for any Home Equity Loans that are 90 or more days delinquent.

The Servicer is not permitted to resign from the obligations and duties imposed on it under the Agreement except upon (a) determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing the conflict being of a type and nature carried on by the Servicer on the date of the Agreement or (b) with the Trustee’s and the Certificate Insurer’s, so long as no Certificate Insurer Default exists, prior written consent.  Any determination permitting the resignation of the Servicer due to conflicts with applicable law is required to be evidenced by an opinion of counsel which shall be delivered, and reasonably acceptable, to the Trustee and the Certificate Insurer.

Upon removal or resignation of the Servicer, the Trustee (A) if the Certificate Insurer removes the Servicer as described above, shall solicit bids for a successor servicer as described in the Agreement and (B) until the time a successor servicer is appointed pursuant to the terms of the Agreement, shall serve in the capacity of successor Servicer.  The Certificate Insurer may appoint a successor Servicer other than the Trustee.  If the Certificate Insurer does not appoint a successor Servicer, the Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae, having net equity of not less than $5,000,000, and acceptable to the Certificate Insurer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.  Any net proceeds from the sale of the servicing rights after expenses of the sale and the transfer of servicing, shall belong to the predecessor servicer.

No removal or resignation of the Servicer will become effective until the Trustee or another successor Servicer, acceptable to the Certificate Insurer, shall have assumed the Servicer’s responsibilities and obligations in accordance with the Agreement.

Reporting Requirements

On each Distribution Date the Trustee will be required to report in writing, based on information provided to the Trustee by the Servicer, to each Owner, the Rating Agencies and the Certificate Insurer:

•

the amount of the principal and interest distribution with respect to each class of Offered Certificates, based on a Certificate in the original principal amount or notional amount of $1,000;

•

the amount of the distributions allocable to principal on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, separately identifying the aggregate amount of any Prepayments in full or other recoveries of principal included, based on a Certificate in the original principal amount of $1,000, and any Subordination Increase Amount;

•

the amount of the distribution allocable to interest on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, based on a Certificate in the original principal amount of $1,000;

•

if the distribution, net of any Insured Payment, to the Owners of any Class of the Offered Certificates on the Distribution Date was less than the related Class A or Class B Distribution Amounts on the Distribution Date, the related Carry-Forward Amount resulting;

•

the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates and Class A-IO Certificates on the Distribution Date;

•

the Certificate Principal Balance or Notional Amount of each class of Offered Certificate, based on a Certificate in the original principal amount or notional amount of $1,000, which will be outstanding after giving effect to any payment of principal on the Distribution Date;

•

the Subordinated Amount, Class B Subordinated Amount, Specified Subordinated Amount and Subordination Deficit of each Home Equity Loan Group, if any, remaining after giving effect to all distributions and transfers on the Distribution Date;

•

the aggregate Loan Balance of all Home Equity Loans and the aggregate Loan Balance of the Home Equity Loans in each Home Equity Loan Group, in each case with respect to the Distribution Date;

•

the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

•

the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group and in the aggregate;

•

other information reasonably requested by the Certificate Insurer or any Owner with respect to delinquent Home Equity Loans;

•

the three largest Loan Balances in each Home Equity Loan Group;

•

the Certificate Rate on the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates; and

•

the Loan Balance of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans in each Home Equity Loan Group (the “Aggregate Hybrid Loan Balance”).

Some obligations of the Trustee to provide information to the Owners are conditioned upon the information being received from the Servicer.

In addition, on each Distribution Date the Trustee will be required to distribute to each Owner, the Certificate Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee:

(1)

the number and aggregate principal balances of Home Equity Loans,

(a)

30-59 days delinquent,

(b)

60-89 days delinquent,

(c)

90 or more days delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date,

(d)

the number and aggregate principal balances of all Home Equity Loans, as of the close of business on the last day of the Due Period immediately preceding the Distribution Date, and

(e)

the percentage that each of the amounts represented by clauses (a), (b) and (c) represent as a percentage of the respective amounts in clause (d);

(2)

the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

(3)

the number of Mortgagors and the Loan Balances of,

(a)

the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date and

(b)

Home Equity Loans that are “balloon” loans;

(4)

the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last Business Day of the calendar month immediately preceding the Distribution Date;

(5)

the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

(6)

the cumulative Realized Losses incurred on the Home Equity Loans from the Closing Date to and including the Prepayment Period immediately preceding the Distribution Date; and

(7)

the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Prepayment Period immediately preceding the Distribution Date.

Removal of Trustee for Cause

The Trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, on the part of the Trustee:

•

failure to make distributions of available amounts;

•

breaches of covenants and representations by the Trustee;

•

specific acts of bankruptcy or insolvency on the part of the Trustee; or

•

failure to meet the standards of Trustee eligibility as set forth in the Agreement.

If any of these events occurs and is continuing, then and in every case (1) the Certificate Insurer or (2) with the prior written consent of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by a majority of the Percentage Interests represented by the Class X Certificates, may appoint a successor trustee.

Governing Law

The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed.

Amendments

The Trustee, the Depositor, and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Agreement, and the Trustee will be required to consent to the amendment, for the purposes of

(1)

if accompanied by an approving REMIC Opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as the term is defined in the Code),

(2)

complying with the requirements of the Code including any amendments necessary to maintain REMIC status,

(3)

curing any ambiguity,

(4)

correcting or supplementing any provisions in the Agreement which are inconsistent with any other provisions in the Agreement, or

(5)

for any other purpose, provided that in the case of this clause (5),

(A)

the party requesting the amendment delivers an opinion of counsel acceptable to the Trustee that the amendment will not adversely affect in any material respect the interest of the Owners and

(B)

the amendment will not result in a withdrawal or reduction of the rating of the Offered Certificates without regard to the Policies.

Notwithstanding anything to the contrary, no amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of the Certificate or (b) change the percentages of Percentage Interest which are required to consent to any amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding; provided that the Trustee will not be required to consent to any amendment which would adversely affect its interests under the Agreement.

The Trustee will be required to furnish written notification of the substance of any amendment to each Owner in the manner set forth in the Agreement.

The Certificate Insurer may change the required level of subordination for any Home Equity Loan Group without the consent of any Owners.

Certain Legal Aspects of the Home Equity Loans

The following discussion contains summaries of some legal aspects of mortgage loans which are general in nature.  Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Home Equity Loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Home Equity Loans and to information in the prospectus under the heading “Certain Legal Aspects of the Mortgage Loans and Contracts.”

Liens on Mortgaged Properties

The Home Equity Loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located.  In California, for example, mortgage loans are secured by deeds of trust.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.

We refer you to “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans” in the prospectus for more detail.

Anti-Deficiency Legislation and other Limitations on Lenders

Some states (including California) have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.  Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

We refer you to “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus for more detail.

Enforceability of Certain Provisions

Courts (including California courts) have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, including cases in California, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.

We refer you to “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Enforceability of Certain Provisions” in the prospectus for more detail.

Material Federal Income Tax Considerations

The following section in conjunction with the section in the prospectus captioned “Material Federal Income Tax Considerations” discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  This section must be considered only in connection with “Material Federal Income Tax Considerations”  in the prospectus.  The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

An election will be made to treat specific assets of the Trust, exclusive of the LIBOR Carryover Funds and the Cap Reserve Fund, as multiple “real estate mortgage investment conduits” (“REMICs”) for federal income tax purposes, creating a tiered REMIC structure.  The Offered Certificates will be designated as regular interests in a REMIC (the “Regular Certificates” or the “REMIC Regular Certificates”), and the Class R Certificates will be designated as the residual interest in each REMIC (the “Residual Certificates” or the “REMIC Residual Certificates”).

Qualification as a REMIC requires ongoing compliance with particular conditions.  McKee Nelson LLP, special tax counsel to the Seller and the Depositor, is of the opinion that, for federal income tax purposes, assuming (1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, each REMIC formed pursuant to the Agreement will constitute a REMIC, the Offered Certificates will be considered “regular interests” in a REMIC, and the Class R Certificates will represent the sole class of “residual interests” in each REMIC.

Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the “Code”), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting.  Some or all of the Classes of Regular Certificates may be subject to the original issue discount provisions.

We refer you to “Material Federal Income Tax Considerations” in the prospectus for more detail.

In addition, some Classes of Regular Certificates may be treated as issued with a premium.

We refer you to “Material Federal Income Tax Considerations” in the prospectus for more detail.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount is [100% of the Prepayment Assumption with respect to the Group I Home Equity Loans, and 30% CPR with respect to the Group II Home Equity Loans].  See “Prepayment and Yield Considerations” in this prospectus supplement for a description of the prepayment assumption model.  However, no representation is made as to the rate at which prepayments actually will occur.

The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and “real estate assets” for real estate investment trusts (REITs), subject to the limitations described in “Material Federal Income Tax Considerations” in the prospectus.  Similarly, interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property” for REITs, subject to the limitations described in “Material Federal Income Tax Considerations” in the prospectus.

Certificateholders’ Interest Index Carryover and Cap Reserve Fund

The beneficial owners of the Certificates will be treated for tax purposes as owning two separate assets: (a) an undivided interest in a regular interest in an upper tier REMIC, and (b) the right to receive funds from the Cap Reserve Fund and in the case of adjustable rate Certificates, Certificateholders’ Interest Index Carryover.  Accordingly, a purchaser of a Certificate must allocate its purchase price between the assets comprising the related Certificate. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the Certificates.  No representation is or will be made as to the relative fair market values.  We recommend that all holders of adjustable rate Certificates consult their tax advisors regarding the taxation of funds from the Cap Reserve Fund and Certificateholders’ Interest Index Carryover, which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.  The rights to receive funds from the Cap Reserve Fund and Certificateholders’ Interest Index Carryover will not constitute:

(a)

a “real estate asset” within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

(b)

a “qualified mortgage” or a “permitted investment” within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by a REMIC; or

(c)

an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

Further, funds from the Cap Reserve Fund and the Certificateholders’ Interest Index Carryover will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust.  Moreover, other special rules may apply to particular investors, including dealers in securities and dealers in notional principal contracts.

Certain State and Local Tax Considerations

Because the income tax laws of the states and localities vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are subject to tax.  Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA Considerations

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of the plan’s assets in the offered certificates.  Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

•

whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•

whether the investment satisfies the applicable diversification requirements;

•

whether the investment is in accordance with the documents and instruments governing the plan; and

•

whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, benefit plans subject to ERISA, as well as individual retirement accounts or specific types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of offered certificates includes plan assets by reason of a plan or account investing in the entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan (“parties in interest” and “disqualified persons”).  The transactions are treated as “prohibited transactions” under Sections 406 and 407 of ERISA and excise taxes are imposed upon the persons by Section 4975 of the Code.

An investment in Offered Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that some aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code.  Neither ERISA nor the Code defines the term “plan assets.” Under Section 2510.3- 101 of the United States Department of Labor (“DOL”) regulations (the “Regulation”), a Plan’s assets may include an interest in the underlying assets of an entity, including the trust, for particular purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” in the entity, unless particular exceptions apply.  The Depositor believes that the Offered Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Offered Certificates will qualify for any of the exceptions under the Regulation.  As a result, the assets of the Trust may be considered the assets of any Plan which acquires an Offered Certificate.

The DOL has granted to Credit Suisse First Boston LLC an administrative exemption (Prohibited Transaction Exemption (“PTE”) which was most recently amended and restated by PTE 2002-41 (the “Exemption”) from some of the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of specific receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if Credit Suisse First Boston LLC or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent.  The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Offered Certificates are set forth under “ERISA Considerations” in the prospectus.

The Exemption does not apply to Plans sponsored by the Originators, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any Mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of the parties (the “Restricted Group”).  No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of the Excluded Plan.  For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  In addition, no Plan’s investment in any class of Offered Certificates may exceed 25% of all of the Certificates of the Class outstanding at the time of the Plan’s acquisition and after the Plan’s acquisition of the class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity.  Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

We refer you to “ERISA Considerations” in the prospectus for more detail.

Before purchasing a Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute “certificates” for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

It is a condition of the Exemption that at the time an Offered Certificate is acquired by a Plan in the initial offering or the secondary marked that the rating of the Offered Certificate be at least “BBB.”  Accordingly the acquisition of a Class B-1 Certificate is deemed to be a representation by the transferee that at the time of acquisition such Certificate was rated at least “BBB” and that the purchaser understands that the Offered Certificate is eligible for purchase by a Plan only if it so rated.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

Legal Investment Considerations

The Class A Certificates and Class A-IO Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  See “Legal Investment” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated ____ (the “Underwriting Agreement” between the Depositor and Credit Suisse First Boston LLC (the “Underwriter”) the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.

The Depositor has been advised that the Underwriter proposes initially to offer the Offered Certificates to the public from time to time in negotiated transactions, at prices determined at the time of sale.  The Underwriter may effect the transactions by selling Offered Certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Offered Certificates for whom they may act as agents.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Offered Certificates are a new issue of securities with no established trading market.  The Trust has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act.

Each of the Seller and the Depositor is an affiliate of the Underwriter.

Experts

The consolidated balance sheets of [_________________________] dated as of ____ and ____ and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended ____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ____, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Matters

Some legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York, New York.

Ratings

It is a condition to the issuance of the Class A Certificates that they receive ratings of “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”  It is a condition to the issuance of the Class A-IO Certificates that they receive ratings of “AAAr” by S&P and “Aaa” by Moody’s.  It is a condition to the issuance of the Class B-1 Certificates that they receive ratings of “Baa3” by Moody’s.  S&P and Moody’s are together referred to as the “Rating Agencies.”

A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Certificateholders’ Interest Index Carryovers or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

The ratings assigned to the Class A Certificates and Class A-IO Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates and Class A-IO Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates and Class A-IO Certificates.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Index of Defined Terms

Terms

Page

______

S-14

______ Underwriting Guidelines

S-17

2/28 Adjustable Rate Loans

S-33

270-Day Delinquency Amount

S-77

3/27 Adjustable Rate Loans

S-33

Aggregate Hybrid Loan Balance

S-96

Aggregate Principal Balance

S-63

Agreement

S-61

Appraised Values

S-18

Available Funds

S-70

Available Funds Cap

S-78

Available LIBOR Carryover Amount

S-70

Balloon Loans

S-54

Book-Entry Certificates

S-63

Business Day

S-67

Cap Agreement

S-90

Cap Reserve Fund

S-90

Cap Reserve Fund Release Date

S-90

Carry-Forward Amount

S-71

Cede

S-63

Certificate Account

S-66

Certificate Insurer

S-62

Certificate Insurer Default

S-71

Certificate Principal Balance

S-63

Certificate Rate

S-77

Certificate Register

S-67

Certificate Registrar

S-67

Certificateholder

S-63

Certificateholders’ Interest Index Carryover

S-79

Certificateowners

S-63

Certificates

S-62

Civil Relief Interest Shortfalls

S-75

Class A Distribution Amount

S-71

Class A Principal Distribution Amount

S-71

Class A Subordination Increase Amount

S-72

Class A-1F Certificates

S-62

Class A-1F Principal Distribution Amount

S-72

Class A-2F Certificates

S-62

Class A-2F Principal Distribution Amount

S-73

Class A-3A Certificates

S-62

Class A-3A Formula Rate

S-77

Class A-3A Principal Distribution Amount

S-73

Class A-4A Certificates

S-62

Class A-4A Formula Rate

S-78

Class A-4A Principal Distribution Amount

S-74

Class A-5A Certificates

S-62

Class A-5A Formula Rate

S-78

Class A-5A Principal Distribution Amount

S-74

Class AI Certificates

S-62

Class AII Certificates

S-62

Class A-IO Certificates

S-62

Class A-IOA Component Certificate

S-62

Class A-IOF Component Certificate

S-62

Class B Component Distribution Amount

S-74

Class B Component Principal Distribution Amount

S-74

Class B Subordinated Amount

S-52

Class B-1 Certificates

S-62

Class B-1A Component Certificate

S-62

Class B-1A Component Formula Rate

S-78

Class B-1F Component Certificate

S-62

Class B-1F Component Formula Rate

S-78

Class B-IOA Certificates

S-62

Class B-IOF Certificates

S-62

Class P-A Certificates

S-62

Class P-F Certificates

S-62

Class R Certificates

S-62

Class X Certificates

S-62

Class X-A Certificates

S-62

Class X-F Certificates

S-62

Clearstream, Luxembourg Participants

S-63

Closing Date Deposits

S-52

Compensating Interest

S-93

Compensating Interest Default Amount

S-75

Cooperative

S-65

Coupon Rate

S-18

CPR

S-54

Current Interest

S-75

Custodian

S-89

Cut-Off Date Loan Balance

S-17

Daily Collections

S-92

Deficiency Amount

S-86

Definitive Certificate

S-63

Delinquency Advances

S-92

Delinquency Amount

S-75

Delinquency Percentage

S-75

Depositor

S-61

disqualified persons

S-100

Distribution Date

S-66

DOL

S-100

DTC

S-63

DTC Participants

S-63

Due Period

S-75

equity interest

S-101

ERISA

S-100

Euroclear

S-63

Euroclear Operator

S-65

Euroclear Participants

S-63

Excess Subordinated Amount

S-81

Expense Fee

S-67

Final Certification

S-90

Final Scheduled Distribution Date

S-83

Fiscal Agent

S-85

Group I

S-63

Group I Certificates

S-62

Group I Home Equity Loans

S-18

Group Ia Home Equity Loans

S-18

Group Ib Home Equity Loans

S-26

Group II

S-63

Group II Certificates

S-62

Group II Home Equity Loans

S-33

Group IIa Home Equity Loans

S-33

Group IIb Home Equity Loans

S-43

Group Principal Distribution Amount

S-75

Guaranteed Principal Amount

S-86

Home Equity Loan Group

S-17

Home Equity Loans

S-17

Indirect DTC Participants

S-64

Insured Payment

S-86

Interest Period

S-79

LIBOR Carryover Fund

S-90

LIBOR Carryover Fund Deposit

S-76

LIBOR Determination Date

S-80

Liquidated Loan

S-82

Loan Balance

S-17

Loan Purchase Agreement

S-61

Loan Purchase Price

S-88

London business day

S-80

Maximum Rates

S-33

Minimum Rates

S-33

Minimum Spread

S-79

Monthly Remittance Date

S-76

Moody’s

S-102

Mortgaged Properties

S-18

Net Coupon Rate

S-79

Net Liquidation Proceeds

S-91

Net Monthly Excess Cashflow

S-76

Notes

S-18

Notice

S-86

Notional Amount

S-63

Notional Amount Certificates

S-62

Offered Certificates

S-62

One-Month LIBOR

S-79

Original Loan-to-Value Ratio

S-18

Owner

S-63

Participants

S-63

parties in interest

S-100

Percentage Interest

S-67

Plan

S-100

plan assets

S-100

Policies

S-62

Preference Amount

S-86

Premium Amount

S-67

Prepayment Assumption

S-54

Prepayment Period

S-76

Prepayments

S-52

Preservation Expenses

S-92

Principal and Interest Account

S-91

Principal Carryover Shortfall

S-76

prohibited transactions

S-100

PTE

S-101

Qualified Replacement Mortgage

S-87

Rating Agencies

S-102

Realized Loss

S-81

Record Date

S-67

Reference Banks

S-80

Regular Certificates

S-99

Regulation

S-100

Related Principal Carryover Shortfall

S-77

REMIC Opinion

S-88

REMIC Regular Certificates

S-99

REMICs

S-99

Residual Certificates

S-99

Responsible Party

S-87

S&P

S-102

Senior Enhancement Percentage

S-77

Servicer

S-14

Servicer Termination Events

S-94

Servicing Advances

S-93

Six-Month Adjustable Rate Loans

S-33

Six-Month LIBOR

S-55

SMMEA

S-101

Specified Subordinated Amount

S-80

Stepdown Date

S-77

Structuring Assumptions

S-55

Subordinated Amount

S-80

Subordinated Offered Certificates

S-62

Subordination Deficit

S-82

Subordination Increase Amount

S-80

Subordination Reduction Amount

S-81

Sub-Servicers

S-93

Sub-Servicing Agreements

S-93

Substitution Amount

S-87

Telerate Page 3750

S-80

Termination Price

S-83

Terms and Conditions

S-65

Total Available Funds

S-77

Total Monthly Excess Cashflow

S-68

Total Monthly Excess Spread

S-77

Trigger Event

S-77

Trust

S-61

Trust Estate

S-61

Trustee

S-61

Trustee Fee

S-84

Underwriter

S-102

Underwriting Agreement

S-102

Unrelated Principal Carryover Shortfall

ANNEX 1

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered Offered Certificates (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be value as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg  Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

ANNEX II

SCHEDULED NOTIONAL AMOUNTS

With respect to the Distribution Date in:	Scheduled Notional Amount ($)

_____, _____
_______, _____
_____, _____
_______, _____
_____, _____
_______, _____

_____, _____
_______, _____
_____, _____
_______, _____
_____, _____
_______, _____
_____, _____
_______, _____
_____, _____
_______, _____
_____, _____
_______, _____

CREDIT	FIRST
SUISSE	BOSTON

PROSPECTUS

ASSET BACKED SECURITIES CORPORATION

Depositor

ABS Mortgage and Manufactured Housing Contract
Asset-Backed Certificates and Asset-Backed Notes (Issuable in Series)

____________________

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series.  Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:
1.	One or more pools of
•

closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of  these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

•

loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

	•	loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,
	•	mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,
	•	private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;
2.	All monies due under the above assets, which may be net of amounts payable to the servicer or servicers; and
3.	Funds or accounts established for the related trust fund, or one or more forms of enhancement.
The related prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.
For a discussion of risks associated with an investment in the notes or certificates, see Risk Factors on page 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

__________________
CREDIT SUISSE FIRST BOSTON
The date of this Prospectus is March 1, 2005.

Risk Factors

1

The Trust Fund

4

The Depositor

17

Use of Proceeds

17

Maturity, Prepayment and Yield Considerations

17

Description of the Securities

21

Certain Information Regarding the Securities

51

Credit Support

52

Description of Insurance

58

Certain Legal Aspects of the Mortgage Loans and Contracts

65

Material Federal Income Tax Considerations

75

State and Other Tax Considerations

109

ERISA Considerations

109

Legal Investment

115

Plan of Distribution

116

Legal Matters

117

Prospectus Supplement

117

Additional Information

118

Incorporation of Certain Information by Reference

118

Index of Terms

119

Risk Factors

You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

Limited Liquidity May Result in Delays in your Ability to Sell Securities or Lower Returns

There will be no market for the notes or certificates, as applicable, of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the notes or certificates, as applicable, of the related series.  Credit Suisse First Boston LLC presently expects to make a secondary market in the notes or certificates, as applicable, but has no obligation to do so.  Absent a secondary market for the notes or certificates, as applicable, you may experience a delay if you choose to sell your notes or certificates, as applicable, or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Depositor, Unaffiliated Seller, Master Servicer or Servicer

The depositor does not have, nor is it expected to have, any significant assets.  The notes or certificates, as applicable, of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of notes or certificates, as applicable, of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of notes or certificates, as applicable, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the notes or certificates, as applicable, of that series.

The only obligations, if any, of the depositor with respect to the notes or certificates, as applicable, of any series will be with respect to its breach of specific representations and warranties.  The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the depositor were required to repurchase a mortgage loan, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the mortgage loan, the master servicer, the servicer or the unaffiliated seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You

Although we intend the enhancement for the notes or certificates, as applicable, to reduce the risk of delinquent payments or losses to holders of a series of notes or certificates, as applicable, entitled to the benefit of the notes or certificates, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of notes or certificates, as applicable, and losses on the primary assets could result in losses to holders of those notes or certificates, as applicable.

Decrease in Value of Mortgaged Property—Risk of Loss

There are several factors that could adversely affect the value of mortgaged properties and cause the outstanding balance of the related mortgage loan, contract, loan secured by a mortgage loan or contract or of an underlying loan relating to the private securities, together with any senior financing, to equal or exceed the value of the mortgaged properties.  Among the factors that could adversely affect the value of the mortgaged properties are

• an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;
• a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or
• natural disasters that are not necessarily covered by insurance, including earthquakes and floods.

Any decline in the value of a mortgaged property could extinguish the value of a junior interest in that mortgaged property before having any effect on the related senior interest.  If a decline in the value of the related mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of notes or certificates, as applicable, may be affected by the rate and timing of payments of principal of the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.  The rate and timing of principal payments of the notes or certificates, as applicable, of a series will be affected by a number of factors, including the following:

• the extent of prepayments, which may be influenced by a variety of factors,
• the manner of allocating principal payments among the classes of notes or certificates, as applicable, of a series as specified in the related prospectus supplement, and
• the exercise of any right of optional termination.

Prepayments may also result from repurchases of mortgage loans or underlying loans, as applicable, due to material breaches of the unaffiliated seller's or the depositor's representations or warranties.

Interest payable on the notes or certificates, as applicable, of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of notes or certificates, as applicable, of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of notes or certificates, as applicable, of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.

Book-Entry Registration—Beneficial Owners Not Recognized by Trust

Issuance of the notes or certificates, as applicable, in book-entry form may reduce the liquidity of these notes or certificates, as applicable, in the secondary trading market since investors may be unwilling to purchase notes or certificates, as applicable, for which they cannot obtain physical certificates.  Since transactions in the notes or certificates, as applicable, can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related notes or certificates, as applicable, may be limited due to lack of a physical certificate representing the notes or certificates, as applicable.

You may experience some delay in the receipt of distributions of interest and principal on the notes or certificates, as applicable, since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants.

The Trust Fund

The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the “Certificates”) or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the “Notes” and, together with the Certificates, the “Securities”) offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a “Series”) in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement.  Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a “Class”) of Notes and/or Certificates, which may be divided into one or more subclasses (each, a “Subclass”).  The Certificates will be issued by a trust (the “Trust”) to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a “Trust Agreement”) to be entered into between the Depositor and the trustee specified in the related prospectus supplement (the “Trustee”) or a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer and the Trustee.  If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an “Indenture”) to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the “Issuer”), and the indenture trustee specified in the related prospectus supplement (the “Indenture Trustee”).  The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the “Sale and Servicing Agreement”) among the Depositor, the Master Servicer and the Indenture Trustee.  The Certificates represent interests in specified percentages of principal and interest (a “Percentage Interest”) with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one of a number of Trusts, each to be created by the Depositor from time to time.  If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund.  The trust property of each Trust (the “Trust Fund”) will consist of the assets described below.

Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series.  Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the “Cut-off Date”), unless otherwise specified in the applicable prospectus supplement.  If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a “Percentage Interest”).  To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a “Letter of Credit”), a policy of mortgage pool insurance (a “Pool Insurance Policy”), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a “Mortgagor Bankruptcy Bond”), an insurance policy (the “Special Hazard Insurance Policy”) covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the “Subordinate Notes” or the “Subordinate Certificates,“ and collectively, the “Subordinate Securities”) to the rights of the holders of one or more senior Classes or Subclasses (the “Senior Notes” or the “Senior Certificates,” and collectively, the “Senior Securities”) to the extent specified in the related prospectus supplement (the “Subordinated Amount” which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a “Subordinated Class” or “Subordinated Subclass,” respectively) and the establishment of a reserve fund (a “Reserve Fund”), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the “Security Guarantee Insurance”) issued by one or more insurance companies or another form or forms of additional or alternative forms of credit support, including a guarantee or surety bond (“Alternative Credit Support”) acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing.  See “Description of Insurance” and “Credit Support.”

The Mortgage Pools

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.

one or more pools (“Mortgage Pools”) containing

•

conventional one-to four-family residential, first and/or second mortgage loans,

•

closed-end loans (the “Closed-End Loans”) and/or revolving home equity loans or specific balances of those loans (the “Revolving Credit Line Loans” and, together with the Closed-End Loans, the “Home Equity Loans”) secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

•

loans (“Cooperative Loans”) made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the “Cooperative”) and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a “Cooperative Dwelling” and, together with one- to four-family residential properties, “Single Family Property”),

•

mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations (“Multifamily Property”); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,

•

mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or Certificates, as applicable, (collectively, the “Rating Agency”) in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the “Mortgage Loans”), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

•

conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the “Mortgage Certificates”), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

1.

one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

2.

one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

A Mortgage Pool may include Mortgage Loans insured by the FHA (“FHA Loans”) and/or Mortgage Loans partially guaranteed by the Veterans Administration (the “VA”, and mortgage loans are referred to in this prospectus as “VA Loans”).  All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the “Mortgage Notes”) secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties.  Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the “Mortgagor”).  or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan.  Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common.  Multifamily Property may include mixed commercial and residential buildings.  The Mortgaged Properties may include investment properties and vacation and second homes.  Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

•

have an individual principal balance at origination of not less than $25,000 nor more than $500,000,

•

 have monthly payments due on the first day of each month (the “Due Date”),

•

be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

•

consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

•

95% on any Mortgage Loan with an original principal balance of $150,000 or less,

•

90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

•

85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000, and

•

80% on any Mortgage Loan with an original principal balance exceeding $300,000.

If so specified in the related prospectus supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans (“ARM Loans”) with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments.  The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance.  Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the “Original Value”).  Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the “Mortgage Rates”).  These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan.  Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid.  See “Maturity, Prepayment and Yield Considerations.”  In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the “Deferred Interest”) will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time.  The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances.  Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a “Converted Mortgage Loan”), at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option.  The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan (“Buy-Down Loans”).  The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the “Buy-Down Fund”) by the Servicer, or if so specified in the related prospectus supplement, with the Trustee.  In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund.  See “Description of the Securities—Payments on Mortgage Loans.” Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan (“GPM Loans”).  If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the “GPM Fund”).  In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity.  Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan.  Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

FHA Loans will be insured by the Federal Housing Administration (the “FHA”) as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties.  FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan.  No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the “Servicemen's Readjustment Act”).  The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration.  However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan.  The maximum guarantee that may be issued by VA under this program is

•

50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

•

the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

•

and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan.  Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment.  To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date.  The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months.  Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

•

the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

•

the type of Mortgaged Properties securing the Mortgage Loans,

•

the original terms to maturity of the Mortgage Loans,

•

the largest in principal balance of the Mortgage Loans,

•

the earliest origination date and latest maturity date of the Mortgage Loans,

•

the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

•

the interest rate or range of interest rates borne by the Mortgage Loans,

•

the average outstanding principal balance of the Mortgage Loans,

•

the geographical distribution of the Mortgage Loans,

•

the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

•

with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

•

with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.  If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans.”  To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired.  Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the “Certificateholders”) and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the “Noteholders” and, together with the Certificateholders, the “Securityholders”).  The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a “Servicer”), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation.  See “—Mortgage Loan Program” and “Description of the Securities.” As used in this prospectus, “Agreement” means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires.  Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a “Servicing Agreement”), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse.  See “Description of the Securities—Assignment of Mortgage Loans.” The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under “—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities—Assignment of Mortgage Loans” and “—Servicing by Unaffiliated Sellers”, and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under “Description of the Securities—Advances.”  Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise.  See “Description of the Securities—Advances,” “Credit Support” and “Description of Insurance.”

Mortgage Loan Program

The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor (“Unaffiliated Sellers”).  Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards” or as otherwise described in a related prospectus supplement.

Underwriting Standards

Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria (“Closed Loans”) or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor.  See “—Closed Loan Program” below for a description of underwriting standards applicable to Closed Loans.  Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement.  The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with the regulations and guidelines of both the Federal Home Loan Mortgage Corporation (“FHLMC”), a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, and the Federal National Mortgage Association (“FNMA”), a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C.  ss.  1716 et seq.), except that some Mortgage Loans may have higher loan amount and qualifying ratios, as well as applicable federal and state laws and regulations.  The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations.  The originator of a Mortgage Loan (the “Originator”) generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy.  In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future.  If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns.  The prospective mortgagor may also be required to authorize verification of deposits at financial institutions.  In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed.  The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties.  The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed.  The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence.  These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses.  Except as may be provided in the related prospectus supplement, each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income.  These guidelines will be applied only to the payments to be made during the first year of the loan.  For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively.  Other credit considerations may cause an Originator to depart from these guidelines.  For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure.  The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.  Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans.  For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor.  These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years.  In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus.  For instance, Mortgage Loans may be underwritten under a “limited documentation” program if so specified in the related prospectus supplement.  For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination.  Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

Qualifications Of Unaffiliated Sellers

Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans.  In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

Representations By Unaffiliated Sellers; Repurchases

Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor.  These representations and warranties will generally include, among other things:

•

with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

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that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

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with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

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that there were no delinquent tax or assessment liens against the Mortgaged Property; and

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that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate.  A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan.  Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan.  However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under “Description of the Securities—Assignment of Mortgage Loans.”  If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as one or more real estate mortgage investment conduits (each, a “REMIC”), at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan.  The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan.  Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans.  However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under “Description of the Securities—Assignment of Mortgage Loans.”

Closed Loan Program

The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor.  Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards.  Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program.  In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor.  Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which more than two monthly payments were over 30 days delinquent,

one payment was over 60 days delinquent, or

more than 60 monthly payments were received.

Mortgage Certificates

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the “Mortgage Certificates”) issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans.  A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below.  That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates.  The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable.  Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the “Trust Assets.“

The Contract Pools

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the “Contracts”) or participation certificates representing participation interests in the Contracts and related property (the “Contract Pool”) conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor.  The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA.  Each Contract will be secured by a new or used unit of manufactured housing (a “Manufactured Home”).  Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates (“APRs”) specified in the related prospectus supplement.

The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders.  The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement.  See “Description of the Securities—Servicing by Unaffiliated Sellers.” With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts.  The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the “Custodian”) appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the “Custodial Agreement”) among the Depositor, the Trustee and the Custodian.

Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both.  See “Description of the Securities—Payments on Contracts.”

Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

•

the dates of origination of the Contracts;

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the weighted average APR on the Contracts;

•

the range of outstanding principal balances as of the Cut-off Date;

•

the average outstanding principal balance of the Contracts as of the Cut-off Date;

•

the weighted average term to maturity as of the Cut-off Date; and

•

the range of original maturities of the Contracts.

With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract.  In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below.  This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy.  See “Description of Insurance” for information regarding the extent of coverage under the insurance policies.  Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase.  The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the “Performance Bond”) acceptable to the Rating Agency to support this purchase obligation.  See “Credit Support—Performance Bond.” The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a “Deleted Contract”), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a “Substitute Contract”).  Any Substitute Contract, on the date of substitution, will

•

have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

•

have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

•

have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract, and

•

comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

Underwriting Policies

Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement.  Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the “appraised value” is the amount determined by a professional appraiser.  The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home.  Unless otherwise specified in the related prospectus supplement, the “Contract Loan-to-Value Ratio” will be equal to the original principal amount of the Contract divided by the lesser of the “appraised value” or the sales price for the Manufactured Home.

The Financing Loan Pools

If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the “Warehouse Loans”) and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the “Warehouse Loan Pool”) conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor.  Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders.  The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement.  See “Description of the Securities—Servicing by Unaffiliated Sellers.”  With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans.  The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

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the dates of origination of the Warehouse Loans;

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the weighted average APR on the Warehouse Loans;

•

the range of outstanding principal balances as of the Cut-off Date;

•

the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

•

the weighted average term to maturity as of the Cut-off Date; and

•

the range of original maturities of the Warehouse Loans.

With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan.  In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan.  This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a “Deleted Warehouse Loan”), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a “Substitute Warehouse Loan”).  Any Substitute Warehouse Loan, on the date of substitution, will

•

have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

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have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

•

have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan, and

•

comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

Underwriting Policies

Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement.  Except as described below or in the related prospectus supplement.

The Depositor

Asset Backed Securities Corporation (the “Depositor”) was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc.  Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus, as described in “Plan of Distribution” below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc.  The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010.  Its telephone number is (212) 325-2000.

The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts.  Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series.

Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

Use of Proceeds

Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by  this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Notes or Certificates, as applicable.  If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets.  Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

Maturity, Prepayment and Yield Considerations

Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time.  Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold.  The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities.  The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, (“FHA Experience”).  Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property.  There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model.  If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption (“SPA”).  SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.  There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement.  A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted.  See “Description of the Securities—Enforcement of 'Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan.  A Mortgagor may be legally entitled to require the Servicer to allow a refinancing.  Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes.  Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations.  Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions.  An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions.  These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts.  To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts.  See “The Trust Fund—The Contract Pools.”

While most Contracts will contain “due-on-sale” provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related  prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above.  Any assumption would have the effect of extending the average life of the Contracts.  FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain “due-on-sale” clauses, and are freely assumable.

Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans.  Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement.  For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a “qualified liquidation” under the Code.  In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets.  The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement.  In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above.  Repurchases will have the same effect as prepayments in full.  See “The Trust Fund—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases,” “Description of the Securities—Assignment of Mortgage Loans,” “— Assignment of Mortgage Certificates,” “— Assignment of Contracts” and “—Termination.”

If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans.  As a result, the portion of each monthly payment allocated to principal may vary from month to month.  Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month.  The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time.  To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case.  As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

Generally, when a full prepayment is made on a Mortgage Loan, Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the “Obligor”), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365 or as otherwise specified in the related Mortgage Note.  Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan  or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement.  The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day.  If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the “Multi-Class Securities”) may be assigned a principal balance (a “Stated Principal Balance” or a “Certificate Principal Balance”) based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related prospectus supplement, which may be fixed or variable (an “Interest Rate”).  With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a “Principal Weighted Class” or “Principal Weighted Subclass,” respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an “Interest Weighted Class” or an “Interest Weighted Subclass,” respectively).  If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another.  If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions.  Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the “Residual Certificates”), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates.  In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount (“Premium Securities”) is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates.  This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution.  If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment.  Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount (“Discount Securities”).  If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan, Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the “Principal Prepayments”) may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

Description of the Securities

Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

an agreement consisting of either,

a Pooling and Servicing Agreement, or

a Reference Agreement (the “Reference Agreement”) and the Standard Terms and Provisions of Pooling and Servicing Agreement (the “Standard Terms”), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, if any, and the Trustee, or

if a Series of Securities includes Notes, a Trust Agreement or an Indenture.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part.  If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement.  Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part.  In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the “Warranty and Servicing Agreement”).  As used in this prospectus, “Agreement” means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

The following summaries describe provisions common to each Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement.  Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus supplement and by means of the related prospectus supplement will be issued in fully registered form.  Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund.  The Trust Fund with respect to a Series will consist of:

•

the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

•

the assets as from time to time are identified as deposited in the Certificate Account referred to below;

•

property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

•

the Letter of Credit, if any, with respect to the related Series;

•

the Pool Insurance Policy, if any, with respect to the related Series (described below under “Description of Insurance”);

•

the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under “Description of Insurance”);

•

the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under “Description of Insurance”);

•

the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

•

the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under “Description of Insurance”);

•

the Security Guarantee Insurance, if any, with respect to the related Series;

•

the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

•

the GPM and Buy-Down Funds, if any, with respect to the related Series; or, in lieu of some or all of the foregoing, the Alternative Credit Support described in the applicable prospectus supplement.

Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as one or more REMICs under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates.  Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.  If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

The Residual Certificates, if any, included in a Series will be designated by the Depositor as the “residual interest” in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series.  All other Classes of Notes or Certificates, as applicable, of the Series will constitute “regular interests” in the related REMIC.  If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement.  See “Material Federal Income Tax Considerations.”

If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the Trust Fund will be assigned an initial “Asset Value.” Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series.  The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement.  If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement.  If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement.  If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law.  Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this prospectus and the related prospectus supplement.

The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise.  No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

Distributions Of Principal And Interest

Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the “Record Date”).  The “Distribution Date” will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day.  Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement.  Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the “Principal Distribution”) and interest, adjusted as set forth in the prospectus supplement, (the “Interest Distribution”) on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund.  Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution.  A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive.  The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement.  Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero.  Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus.  Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero.  Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently.  Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable,  of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

1.

the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the “Accrual Distribution Amount”);

2.

the Stated Principal Distribution Amount; and

3.

to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the “Stated Principal Distribution Amount” with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a “Due Period”) specified in the related prospectus supplement.  For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

1.

the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

2.

the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder.  The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the “Note Register”) or holders of Certificates (the “Certificate Register”), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date.  The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

If specified in the related prospectus supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

Assignment Of Mortgage Certificates

Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date.  Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement.  The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance.  In addition, necessary steps will be taken by the Depositor or other specified entity to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates.  In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as one or more REMICs, at the price set forth above or such other price as may be set forth in the related prospectus supplement.  The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.  Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates (“Substitute Mortgage Certificates”) in substitution for any one or more of the Mortgage Certificates (“Deleted Mortgage Certificates”) initially included in the Trust Fund.  The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Assignment Of Mortgage Loans

The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date.  The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans.  If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement.  The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form.  Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders.  Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer.  If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan.  The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under “The Trust Fund—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases.” Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan.  In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above.  Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans (“Substitute Mortgage Loans“) in substitution for any one or more of the Mortgage Loans (“Deleted Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders.  The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under “The Trust Fund—The Contract Pools” with respect to the substitution of Contracts.

In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond.  See “Description of Insurance” for information regarding the extent of coverage under some of the aforementioned insurance policies.  Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation.  Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation.  The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Assignment Of Contracts

The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date.  If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract.  The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable.  If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes.  Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the “Contract Schedule”).  The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract.  In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral.  Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund.  Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Contracts.”

The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders.  Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect.  If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract.  Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

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immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

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as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

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each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

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as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

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as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and

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with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable.  A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable.  Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract.  Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under “The Trust Fund—The Contract Pools.”

If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the “Purchase Price”).  The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract.  Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts.  However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under “The Trust Fund—The Contract Pools.”

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”).  Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments.  Except as otherwise provided in the applicable Agreement, an “Eligible Investment” will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt, demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable, certificates of deposit having a rating in the highest rating category from the Rating Agency, or investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.

Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period.  The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

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the Pre-Funding Period will not exceed 120 days from the related Closing Date,

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that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

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that the Pre-Funded Amount will not exceed 25% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.

Servicing By Unaffiliated Sellers

Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement.  A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements.  The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement.  The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

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the right of the Master Servicer to approve in advance any settlement;

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maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan  or Contract;

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processing of assumptions or substitutions;

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attempting to cure delinquencies;

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supervising foreclosures or repossessions;

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inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

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maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under “—Payments on Mortgage Loans” and “—Payments on Contracts”), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it.  The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments.  The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer.  Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

The Master Servicer may agree with a Servicer to amend a Servicing Agreement.  The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement.  Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements.  If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.  If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer.  The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur.  In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties.  Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements.  However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

Payments On Mortgage Loans

The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the “Certificate Account”), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series.  If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the “Collection Account”) into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the “Note Distribution Account”) and/or the Certificates (the “Certificate Distribution Account”) may be made.  The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series.  For ease of reference, references in this prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the “Custodial Account”) meeting the requirements set forth in this prospectus for the Certificate Account.  Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the “Servicing Account”) that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer.  Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation.  On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan.  Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer.  Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

all proceeds of:

any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, “Insurance Proceeds”) or any Alternative Credit Support established in lieu of the insurance and described in the applicable prospectus supplement; and

all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to the Series (“Liquidation Proceeds”), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

all payments under the Letter of Credit, if any, with respect to the Series;

all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

any Advances made by a Servicer or the Master Servicer (as described in this prospectus under “—Advances”);

any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under “The Trust Fund—Mortgage Loan Program,” “— Representations by Unaffiliated Sellers; Repurchases” or “—Assignment of Mortgage Loans” above) or repurchased by the Depositor (as described under “—Termination” below).

With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account.  The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis.  Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans.  To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected.  With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan.  In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the “Primary Insurer”) if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable prospectus supplement.  In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

Payments On Contracts

A Certificate Account meeting the requirements set forth under “—Description of the Securities—Payments on Mortgage Loans” will be established in the name of the Trustee.

Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

all Obligor payments on account of principal, including principal prepayments, of the Contracts;

all Obligor payments on account of interest on the Contracts;

all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

any Advances made as described under “—Advances” and other amounts required under the related Agreement to be deposited in the Certificate Account;

all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable;

all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under “—Termination” below; and

all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

Collection Of Payments On Mortgage Certificates

The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee.  The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims.  The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of  the proceeds to Securityholders of the affected Series.  In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

Distributions On Securities

On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date.  The distributions shall occur in the manner described in this prospectus under “—Description of the Securities—Distributions of Principal and Interest” and in the related prospectus supplement.  If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee.  The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the “Determination Date”), except:

all payments that were due on or before the Cut-off Date;

all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents servicing compensation to the Master Servicer,

amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, related Insurance Proceeds or Liquidation Proceeds,

amounts in the Reserve Fund, if any, with respect to the Series, or proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under “Description of the Securities—Maintenance of Insurance Policies,” “— Presentation of Claims,” “— Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans” and “—Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Contracts” or in the applicable prospectus supplement.

Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund.  If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date.  Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer.  The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized.  Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period.  These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

Special Distributions

To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance (“Special Distributions”) in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date.  Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

Reports To Securityholders

Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

the information contained in the report delivered pursuant to clause (5) above;

the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

in the case of a Series of Notes or Certificates, as applicable, benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect to the Alternative Credit Support distributed to Securityholders on the Distribution Date;

the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

Advances

Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the “Advances”) required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise.  In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses.  Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced.  In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable.  The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees.  These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans.  This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts.  Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts.  Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

Collection And Other Servicing Procedures

The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise.  Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the “Escrow Account”) in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items.  This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account.  The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account.  Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

Maintenance Of Insurance Policies

To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under “Credit Support” or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

Standard Hazard Insurance

To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a “Standard Hazard Insurance Policy”) covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract.  Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home.  Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account.  Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit.  The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement.  No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance.  When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan.  Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so.  In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services.  This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home.  See “Description of Insurance—Special Hazard Insurance Policies” for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

Special Hazard Insurance

If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted.  In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced.  Some of the  characteristics of the Special Hazard Insurance Policy are described under “Description of Insurance—Special Hazard Insurance Policies.”

Pool Insurance

To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis.  In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage.  In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations.  Some of the characteristics of the Pool Insurance Policy are described under “Description of Insurance—Pool Insurance Policies.”

Primary Mortgage Insurance

To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a “Primary Mortgage Insurance Policy”) issued by a qualified insurer (the “Primary Mortgage Insurer”) with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the “Insured”) under each Primary Mortgage Insurance Policy.  Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable.  See “Description of Insurance—Primary Mortgage Insurance Policies.”  The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the “Pool Insurer”) on behalf of the Trustee and the Securityholders.  See “Description of the Securities—Presentation of Claims.”

Mortgagor Bankruptcy Bond

If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis.  At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series.  See “Description of Insurance—Mortgagor Bankruptcy Bond.”

Presentation Of Claims

The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding.  All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described.  In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan.  If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement.  In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement Of “Due-On-Sale” Clauses; Realization Upon Defaulted Mortgage Loans

Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable “due-on-sale” clause , if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan.  In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy.  In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor.  Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise.  However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan.  See “Certain Legal Aspects of the Mortgage Loans and Contracts—The Mortgage Loans—Foreclosure” in this prospectus.  This approval is usually based on the purchaser's income and net worth and numerous other factors.  Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units.  Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.  With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan.  The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

Enforcement Of 'Due-On-Sale' Clauses; Realization Upon Defaulted Contracts

Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable “due-on-sale” clause, if any, unless it is not exercisable under applicable law.  In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract.  Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities.  The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation And Payment Of Expenses

Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement.  As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement.  The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account.  Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments.  Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise may be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers.  Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement.  In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts.  The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a prospectus supplement.  In the event, however, that claims are either not made or fully paid under the Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract.  In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation.  The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

Evidence As To Compliance

The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (1) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Agreement or Servicing Agreement has been made under the supervision of the officer, and (2) to the best of the officer's knowledge, based on the review, the Master Servicer and each Servicer has fulfilled all its obligations under the Agreement or Servicing Agreement and the applicable Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default.  The Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of particular documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for any exceptions as the firm believes it is required to report.

Certain Matters Regarding The Master Servicer, The Depositor And The Trustee And The Indenture Trustee

The Master Servicer under each Agreement will be named in the applicable prospectus supplement.  The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor.  In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law.  No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed.  In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee.  The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series.  Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee.  No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed.  In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee.  Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series.  Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement.  Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement.  In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability.  The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement.  In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

Deficiency Event

To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a “Deficiency Event”) with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency.  Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date.  Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class.  In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund.  In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

Events Of Default

Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

•

any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

•

any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

•

particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

•

any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

•

a default of five days or more in the payment of any principal of or interest on any Note of the Series;

•

failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

•

any other Event of Default provided with respect to Notes of that Series.

Rights Upon Event Of Default

If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately.  The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration.  In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

•

the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale, or

•

the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case.  However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements.  In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer.  Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity.  The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

Amendment

Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

•

to cure any ambiguity,

•

to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements, or

•

to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

1.

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,

2.

adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

3.

adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

4.

reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect.  The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

Termination

Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract, and the later of

the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract, and the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement.  In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it.  For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement.  In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a “qualified liquidation” under the Code.  The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus.  Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC.  As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of notes or certificates, as applicable, will be Cede.  Beneficial owners of the notes or certificates, as applicable (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants.  In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants.  Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee.  DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities.  Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners.  Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A.  subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank's parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S.  financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International's stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Brse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg's U.S.  customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Credit Suisse First Boston LLC, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Credit Support

Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under “Description of Insurance.” The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

Letters Of Credit

The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”).  The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the “L/C Percentage”) specified in the prospectus supplement for the Series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable.  The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit.  The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above.  See “Description of the Securities—Termination.”

Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment.  On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date.  The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement.  Unless otherwise provided in the related prospectus supplement, the term “Liquidating Loan” means:

each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale, or each Contract with respect to which repossession proceedings have been commenced.

If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan.  Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan.  The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors.  If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the “Subordinated Pool”), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the “Initial Deposit”).  The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the “Required Reserve”) set forth in the related prospectus supplement.  Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

Subordinated Securities

To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement.  In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below.  Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses.  Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series (“payment deficiencies”), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts.  The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable.  If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

Shifting Interest

If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the “Senior Prepayment Percentage”) of Principal Prepayments.  The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement.  This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable, while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool.  Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

Swap Agreement

If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements.  The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating.  The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

Reserve Fund

If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series.  Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series.  The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement.  Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund.  After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve.  Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class.  The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time.  The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below.  Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the “Required Distribution”) on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders.  If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders.  Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below.  Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement.  Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments.  The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement.  Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable.  Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable.  These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

Security Guarantee Insurance

If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies.  The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code.  A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

Performance Bond

If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement.  In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

Description of Insurance

To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund.  To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement.  Any material changes in the insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy.  Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the “Loss”) will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

•

all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

•

hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

•

amounts expended but not approved by the Primary Mortgage Insurer,

•

claim payments previously made by the Primary Mortgage Insurer, and

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unpaid premiums.

Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

advance or discharge;

all hazard insurance premiums and

as necessary and approved in advance by the Primary Mortgage Insurer,

•

real estate property taxes,

•

all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

•

property sales expenses,

•

any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property, and

•

foreclosure costs, including court costs and reasonable attorneys' fees;

in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale.  Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA Insurance And VA Guarantees

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD.  With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor.  The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date.  In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default.  When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

The maximum guarantee that may be issued by the VA under a VA Loan is

•

50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

•

the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

•

the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee.  The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies On Mortgage Loans

Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions.  The most significant terms of the policies, however, generally will be determined by state law and generally will be similar.  Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss.  If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan.  Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property.  The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

Standard Hazard Insurance Policies On The Manufactured Homes

The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy.  When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program.  Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns.  If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies.  Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement.  The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts.  If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

Pool Insurance Policies

If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series.  The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement.  Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.  Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee.  The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement.  A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below.  The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

to advance, as necessary and approved in advance by the Pool Insurer,

•

real estate property taxes,

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all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

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property sales expenses,

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any outstanding liens on the Mortgaged Property, and

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foreclosure costs including court costs and reasonable attorneys' fees; and

if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%.  FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy.  Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate, and advances as described above, less

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all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

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amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

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any claims payments previously made by the Pool Insurer on the Mortgage Loan,

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due and unpaid premiums payable with respect to the Pool Insurance Policy, and

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all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

An “Approved Sale” is

1.

a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

2.

a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

3.

the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer, or

4.

the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss.  If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to the Series.

No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

1.

fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

2.

the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

3.

the exercise by the Insured of a “due-on-sale” clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under “Description of the Securities—Assignment of Mortgage Loans,” and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer.  Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred.  The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under “The Trust Fund—Mortgage Loan Program” and “—Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities—Assignment of Mortgage Loans.”

The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy.  The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series.  In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source.  See “Description of the Securities—Advances.”

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable.  Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.  The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement.  Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.  See “Description of the Securities—Maintenance of Insurance Policies” and “—Standard Hazard Insurance.”  The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils.  Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property.  No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor.  If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid  less any net proceeds from the sale of the Mortgaged Property.  Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement.  If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy.  In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan.  The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court.  In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding.  If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series.  Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement.  Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan.  The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.

Certain Legal Aspects of the Mortgage Loans and Contracts

The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature.  Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

The Mortgage Loans

The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender.  In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.  Any loss may be reduced by the receipt of mortgage insurance proceeds.

Cooperative Loans

If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Realizing upon Cooperative Loan Security” below.

Tax Aspects Of Cooperative Loans

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder.  By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year.  In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Realizing Upon Cooperative Loan Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement.  The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.  Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type.  Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted.  Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

Rights Of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation And Other Limitations On Lenders

Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.  Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust.  The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor.  As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default.  In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents.  The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

“Due-On-Sale” Clauses

The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property.  The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

Enforceability Of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property.  The Cleanup Costs may be substantial.  It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage.  The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

The Contracts

As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor.  Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan.  Some of the aspects of both features of the Contracts are described more fully below.

The Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be.  In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be.  Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

Security Interests In The Manufactured Homes

The law governing perfection of a security interest in a Manufactured Home varies from state to state.  Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract.  As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site.  So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home.  If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor.  With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.  If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties.  Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders.  Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party.  Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes.  In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party.  However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home.  If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests.  There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state.  If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title.  Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation.  In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection.  In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation.  Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien.  Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest.  The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract.  However, liens could arise at any time during the term of a Contract.  No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

Enforcement Of Security Interests In Manufactured Homes

The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts.  Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale.  In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan.  However, some states impose prohibitions or limitations on deficiency judgments.

Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract.  The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers Of Manufactured Homes; Enforceability Of “Due-On-Sale” Clauses

The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to.  Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts.  In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes.  In some states the Depositor or the Master Servicer may be prohibited from enforcing a “due-on-sale” clause in respect of particular Manufactured Homes.

Applicability Of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (“Title V”), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing.  The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted a law prior to the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund.  The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

Material Federal Income Tax Considerations

General

The following discussion represents the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement (“Federal Tax Counsel”) as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued.  This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.  Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the Securities.  See “State and Other Tax Considerations.”  The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

The following discussion addresses securities of five general types:

•

securities (“REMIC Securities”) representing interests in a Trust Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as one or more real estate mortgage investment conduits (“REMICs”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•

securities (“Grantor Trust Securities”) representing interests in a Trust Fund (a “Grantor Trust Fund”) as to which no election will be made;

•

securities (“Partnership Certificates”) representing equity interests in a Trust Fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes;

•

securities in the form of Notes (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes; and

•

securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion:

references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made, and to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”).  Investors should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, instruments such as Securities.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of “real estate mortgages,”

that entity is the borrower under debt obligations with two or more maturities, and under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.  The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Federal Tax Counsel, the related Trust Fund (or each applicable portion of the Trust Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

in exchange for any qualified mortgage within a three-month period from the Startup Day; or

in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

a mortgage in default or as to which default is reasonably foreseeable;

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

a mortgage that was fraudulently procured by the borrower; and

a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, in the opinion of Federal Tax Counsel, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will represent a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each Trust Fund will include provisions designed to maintain each REMIC Pool’s status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any REMIC Pool as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of those assets constituting “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds from the Buy-Down Fund.  No opinion is expressed as to the treatment of those Buy-Down Funds because the law is unclear as to whether the Buy-Down Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan.  This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a “domestic building and loan association.” Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding.  The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions.  See “—Variable Rate Regular Securities” below for discussion of the OID Regulations relating to caps, floors and similar restrictions.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier.  An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the “OID Regulations” and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest.  Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

(1)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(a)

the yield to maturity of the Regular Security at the issue date, and

(b)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, that purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of;

one or more “qualified floating rates,”

a single fixed rate and one or more qualified floating rates,

a single “objective rate,” or

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the fourth paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss.  That gain will be treated as ordinary income

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)

in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)

to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers.

Taxation of Owners of Residual Securities

1.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)

all bad loans will be deductible as business bad debts; and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities.  The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)

it may not be offset by current or net operating loss deductions;

(2)

it will be considered unrelated business taxable income to tax-exempt entities; and

(3)

it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

2.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets.

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Security.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

3.

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

4.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S.  Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S.  Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

5.

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent.  However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

“Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a Series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

Noneconomic Residual Interests.   The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S.  Person as defined below under “—Foreign Investors”) is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.

at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.

the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.

the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.   The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a “U.S.  Person” (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S.  Person transfers the Residual Security back to a U.S.  Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S.  Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S.  Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S.  federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S.  Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S.  Persons).

6.

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

7.

Mark to Market Regulations

Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

Taxes That May Be Imposed on the REMIC Pool

1.

Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

the disposition of a qualified mortgages other than for

substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

foreclosure, default, or imminent default of a qualified mortgage;

bankruptcy or insolvency of the REMIC Pool; or

a qualified (complete) liquidation;

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

the receipt of compensation for services; or

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding).  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

2.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool during the three months following the Startup Day,

made to a qualified reserve fund by a Residual Holder,

in the nature of a guarantee,

made to facilitate a qualified liquidation or clean-up call, and as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

3.

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

4.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

5.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S.  Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool's returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

6.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year (although the reduction is scheduled to be gradually phased-out starting in 2006).  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

1.

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S.  Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S.  Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S.  Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S.  person.  Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S.  Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S.  Person and (ii) in the case of an individual Non-U.S.  Person, the Non-U.S.  Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S.  Person, the Non-U.S.  Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S.  Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S.  Person” means any person who is not a U.S.  Person.

2.

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S.  Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S.  Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S.  Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S.  Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S.  Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

3.

Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of up to 31% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

Grantor Trust Funds

Characterization.  For each Series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code.  In this case, beneficial owners of Grantor Trust Securities (referred to in this prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).

The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than an instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Amortizable Premium” above.

Status of the Grantor Trust Securities.  Except as qualified below, a Grantor Trust Security owned by a:

•

“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans .  .  .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.

•

real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•

REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in bullet points 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by amounts contributed from the Buy-Down Fund.  Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•

if any servicing compensation is deemed to exceed a reasonable amount;

•

if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or

•

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

Subordinated Certificates.  In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the “Grantor Trust Fund Stripped Bond”), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Grantor Trust Fund Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Grantor Trust Fund Stripped Bond will be treated as a “stripped bond” and the Grantor Trust Fund Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

•

received as distributions their full share of receipts;

•

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

•

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

•

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments.  The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.  The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. Person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S.  Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S.  Person and (ii) in the case of an individual Non-U.S.  Person, the Non-U.S.  Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S.  Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S.  Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Non-U.S.  Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax of 31% if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

Partnership Trust Funds and Disregarded Trust Funds

Classification of Trust Funds

For each Series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

Taxation of Debt Securityholders

The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities.  However, for each Series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Trust Fund.  If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is generally not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans .  .  .  secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

1.

Treatment of the Trust Fund as a Partnership

The Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund.  Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.  The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.  The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a Series of securities includes a single class of Partnership Certificates.  If these conditions are not satisfied with respect to any given Series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

2.

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

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the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

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any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;

•

any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and

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any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount.  All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor.  Losses will generally be allocated in the manner in which they are borne.

Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Partnership Certificate Owners.  Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the Internal Revenue Service were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

3.

Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the Internal Revenue Service might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

4.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

5.

Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year.  A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

6.

Allocations Between Transferors and Transferees.

In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other Internal Revenue Service guidance.

7.

Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate does not exceed the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

8.

Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund currently does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partnership Certificate represents an interest will constitute a securitization partnership for this purpose.

9.

Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  The trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the Internal Revenue Service on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•

the name, address and identification number of such person,

•

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•

particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the Internal Revenue Service.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

10.

Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S.  Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S.  trade or business.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S.  individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S.  trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

11.

Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax of up to 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Non-United States Owner's federal income tax.

Certain Certificates Treated As Indebtedness

General.  Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes.  However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion.  Such Certificates that are intended to be treated as indebtedness are herein referred to as “Debt Certificates” and holders of such Certificates are herein referred to as “Debt Certificateholders.”

The Depositor and any Unaffiliated Sellers, will express in the Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund.  The Depositor and each Unaffiliated Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes.  However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.

In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction.  The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance.  In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes.  In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.  It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof.  Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes.  Contrary characterizations that could be asserted by the Internal Revenue Service are described below under “—Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.”

Taxation of Income of Debt Certificateholders.  As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in “Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders.”

If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see “REMICs—Taxation of Regular Securities—Original Issue Discount”) a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income.  Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments.  However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear.  Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is “unconditionally payable” and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity.  Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes “qualified stated interest” that is not included in a Debt Certificate's stated redemption price at maturity.  Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances.  The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

Tax Characterization of the Trust Fund.  Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt Certificates.  In connection with the issuance of Debt Certificates of any Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.  The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal Revenue Service.  It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.  The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits.  The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness.  Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits.  As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates.  Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute “unrelated business taxable income” which generally would be taxable to the holder under the Code.

If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it holds, which would reduce the amounts available for distribution to the Debt Certificateholders.  Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders.  Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

Foreign Investors in Debt Certificates.  As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes.  Accordingly, Foreign Persons (that is, persons which are not U.S.  Persons, as defined in “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section.

If the Internal Revenue Service were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership.  In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income.  See “Partnership Trust Funds and Disregarded Trust Funds—Taxation of Owners of Partnership Certificates—Taxation of Certain Foreign Partnership Certificate Owners” for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.  If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a Securityholder's particular tax situation.  The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates, Debt Securities and Debt Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and other tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The Depositor, Credit Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R. §2510.3-101 (the “Plan Asset Regulations”), the U.S.  Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption (“PTCE”) 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund.  PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer.  Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.  The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption (“PTE”) 89-90, which was most recently amended and restated pursuant to PTE 2002-41 (the “Exemption”) which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.  Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are issued in “designated transactions” (as described below) and are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc.  or Fitch, Inc.  (each, a “Rating Agency”).  Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the “Restricted Group”, other than any underwriter.  The Restricted Group consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the Trust Fund, (vii) any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates and (viii) any of their respective affiliates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trust Funds

The Exemption has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions

In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

Insurance Company General Accounts

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

In addition, the rating of a Certificate may change.  If the rating of a Certificate declines below the lowest permitted rating, the Certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when the Certificate had a permitted rating would not be required by the Exemption to dispose of it).  Consequently, a Certificate may not be purchased or sold to a Plan in such circumstances other than to an insurance company general account pursuant to PTCE 95-60.

Permitted Assets

The Exemption permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements.  An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust Fund asset if it:  (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) relates to a Class of Certificates purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S.  Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14 (see below), (b) an “in-house asset manager” under PTCE 96-23 (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.  (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund if it meets the following conditions:  (a) it is denominated in U.S.  dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption relating to pre-funding accounts.  Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on for before the closing date.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Exemption covers Notes as well as Certificates.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund.  However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes, certain restrictions are imposed on the Issuer’s governing documents to ensure that its assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and certain legal opinions are provided.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  The Class or Subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as “mortgage related securities” only to the extent provided in the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the “Supervisory Policy Statement on Securities Activities” dated January 28, 1992, as revised April 15, 1994 (the “Policy Statement”) of the Federal Financial Institutions Examination Council.

The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular “high-risk Mortgage Certificates”, including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of some of the Classes of Notes or Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

Plan of Distribution

Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC (the “Underwriters”).  The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased.  The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal.  Sales will be made at negotiated prices determined at the time of sales.

Legal Matters

Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York, or other counsel specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable:

•

the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

•

the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or Certificates, as applicable;

•

the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the Series;

•

particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;

•

the final Distribution Date of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

•

the identity of each Class or Subclass of Compound Interest Notes or Certificates, as applicable, if any, within the Series;

•

the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the Series;

•

the order of application of distributions to each of the Classes or Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;

•

the Distribution Dates with respect to the Series;

•

information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;

•

information with respect to the method of credit support, if any, with respect to the Series; and

•

additional information with respect to the plan of distribution of the Series of Certificates.

Additional Information

This prospectus contains, and the prospectus supplement for each Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part.  For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.  Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference.  Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices.  Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279.  Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.  20549, at prescribed rates.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  The address of the site is (http://www.sec.gov).

Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

Incorporation of Certain Information by Reference

There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL.  SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

Index of Terms

10-percent shareholder

132

110% yield rule

120

1986 Act

112

1997 Act

139

Accrual Distribution Amount

34

Advances

53

Agreement

13, 29

Allowable Interest Rate

158

Allowable Notional Amount

158

Alternative Credit Support

6

Appraised Value

21

Approved Sale

88

APRs

19

ARM Loans

8

Asset Value

31

back-loaded

115

Buy-Down Fund

9

Buy-Down Loans

9

capital asset

117

capital assets

139

Certificate Account

44

Certificate Distribution Account

45

Certificate Principal Balance

27

Certificate Register

35

Certificateholders

12

Certificates

5

chattel paper

100

CI

72

Class

5

Cleanup Costs

100

Clearstream, Luxembourg

72

Clearstream, Luxembourg Participants

72

Closed Loans

13

Closed-End Loans

6

Code

105

Coinsurance

85

Collection Account

44

Commercially Reasonable

96

Commission

165

contingent interest

115

Contract Loan-to-Value Ratio

21

Contract Pool

18

Contract Schedule

39

Contracts

18

conversion transaction

129

Converted Mortgage Loan

9

Cooperative

6

Cooperative Dwelling

6

Cooperative Housing Corporation

94

Cooperative Loans

6

CSSF

72

Custodial Account

45

Custodial Agreement

19

Custodian

19

Cut-off Date

5

DBC

72

Debt Certificateholders

149

Debt Certificates

149

Debt Securities

106

Defective Obligation

108

Deferred Interest

9

Deficiency Event

64

Deleted Contract

20

Deleted Mortgage Certificates

36

Deleted Mortgage Loans

38

Deleted Warehouse Loan

22

Depositor

23

Designated Transactions

157

Determination Date

49

Discount Securities

28

Disqualified Organization

125

disqualified persons

154

Distribution Date

32

DOL

154

domestic building and loan association

135

Due Date

8

Due Period

34

due-on-sale

98

effectively connected earnings and profits

140

Eligible Corporation

127

eligible counterparty

158

Eligible Investment

41

eligible swap

158

eligible yield supplement agreement

159

ERISA

153

Escrow Account

54

evidences of indebtedness

139

excess inclusion

124

Exemption

155

EYS Agreement

159

Federal Tax Counsel

105

FHA

10

FHA Experience

24

FHA Loans

7

FHLMC

14

Fixture Filing

101

FNMA

14

front-loaded

115

Garn-St Germain Act

98

Government securities

142

GPM Fund

10

GPM Loans

10

Grantor Trust Fund

105

Grantor Trust Fund Stripped Bond

137

Grantor Trust Fund Stripped Coupon

137

Grantor Trust Securities

105

Grantor Trust Securityholders

133

Holder-in-Due-Course

104

Home Equity Loans

6

Indenture

5

Indenture Trustee

5

Indirect Participants

71

inducement fees

122

Initial Deposit

75

Insurance Proceeds

46

Insured

57

Interest Distribution

33

Interest Rate

27

Interest Weighted Class

28

Interest Weighted Subclass

28

Investor-Based Exemptions

161

Issuer

5

L/C Bank

73

L/C Percentage

73

Letter of Credit

6

Leveraged

158

Limited Documentation

15

Liquidating Loan

74

Liquidation Proceeds

46

loans

156

Loss

81

Manufactured Home

19

market discount

116

Mortgage Certificates

7, 18

Mortgage Loans

7, 106

Mortgage Notes

7

Mortgage Pool

154

mortgage pool pass-through certificate

154

mortgage pool pass-through certificates

154

Mortgage Pools

6

Mortgage Rates

9

Mortgage Related Securities

162

Mortgage Related Security

162

Mortgagor

7

Mortgagor Bankruptcy Bond

6

Multi-Class Securities

27

Multifamily Property

6

New CI

72

noneconomic residual interest

126

Non-ratings dependent Swaps

159

Non-U.S. Person

133

Non-United States Owner

148

Note Distribution Account

45

Note Register

35

Noteholders

12

Notes

5

objective rate

115

obligation

136

Obligor

27

OID Regulations

106

Original Value

8

Originator

14

Participants

71

parties in interest

154

Partnership Certificate Owners

142

Partnership Certificates

106

Partnership Trust Fund

106

Pass-Through Entity

125, 126

Payment Deficiencies

75

Peaceful

103

Percentage Interest

5

Performance Bond

20

Plan

154

Plan Asset Regulations

154

plan assets

154

Policy Statement

162

Pool Insurance Policy

6

Pool Insurer

57

Pooling and Servicing Agreement

5, 29

Pre-Funded Amount

41

Pre-Funding Account

41

Pre-Funding Period

41

Premium Securities

28

Prepayment Assumption

113

Primary Insurer

47

Primary Mortgage Insurance Policy

57

Primary Mortgage Insurer

57

Principal Distribution

32

Principal Prepayments

28

Principal Weighted Class

27

Principal Weighted Subclass

27

prohibited transactions

154

Prudent Investor

163

PTCE

154

PTCE 83-1

154

PTE

155

Purchase Price

40

QPAM

158

qualified floating rates

115

qualified inverse floating rate

115

Qualified Liquidation

70

qualified mortgages

136

qualified plan investor

158

Rating Agency

7, 156

ratings dependent Swaps

158

real estate assets

136

Record Date

32

Reference Agreement

29

registered form

133

Regular Interests

31

Regular Securities

107

Regular Securityholder

111

REMIC

105

REMIC Pool

106

REMIC Provisions

105

REMIC qualified floating rate

111

REMIC Regulations

106

REMIC Securities

105

reportable transaction

153

Required Distribution

78

Required Reserve

75

Reserve Fund

6

Residual Certificates

28

Residual Holders

120

Residual Interest

31

Residual Securities

107

Restricted Group

156

Revolving Credit Line Loans

6

Rules

71

Sale and Servicing Agreement

5

Securities

5

Securities Act

32

Security Guarantee Insurance

6

Security Owners

70

Securityholders

12

Self-Help

103

Senior Certificates

137

Senior Class Percentage

137

Senior Notes

6

Senior Prepayment Percentage

76

Senior Securities

6

Series

5

Servicemen's Readjustment Act

10

Servicer

12

Servicing Account

45

Servicing Agreement

13

Shortfall Amount

138

Similar Law

161

Single Family Property

6

SMMEA

162

SPA

24

Special Distributions

51

Special Hazard Insurance Policy

6

Standard Hazard Insurance Policy

55

Standard Terms

29

Startup Day

107

Stated Principal Balance

27

Stated Principal Distribution Amount

34

Stripped Certificates

136

stripped coupons

138

Subclass

5

Subordinate Certificates

6, 137

Subordinate Class Percentage

137

Subordinate Notes

6

Subordinate Securities

6

Subordinated Amount

6

Subordinated Class

6

Subordinated Pool

75

Subordinated Subclass

6

Substitute Contract

20

Substitute Mortgage Certificates

36

Substitute Mortgage Loans

38

Substitute Warehouse Loan

22

Super-Premium

113

Swap

157

Swap Agreement

158

tax matters person

131

Taxable Mortgage Pools

106

tenant-stockholder

94

Tiered REMICs

110

Title V

104

Trust

5

Trust Agreement

5

Trust Assets

18

Trust Fund

5

Trustee

5

U.S.  Person

128

UCC

71, 96

Unaffiliated Sellers

13

Underwriters

163

VA

7

VA Loans

7

Voidable Preference

80

Warehouse Loan Pool

21

Warehouse Loans

21

Warranty and Servicing Agreement

29

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$117.70
Printing and Engraving Expenses	*
Trustee’s Fees and Expenses	*
Legal Fees and Expenses	*
Accountant’s Fees and Expenses	*
Rating Agency Fees	*
Miscellaneous	*

Total	$117.70

*  To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

As authorized by Section 145 of the General Corporation Law of Delaware (the “Delaware Corporation Law”) and the By-Laws of the Registrant, each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

Item 16.  Exhibits

1.1

Form of Underwriting Agreement*

3.1

Restated Certificate of Incorporation of Asset Backed Securities Corporation*

4.1.1

Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Receivables)*

4.1.2

Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Securities)*

4.1.3

Form of Indenture (Dealer Floorplan Securities)**

4.2.1

Form of Pooling and Servicing Agreement (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*

4.2.2

Form of Trust Sale and Servicing Agreement (Dealer Floorplan Securities)**

4.2.3

Form of Standard Terms and Conditions of Pooling and Servicing (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*

4.2.4

Form of Standard Terms and Conditions of Pooling and Servicing (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.5

Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.6

Form of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.11

Form of Pooling and Servicing Agreement (Dealer Floorplan Securities)**

4.3.1

Form of Administration Agreement (Dealer Floorplan Securities)**

4.3.2

Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*

4.3.3

Form of Reference Agreement (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*

4.3.4

Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*

4.3.6

Form of Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.4.1

Form of Trust Agreement (Owner Trust, Auto Receivables)*

4.4.2

Form of Trust Agreement (Owner Trust, Auto Securities)*

4.4.3

Form of Trust Agreement (Grantor Trust, Auto Securities)*

4.4.4

Form of Trust Agreement (Dealer Floorplan Securities)**

4.4.5

Form of Deposit Trust Agreement (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*

5.1

Opinion of McKee Nelson LLP as to securities offered***

8.1

Opinion of McKee Nelson LLP with respect to tax matters***

10.1.1

Form of Receivables Purchase Agreement (Auto Loan Receivables)*

10.1.2

Form of Master Seller’s Warranty and Servicing Agreement (Mortgage Loans)*

10.2.1

Form of Sale and Servicing Agreement (Owner Trust, Auto Loan Receivables)*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)***

24.1

Powers of Attorney of directors and officers of Asset Backed Securities Corporation****

24.2

Resolutions of Board of Directors of Asset Backed Securities Corporation****

25.1

Statement of Eligibility and Qualification of Indenture Trustee***

*

Incorporated by reference to Registration Statement No. 333-00365.

**

Incorporated by reference to Registration Statement No. 333-44300.

***

To be filed by amendment.

****

Filed herewith.

Item 17.  Undertakings

(a)  Undertakings pursuant to Rule 415.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Undertaking as to documents subsequently filed that are incorporated by reference.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Undertaking as to equity offerings of nonreporting registrants.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)  Undertaking as to request for acceleration of effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)  Undertaking as to registration statement permitted by Rule 430A under the Securities Act of 1933, as amended.

The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(3)  The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

(f)  Undertaking as to trust indentures under the Trust Indenture Act of 1939 for delayed offerings.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Asset Backed Securities Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 5th day of August, 2005.

Asset Backed Securities Corporation

    (Registrant)

By: /s/ Greg Richter

Name:  Greg Richter

Title:   Vice President

By: /s/ Joseph M. Donovan

Name:  Joseph M. Donovan

Title:   President and Director

By: /s/ Thomas Zingalli

Name:  Thomas Zingalli

Title:   Vice President and Controller

By: /s/ Carlos Onis

Name:  Carlos Onis

Title:   Vice President and Director

By: /s/ Juliana Johnson

Name:  Juliana Johnson

Title:   Director

EXHIBIT INDEX

1.2

Form of Underwriting Agreement*

3.1

Restated Certificate of Incorporation of Asset Backed Securities Corporation*

4.1.1

Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Receivables)*

4.1.2

Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Securities)*

4.1.3

Form of Indenture (Dealer Floorplan Securities)**

4.2.1

Form of Pooling and Servicing Agreement (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*

4.2.2

Form of Trust Sale and Servicing Agreement (Dealer Floorplan Securities)**

4.2.3

Form of Standard Terms and Conditions of Pooling and Servicing (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*

4.2.4

Form of Standard Terms and Conditions of Pooling and Servicing (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.5

Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.6

Form of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.11

Form of Pooling and Servicing Agreement (Dealer Floorplan Securities)**

4.3.1

Form of Administration Agreement (Dealer Floorplan Securities)**

4.3.2

Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*

4.3.3

Form of Reference Agreement (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*

4.3.4

Form of Reference Agreement (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*

4.3.6

Form of Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.4.1

Form of Trust Agreement (Owner Trust, Auto Receivables)*

4.4.2

Form of Trust Agreement (Owner Trust, Auto Securities)*

4.4.3

Form of Trust Agreement (Grantor Trust, Auto Securities)*

4.4.4

Form of Trust Agreement (Dealer Floorplan Securities)*

4.4.5

Form of Deposit Trust Agreement (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*

5.1

Opinion of McKee Nelson LLP as to securities offered***

8.1

Opinion of McKee Nelson LLP with respect to tax matters***

10.1.1

Form of Receivables Purchase Agreement (Auto Loan Receivables)*

10.1.2

Form of Master Seller’s Warranty and Servicing Agreement (Mortgage Loans)*

10.2.1

Form of Sale and Servicing Agreement (Owner Trust, Auto Loan Receivables)*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)***

24.1

Powers of Attorney of directors and officers of Asset Backed Securities Corporation ****

24.2

Resolutions of Board of Directors of Asset Backed Securities Corporation****

25.1

Statement of Eligibility and Qualification of Indenture Trustee***

*

Incorporated by reference to Registration Statement No. 333-00365.

**

Incorporated by reference to Registration Statement No. 333-44300.

***

To be filed by amendment.

****

Filed herewith.